Exhibit 2.1

EXECUTION VERSION

COMBINATION AGREEMENT

BY

AND

AMONG

CF INDUSTRIES HOLDINGS, INC.,

DARWIN HOLDINGS LIMITED,

BEAGLE MERGER COMPANY LLC,

AND

OCI N.V.

Dated as of August 6, 2015

i

COMBINATION AGREEMENT

This Combination Agreement (this “Agreement”), dated as of August 6, 2015, is entered into by and among CF Industries Holdings, Inc., a Delaware corporation (“Cambridge”), Darwin Holdings Limited, a private company limited by shares incorporated under the law of England, which, prior to the Effective Time, will re-register as a public company limited by shares in accordance with the provisions of this Agreement (“Holdco”), Beagle Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of Holdco (“MergerCo”) and OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands (“Oxford”). Each of Cambridge, Oxford, Holdco and MergerCo are referred to herein as a “Party” and together the “Parties”.

R E C I T A L S

WHEREAS, Oxford directly or indirectly owns one hundred percent (100%) of the equity interests of: (i) OCI Fertilizer International B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the law of the Netherlands; (ii) OCI Nitrogen B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the law of the Netherlands; (iii) OCI Chem 1 B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the law of the Netherlands; (iv) OCI Personnel B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the law of the Netherlands; and (vi) Firewater One S.a.r.l., a société à responsabilité limitée organized under the law of Luxembourg (“Firewater One”) (the Persons identified in (i)-(vi), the “Purchased Companies” and together with the Subsidiaries of the Purchased Companies at any given time, the “Target Companies”);

WHEREAS, the Purchased Companies are directly and indirectly engaged in the Business;

WHEREAS, subject to the terms and conditions set forth herein, Oxford desires to convey to Holdco, and Holdco desires to acquire from Oxford, by a contribution by Oxford, directly or indirectly, to Holdco, all of the Capital Stock held, directly or indirectly, by Oxford of the Purchased Companies other than Firewater One (the “Holdco-Purchased Equity Interests”) in exchange for consideration consisting of shares of Holdco Common Stock to be issued by Holdco to Oxford and cash (the “Contribution”);

WHEREAS, upon completion of the Contribution, at the Closing and prior to the Effective Time, Oxford shall distribute by way of a reduction of the nominal value of the ordinary shares in the capital of Oxford certain of the Holdco Common Stock received by it in connection with the Contribution pro rata to the stockholders of Oxford (the “Distribution”);

WHEREAS, subject to the terms and conditions set forth herein, Oxford desires to convey to a direct or indirect Subsidiary of Holdco, and such a direct or indirect Subsidiary of Holdco desires to acquire, or cause its designee to acquire, from Oxford’s Subsidiary Oxford Chem 2, at the Closing and immediately following the Effective Time, shares representing forty five percent (45%) of the Capital Stock of Firewater One (the “Cambridge-Purchased Equity Interests” and together with the Holdco-Purchased Equity Interests, the “Purchased Equity Interests”) in exchange for consideration consisting of a specified amount of cash payable by Cambridge to Oxford (the “Stock Sale”);

WHEREAS, the Oxford Board has determined that it is in the best interests of Oxford and its stakeholders including Oxford’s stockholders for Oxford to engage in the Transactions, including the Restructuring, the Contribution, the Distribution and the Stock Sale, in order to facilitate the Merger, has adopted resolutions approving the entering into Agreement and declaring its advisability and has resolved to recommend, subject to Section 7.4, that Oxford’s stockholders approve the Transactions;

WHEREAS, concurrently with the execution hereof, certain stockholders of Oxford are granting irrevocable undertakings in support of the Transactions;

WHEREAS, the Cambridge Board has determined that it is advisable and in the best interests of Cambridge’s stockholders for Cambridge to engage in the Transactions and, as part of and in connection with the Transactions, to reorganize so that MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of Holdco (the “Merger”), has adopted resolutions approving this Agreement and declaring its advisability and has resolved to recommend, subject to Section 7.5, that Cambridge’s stockholders adopt this Agreement;

WHEREAS, pursuant to the Merger, each issued share of Cambridge Common Stock, other than those shares of Cambridge Common Stock held by Cambridge (as treasury shares or otherwise) or by any Subsidiaries of Cambridge, shall be converted into the right to receive one (1) share of Holdco Common Stock;

WHEREAS, MergerCo’s sole member and Holdco’s board of directors (the “Holdco Board”) have each unanimously determined that it is advisable and in the best interests of MergerCo’s sole member and Holdco’s sole shareholder, respectively, to enter into the Merger and have each unanimously approved the Merger, this Agreement and, to the extent applicable, the other Transactions, in accordance with the DLLCA and the Companies Act, as applicable;

WHEREAS, MergerCo’s sole member has approved this Agreement prior to the execution of this Agreement, and immediately following execution of this Agreement, Holdco’s sole shareholder will act by written consent to approve this Agreement; and

WHEREAS, in connection with the Closing, Cambridge, Oxford, Holdco and MergerCo and certain of their Affiliates will enter into the Ancillary Agreements.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

CONTRIBUTION, DISTRIBUTION AND STOCK SALE

Section 1.1                                    Contribution of the Holdco-Purchased Equity Interests. Subject to the terms and conditions of this Agreement, at or prior to the Closing and prior to the Effective Time, Oxford shall contribute, transfer, convey, assign and deliver or cause to be contributed, transferred, conveyed, assigned and delivered to Holdco, and Holdco shall acquire, the Holdco-Purchased Equity Interests, in each case, free and clear of any Liens.

Section 1.2                                    Consideration for Holdco-Purchased Equity Interests. The aggregate consideration payable by Holdco to Oxford for the Holdco-Purchased Equity Interests shall consist of:

(a)                                 a number of shares of Holdco Common Stock in an amount equal to (i) the product of (A) (1) the number of shares of Cambridge Common Stock issued and outstanding as of immediately prior to the Effective Time plus (2) the number of shares of Cambridge Common Stock subject to, underlying or issuable in connection with the vesting, settlement or exercise of all Cambridge Equity Rights as of immediately prior to the Effective Time (determined using the treasury stock method) multiplied by (B) a fraction, the numerator of which is two hundred fifty-six (256) and the denominator of which is seven hundred forty-four (744) less (ii) the Convertible Bond Share Reduction Amount (the “Base Share Consideration”); and

(b)                                 an amount in cash equal to seven hundred million dollars ($700,000,000) minus the Estimated Net Intercompany Payable and the Estimated Target Company Excess Net Debt (the “Election Consideration”); provided, however, that at the written election of Holdco (the “Stock Election”) delivered to Oxford prior to the Closing Date (it being understood that the Parties will consult in good faith regarding the delivery of any notice of Stock Election), Holdco may elect to pay in the form of Holdco Common Stock such portion of the Election Consideration (the “Election Amount”) as Holdco shall determine in good faith, after prior consultation with Oxford, to be reasonably necessary to be paid in the form of Holdco Common Stock in order to satisfy the conditions to Closing set forth in Article X and maintain the investment grade rating of Holdco’s outstanding Indebtedness, in which case, the Election Consideration shall consist of:

(i)                                     an amount in cash equal to seven hundred million dollars ($700,000,000) minus (A) the Estimated Net Intercompany Payable minus (B) the Estimated Target Company Excess Net Debt minus (C) the Election Amount (the cash contemplated by this clause (i), the “Holdco Cash Consideration”); and

(ii)                                  a number of shares of Holdco Common Stock in an amount equal to (A) the Election Amount divided by (B) the Cambridge Average Price (the shares of Holdco Common Stock contemplated by this clause (ii), the “Additional Share Consideration”).

Section 1.3                                    Distribution of Distributable Consideration. As soon as practicable following its receipt of the Base Share Consideration and prior to the Effective Time, Oxford shall distribute some or all of the Base Share Consideration, as determined in the reasonable discretion of Oxford (such portion, the “Distributable Consideration”) by way of a reduction of the nominal value of the ordinary shares in the capital of Oxford pro rata to its stockholders; provided that the Distributable Consideration shall not be less than the amount sufficient to constitute control of Holdco within the meaning of Section 368(c) of the Code.

Section 1.4                                    Consideration Notices. No later than three (3) Business Days prior to the Closing Date, (a) Oxford shall deliver to Cambridge a written notice setting forth (i) its good faith estimate of the Net Intercompany Payable (the “Estimated Net Intercompany Payable”), (ii) its good faith estimate of the Target Company Excess Net Debt (the “Estimated Target Company Excess Net Debt”) and (ii) the amount of Distributable Consideration and (b) Cambridge shall deliver to Oxford a written notice setting forth (i) the number of shares of Cambridge Common Stock estimated to be issued and outstanding as of immediately prior to the Effective Time and (ii) the number of shares of Cambridge Common Stock estimated to be subject to, underlying or issuable in connection with the vesting, settlement or exercise of all Cambridge Equity Rights as of immediately prior to the Effective Time (determined using the treasury stock method).

Section 1.5                                    No Fractional Shares in Distribution. No fractional shares of Holdco Common Stock shall be distributed in connection with the Distribution. Notwithstanding any other provision of this Agreement, each holder of ordinary shares of Oxford who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock (after aggregating all shares represented by certificates (or, if applicable, book-entry shares) of such holder) shall receive, in lieu thereof and upon surrender thereof, cash (without interest) in an amount determined by multiplying (i) the closing price of Cambridge Common Stock reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date, rounded to the nearest one-hundredth of a cent by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of Holdco Common Stock to which such holder would otherwise have been entitled (the “Fractional Share Cash Amount”). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Holdco Common Stock.

Section 1.6                                    Tax Treatment of the Contribution and Distribution. The Contribution of the Holdco-Purchased Equity Interests by Oxford to Holdco pursuant to Section 1.1 of this Agreement in exchange for the Base Share Consideration and the Election Consideration pursuant to Section 1.2 of this Agreement and the subsequent Distribution of the Distributable Consideration pursuant to Section 1.3 along with the transactions described in the Restructuring Steps Plan (collectively, the “Separation”) is intended, for U.S. federal income tax purposes, to be treated as a reorganization within the meaning of Sections 368(a)(1)(D) and a distribution qualifying under Section 355 of the Code. The Restructuring Steps Plan and Section 1.1, Section 1.2, Section 1.3 and this Section 1.6 are intended to constitute, and are hereby adopted as, a “plan of reorganization” within the meaning of section 368 of the Code.

Section 1.7                                    Stock Sale of Cambridge-Purchased Equity Interests. Subject to the terms and conditions of this Agreement, at the Closing and immediately before the

Effective Time, Oxford shall cause Oxford Chem 2 to transfer, convey, assign and deliver to Cambridge (or its designee), and Cambridge (or such designee) shall acquire, the Cambridge-Purchased Equity Interests, in each case, free and clear of any Liens.

Section 1.8                                    Consideration for Cambridge-Purchased Equity Interests. The aggregate consideration payable by Cambridge (or its designee) to Oxford Chem 2 for the Cambridge-Purchased Equity Interests shall consist of an amount in cash equal to five hundred seventeen million five hundred thousand dollars ($517,500,000) (the “Firewater One Consideration”).

Section 1.9                                    Repayment of Net Intercompany Balance.

(a)                                 At Closing, Holdco shall cause the relevant Target Companies to pay to the Oxford Companies an amount of cash equal to the Estimated Net Intercompany Payable in satisfaction thereof, as set forth in the Restructuring Steps Plan.

(b)                                 No more than 30 days following the Closing, Oxford shall deliver to Holdco notice of Oxford’s determination of the Net Intercompany Payable as of the Closing Date. To the extent that the Net Intercompany Payable is greater than the Estimated Net Intercompany Payable, the Parties shall treat Oxford as having paid an amount of cash equal to the difference to Holdco as an adjustment to the cash portion of the Election Consideration (to the extent thereof, and thereafter as an adjustment to the share portion of the Election Consideration), and Holdco as having then used that cash to repay the amounts owed by Target Companies to Oxford Companies that comprise the excess of the Net Intercompany Payable over the Estimated Net Intercompany Payable. To the extent that the Net Intercompany Payable is less than the Estimated Net Intercompany Payable, the Parties shall treat Oxford as having paid an amount of cash equal to such difference as a refund of a portion of the payment described in Section 1.9(a), and Holdco as having paid an equivalent amount to Oxford as an adjustment to the Election Consideration. To the extent that the Net Intercompany Payable would be less than zero if the second sentence of the definition thereof were ignored, such amount shall be deemed to have been distributed by the Target Companies to Oxford immediately prior to the Closing pursuant to the Restructuring Steps Plan.

ARTICLE II

MERGER

Section 2.1                                    The Merger. Subject to the terms and conditions of this Agreement, which shall constitute an agreement and plan of merger for all purposes of the DGCL and DLLCA, and in accordance with the DGCL and the DLLCA, at the Effective Time, MergerCo shall merge with and into Cambridge, and the separate limited liability company existence of MergerCo shall thereupon cease. From and after the Effective Time, and in accordance with the DGCL and the DLLCA, Cambridge shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to in this Agreement as the “Surviving Corporation”), becoming a wholly-owned, direct or indirect, subsidiary of Holdco.

Section 2.2                                    Effective Time.

(a)                                 At the Closing, Cambridge, Holdco and MergerCo shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) meeting the applicable requirements of the DGCL and the DLLCA to be properly executed and filed and otherwise make all other filings or recordings as required by the DGCL and the DLLCA in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State (or at such later date and time as Cambridge and Oxford shall agree and as set forth in the Certificate of Merger) (the “Effective Time”); provided, however, the Effective Time shall be (i) subsequent to the Contribution pursuant to Section 1.1 and Section 1.2 and (ii) subsequent to the Distribution pursuant to Section 1.3.

(b)                                 The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA.

Section 2.3                                    Charter Documents; Directors and Officers of Surviving Corporation.

(a)                                 The name of the Surviving Corporation shall be “CF Industries Holdings, Inc.”

(b)                                 The Cambridge Certificate, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by applicable Laws and the Charter Documents of the Surviving Corporation.

(c)                                  The Cambridge Bylaws, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

(d)                                 The officers of MergerCo immediately prior to the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter Documents of the Surviving Corporation. The officers of Cambridge immediately prior to the Effective Time shall, from and after the Effective Time, become the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter Documents of the Surviving Corporation.

Section 2.4                                    Effect of the Merger on the Cambridge Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Cambridge Common Stock, any MergerCo common stock or any Holdco Common Stock:

(a)                                 Each issued share of Cambridge Common Stock that is owned by Cambridge (as a treasury share or otherwise), or by any Subsidiaries of Cambridge immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable hereunder in connection with such cancellation (“Excluded Shares”).

(b)                                 All issued and outstanding limited liability company interests of MergerCo shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(c)                                  Each issued and outstanding share of Cambridge Common Stock (other than the Excluded Shares) shall be converted into the right to receive one (1) validly issued share of Holdco Common Stock, credited as fully paid, which, when issued, ranks pari passu in all respects with all of the shares of Holdco Common Stock then in issue (the “Merger Consideration”).

(d)                                 All of the shares of Cambridge Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.4(c) shall no longer be outstanding and automatically cease to exist as of the Effective Time, and each certificate (each, a “Certificate”) or book-entry share (each, a “Book Entry Share”) previously representing any such Cambridge Common Stock shall thereafter represent only the right to receive the Merger Consideration. From and after the Effective Time, the stock transfer books of Cambridge shall be closed and thereafter there shall be no further registration of transfers of shares of Cambridge Common Stock that were outstanding prior to the Effective Time. After the Effective Time, Book Entry Shares and Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the Merger Consideration and any dividend or distribution payable in accordance with Section 2.5(f), in accordance with the procedures set forth in Section 2.5.

Section 2.5                                    Surrender and Exchange of Shares.

(a)                                 Following the date of this Agreement and in any event prior to the Effective Time, Cambridge shall select an exchange agent in connection with the Merger (together with any agent also selected, the “Exchange Agent”) for the purpose of delivering or causing to be delivered to each holder of Cambridge Common Stock the shares of Holdco Common Stock that such holder shall become entitled to receive with respect to such holder’s shares of Cambridge Common Stock pursuant to Section 2.4. The Exchange Agent shall act as agent for each holder of shares of Cambridge Common Stock in connection therewith.

(b)                                 Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of Cambridge Common Stock that are represented by Book Entry Shares or Certificates, a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to Book Entry Shares or Certificates held by such holder representing such shares of Cambridge Common Stock shall pass, only upon actual and proper delivery of Book Entry Shares or Certificates to the Exchange Agent.

(c)                                  At or prior to the Effective Time, Holdco shall procure the deposit with, or otherwise make or cause to be made available to, the Exchange Agent, for the benefit of the holders of Cambridge Common Stock, that number of shares of Holdco Common Stock that is sufficient to deliver the aggregate Merger Consideration pursuant to Section 2.4. In addition, Holdco shall make available by depositing (or causing to be deposited) cash, shares or other property with the Exchange Agent, as necessary from time to time after the Effective Time, sufficient to pay any dividends or distributions payable pursuant to Section 2.5(f) (the Holdco Common Stock to be deposited with the Exchange Agent, together with any cash, shares or other property necessary to pay any dividends or other distributions pursuant to Section 2.5(f) the “Exchange Fund”).

(d)                                 Each holder of shares of Cambridge Common Stock that are represented by Book Entry Shares or Certificates shall be entitled to receive in exchange for such holder’s shares of Cambridge Common Stock that are represented by Book Entry Shares or Certificates, upon surrender to the Exchange Agent of a Book Entry Share or Certificate, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions (i) the Merger Consideration deliverable in respect of such holder’s shares of Cambridge Common Stock represented by such holder’s properly surrendered Book Entry Shares or Certificates in accordance with Section 2.4 and (ii) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.5(f), and Book Entry Shares or Certificates so surrendered shall forthwith be canceled, and Holdco’s register of members shall be updated accordingly. No interest will be paid or accrued on any Merger Consideration or on any unpaid dividends and distributions payable to holders of shares of Cambridge Common Stock.

(e)                                  If delivery of shares of Holdco Common Stock in respect of shares of Cambridge Common Stock represented by a Book Entry Share or Certificate is directed by the Person in whose name the surrendered Book Entry Share or Certificate is registered to be made to a Person other than the Person in whose name the surrendered Book Entry Share or Certificate is registered, it shall be a condition of delivery that the Book Entry Share or Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer. Until so surrendered, each Book Entry Share and Certificate shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the Merger Consideration and any dividends or other distributions as contemplated by this Section 2.5 but shall not entitle its holder or any other Person to any rights as a stockholder of Holdco or Cambridge.

(f)                                   No dividends or other distributions with respect to Holdco Common Stock deliverable with respect to the shares of Cambridge Common Stock shall be paid to the holder of any unsurrendered Book Entry Shares or Certificates until after those Book Entry Shares or Certificates are surrendered as provided in this Section 2.5. After surrender, there shall be delivered and/or paid to the holder of the Holdco Common Stock delivered in exchange therefor, without interest, (i) at the time of surrender, the dividends or other distributions payable with respect to those shares of Holdco Common Stock with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to those shares of Holdco Common Stock with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

(g)                                  In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the

Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable shares of Holdco Common Stock deliverable, and the dividends or other distributions payable, in respect of the shares of Cambridge Common Stock represented by the Certificate pursuant to Section 2.4.

(h)                                 The Exchange Agent shall invest any cash deposited by Cambridge and/or Holdco in the Exchange Fund for the purpose of paying dividends or other distributions pursuant to Section 2.5(f), pending its disbursement to the relevant shareholders, in (i) short-term direct obligations of the United States of America or (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest. Holdco shall be responsible for any losses of such cash and shall deposit additional cash with the Exchange Agent as may be required from time to time in order for the Exchange Agent to make the payments required by this Agreement. Any portion of the Exchange Fund that remains undistributed to the holders of Cambridge Common Stock on the date that is twelve (12) months after the Effective Time (including all interest and other income received by the Exchange Agent in respect to all funds made available to it) shall be delivered to Holdco upon demand. Any holders of Certificates or Book Entry Shares who have not theretofore complied with this Section 2.5 shall thereafter look only to Holdco (subject to abandoned property, escheat, unclaimed money or similar Laws) with respect to the Merger Consideration and any dividends or other distributions pursuant to Section 2.5(f). None of Holdco, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Holdco Common Stock, cash or other property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

Section 2.6                                    No Appraisal Rights. There are no appraisal rights available to holders of Cambridge Common Stock under the DGCL in connection with the Merger.

Section 2.7                                    Effect of the Merger on Cambridge Stock Options and Awards.

(a)                                 Each option to purchase Cambridge Common Stock (a “Cambridge Stock Option”) granted under the employee and director stock plans of Cambridge (the “Cambridge Stock Plans”) that is outstanding immediately prior to the Effective Time and held by a current or former employee, director or consultant of Cambridge shall become vested in accordance with the terms of the Cambridge Stock Plans, the award agreement pursuant to which each such Cambridge Stock Option was granted and any other agreement between the holder of any such Cambridge Stock Option and Cambridge and at the Effective Time shall cease to represent a right to acquire Cambridge Common Stock and shall be converted, at the Effective Time, into a stock option to acquire shares of Holdco Common Stock (a “Holdco Stock Option”) on substantially the same terms and conditions as were applicable under such Cambridge Stock Option. The number of shares of Holdco Common Stock subject to each such Holdco Stock Option shall be equal to the number of shares of Cambridge Common Stock subject to such option immediately prior to the Effective Time, and such Holdco Stock Option shall have an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of Cambridge Common Stock of such option immediately prior to the Effective Time.

(b)                                 Each award of restricted Cambridge Common Stock granted under a Cambridge Stock Plan that is outstanding and unvested or otherwise subject to forfeiture or other restrictions as of immediately prior to the Effective Time (the “Cambridge Restricted Shares”) shall become vested in accordance with the terms of the Cambridge Stock Plans, the award agreement pursuant to which each such Cambridge Restricted Share was granted and any other agreement between the holder of any such Cambridge Restricted Shares and Cambridge at the Effective Time and shall be treated in a manner consistent with Section 2.4.

(c)                                  Each award of restricted stock units, performance restricted stock units, performance shares, phantom shares or other similar rights or awards (an “Equity Right”) granted under a Cambridge Stock Plan and relating to shares of Cambridge Common Stock (any such award a “Cambridge Equity Right” and such awards together with the Cambridge Stock Options and the Cambridge Restricted Shares, the “Cambridge Stock Awards”) that is outstanding immediately prior to the Effective Time shall become vested in accordance with the terms of the Cambridge Stock Plans, the award agreement pursuant to which each such Cambridge Equity Right was granted and any other agreement between the holder of any such Cambridge Equity Right and Cambridge and shall be settled immediately prior to the Effective Time and the shares delivered shall be exchanged as provided in Section 2.4(c); provided that any shares of Holdco Common Stock issuable in connection with the vesting of any Cambridge Equity Rights that are restricted stock units will be issued in accordance with the terms of the award agreements pursuant to which such restricted stock units were granted or at such time or times as necessary to ensure that no additional Tax will be imposed under Section 409A of the Code, and at the Effective Time each Cambridge Equity Right shall cease to relate to or represent a right to receive shares of Cambridge Common Stock and shall be converted, at the Effective Time, into an Equity Right relating to Holdco Common Stock (a “Holdco Equity Right”) of the same type and on the same terms and conditions as were applicable to the corresponding Cambridge Equity Right, except as adjusted hereby. The number of shares of Holdco Common Stock covered by each such Holdco Equity Right shall be equal to the number of shares of Cambridge Common Stock subject to the Cambridge Equity Right immediately prior to the Effective Time. All dividend equivalents credited to the account of each holder of a Cambridge Equity Right as of the Effective Time shall remain credited to such holder’s account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

(d)                                 As soon as practicable after the Effective Time, Holdco shall deliver to the holders of Cambridge Stock Awards appropriate notices setting forth such holders’ rights pursuant to the respective Cambridge Stock Awards and stating that such Cambridge Stock Awards and the agreements relating thereto have been assumed by Holdco and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.7 after giving effect to the Merger and the terms of the Cambridge Stock Plans).

(e)                                  Prior to the Effective Time, Cambridge shall take all necessary action for the adjustment of Cambridge Stock Awards under this Section 2.7; provided that such actions shall expressly be conditioned upon the consummation of the Merger and the other Transactions and shall be of no effect if this Agreement is terminated; and, provided further, that notwithstanding anything to the contrary in this Section 2.7 or otherwise in this Agreement, any assumption, adjustment or other treatment of the Cambridge Stock Awards, as contemplated under this Section 2.7 shall be performed in a manner that is in compliance with the adjustment requirements of Sections 409A and 424(a) of the Code and in compliance with all other applicable requirements of Section 409A of the Code such that no Tax or penalty under Section 409A shall result from such assumption, adjustment or other treatment contemplated under this Section 2.7. Holdco shall reserve for issuance a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to Holdco Stock Options and Holdco Equity Rights as a result of the actions contemplated by this Section 2.7.

(f)                                   At the Effective Time, if Holdco determines that it desires to do so, Holdco may assume any or all of the Cambridge Stock Plans. If Holdco elects to so assume any Cambridge Stock Plan, then under such Cambridge Stock Plan Holdco will be entitled to grant stock awards, to the extent permissible under applicable Laws, using the share reserves of such Cambridge Stock Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination or forfeiture of a Holdco Equity Right that is issued or granted in substitution of a Cambridge Stock Award pursuant to this Section 2.7), except that, following the Effective Time: (i) shares covered by such Cambridge Stock Plan will be shares of Holdco Common Stock; (ii) all references in such Cambridge Stock Plan to a number of shares will be deemed amended to refer instead to that number of shares of Holdco Common Stock (rounded down to the nearest whole share); and (iii) the Holdco Board or a committee thereof will succeed to the authority and responsibility of the Cambridge Board or any committee thereof with respect to the administration of such Cambridge Stock Plan.

(g)                                  As soon as practicable following the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the Holdco Common Stock subject to Holdco Equity Rights held by individuals who are employees or consultants of Holdco and its Subsidiaries immediately following the Closing Date.

(h)                                 If, as a result of the Transactions, an excise Tax is imposed under section 4985 of the Code on any equity awards granted prior to the date hereof to the officers or directors of any of the parties hereto, Holdco, or one of its Affiliates, shall indemnify such Persons for any such excise Tax obligation with respect to such equity awards (including any such excise Tax on such indemnification amounts) so that, with respect to such equity awards, they would be in the same position as if no such excise Tax had been applied, on a net after tax basis.

Section 2.8                                    Withholding. Notwithstanding anything in this Agreement to the contrary, Holdco, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the cash, Holdco Common Stock or other property otherwise payable pursuant to this Agreement (other than pursuant to Article VIII or Article IX) any amounts as may be required to be deducted and withheld with respect to the making of any payment under the Code or under any provision of state, local or foreign Tax Laws. To the extent that amounts are so withheld and paid over to the appropriate Tax Authority by Holdco, the Surviving Corporation or the Exchange Agent, as applicable, such amounts shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of which such deduction and withholding was made.

ARTICLE III

RESTRUCTURING; HOLDCO MATTERS; CLOSING

Section 3.1                                    Restructuring. To facilitate the Transactions, from the date of this Agreement until and including the Closing Date, the Parties shall cooperate and take all steps necessary to effectuate the restructuring as outlined in the steps plan set forth in Section 3.1 of the Oxford Disclosure Letter (such steps plan, the “Restructuring Steps Plan” and the steps outlined therein, the “Restructuring”) prior to the Closing, with such changes to the Restructuring Steps Plan as may be approved by each of Oxford and Cambridge (such approval not to be unreasonably withheld, conditioned or delayed). The Parties shall keep one another reasonably informed with respect to the status of, and any material developments in connection with, the Restructuring. All transfer documents required to implement the Restructuring shall be prepared by Oxford and shall be subject to prior review and approval by Cambridge, such approval not to be unreasonably withheld, conditioned or delayed.

Section 3.2                                    Holdco Matters.

(a)                                 Within twenty-seven (27) days prior to the Effective Time, Holdco will re-register as a public company limited by shares named “CF plc” (or such other name as Cambridge may select at its sole discretion) (the date of such re-registration, the “Re-Registration Date”). From the Re-Registration Date until the Effective Time, the Holdco Board shall consist of three (3) directors, each of which shall be designated by Oxford. On the Closing Date, immediately following the Effective Time, the articles of association of Holdco shall be amended and restated in their entirety and adopted substantially in the form set forth on Exhibit A, with such changes and additions thereto as shall be determined by Cambridge (the “Holdco Articles of Association”).

(b)                                 The issues of Holdco Common Stock pursuant to this Agreement shall be written up in the register of members, books of account or account records maintained under the Companies Act as fully paid up and to credit the share capital and share premium accounts of Holdco as appropriate and required by the Companies Act.

(c)                                  Cambridge and Holdco shall take all necessary action to cause the following to occur on the Closing Date, immediately following the Effective Time:

(i)                                     (A) the Holdco Board shall consist of ten (10) directors; (B) eight (8) directors of Holdco shall be designated by Cambridge prior to the Closing; provided that such persons selected are members of the Cambridge Board immediately prior to the Closing; and (C) two (2) directors of Holdco shall be designated in accordance with the Holdco Shareholder Agreement.

(ii)                                  the chairman of the Holdco Board shall be the individual who was the chairman of the Cambridge Board immediately prior to the Closing.

(iii)                               the officers of Holdco shall be the officers of Cambridge immediately prior to the Closing.

(d)                                 Cambridge may or may procure that Holdco shall prior to the Closing enter into any arrangements with the Exchange Agent and/or any other financial institution as may be necessary to implement a custodian arrangement in respect of the Holdco Common Stock issuable as Base Share Consideration pursuant to Section 1.2(a), as Additional Share Consideration pursuant to Section 1.2(b), Distributable Consideration pursuant to Section 1.3 or as Merger Consideration pursuant to Section 2.4 and any other Holdco Common Stock the issuance of which is contemplated by this Agreement and/or to place any such Holdco Common Stock into one or more clearance systems or any combination of the above. In this Agreement, any reference to Base Share Consideration, Additional Share Consideration, Merger Consideration, Share Consideration or Holdco Common Stock shall be treated as including, where the context requires, any interest in any such custodian or clearance system which represents any Holdco Common Stock. For the avoidance of doubt, the Parties agree that Holdco shall be entitled to deliver such book-entry or other interests as Base Share Consideration, Additional Share Consideration, Election Consideration, Election Shares, Distributable Consideration, Merger Consideration and Share Consideration. Cambridge shall use commercially reasonable efforts such that the foregoing arrangements implemented with respect to the Merger Consideration shall also be implemented with respect to the Distributable Consideration. Holdco shall also use commercially reasonable efforts after the Closing to facilitate the transfer of any Retained Shares into the foregoing arrangements as, if and when such shares may be so transferred.

Section 3.3                                    Closing.

(a)                                 The closing of the Transactions (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Dr., Chicago, IL 60606 (or, in the case of the transfer of the Holdco-Purchased Equity Interests, at the offices of the Notary), on the later of (i) a date that is five (5) Business Days after the date on which all of the conditions set forth in Article X have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place as the Parties may agree and (ii) the earlier of (A) any date before the commencement of or during the Marketing Period specified by Cambridge upon no fewer than five (5) Business Days’ notice to Oxford (it being understood that such date may be conditioned upon the simultaneous completion of the Financing) and (B) the first Business Day following the final day of the Marketing Period (such later date, the “Closing Date”).

(b)                                 At the Closing, Oxford and Holdco shall execute before the Notary instruments of transfer in customary form and otherwise reasonably satisfactory to Oxford and Holdco, and each of the Purchased Companies other than Firewater One will acknowledge the transfer of the relevant Holdco-Purchased Equity Interests by executing the relevant instrument of transfer before the Notary.

(c)                                  At the Closing, Oxford Chem 2 and a direct or indirect Subsidiary of Holdco shall execute before a notary, if customary, instruments of transfer in customary form and otherwise reasonably satisfactory to Oxford Chem 2 and Cambridge, and Firewater One will acknowledge the transfer of the Cambridge-Purchased Equity Interests by executing the relevant instruments of transfer before a notary, if customary.

(d)                                 At the Closing, Oxford shall deliver or cause to be delivered to Cambridge the following:

(i)                                     Customary payoff letters and evidence of the release of Liens (other than Permitted Liens) in connection with the obligations of Oxford under Section 7.19.

(ii)                                  A certificate of compliance of Oxford signed by its chief executive officer or chief financial officer, dated the Closing Date, confirming that the conditions in Sections 10.2(a), 10.2(b), 10.2(c) and 10.2(f) (including a reasonably detailed calculation of Net Indebtedness of the Target Companies) have been satisfied.

(iii)                               Counterparts of each of the Ancillary Agreements to be delivered at the Closing to which Oxford or any of its Affiliates are parties, duly executed by an authorized officer of the applicable Person.

(e)                                  At the Closing, Cambridge shall deliver or cause to be delivered to Oxford the following:

(i)                                     A certificate of compliance of Cambridge signed by its chief executive officer or chief financial officer, dated the Closing Date, confirming that the conditions in Sections 10.3(a), 10.3(b) and 10.3(c) have been satisfied.

(ii)                                  Counterparts of each of the Ancillary Agreements to be delivered at the Closing to which Cambridge or any of its Affiliates are parties, duly executed by an authorized officer of the applicable Person.

(iii)                               By wire transfer of immediately available funds to an account or accounts designated by Oxford, the Firewater One Consideration.

(f)                                   At the Closing, Holdco shall deliver or cause to be delivered to Oxford the following:

(i)                                     A written statement from the Exchange Agent certified by the Secretary of Holdco evidencing a book entry position in the name of Oxford (or its designee) and reflecting that Oxford (or its designee) is the holder of the Share Consideration.

(ii)                                  Counterparts of each of the Ancillary Agreements to be delivered at the Closing to which Holdco or any of its Affiliates are parties, duly executed by an authorized officer of the applicable Person.

(iii)                               By wire transfer of immediately available funds to an account or accounts designated by Oxford, the Holdco Cash Consideration, if any.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF OXFORD

Except (i) other than with respect to Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.7, (A) as disclosed in the publicly available Oxford Reports filed with the Dutch Trade Register or the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Management and Compliance” (other than any factual information contained therein) and any disclosure of risks included in any “forward-looking statements” disclaimer), or (B) as disclosed in the publicly available MLP Reports filed with the SEC prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein) and any disclosure of risks included in any “forward-looking statements” disclaimer) or (ii) as set forth in the disclosure letter delivered to Cambridge by Oxford at or prior to the execution of this Agreement (the “Oxford Disclosure Letter”) and making reference to the particular section or subsection of this Agreement to which exception is being taken (provided that any information set forth in one section or subsection of the Oxford Disclosure Letter shall also be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent on its face). Oxford represents and warrants to Cambridge that:

Section 4.1                                    Existence; Good Standing; Corporate Authority.

(a)                                 Oxford and each Oxford Company party to any Oxford Transaction Agreement is a corporation or other legal entity duly organized, validly existing and duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the Laws of its jurisdiction of organization and any other jurisdiction in which the character of the properties owned or leased by it therein or in which the conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, individually or in the aggregate (i) has not had an Oxford Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions. Oxford and each Oxford Company party to any Oxford Transaction Agreement has all requisite corporate or similar organizational power and authority to own, operate and lease its properties and assets and to carry on its business, except where the failure to have such power and authority, individually or in the aggregate, (i) has not had an Oxford Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

(b)                                 Each of the Target Companies is a corporation or other legal entity duly organized, validly existing and duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the Laws of its jurisdiction of organization and any other jurisdiction in which the character of the properties owned or leased by it therein or in which the conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, individually or in the aggregate, has not had an Oxford Material Adverse Effect. Each of the Target Companies has all requisite corporate or similar organizational power and authority to own, operate and lease its properties and assets and to carry on its business, except where the failure to have such power and authority, individually or in the aggregate, (i) has not had an Oxford Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions. True and correct copies of the Charter Documents of each Target Joint Venture and each material Target Company have been made available to Cambridge, as amended as of the date of this Agreement.

Section 4.2                                    Authorization, Validity and Effect of Agreements. Oxford and each Oxford Company party to any Oxford Transaction Agreement has the requisite corporate or similar organizational power and authority to execute and deliver, and perform their respective obligations under, each of the Oxford Transaction Agreements entered into by such Person and, upon receipt of the Oxford Stockholder Approval, to consummate the Transactions. The execution and delivery of, and the performance of each of their respective obligations under, the Oxford Transaction Agreements entered into by such Person, and the consummation by Oxford and each Oxford Company party to any Oxford Transaction Agreement of the Transactions have been duly authorized by all requisite corporate or similar organizational action on behalf of Oxford or the applicable Oxford Company, other than the receipt of the Oxford Stockholder Approval. Assuming each Oxford Transaction Agreement constitutes the valid and legally binding obligation of the other parties thereto, each Oxford Transaction Agreement constitutes the valid and legally binding obligation of Oxford and each Oxford Company party to such Oxford Transaction Agreement, enforceable against Oxford and each Oxford Company party to such Oxford Transaction Agreement in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and general principles of equity.

Section 4.3                                    Capitalization of Purchased Companies. The authorized and outstanding Capital Stock of each Purchased Company is as set forth in Section 4.3 of the Oxford Disclosure Letter. Oxford is the direct or indirect owner of all Capital Stock of the Purchased Companies. All issued and outstanding Capital Stock of each Purchased Company is duly authorized and validly issued in accordance with applicable Laws and its Charter Documents and is fully paid (to the extent required by its Charter Documents), non-assessable (except to the extent such non-assessability may be affected by applicable Laws) and were not issued in violation of any preemptive rights. There are no outstanding shares of Capital Stock which, and there are no options, stock appreciation rights, restricted stock units, phantom awards, performance awards, other compensatory equity-based awards, warrants, conversion rights, calls, subscriptions, convertible securities or other rights, agreements or commitments which, in either case, obligate any Purchased Company to issue, transfer, sell or register any shares of Capital Stock of such Purchased Company. No Purchased Company has any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equity holders of such Purchased Company.

Section 4.4                                    Target Company Subsidiaries. The authorized and outstanding Capital Stock of each Target Company Subsidiary and each Target Joint Venture is as set forth in Section 4.4 of the Oxford Disclosure Letter. The Purchased Companies are,

directly or indirectly, the record and beneficial owner of (a) all of the outstanding Capital Stock of each Target Company Subsidiary, other than the Target Joint Ventures and MLP and (b) all of the Capital Stock of each Target Joint Venture and MLP owned by a Target Company, in each case free and clear of any Liens. All issued and outstanding Capital Stock of each such Target Company Subsidiary and Target Joint Venture is duly authorized and validly issued in accordance with applicable Laws and its Charter Documents and is fully paid (to the extent required by its Charter Documents), non-assessable (except to the extent such non-assessability may be affected by applicable Laws) and were not issued in violation of any preemptive rights. There are no outstanding shares of Capital Stock which, and there are no options, stock appreciation rights, restricted stock units, phantom awards, performance awards, other compensatory equity-based awards, warrants, conversion rights, calls, subscriptions, convertible securities or other rights, agreements or commitments which, in either case, obligate any Target Company Subsidiary or Target Joint Venture to issue, transfer, sell or register any shares of Capital Stock of such Target Company Subsidiary or Target Joint Venture. No Target Company Subsidiary or Target Joint Venture has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equity holders of such Target Company Subsidiary or Target Joint Venture. Except for the Capital Stock of the Target Company Subsidiaries or Target Joint Ventures, the Purchased Companies do not own, directly or indirectly, any Capital Stock in any Person. No Target Company (other than a Target Joint Venture located in China) has, and, after the Closing, Cambridge and its Subsidiaries (other than a Target Joint Venture located in China) will not have, any material Liabilities related to or on account of any Target Joint Venture located in China or any other material obligations with respect to any Target Joint Venture located in China, other than, in each case, any Liabilities or obligations related to the Distribution Agreement between DSM Trading (Shanghai) Limited and Shanxi FengHe Melamine Co., Ltd.

Section 4.5                                    No Conflict.

(a)                                 Neither the execution and delivery by Oxford or any Oxford Company party to any Oxford Transaction Agreement, the compliance by each of them with all of the provisions of and the performance by each them of their respective obligations under the Oxford Transaction Agreements, to which Oxford or such Oxford Company is a party, nor, subject to the filings and other matters referred to in Section 4.5(b), the consummation of the Transactions by Oxford or such Oxford Company in accordance with the terms thereof will: (i) subject to receipt of the Oxford Stockholder Approval, conflict with or result in a breach of any provisions of the Charter Documents of Oxford or any of its Subsidiaries; (ii) violate, or conflict with, or result in a breach of any provision of, result in any acceleration of any rights or obligations under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or otherwise result in creation of a Lien (other than a Permitted Lien) under, any of the terms, conditions or provisions of, with respect to the Target Companies, any Material Contract, and with respect to Oxford and its other Subsidiaries, any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, Contract, agreement, joint venture or other instrument or obligation to which Oxford or any of its Subsidiaries is a party, or by which Oxford or any of such Subsidiaries or any of their respective properties or assets may be bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Oxford or any of its Subsidiaries or any of their respective properties or assets, except as, in the case of matters described in clause (ii) or (iii), individually or in the aggregate, (x) has not had an Oxford Material Adverse Effect and (y) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

(b)                                 Neither the execution and delivery by Oxford or any Oxford Company party to any Oxford Transaction Agreement, the compliance by each of them with all of the provisions of and the performance by each of them of their respective obligations under the Oxford Transaction Agreements to which they are a party, nor the consummation of the Transactions by Oxford or such Oxford Company in accordance with the terms thereof, will require any Governmental Approvals other than (i) filings required under the HSR Act, (ii) filings and notifications required under applicable non-U.S. Antitrust Laws, (iii) the filing of a listing application with the NYSE pursuant to Section 7.13, and (iv) filings under the DPA ((i), (ii), (iii) and (iv) collectively, the “Regulatory Filings”), except where the failure to make or obtain such Governmental Approvals, individually or in the aggregate, (x) has not had an Oxford Material Adverse Effect and (y) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions. Except for the consents, approvals and notices listed in Section 4.5(b)(ii) of the Oxford Disclosure Letter and the Governmental Approvals set forth in the preceding sentence, neither the execution and delivery by Oxford or any Oxford Company party to any Oxford Transaction Agreement of the Oxford Transaction Agreements to which they are a party, the compliance by each of them with all of the provisions of and the performance by each of them of their respective obligations under the Oxford Transaction Agreements to which they are a party, nor the consummation of the Transactions by Oxford or any Oxford Company party to any Oxford Transaction Agreement in accordance with the terms thereof will require any consent or approval of or notice to any Governmental Body, except where the failure to obtain any such consent or approval or provide any such notice, individually or in the aggregate, (i) has not had an Oxford Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

Section 4.6                                    Board Approval. The Oxford Board, at a meeting duly called and held, (a) determined that the Oxford Transaction Agreements and the Transactions are in the best interests of Oxford, and its stakeholders, including the stockholders of Oxford, (b) approved the Oxford Transaction Agreements and the Transactions and (c) recommended approval of the Transactions by the stockholders of Oxford (the “Oxford Board Recommendation”). The Oxford Board has received the opinions of its financial advisors set forth in Section 4.6 of the Oxford Disclosure Letter (the “Oxford Financial Advisors”), dated August 5, 2015, substantially to the effect that, as of such date, and subject to the limitations, assumptions and other matters considered in the preparation thereof as set forth therein, the Consideration (as defined in such opinion) is fair, from a financial point of view, to the Oxford stockholders.

Section 4.7                                    Vote Required. The only approval of the stockholders of Oxford that is required for Oxford to consummate the Transactions (including pursuant to section 2:107a DCC and for the Distribution) is the affirmative vote of a simple majority of the votes cast at the Oxford Stockholder Meeting (or, only with regards to the resolution regarding the approval of the Distribution, in the event that less than one half of the issued share capital is represented at the Oxford Stockholder Meeting, the affirmative vote of a two-thirds (2/3) majority of votes cast at such meeting) approving the Transactions, in accordance with applicable Laws (such approval, the “Oxford Stockholder Approval”).

Section 4.8                                    Oxford Reports; Financial Statements; Indebtedness.

(a)                                 Oxford has publicly disclosed, as required by the Dutch Trade Register and the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), all documents (including exhibits and any amendments thereto) required to be so disclosed by it since February 1, 2013, pursuant to applicable Dutch Laws (collectively, the “Oxford Reports”). As of its respective date, each Oxford Report (i) complied in all material respects with the applicable requirements of applicable Dutch Laws and (ii) was true and accurate in all material respects and did not require any further disclosure or update to prevent any such prior disclosure from being materially incorrect, misleading or incomplete by reference to the date of the relevant disclosure (except for any statements in any Oxford Report that have been modified by any further disclosure or update to such report filed with the Dutch Trade Register and the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) prior to the date of this Agreement). Each of the consolidated statements of financial position included in or incorporated by reference into the Oxford Reports (including related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the applicable Dutch Governing Body with respect thereto and, in all material respects, gives a true and fair view (getrouw beeld) of the consolidated financial position of Oxford and its consolidated Subsidiaries as of its date, and each of the consolidated statements of profit or loss and other comprehensive income, cash flows and changes in equity included in or incorporated by reference into the Oxford Reports (including any related notes and schedules), in all material respects, gives a true and fair view (getrouw beeld) of the consolidated results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Oxford and its consolidated Subsidiaries for the periods set forth therein (the “Oxford Financial Statements”) (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by the applicable Laws or the applicable Dutch Governing Body and (y) normal year-end audit adjustments and any other adjustments described therein, including the notes thereto), in each case in accordance with IFRS consistently applied during the periods involved, except as may be noted therein.

(b)                                 MLP has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 2013, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (collectively, the “MLP Reports”). As of its respective date, each MLP Report (i) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for any statements in any MLP Report that have been modified by an amendment to such report filed with the SEC prior to the date of this Agreement. Each of the consolidated balance sheets included in or incorporated by reference into the MLP Reports (including related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of MLP and its consolidated Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and member’s capital and partners’ capital included in or incorporated by reference into the MLP Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, cash flows or changes in stockholders’ equity, as the case may be, of MLP and its consolidated Subsidiaries for the periods set forth therein (the “MLP Financial Statements”) (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(c)                                  A true and correct copy of (i) the audited financial statements as of and for the years ended December 31, 2014 and 2013 and (ii) the unaudited financial statements as of and for the six (6) months ended June 30, 2015 of IFCO (collectively, the “IFCO Financial Statements”) has been made available to Cambridge. Each of the consolidated balance sheets included in the IFCO Financial Statements (including related notes and schedules) fairly presents in all material respects the financial position of IFCO as of its date, and each of the statements of operations, member’s equity and cash flows of IFCO included in the IFCO Financial Statements (including any related notes and schedules) fairly presents in all material respects the statements of operations, member’s equity and cash flows, as the case may be, of IFCO for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(d)                                 A true and correct copy of (i) the audited consolidated financial statements as of and for the years ended December 31, 2014 and 2013 and (ii) the unaudited consolidated financial statements as of and for the six (6) months ended June 30, 2015 of Oxford Nitrogen (collectively, the “Nitrogen Financial Statements”) has been made available to Cambridge. Each of the consolidated balance sheets included in the Nitrogen Financial Statements (including related notes and schedules), in all material respects, gives a true and fair view (getrouw beeld) of the consolidated financial position of Oxford Nitrogen and its consolidated Subsidiaries as of the its date, and each of the consolidated statements of profit and loss, and recognized income and expense of Oxford Nitrogen and its consolidated Subsidiaries included in the Nitrogen Financial Statements (including any related notes and schedules), in all material respects, gives a true and fair view (getrouw beeld) of the consolidated statements of profit and loss, and recognized income and expense, as the case may be, of Oxford Nitrogen and its consolidated Subsidiaries for the periods set forth therein, (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes), in each case in accordance with Part 9 of Book 2 of the Dutch Civil Code consistently applied during the periods involved, except as may be noted therein.

(e)                                  Section 4.8(e) of the Oxford Disclosure Letter sets forth as of the date of this Agreement the principal amount of all Indebtedness of the Target Companies for money borrowed from third parties.

(f)                                   Oxford has heretofore furnished to Cambridge true and correct copies of all comment letters from the SEC since January 1, 2013 through the date of this Agreement with respect to any of the MLP Reports, together with all written responses thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the MLP Reports, and, to the knowledge of Oxford, none of the MLP Reports are subject to ongoing SEC review.

(g)                                  MLP maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance to MLP regarding the reliability of MLP’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. MLP has evaluated the effectiveness of MLP’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable MLP Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. MLP has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to MLP’s auditors and the audit committee (A) all “significant deficiencies” and “material weaknesses” in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect MLP’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in MLP’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Cambridge prior to the date of this Agreement. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standard No. 5, as in effect on the date of this Agreement.

(h)                                 MLP maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) reasonably designed to ensure that all information required to be disclosed by MLP in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to MLP’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of MLP required under the Exchange Act with respect to such reports.

(i)                                     To the knowledge of Oxford, as of the date of this Agreement, there are no governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of the Target Companies or the Oxford Companies (with respect to the Business or any Target Company) or any malfeasance by any director or executive officer of any Target Company or the Oxford Companies (with respect to the Business or any Target Company).

Section 4.9                                    Absence of Undisclosed Liabilities. To the knowledge of Oxford, as of the date of this Agreement, none of the Target Companies has any liabilities or obligations (whether or not accrued, contingent or otherwise) required by IFRS or GAAP, as applicable, to be reflected on its consolidated balance sheet or statement of financial position, except for liabilities and obligations:

(a)                                 reflected on or reserved against in (i) the IFCO Financial Statements as of June 30, 2015; (ii) the Nitrogen Financial Statements as of June 30, 2015; (iii) the MLP Financial Statements as of the most recent period ended date prior to the date of this Agreement that was filed with the SEC; and (iv) to the extent relating to the Business, the Oxford Financial Statements as of the most recent period ended prior to the date of this Agreement that was filed with the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten);

(b)                                 incurred in the ordinary course of business consistent with past practice since (i) June 30, 2015 in the case of IFCO and its Subsidiaries and Oxford Nitrogen and its Subsidiaries; (ii) in the case of MLP and its Subsidiaries, the most recent period ended date prior to the date of this Agreement that was filed with the SEC and (iii) in the case of Oxford and its Subsidiaries, the most recent period ended date prior to the date of this Agreement that was filed with the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten); or

(c)                                  that have not had, and would not reasonably be expected to have, individually or in the aggregate, an Oxford Material Adverse Effect.

Section 4.10                             Absence of Certain Changes.

(a)                                 From December 31, 2014 until the date of this Agreement, and except for the Transactions, each of the Target Companies has conducted the Business in all material respects in the ordinary course consistent with past practice.

(b)                                 From December 31, 2014 until the date of this Agreement, there has been no change, development, event, occurrence, effect or state of facts that has had an Oxford Material Adverse Effect.

(c)                                  From December 31, 2014 until the date of this Agreement, and except for the Transactions, there has not been any action taken by Oxford (and Oxford has not caused or permitted any Target Company to take any action) that, if taken during the period from the date of this Agreement through the Closing Date without Cambridge’s consent, would constitute a breach of clauses (8), (9), (15), (16) or (20) of Section 7.1(b).

Section 4.11                             All Assets of Business.

(a)                                 As of the Closing Date, the Oxford Companies will not hold any material assets (whether tangible or intangible), rights or properties used in the Business. One or more of the Target Companies has good and valid title or a valid leasehold interest in all of the material tangible personal property used in, or held for use by, the Business free and clear of any Liens other than Permitted Liens.

(b)                                 No Target Company has entered into any amendments to the applicable Contracts of any of the Target Companies pursuant to, or has made any payments under, that certain letter agreement, dated as of November 14, 2014, between Orascom Holding Cooperatief U.A. and Oxford (the “Reimbursement Agreement”).

Section 4.12                             Title to Purchased Equity Interests. Oxford or one or more of its wholly-owned Subsidiaries have good, valid and marketable title (or the jurisdictional equivalent) to all of the Purchased Equity Interests, free and clear of any Liens.

Section 4.13                             Compliance with Laws; Permits.

(a)                                 Except as has not had an Oxford Material Adverse Effect, no Target Company is, or since February 1, 2013, has been, in violation of any applicable Law, and no written claim is pending or, to the knowledge of Oxford, threatened, by a Governmental Body, with respect to any such matters.

(b)                                 Except as has not had an Oxford Material Adverse Effect, the Target Companies hold or have obtained all Governmental Approvals that are necessary to entitle (i) the Target Companies to carry on and conduct the Business to the extent currently conducted by them and (ii) Oxford to invest, directly or indirectly, in the Target Companies (collectively, the “Oxford Governmental Permits”). To the knowledge of Oxford, there are no material impediments to each of IFCO and Natgasoline obtaining all material Governmental Approvals that will be necessary to entitle it to carry on and conduct its portion of the Business once operational. The Target Companies are in compliance with all terms and conditions of the Oxford Governmental Permits and all Oxford Governmental Permits are valid and in full force and effect and there exists no default thereunder or breach thereof, in each case except as has not had, individually or in the aggregate, an Oxford Material Adverse Effect. No Governmental Body has taken, or to the knowledge of Oxford, threatened to take, any action to terminate, cancel or reform any Oxford Governmental Permit except as has not had, individually or in the aggregate, an Oxford Material Adverse Effect.

(c)                                  As of the date of this Agreement, (i) there are no material lawsuits, claims, suits or proceedings pending or, to the knowledge of Oxford, threatened, against any Target Company or any of their assets or properties, (ii) to the knowledge of Oxford, no material investigations are pending or have been threatened by any Governmental Body and (iii) there are no material lawsuits, claims, suits or proceedings against any director or officer of any Target Company relating to the performance of their duties as directors or officers, as applicable.

(d)                                 No material order, writ, fine, injunction, decree, judgment, award or determination of any Governmental Body or any arbitral or other dispute resolution body has been issued or entered against any Target Company or any of their respective assets or properties.

Section 4.14                             Taxes.

(a)                                 All material Tax Returns required to be filed by or on behalf of each Target Company have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time within which to make such filings), and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes (whether or not shown on any Tax Return) required to be paid by each Target Company have been timely paid. All required material estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of each Target Company.

(b)                                 Each Target Company has complied in all material respects with all applicable Laws relating to the withholding of Taxes and have duly withheld and paid over to the appropriate Tax Authority all material Taxes required to be so withheld and paid over.

(c)                                  No Target Company has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect. No Target Company is currently the beneficiary of any extension of time within which to file any Tax Return, other than an extension which is automatically granted upon the request of a taxpayer.

(d)                                 All material deficiencies asserted in writing or material assessments made in writing as a result of any examinations by any Tax Authority of Tax Returns of any Target Company have been fully paid, and no other material audits or material investigations by any Tax Authority relating to any Tax Returns of any Target Company are in progress with respect to which any Target Company or Oxford Company has received written notice from a Tax Authority.

(e)                                  No Target Company will be required to include any material item of income or exclude any material item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) closing or similar agreement with any Tax Authority executed on or prior to the Closing Date, (ii) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (iii) intercompany transaction occurring on or before the Closing or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) existing on the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(f)                                   No Target Company is a party to any Tax allocation or sharing agreement with a Person (other than another Target Company), other than agreements entered into by any Target Company in the ordinary course of its business, the primary purpose of which does not relate to Taxes.

(g)                                  No Target Company (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than an Affiliated Group the common parent of which is another Target Company) or (ii) has any liability for Taxes of any Person (other than another Target Company) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law.

(h)                                 There are no Liens for Taxes on any of the Purchased Equity Interests or any of the assets of any of the Target Companies, other than Permitted Liens.

(i)                                     Except with respect to the Separation, no Target Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in a distribution within the past two (2) years or which could constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(j)                                    All material related party transactions involving each of the Target Companies have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any similar provision of non-U.S., state and local law, and each Acquired Company has maintained in all material respects all necessary documentation in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any similar provision of non-U.S., state and local law.

(k)                                 No Target Company is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

(l)                                     No Target Company has engaged in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(m)                             No Target Company has any Tax liability resulting from or in connection with Oxford’s and its Affiliates’ exit from Egypt or the separation of Oxford Construction Limited and its Affiliates from Oxford and its Affiliates.

(n)                                 Each Target Company is and has been throughout the past seven (7) years, or for the period of a Target Company’s existence if less than seven (7) years, resident for Tax purposes in its jurisdiction of incorporation and no Target Company is or has been a resident or subject to Tax in any jurisdiction other than that of its incorporation for any Tax purpose. No Target Company is an agent of another Person for the purpose of assessing the latter to Tax in the country of residence of that Target Company.

(o)                                 There are no material agreements, concessions, dispensations, permissions, undertakings or other arrangements of any Target Company which have been made with or by any Tax Authority regarding or affecting the Tax treatment of any Target Company.

Section 4.15                             Oxford Benefit Plans.

(a)                                 Section 4.15(a) of the Oxford Disclosure Letter contains a list of all material Oxford Benefit Plans. Oxford has provided or made available to Cambridge true and complete copies of the material, written Oxford Benefit Plans, all material amendments thereto and, if applicable and material, the most recent trust agreements, Forms 5500, summary plan descriptions and all summaries of material modifications, funding statements, annual reports, actuarial reports and Internal Revenue Service determination or opinion letters for each such plan.

(b)                                 All applicable reporting and disclosure requirements have been met in all material respects with respect to the Oxford Benefit Plans; to the extent applicable, the Oxford Benefit Plans comply in all material respects with the requirements of ERISA and the Code and with all other Laws of any applicable jurisdiction, and any Oxford Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service and to the knowledge of Oxford, nothing has occurred that would reasonably be expected to affect such qualification; the Oxford Benefit Plans have been maintained and operated in all material respects in accordance with their terms, and there are no breaches of fiduciary duty in connection with the Oxford Benefit Plans; there are no pending or, to the knowledge of Oxford, threatened claims against or otherwise involving any Oxford Benefit Plans, and no suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of Oxford Benefit Plan activities) has been brought against or with respect to any Oxford Benefit Plans, in each case except as would not reasonably be expected to result in any material liability; and all contributions, premiums and other payments required to have been made with respect to the Oxford Benefit Plans have been timely made or provided for or accrued in accordance with IFRS or GAAP.

(c)                                  No Oxford Benefit Plan is (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) or (iii) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(d)                                 (i) Neither the execution of the Oxford Transaction Agreements nor the consummation of the Transactions shall cause any payments or benefits to any current or former employee, officer or director of any Target Company to either be subject to an excise Tax or be non-deductible under Sections 4999 and 280G of the Code, respectively, whether or not some other subsequent action or event would be required to cause such payment or benefit to be triggered and (ii) the execution of, and performance of the Transactions as contemplated by, the Oxford Transaction Agreements shall not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Benefit Plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Affected Employee. Notwithstanding the foregoing, no Target Benefit Plan, policy, arrangement or agreement or any trust or loan will or may result in any payment (whether of severance or pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any current or former employee, officer or director of any Target Company as a result of the Transactions contemplated by the Oxford Transaction Agreements (either alone or upon the occurrence of any additional or subsequent event).

(e)                                  No Target Benefit Plan covering Affected Employees based in the United States provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for Affected Employees for periods extending beyond their retirement or other termination of service other than coverage mandated by Law.

(f)                                   Since January 1, 2005, each Oxford Benefit Plan that is a nonqualified deferred compensation plan or arrangement has been maintained in good faith operational compliance with Section 409A of the Code and, at all times since December 31, 2008, each Oxford Benefit Plan that is a nonqualified deferred compensation plan or arrangement has been in documentary compliance with Section 409A of the Code, except for such noncompliance that may be corrected under IRS Notice 2008-113, IRS Notice 2010-6 or IRS Notice 2010-80 or has not had, individually or in the aggregate, an Oxford Material Adverse Effect.

(g)                                  All grants made under the OCI N.V. 2013 Employees Incentive Plan and the Rules of the OCI N.V. Bonus/Matching Plan (together, the “Oxford Equity Plans”) to employees of the Target Companies, Oxford or any of their respective Affiliates who will become Affected Employees as of the Effective Time and that are outstanding as of immediately prior to the Effective Time shall be treated by Oxford in accordance with the terms of such plans and any award agreements governing such grants and no payment or other treatment with respect to such grants shall result in any liability to any such employee or other Person under Section 409A of the Code. Neither Cambridge, Holdco or any of their respective Affiliates shall at any time have any liability under or with respect to the Oxford Equity Plans or any grants or awards made thereunder.

(h)                                 With respect to all Oxford Benefit Plans that are not subject to Laws of the United States (the “Oxford Foreign Business Plans”), (i) each such Oxford Foreign Business Plan is in material compliance with all applicable Laws and has been operated in accordance with its terms and (ii) all contributions required to have been made under such Oxford Foreign Business Plans have been timely made and all liabilities thereunder have been properly accrued on (A) the MLP Financial Statements; (B) the IFCO Financial Statements; or (C) the Nitrogen Financial Statements, as applicable.

Section 4.16                             Labor Matters.

(a)                                 To the knowledge of Oxford, no Target Company has received any written notice of resignation since June 30, 2015 from any executive officer actively employed as of the date hereof.

(b)                                 The Parties acknowledge that one or more Target Companies may be party to, or may be bound by, a Collective Bargaining Agreement (including to or by the Oxford Nitrogen Collective Bargaining Agreement and other Collective Bargaining Agreements as ordinarily applicable to the industry or business in which the Target Companies operate), that a Collective Bargaining Agreement is or may be currently negotiated, and that unions, labor organizations, works councils or similar employee representatives are active within any of the Target Companies. The provisions of any Collective Bargaining Agreement applicable to one or more Target Companies largely contain working arrangements that are customary to the industry or business in which such Target Companies operate. To the knowledge of Oxford, there are no organizational efforts by any union, labor organization, works council or similar employee representative body being made or threatened in connection with the Business.

(c)                                  No Target Company (i) has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any Laws with respect to the employment or engagement of individuals by, or the employment practices of, any Target Company or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee-related complaints against any Target Company pending or, to the knowledge of Oxford, threatened, before any Governmental Body by or concerning the employees or independent contractors working in the Business, the Target Companies or otherwise, in each case of (i) and (ii) that would reasonably be expected to result in any material liability.

(d)                                 Each Target Company is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment of employees, former employees and prospective employees, working conditions of independent contractors, former independent contractors and prospective independent contractors, wages and hours, pay equity, discrimination, wrongful discharge, collective bargaining, fair labor standards, occupational health and safety, health and labor insurance programs, personal rights, equal employment opportunity, immigration, work authorization, social security, workers’ compensation, affirmative action, leave issues, plant closures, layoffs or any other labor and employment-related matters and no Target Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or independent contractors or employment practices. Each Dutch Target Company has implemented or is in the process of implementing the Dutch Work and Security Act (Wet Werk en Zekerheid) which came into force on July 1, 2015.

(e)                                  To the knowledge of Oxford, with respect to the Business, all Affected Employees of any Oxford Company or any Target Company have been properly classified as “employees” or “independent contractors” (or the equivalent foreign terms) and as “exempt” or “non-exempt” (or equivalent foreign terms) for all purposes in the jurisdictions where such classifications are applicable, and all compensation paid to the Affected Employees of the Target Companies has been properly reported for all such purposes.

(f)                                   In the last twelve (12) months no Target Company has been involved in any industrial strike, or any material industrial or trade dispute or any dispute or negotiation regarding a claim with any trade union or other body representing employees or former employees of any Target Company.

(g)                                  The execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any Collective Bargaining Agreement, and in connection with the execution of this Agreement and the consummation of the Transactions, either: (i) any Target Company other than Oxford Nitrogen is not required to provide notice to or consult with or (ii) any Target Company (including Oxford Nitrogen) has timely provided any required notice to, or has timely completed any required consultation procedure with and, if applicable, has obtained an unconditional advice from, any labor union, works council or other labor organization or Governmental Body, pursuant to any Collective Bargaining Agreement to which any Target Company is a party or bound, or pursuant to applicable Laws.

Section 4.17                             Environmental Matters.

(a)                                 Each Target Company is, and for the previous five (5) years has been, in compliance with all applicable Environmental Laws and Environmental Permits with respect to the Business and the ownership and operation of the Oxford Real Property, excluding such noncompliance that has not had, individually or in the aggregate, an Oxford Material Adverse Effect. To the knowledge of Oxford, no environmental condition or environmental compliance issue exists at any of the Oxford Real Property that interferes with the conduct of their respective businesses thereon in the manner now conducted or that is reasonably likely to interfere with continued compliance with any applicable Environmental Law, excluding such condition or noncompliance that has not had, individually or in the aggregate, an Oxford Material Adverse Effect.

(b)                                 Excluding any of the following matters that have been fully resolved with no further obligations, financial or otherwise, or potential or future liability, no Target Company: (i) has received any written notice of noncompliance with, violation of, or liability or potential liability under, any Environmental Law; (ii) is subject to any consent decree, settlement agreement or order or is subject to any order of any Governmental Body or tribunal under any Environmental Law; (iii) is subject to any Environmental Claims; or (iv) has received any requests for information, including pursuant to CERCLA or the Clean Air Act, or other notices indicating that said Target Company is the subject of an investigation pursuant to Environmental Law, except, in each case, that has not had, individually or in the aggregate, an Oxford Material Adverse Effect.

(c)                                  The Target Companies (or where applicable and to the knowledge of Oxford, third parties providing site services to the Target Companies at the complex in Beaumont, Texas) hold all material Environmental Permits required for the construction, modification, operation and maintenance of the Oxford Real Property and the conduct of the Business as conducted as of the date of this Agreement and as of the Closing Date (collectively, the “Oxford Environmental Permits”). The Target Companies (or where applicable and to the knowledge of Oxford, third parties providing site services to the Target Companies at the complex in Beaumont, Texas) are in compliance with all terms and conditions of the Oxford Environmental Permits, excluding any noncompliance, that has not had, and would not reasonably be expected to have, individually or in the aggregate, an Oxford Material Adverse Effect. The Oxford Environmental Permits are valid and in full force and effect, and all renewals have been timely applied for, except as has not had, individually or in the aggregate, an Oxford Material Adverse Effect. No Governmental Body has provided written notice of any actual or threatened action to terminate, suspend, cancel or reform any material Oxford Environmental Permit, provided, that with respect to such Environmental Permits held by third parties, the foregoing shall be subject to the knowledge of Oxford.

(d)                                 There have been no Releases of Materials of Environmental Concern at the Oxford Real Property that have had, individually or in the aggregate, an Oxford Material Adverse Effect under Environmental Laws, and, to the knowledge of Oxford, there have been no Releases of Materials of Environmental Concern at properties that were formerly owned, operated or leased by the Target Companies that have had, individually or in the aggregate, an Oxford Material Adverse Effect.

(e)                                  None of the Oxford Real Property is subject to a Lien (other than a Permitted Lien) or an activity or use limitation issued or filed pursuant to Environmental Laws that would be reasonably likely to prohibit, restrict or limit the use of the Oxford Real Properties in a manner that is materially inconsistent with the use of such properties as of the date of this Agreement.

(f)                                   None of the Target Companies, by agreement has assumed or retained any liabilities arising pursuant to Environmental Law of any other Person, including any former owners or operators of the Oxford Real Property or any predecessors of the Target Companies, except for such liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, an Oxford Material Adverse Effect.

Section 4.18                             Intellectual Property.

(a)                                 Section 4.18(a) of the Oxford Disclosure Letter contains an accurate and complete list (in all material respects) of (i) all material United States and foreign Patents, Trademarks and copyright registrations and applications owned by any Target Company that are part of the Oxford Intellectual Property Rights (the “Registered Oxford IP Rights”); (ii) all material Target Company IP Contracts (excluding shrink wrap, click-wrap or other readily commercially available similar licenses with respect to off-the-shelf software) pursuant to which any Target Company has been granted the right by a third party to use in the Business any material Intellectual Property, accurately describing the title of each agreement and the parties thereto; (iii) all material Target Company IP Contracts (excluding non-exclusive licenses to customers, suppliers, distributors or service providers that are ancillary to the purpose of such agreements as entered into in the ordinary course of business) pursuant to which any Target Company grants to any third party the right to use any material Oxford Intellectual Property Rights, accurately describing the title of each agreement and the parties thereto.

(b)                                 (i) The Intellectual Property owned by the Target Companies or licensed from third parties constitute all of the material Intellectual Property used or held for use in the Business; (ii) the execution, delivery and performance of the Oxford Transaction Agreements and the consummation of the Transactions will not cause the forfeiture, termination, cancellation or abandonment of any of the Registered Oxford IP Rights, or termination of or loss of rights under any of the Target Company IP Contracts, subject to the expiration of any of the Registered Oxford IP Rights pursuant to applicable Law, except as, individually or in the aggregate, would not materially impair or interfere with the Business; (iii) all Registered Oxford IP Rights are in effect and subsisting and, to the knowledge of Oxford, none of the Registered Oxford IP Rights are being opposed or are the subject of any interference, reexamination request or other similar proceeding requesting reconsideration of the grant of such rights; (iv) the Target Companies have entered into agreements with, or have otherwise required assignment (including by operation of Law) by, its employees and contractors as reasonably required to assign to the Target Companies such employees’ and contractors’ (as applicable) ownership rights in any material Oxford Intellectual Property Rights purported to be owned by the Target Companies; and (v) the Target Companies have each taken reasonable measures to protect the confidentiality of any material trade secrets included in the Oxford Intellectual Property Rights.

(c)                                  Except as has not had, individually or in the aggregate an Oxford Material Adverse Effect: (i) no claim or litigation asserting infringement, misappropriation or other violation of any Oxford Intellectual Property Rights owned by any Target Company is pending or threatened in writing by any Target Company, or, to the knowledge of Oxford, any other Person; (ii) no claim or litigation challenging the validity or enforceability of any of the Oxford Intellectual Property Rights owned by any Target Company is pending or threatened in writing against any Target Company; (iii) to the knowledge of Oxford, no Person is infringing, misappropriating or otherwise violating the Oxford Intellectual Property Rights owned by any Target Company; (iv) the conduct of the Business as presently conducted and as conducted since February 1, 2013, including any product, service or activity of the Business, does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (v) no Target Company has, since February 1, 2013, received any written charge, complaint, claim or notice alleging that the conduct of the Business has infringed, misappropriated or otherwise violated any Intellectual Property of any Person.

(d)                                 Since February 1, 2013, there have been no security breaches of or disruptions to any Target Company’s respective information technology systems that have had, or would reasonably be expected to have, individually or in the aggregate, an Oxford Material Adverse Effect.

Section 4.19                             Insurance. Section 4.19 of the Oxford Disclosure Letter contains a complete and accurate list of all material insurance maintained with respect to the Target Companies, the conduct of the Business and the Oxford Real Property. All such policies are now and will be until the Closing in full force and effect with no premium arrearages. As of the date of this Agreement, to the knowledge of Oxford, Oxford (with respect to the Business) and the Target Companies have given to their respective applicable insurers in a timely manner all material notices required to be given under their third-party insurance policies with respect to all material claims and actions covered by third-party insurance. As of the date of this Agreement, there is no material claim pending regarding the Target Companies or the Business under any of such material policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. No Target Company has received any written notice or other communication from any such insurance company canceling or materially increasing the premiums of any of said insurance policies, other than increases in connection with Oxford’s annual renewals and, to Oxford’s knowledge, no such cancellation or premium increase is threatened.

Section 4.20                             Material Contracts.

(a)                                 Section 4.20(a) of the Oxford Disclosure Letter sets forth a list of each of the following types of Contracts to which any of the Target Companies (other than the Target Joint Ventures) is a party or any of their respective assets or properties are bound, as of the date of this Agreement (the agreements, arrangements and plans that are required to be set forth in Section 4.20(a) of the Oxford Disclosure Letter, are referred to herein as “Material Contracts”):

(i)                                     any agreement relating to Indebtedness including intercreditor and security agreements, or Contracts under which any Target Company has advanced or loaned any Person, in each case with any outstanding obligations in excess of $15 million;

(ii)                                  any material joint venture agreements, strategic partnership agreements, limited liability company operating agreements or other similar Contracts relating to the formation, creation, operation, management or control of any partnership, strategic alliance or joint venture, including any related supply, transport, off-take, marketing, profit-sharing, take-or-pay, sales or other similar agreements, other than any such Contract solely between Target Companies;

(iii)                               any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) since January 1, 2012, for consideration exceeding $25 million, including any option agreement, relating to the acquisition of any material real property, entered since January 1, 2015 and under which sales have not yet closed but which agreements remain in force, for consideration exceeding $25 million;

(iv)                              any agreement (including any exclusivity agreement) that purports to limit or restrict in any material respect either (A) the type of business in which any Target Company (or, after the Effective Time, the Holdco or its Subsidiaries) may engage, (B) the manner or locations in which any of them may so engage, or (C) that could require the disposition of any material assets or line of business;

(v)                                 any material agreement with any Related Person;

(vi)                              any agreement providing for the production by any Target Company of any product on an exclusive or requirements basis or the purchase by any Target Company of any product on an exclusive or output basis other than (A) agreements that cannot be cancelled by a Target Company without material penalty upon no more than ninety (90) days’ notice or (B) agreements with total outstanding obligations of less than $10 million;

(vii)                           any agreement providing for the sale of any product or purchase of any raw materials with a term of three (3) years or longer or with total outstanding obligations over $5 million and that certain Contract set forth on Section 4.20(a)(vii) of the Oxford Disclosure Schedules, other than purchase orders entered into in the ordinary course of business consistent with past practice and agreements that cannot be cancelled by a Target Company without material penalty upon no more than ninety (90) days’ notice;

(viii)                        any agreement with a “most-favored-nations” pricing provision that purports to limit or restrict in any material respect any Target Company that cannot be cancelled by a Target Company without material penalty upon no more than ninety (90) days’ notice;

(ix)                              the Wever Construction Contracts, the Natgasoline Construction Contracts and any other material construction, engineering, procurement, license, supply, interconnection, transportation or other similar material contract related to any

Oxford Real Property, and any material amendments, supplements, change orders or other material modifications related thereto;

(x)                                 any gas supply agreement, offtake agreements, hedging agreements related to supply or offtake, and any related or similar agreements;

(xi)                              any agreement, including any Oxford Real Property Lease, regarding or granting a material leasehold or similar interest used or occupied by a Target Company;

(xii)                           any material agreement with any Governmental Body;

(xiii)                        any agreement by which any Target Company licenses or otherwise obtains the right to use material Intellectual Property rights of any other Person (excluding shrink wrap, click-wrap or other readily commercially available similar licenses with respect to off-the-shelf software) or by which any Target Company is restricted in its right to use or register, or licenses or otherwise permits any other Person to use, enforce or register any material Intellectual Property (excluding non-exclusive licenses to customers, suppliers, distributors or service providers that are ancillary to the purpose of such agreements as entered into in the ordinary course of business); and

(xiv)                       any Collective Bargaining Agreement.

(b)                                 Each Material Contract is in full force and effect, except for terminations, or expirations at the end of the stated term, in each case, in the ordinary course of business consistent with past practice or, if after the date of this Agreement, in compliance with Section 7.1, and each Target Company has performed all obligations required to be performed by them under each Material Contract to which they are party, except where such failure to be in full force and effect or such failure to perform, has not had, individually or in the aggregate, an Oxford Material Adverse Effect. Except for such matters as have not had, individually or in the aggregate, an Oxford Material Adverse Effect, no Target Company (i) has received written notice of, any breach of or violation or default under (nor, to the knowledge of Oxford, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Material Contract or (ii) has received written notice of the intention of the other party or parties to any such Material Contract to exercise any rights such party has to cancel, terminate or repudiate such Material Contract. Each Material Contract is enforceable by a Target Company in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and general principles of equity, except where such unenforceability has not had, individually or in the aggregate, an Oxford Material Adverse Effect. True, correct and complete copies of each Material Contract (including all modifications and amendments thereto and waivers thereunder) have been made available to Cambridge.

Section 4.21                             Real Property Matters.

(a)                                 Section 4.21(a) of the Oxford Disclosure Letter lists, and includes the street address (if applicable), all real property that Oxford or any of its Subsidiaries owns in fee (or the jurisdictional equivalent) as of the date hereof and is used or held for use in the Business (collectively, the “Oxford Owned Real Property”) and, for each of those properties, the title holder of such property (it being understood that the Natgasoline Existing Parcel shall be partitioned and subdivided prior to the Closing in accordance with Section 7.33).

(b)                                 The Target Companies own legal and valid fee simple title (or the jurisdictional equivalent) to the Oxford Owned Real Property free and clear of any Liens, other than Permitted Liens (it being understood that the Natgasoline Existing Parcel shall be partitioned and subdivided prior to the Closing in accordance with Section 7.33), and neither Oxford nor any Subsidiary of Oxford has leased to any third party or granted to any third party the right to use or occupy the Oxford Owned Real Property or any portion thereof.

(c)                                  Section 4.21(c) of the Oxford Disclosure Letter lists and correctly describes all material real property that (i) is leased, subleased, licensed or otherwise used or held by any Target Company and (ii) is leased, subleased, licensed or otherwise used or held by an Oxford Company, in connection with the Business as of the date hereof (collectively, the “Oxford Leased Real Property” and, together with the Oxford Owned Real Property, the “Oxford Real Property”) and, for each of those properties, identifies the lease, sublease, license or occupancy agreement, as applicable, and all amendments thereto (each, an “Oxford Real Property Lease”), the counterparty to the Oxford Real Property Lease and either the address of such property or the legal description of such property. A true, correct and complete copy of each Oxford Real Property Lease has been made available to Cambridge.

(d)                                 (i) The Target Companies have valid leasehold (or, as applicable, license or other contractual) interests in the Oxford Leased Real Property, free and clear of any Liens, other than Permitted Liens, (ii) each Oxford Real Property Lease is in full force and effect, (iii) each Oxford Real Property Lease is a valid, binding and enforceable obligation of the applicable Target Company and, to the knowledge of Oxford, the other parties thereto, subject in each instance to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to creditors’ rights and general principles of equity, except as has not had an Oxford Material Adverse Effect and (iv) no Target Company has received or given any written notice of any material default or is in material breach of any Oxford Real Property Lease and, to the knowledge of Oxford, no counterparty to any Oxford Real Property Lease is in material breach thereof.

(e)                                  Section 4.21(e) of the Oxford Disclosure Letter lists and correctly describes all real property with respect to which a Target Company holds a right of first option, right to purchase or other similar right as of the date hereof (each, an “Oxford Purchase Option”) and lists the counterparty to such agreement and the address of such property. A true, correct and complete copy of each Oxford Purchase Option has been made available to Cambridge.

(f)                                   To the knowledge of Oxford, the Oxford Owned Real Property (i) has access to and from public highways, streets and roads and there is no proceeding pending or, to the knowledge of Oxford, threatened that could result in the termination of or material limitations on such access, (ii) is connected to and serviced by utilities, public services or by other private providers of utilities and inputs that service the Oxford Owned Real Property and (iii) has sufficient appurtenant easement or other similar rights providing for the transport of outputs from the Iowa Fertilizer Plant, the Beaumont Complex and the Natgasoline Complex, all of which are adequate for the use of the real property listed thereon to conduct the Business except to the extent, in each case, such failure, has not had, individually or in the aggregate, an Oxford Material Adverse Effect. There are no pending proceeding of which Oxford has received written notice or, to the knowledge of Oxford, threatened proceedings to take all or any portion of the Oxford Owned Real Property or any interest therein or portion thereof by eminent domain or any condemnation proceeding (or the equivalent proceedings in other jurisdictions) or any sale or disposition in lieu thereof. The use or occupancy of the Oxford Owned Real Property (or any portion thereof) or the conduct of the Business thereon is not dependent on a “permitted non-conforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any Governmental Body.

Section 4.22                             Compliance with Customs & International Trade Laws.

(a)                                 During the past five (5) years, the Target Companies have been in compliance with all applicable Customs & International Trade Laws and there are no unresolved formal claims concerning the liability of any Target Company under such Laws. Without limiting the foregoing: (i) at all times during the past five (5) years the Target Companies and, to the knowledge of Oxford, Persons acting on their behalf have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, import or reexport of goods, services, software and technology required for the Business, including Customs & International Trade Authorizations; (ii) during the past five (5) years no Governmental Body has initiated any proceedings or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment, or denial of future Customs & International Trade Authorizations against any Target Company or director, officer or, to the knowledge of Oxford, employee or agent, of any Target Company (in their capacity as such) in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (iii) to the knowledge of Oxford, in the last five (5) years, there have been no claims, investigations, or requests for information by a Governmental Body with respect to each Target Company’s Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws.

(b)                                 No Target Company and no director, officer or, to the knowledge of Oxford, employee of any Target Company: (i) is a Sanctioned Person; or (ii) has pending or, to the knowledge of Oxford, threatened claims against it with respect to Sanctions.

(c)                                  Each Target Company and any director, officer or, to the knowledge of Oxford, employee of any Target Company: (i) is in compliance in all material respects with, and has not in the past five (5) years materially violated, Sanctions; and (ii) has in place adequate controls and systems reasonably designed to ensure compliance with applicable Laws pertaining to Sanctions in each of the jurisdictions in which the Target Companies do or in the past have done business.

(d)                                 During the past five (5) years, no director or officer or, to the knowledge of Oxford, employee, or other Representative (or Persons performing equivalent functions) of any Target Company (i) has been or is currently an officer, employee or agent of any Governmental Body (including any business or corporate entity owned, controlled or managed by a Governmental Body, such as a government-owned or government-controlled oil company or bank) or (ii) has, directly or indirectly, offered, or promised to pay or given any payment of money or anything of value regardless of form, whether in money, property, gifts or services, to (A) any officer, employee or agent of any Governmental Body (including any business or corporate entity owned, controlled or managed by a Governmental Body, such as a government-owned or government-controlled oil company or bank), or any Person acting in an official capacity or performing public duties or functions on behalf of any such Governmental Body (including any business or corporate entity owned, controlled or managed by a Governmental Body, such as a government-owned or government-controlled oil company or bank), (B) any political party or official thereof, (C) any candidate for public office or (D) any officer, employee or agent of a public international organization, including the United Nations, the International Monetary Fund or the World Bank, in order to obtain, retain or direct business or obtain any improper advantage, in each case, in violation of any applicable Customs & International Trade Laws.

(e)                                  During the past five (5) years, (i) the Target Companies have kept books and records of the Business that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of such Target Companies and (ii) Oxford has maintained a system of internal accounting controls and policies and procedures with respect to the Business designed to promote accuracy in the books and records in compliance with applicable Laws. To the knowledge of Oxford, there are no significant deficiencies or weaknesses in the design or operation of its internal controls over financial reporting or fraud, whether or not material, that involves management or other employees who have a significant role in Oxford’s internal controls or those of the Target Companies.

Section 4.23                             Solvency. Oxford is not insolvent and will not be rendered insolvent as a result of the Transactions. For purposes hereof, the term “Oxford” refers to Oxford and its Subsidiaries, on a consolidated basis, and the term “solvency” means that: (a) the fair salable value of Oxford’s assets is in excess of the total amount of Oxford’s liabilities (including for purposes of this definition a reasonable estimate of contingent liabilities); (b) Oxford is able to pay its debts and obligations in the ordinary course as they mature; and (c) immediately after the Closing, Oxford will not have an unreasonably small amount of capital to carry on its business.

Section 4.24                             Information Supplied. None of the information supplied or to be supplied by Oxford expressly for inclusion in (i) the Proxy Statement or Form S-4 (including any amendments thereto), at the date first mailed to each of Cambridge’s stockholders or at the time of the Cambridge Stockholder Meeting or, in the case of the Form S-4, when the Form S-4 goes effective under the Securities Act, and (ii) any other document (including any amendments thereto) filed by Cambridge or Holdco with the SEC (or included in any financing offering document) that includes any information supplied or to be supplied by Oxford expressly for inclusion pursuant to this Agreement, at the time of such filing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Oxford makes no representation or warranty with respect to information or statements provided by or on behalf of Cambridge, Holdco, or their Representatives for inclusion in the Proxy Statement, Form S-4 or any other document (including any amendments thereto) filed by Cambridge with the SEC (or included in any financing document).

Section 4.25                             Transactions with Certain Persons. Except as provided for in any Oxford Transaction Agreement or as otherwise contemplated by or provided in this Agreement, the Firewater One Shareholder Agreement or the Holdco Shareholder Agreement:

(a)                                 no Related Person (i) has any direct or indirect material interest (excluding any interest created solely by the record or beneficial ownership of Capital Stock of Oxford), on an individual or joint basis, in any material property (whether real, personal or mixed and whether tangible or intangible) used in the Business as of the date of this Agreement and as of the Closing Date, (ii) is a party to any material Contract that binds the Business or (iii) serves as an officer, director or employee of any customer or supplier that has a Material Contract with any Target Company; (iv) owes any material amount of money to a Target Company; or (v) has any material direct or indirect equity interest (excluding any interest created solely by the record or beneficial ownership of Capital Stock of Oxford) in any entity (excluding any publicly-traded entity) the principal business of which is the same as the Business; and

(b)                                 no Target Company has any outstanding monetary liabilities or legally binding commitments in an amount in excess of $1,000,000 individually, or other material outstanding liabilities or legally binding commitments, in each case to any Related Person (other than base salary and compensation for services as a director, officer or employee of a Target Company).

Section 4.26                             Investment Intent. Oxford is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act. Oxford is acquiring the Retained Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Oxford acknowledges that the Retained Shares are not registered under the Securities Act, or any state securities laws, and that the Retained Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Oxford is able to bear the economic risk of holding the Retained Shares for an indefinite period (including total loss of its investment) in violation of the registration requirements of the Securities Act.

Section 4.27                             No Brokers. No broker, investment banker, financial advisor or other Person, other than the Oxford Financial Advisor, the fees and expenses of which will be paid by Oxford, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Oxford.

Section 4.28                             Convertible Bonds. Subject to compliance by Cambridge and Holdco with their respective obligations pursuant to Section 7.20, as of the Closing there shall not have occurred and be continuing, and the consummation of the Transactions shall not give rise to, an Event of Default (as defined in the Conditions) or material breach of the Conditions or the Convertible Bond Trust Deed or any event or circumstance that, with notice or the passage of time, would constitute such an Event of Default or material breach of the Conditions or the Convertible Bond Trust Deed.

Section 4.29                             No Other Representations. Except for the representations and warranties contained in this Article IV or in any certificates delivered by Oxford in connection with the Closing, Cambridge and Holdco acknowledge that neither Oxford nor any Person on behalf of Oxford makes any other express or implied representation or warranty with respect to Oxford, the Business or the Target Companies or with respect to any other information provided or made available to Cambridge in connection with the Transactions, including information conveyed at management presentations, in the Data Room, or in due diligence sessions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CAMBRIDGE

Except (i) other than with respect to Section 5.1, Section 5.2, Section 5.3, Section 5.5 and Section 5.6, as disclosed in the publicly available Cambridge Reports filed with the SEC prior to the date of this Agreement (but, in each case, excluding any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein) and any disclosure of risks included in any “forward-looking statements” disclaimer) or (ii) as set forth in the disclosure letter delivered to Oxford by Cambridge at or prior to the execution of this Agreement (the “Cambridge Disclosure Letter”) and making reference to the particular section or subsection of this Agreement to which exception is being taken (provided that any information set forth in one section or subsection of the Cambridge Disclosure Letter shall also be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent on its face), Cambridge represents and warrants to Oxford that:

Section 5.1                                    Existence; Good Standing; Corporate Authority. Cambridge is a corporation duly organized, validly existing and duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the Laws of Delaware and any other jurisdiction in which the character of the properties owned or leased by it therein or in which the conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, individually or in the aggregate (i) has not had a Cambridge Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions. Cambridge has all requisite corporate or similar organizational power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted, except where the failure to have such power and authority, individually or in the aggregate, (i) has not had a Cambridge Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

Section 5.2                                    Authorization, Validity and Effect of Agreements. Cambridge has the requisite corporate or similar organizational power and authority to execute and deliver, and perform its obligations under, each of the Cambridge Transaction Agreements entered into by Cambridge and, upon receipt of the Cambridge Stockholder Approval, to consummate the Transactions. The execution and delivery of, and the performance by Cambridge of obligations under, the Cambridge Transaction Agreements, and the consummation by Cambridge of the Transactions, have been duly authorized by all requisite corporate or similar organizational action on behalf of Cambridge, other than the receipt of the Cambridge Stockholder Approval. Assuming each Cambridge Transaction Agreement constitutes the valid and legally binding obligation of the other parties thereto, each Cambridge Transaction Agreement constitutes the valid and legally binding obligation of Cambridge, enforceable against Cambridge in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and general principles of equity.

Section 5.3                                    Capitalization.

(a)                                 The authorized Capital Stock of Cambridge consists of five hundred million (500,000,000) shares of Cambridge Common Stock and fifty million (50,000,000) shares of preferred stock, par value $0.01 per share (“Cambridge Preferred Stock”). As of July 31, 2015 (the “Cut-Off Time”), there were (i) two hundred thirty three million forty seven thousand seven hundred eighty five (233,047,785) issued and outstanding shares of Cambridge Common Stock (not including shares held in treasury), (ii) thirteen million one hundred forty four thousand four hundred eighty six (13,144,486) shares of Cambridge Common Stock reserved for issuance upon either the exercise of outstanding Cambridge Stock Options or the vesting, settlement or exercise, as applicable, of Cambridge Equity Rights, (iii) two million three hundred ninety three thousand nine hundred thirty (2,393,930) shares of Cambridge Common Stock were held in treasury, (iv) no outstanding shares of Cambridge Preferred Stock and (v) no other shares of Capital Stock were issued, reserved for issuance or outstanding. From the Cut-Off Time to the date of this Agreement, no additional shares of Cambridge Common Stock have been issued (other than pursuant to Cambridge Stock Options and Cambridge Equity Rights which were outstanding as of the Cut-Off Time and are included in the number of shares of Cambridge Common Stock reserved for issuance upon exercise of outstanding Cambridge Stock Options or the vesting of Cambridge Equity Rights in (ii) above), no additional Cambridge Stock Options or Cambridge Equity Rights have been issued or granted, and there has been no increase in the number of shares of Cambridge Common Stock subject to the Cambridge Stock Options or the Cambridge Equity Rights from those subject to Cambridge Stock Options and Cambridge Equity Rights as of the Cut-Off Time. All such issued and outstanding shares of Cambridge Common Stock are, and all shares that may be issued pursuant to the Cambridge Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(b)                                 As of the date of this Agreement, there are no outstanding shares of Capital Stock which, and there are no options, stock appreciation rights, restricted stock units, phantom awards, performance awards, other compensatory equity-based awards, warrants, conversion rights, calls, subscriptions, convertible securities or other rights, agreements or commitments which, in either case, obligate Cambridge to issue transfer, sell or register any shares of Capital Stock of Cambridge or any of its Subsidiaries. Cambridge has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Cambridge on any matter.

Section 5.4                                    No Conflict.

(a)                                 Neither the execution and delivery by Cambridge of the Cambridge Transaction Agreements, the compliance by Cambridge with all of the provisions of and the performance by Cambridge of its obligations under the Cambridge Transaction Agreements nor, subject to the filings and other matters referred to in Section 5.4(b) the consummation of the Transactions by Cambridge in accordance with the terms thereof will: (i) subject to receipt of the Cambridge Stockholder Approval, conflict with or result in a breach of any provisions of the Charter Documents of Cambridge; (ii) violate, or conflict with, or result in a breach of any provision of, result in any acceleration of any rights or obligations under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or otherwise result in creation of a Lien or other detriment to Cambridge under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, Contract, agreement, joint venture or other instrument or obligation to which Cambridge or any Cambridge Subsidiary is a party, or by which Cambridge or any Cambridge Subsidiary or any of their respective properties or assets may be bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Cambridge or any of their respective properties or assets, except as, in the case of matters described in clause (ii) or (iii), individually or in the aggregate, (i) has not had a Cambridge Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

(b)                                 Neither the execution and delivery by Cambridge of the Cambridge Transaction Agreements, the compliance by it with all of the provisions of and the performance by Cambridge of its obligations under the Cambridge Transaction Agreements to which Cambridge is a party, nor the consummation of the Transactions by Cambridge in accordance with the terms thereof, will require any Governmental Approvals other than the Regulatory Filings and (i) the filing of the Certificate of Merger and any other related subsequent filings with the Secretary of State of the State of Delaware in accordance with the DGCL and the DLLCA; (ii) the filings with the SEC of (A) the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act, (B) the Form S-4 and (C) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transactions; and (iii) any registration, filing or notification required pursuant to state securities or “blue sky” laws except where the failure to make or obtain such Governmental Approvals, individually or in the aggregate, (i) has not had a Cambridge Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions. Except for the consents, approvals and notices listed in Section 5.4(b) of the Cambridge Disclosure Letter and the Governmental Approvals set forth in the preceding sentence, neither the execution and delivery by Cambridge of the Cambridge Transaction Agreements, the compliance by it with all of the provisions of and the performance by its obligations under the Cambridge Transaction Agreements, nor the consummation of the Transactions by Cambridge in accordance with the terms thereof will require any consent or approval of or notice to any Governmental Body, except where the failure to obtain any such consent or approval or provide any such notice, individually or in the aggregate, (i) has not had an Oxford Material Adverse Effect and (ii) would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

Section 5.5                                    Board Approval. The Cambridge Board, at a meeting duly called and held, (a) determined that the Cambridge Transaction Agreements and the Transactions are advisable and in the best interests of the stockholders of Cambridge, (b) approved the Cambridge Transaction Agreements and the Transactions and (c) resolved to recommend that its stockholders approve the Merger and adopt the Agreement (the “Cambridge Board Recommendation”). The Cambridge Board has received the opinions of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. (the “Cambridge Financial Advisors”), dated August 5, 2015, substantially to the effect that, as of such date, and subject to the assumptions made, matters considered and limitations set forth therein, the Consideration (as defined in such opinions) to be paid for the Purchased Equity Interests is fair, from a financial point of view, to Cambridge.

Section 5.6                                    Vote Required. The only votes of the holders of any class or series of Capital Stock of Cambridge necessary to approve the Transactions are (a) the affirmative vote of the holders of a majority of the issued and outstanding shares of Cambridge Common Stock in favor of the adoption of this Agreement and (b) the occurrence of the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such vote, in each case in accordance with the Cambridge Certificate, the Cambridge Bylaws, the DGCL, the NYSE Listed Company Manual and other Laws, as applicable (the “Cambridge Stockholder Approval”).

Section 5.7                                    SEC Documents; Financial Statements.

(a)                                 Cambridge and its Subsidiaries have filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by them since January 1, 2013, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (collectively, the “Cambridge Reports”). As of its respective date, each Cambridge Report (i) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for any statements in any Cambridge Report that have been modified by an amendment to such report filed with the SEC prior to the date of this Agreement. Each of the consolidated balance sheets included in or incorporated by reference into the Cambridge Reports (including related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of Cambridge and its consolidated Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Cambridge Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Cambridge and its consolidated Subsidiaries for the periods set forth therein (the “Cambridge Financial Statements”) (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal, year-end audit adjustments and to any other adjustments described therein, including the notes thereto), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(b)                                 Cambridge has heretofore furnished to Oxford true and correct copies of all comment letters from the SEC since January 1, 2013, through the date of this Agreement with respect to any of the Cambridge Reports, together with all written responses thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Cambridge Reports, and, to the knowledge of Cambridge, none of the Cambridge Reports are subject to ongoing SEC review.

(c)                                  Cambridge maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance to Cambridge regarding the reliability of Cambridge’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. Cambridge has evaluated the effectiveness of Cambridge’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Cambridge Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Cambridge has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to Cambridge’s auditors and the audit committee (A) all “significant deficiencies” and “material weaknesses” in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect Cambridge’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Cambridge’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Oxford prior to the date of this Agreement. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standard No. 5, as in effect on the date of this Agreement.

(d)                                 Cambridge maintains disclosure controls and procedures (as defined in Rules 13a-15(e) of the Exchange Act) reasonably designed to ensure that all information required to be disclosed by Cambridge in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Cambridge’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Cambridge required under the Exchange Act with respect to such reports.

Section 5.8                                    Absence of Undisclosed Liabilities. To the knowledge of Cambridge, as of the date of this Agreement, Cambridge and Cambridge’s Subsidiaries do not have any liabilities or obligations (whether or not accrued, contingent or otherwise) required by GAAP to be reflected on the consolidated balance sheet of Cambridge and Cambridge’s Subsidiaries, except for liabilities and obligations: (a) reflected on or reserved against in the

Cambridge Financial Statements as of March 31, 2015, (b) incurred in connection with this Agreement or in the Transactions, (c) incurred in the ordinary course of business consistent with past practice since March 31, 2015 or (d) that have not had, individually or in the aggregate, a Cambridge Material Adverse Effect

Section 5.9                                    Absence of Certain Changes.

(a)                                 From December 31, 2014, until the date of this Agreement, and except for the Transactions, Cambridge and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice.

(b)                                 From December 31, 2014, until the date of this Agreement, there has been no change, development, event occurrence, effect or state of facts that has had a Cambridge Material Adverse Effect.

Section 5.10                             Taxes. Except as has not had, individually or in the aggregate, a Cambridge Material Adverse Effect:

(a)                                 All Tax Returns required to be filed by or on behalf of Cambridge or any Cambridge Subsidiary have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time within which to make such filings), and all such Tax Returns are true, correct, and complete in all material respects. All Taxes (whether or not shown on any Tax Return) required to be paid by Cambridge and the Cambridge Subsidiaries have been timely paid.

(b)                                 Cambridge and the Cambridge Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding of Taxes and have duly withheld and paid over to the appropriate Tax Authority all Taxes required to be so withheld and paid over.

(c)                                  All material deficiencies asserted in writing or material assessments made in writing as a result of any examinations by any Tax Authority of Tax Returns of Cambridge and the Cambridge Subsidiaries have been fully paid, and no other material audits or material investigations by any Tax Authority relating to any Tax Returns of Cambridge or any Cambridge Subsidiary are in progress with respect to which Cambridge or any Cambridge Subsidiary has received written notice from a Tax Authority.

(d)                                 There are no Liens for Taxes on the equity interests in any Cambridge Subsidiary or any of the assets of Cambridge and the Cambridge Subsidiaries, other than Permitted Liens.

(e)                                  Cambridge and the Cambridge Subsidiaries have not engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 5.11                             Information Supplied. None of the information supplied or to be supplied by Cambridge expressly for inclusion in (i) the Oxford Notice (including any amendments thereto), at the date first mailed to each of Oxford’s stockholders or at the time of the Oxford Stockholder Meeting, (ii) the Form S-4 (including any amendments thereto), when the Form S-4 goes effective under the Securities Act, and (iii) any other document (including any amendments thereto) filed by Oxford or Holdco with the SEC that includes any information supplied or to be supplied by Cambridge in writing expressly for inclusion pursuant to this Agreement, at the time of such filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Cambridge makes no representation or warranty with respect to information or statements provided by or on behalf of Oxford or its Representatives for inclusion in the Oxford Notice (including any amendments thereto).

Section 5.12                             Financing. Cambridge has delivered to Oxford (i) a correct and complete fully executed copy of the commitment letter, dated as of August 6, 2015, between Cambridge and Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, including all exhibits, schedules, annexes and amendments to such letter in effect as of the date of this Agreement (the “Commitment Letter”) and (ii) a correct and complete fully executed copy of the fee letter referenced in the Commitment Letter (the “Fee Letter”) (it being understood that such letter has been redacted to omit the fee amounts and market flex provisions therein and that the provisions redacted would not reasonably be expected to adversely affect the principal amount or availability of the debt financing being made available by the Financing Sources under the Commitment Letter for the purpose of financing the Transactions). Pursuant to, and subject to the terms and conditions of, the Commitment Letter, each of the parties thereto (other than Cambridge) has committed to lend the amounts set forth therein (the provision of certain of such funds designated in the Commitment Letter for the purpose of financing the Transactions, but subject to the provisions of Sections 7.16 (a) and (b), the “Debt Financing,” and collectively with all other commitments under the Commitment Letter, and any private or capital markets debt financing undertaken in replacement of all or any portion of any of the foregoing, the “Financing”) for the purposes set forth in such Commitment Letter. Neither the Commitment Letter nor the Fee Letter has been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of Cambridge, and to the knowledge of Cambridge, each of the other parties thereto, and enforceable against Cambridge, and, to the knowledge of Cambridge, each of the other parties thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to creditors’ rights and general principles of equity. As of the date of this Agreement, there are no conditions precedent related to the funding of the full amount of the Debt Financing pursuant to the Commitment Letter, and there are no, and there are not contemplated to be any, agreements, side letters or arrangements relating to (x) the conditions precedent to the funding of the full amount of the Debt Financing or (y) any reduction of the amount of the Debt Financing, in each case other than as expressly set forth in the Commitment Letter. As of the date of this Agreement, no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default) or prevent a condition precedent from being satisfied, in each case on the part of Cambridge, or, to its knowledge, any other parties thereto, under the Commitment Letter (assuming, for such purpose, the accuracy of Oxford’s Acquisition Agreement Representations (as defined in the Commitment Letter on the date hereof) and the satisfaction or waiver of all conditions precedent under Section 10.1 and Section 10.2 (other than those that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions)). As of the date of this Agreement, assuming, for such purpose, the accuracy of Oxford’s Acquisition Agreement Representations (as defined in the Commitment Letter on the date hereof) and the satisfaction or waiver of all conditions precedent under Section 10.1 and Section 10.2 (other than those that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), Cambridge does not have any reason to believe that (I) any of the conditions to the Debt Financing will not be satisfied, or (II) the Debt Financing will not be available to Cambridge on the Closing Date. Cambridge has fully paid all commitment fees or other fees to the extent required to be paid on or prior to the date of this Agreement in connection with the Debt Financing.

Section 5.13                             Solvency. Cambridge is not insolvent and will not be rendered insolvent as a result of the Transactions (giving effect to the Financing and payment of all related fees and expenses). For purposes hereof, the term “Cambridge” refers to Cambridge and its Subsidiaries, on a consolidated basis, and the term “solvency” means that: (a) the fair salable value of Cambridge’s assets is in excess of the total amount of Cambridge’s liabilities (including for purposes of this definition a reasonable estimate of contingent liabilities); (b) Cambridge is able to pay its debts and obligations in the ordinary course as they mature; and (c) immediately after the Closing, Cambridge will not have an unreasonably small amount of capital to carry on its business.

Section 5.14                             No Brokers. No broker, investment banker, financial advisor or other Person, other than the Cambridge Financial Advisors, the fees and expenses of which will be paid by Cambridge, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Cambridge.

Section 5.15                             State Takeover Statutes. The Cambridge Board has taken all action necessary to render inapplicable to this Agreement, the Merger and the other Transactions the restrictions on “business combinations” set forth in Section 203 of the DGCL to the extent such restrictions would otherwise be applicable to this Agreement, the Merger and the other Transactions.

Section 5.16                             Compliance with Laws; Permits.

(a)                                 Except as has not had a Cambridge Material Adverse Effect, (i) neither Cambridge nor any Cambridge Subsidiary is, or since December 31, 2014, has been, in violation of any applicable Law, and no written claim is pending or, to the knowledge of Cambridge, threatened, by any Governmental Body with respect to any such matters.

(b)                                 Except as has not had a Cambridge Material Adverse Effect, to the knowledge of Cambridge, Cambridge and its Subsidiaries hold or have obtained all Governmental Approvals that are necessary to entitle (i) Cambridge and its Subsidiaries to carry on and conduct their business to the extent currently conducted by them and (ii) Cambridge to invest, directly or indirectly, in its Subsidiaries (collectively, the “Cambridge Governmental Permits”). As of the date of this Agreement, Cambridge and its Subsidiaries are in compliance with all terms and conditions of the Cambridge Governmental Permits and all Cambridge Governmental Permits are valid and in full force and effect and there exists no default thereunder or breach thereof, in each case except as has not had, individually or in the aggregate, a Cambridge Material Adverse Effect. No Governmental Body has taken, or to the knowledge of Cambridge, threatened to take, any action to terminate, cancel or reform any Cambridge Governmental Permit, except as has not had a Cambridge Material Adverse Effect.

(c)                                  As of the date of this Agreement, (i) there are no lawsuits, claims, suits or proceedings pending or, to the knowledge of Cambridge, threatened, against Cambridge or any of its Subsidiaries or any of their assets or properties, (ii) to the knowledge of Cambridge, no such investigations are pending or have been threatened by any Governmental Body and (iii) there are no lawsuits, claims, suits or proceedings against any director or officer of Cambridge or any of its Subsidiaries relating to the performance of their duties as directors or officers, as applicable, in each case, except as has not had a Cambridge Material Adverse Effect.

(d)                                 No order, writ, fine, injunction, decree, judgment, award or determination of any Governmental Body or any arbitral or other dispute resolution body has been issued or entered against Cambridge or any of its Subsidiaries or any of their respective assets or properties that has had, individually or in the aggregate, a Cambridge Material Adverse Effect.

Section 5.17                             Cambridge Benefit Plans.

(a)                                 The Cambridge Benefit Plans comply in all material respects with the requirements of ERISA and the Code and with all other Laws of any applicable jurisdiction; the Cambridge Benefit Plans have been maintained and operated in all material respects in accordance with their terms; there are no pending or, to the knowledge of Cambridge, threatened claims against or otherwise involving any Cambridge Benefit Plan and no suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of Cambridge Benefit Plan activities) has been brought against or with respect to any Cambridge Benefit Plans, in each case, except as would not reasonably be expected to result in any material liability; and all contributions, premiums and other payments required to have been made with respect to the Cambridge Benefit Plans have been timely made or provided for or accrued in accordance with GAAP.

(b)                                 (i) Neither the execution of this Agreement nor the consummation of the Transactions shall cause any payments or benefits to any current or former employee, officer or director of Cambridge to either be subject to an excise Tax or to be non-deductible under Sections 4999 and 280G of the Code, respectively, whether or not some other subsequent action or event would be required to cause such payment or benefit to be triggered; and (ii) the execution of and performance of the Transactions as contemplated by this Agreement will not (either alone or upon the occurrence of any additional subsequent event) constitute an event under any Benefit Plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Cambridge Affected Employee.

(c)                                  Except as would not reasonably be expected to result in material liability to Cambridge or Holdco, Cambridge is in material compliance with all applicable Laws respecting employment and employment practices. The execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any Collective Bargaining Agreement, and in connection with the execution of this Agreement and the consummation of the Transactions, either (i) Cambridge is not required to provide notice to or consult with or (ii) Cambridge has timely provided any required notice to or has timely completed any required consultation procedure with and, if applicable, has obtained an unconditional advice from, any labor union, works council or other labor organization or Governmental Body, pursuant to any Collective Bargaining Agreement to which Cambridge is a party or bound, or pursuant to applicable Laws.

Section 5.18                             No Other Representations. Except for the representations and warranties contained in this Article V or in any certificates delivered by Cambridge in connection with the Closing, Oxford acknowledges that neither Cambridge nor any Person on behalf of Cambridge makes any other express or implied representation or warranty with respect to Cambridge, its business or any Cambridge Subsidiary or with respect to any other information provided or made available to Oxford in connection with the Transactions, including information conveyed at management presentations, in the data room, or in due diligence sessions.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF HOLDCO

Holdco represents and warrants to Oxford and Cambridge that:

Section 6.1                                    Existence; Good Standing; Corporate Authority. Each of Holdco and MergerCo is a corporation or other legal entity duly organized, validly existing and duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the Laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Holdco or MergerCo to consummate the Transactions.

Section 6.2                                    Authorization, Validity and Effect of Agreements. Each of Holdco and MergerCo has the requisite corporate or similar organizational power and authority to execute and deliver, and perform its obligations under, each of the Agreement and the Ancillary Agreements and to consummate the Transactions. The execution and delivery of, and the performance by each of Holdco and MergerCo of its obligations under the Agreement and the Ancillary Agreements Holdco and MergerCo is party to, and the consummation by Holdco and MergerCo of the Transactions, has been duly authorized by all requisite corporate or similar organizational action on behalf of Holdco and MergerCo, as applicable.

Section 6.3                                    Capitalization.

(a)                                 The shares of Holdco Common Stock to be issued in the Merger and the Contribution, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and free of preemptive rights, other than preemptive rights pursuant to applicable Laws or the Holdco Charter Documents.

(b)                                 There is no statutory limit on the number of shares of Holdco Common Stock that Holdco can issue. As of the date of this Agreement, there is one (1) issued share of Holdco Common Stock. All issued shares of Holdco Common Stock are duly authorized, validly issued, fully paid and free of preemptive rights, other than preemptive rights pursuant to applicable Laws or the Holdco Charter Documents. Subject to the foregoing, there are no issued shares of Holdco Common Stock or other Capital Stock of Holdco. There are no options, stock appreciation rights, restricted stock units, phantom awards, performance awards, other compensatory equity-based awards, warrants, conversion rights, calls, subscriptions, convertible securities or other rights, agreements or commitments which, in either case, obligate Holdco to issue transfer, sell or register any shares of Capital Stock of Holdco. From formation until immediately prior to Closing, except as contemplated by this Agreement, Holdco and MergerCo have conducted no business or operations of any kind and have existed solely for purposes of the Transactions.

(c)                                  Holdco is the direct or indirect owner of all Capital Stock of MergerCo. All issued and outstanding Capital Stock of MergerCo is duly authorized and validly issued in accordance with applicable Laws and its Charter Documents and is fully paid (to the extent required by its Charter Documents), non-assessable (except to the extent such non-assessability may be affected by applicable Laws) and free of preemptive rights. There are no outstanding equity interests of Capital Stock which, and there are no options, stock appreciation rights, restricted stock units, phantom awards, performance awards, other compensatory equity-based awards, warrants, conversion rights, calls, subscriptions, convertible securities or other rights, agreements or commitments which, in either case, obligate MergerCo to issue, transfer, sell or register any shares of Capital Stock of MergerCo. MergerCo does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equity holders of MergerCo.

Section 6.4                                    No Conflict.

(a)                                 Neither the execution and delivery by Holdco or MergerCo of the Agreement and any Ancillary Agreement to which Holdco or MergerCo is a party, the compliance by Holdco and MergerCo with all of the provisions of and the performance by Holdco and MergerCo of their obligations under the Agreement and any Ancillary Agreements to which Holdco or Merger is a party, nor, subject to the filings and other matters referred to in Section 4.5(b) and Section 6.4(b), the consummation of the Transactions by Holdco and MergerCo in accordance with the terms thereof will: (i) result in a material breach of any provisions of the Charter Documents of Holdco or MergerCo; (ii) violate, or result in a material breach of, result in any acceleration of any rights or obligations under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or otherwise result in creation of a Lien (other than a Permitted Lien) under, any of the terms, conditions or provisions of, any material Contract to which Holdco or MergerCo is a party, or by which Holdco, MergerCo or any of their respective properties or assets is bound; or (iii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to

Holdco or MergerCo or any of their respective properties or assets, except as, in the case of matters described in clause (ii) or (iii), individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Holdco or MergerCo to consummate the Transactions.

(b)                                 Neither the execution and delivery by Holdco or MergerCo of the Agreement and any Ancillary Agreement to which Holdco or MergerCo is a party, the compliance by Holdco and MergerCo with all of the provisions of and the performance by Holdco and MergerCo of their obligations under the Agreement and any Ancillary Agreements to which Holdco or MergerCo is a party, nor the consummation of the Transactions by Holdco and MergerCo in accordance with the terms thereof, will require any Governmental Approvals other than the Regulatory Filings and (i) the filing of the Certificate of Merger and any other related subsequent filings with the Secretary of State of the State of Delaware in accordance with the DGCL and the DLLCA; (ii) the filings with the SEC of (A) the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act, (B) the Form S-4 and (C) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the Transactions; and (iii) any registration, filing or notification required pursuant to state securities or “blue sky” laws except where the failure to make or obtain such Governmental Approvals, individually or in the aggregate would not reasonably be expected to prevent or materially impair the ability of Holdco or MergerCo to consummate the Transactions. Except for the Governmental Approvals set forth in the preceding sentence, neither the execution and delivery by Holdco or MergerCo of the Agreement and any of the Ancillary Agreements to which Holdco or MergerCo is a party, the compliance by Holdco and MergerCo with all of the provisions of and the performance by Holdco and MergerCo of their obligations under the Agreement and the Ancillary Agreements to which Holdco or MergerCo is a party, nor the consummation of the Transactions by Holdco and MergerCo in accordance with the terms thereof will require any consent or approval of or notice to any third party under any material Contract, except where the failure to obtain any such consent or approval or provide any such notice, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Holdco or MergerCo to consummate the Transactions.

Section 6.5                                    No Other Representations. Except for the representations and warranties contained in this Article VI or in any certificates delivered by Holdco and MergerCo in connection with the Closing, Cambridge and Oxford acknowledge that neither Holdco, MergerCo nor any person on behalf of Holdco or MergerCo makes any other express or implied representation or warranty with respect to Holdco or MergerCo or with respect to any other information provided or made available to Cambridge and Oxford, as applicable, in connection with the Transactions, including information conveyed at management presentations, in virtual data rooms, or in due diligence sessions.

ARTICLE VII

COVENANTS AND AGREEMENTS OF THE PARTIES

Section 7.1                                    Conduct of Oxford Business Pending Closing.

(a)                                 From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, except as (i) set forth in the Oxford Disclosure Letter, (ii) any other provision of this Agreement expressly requires (including with regard to the Restructuring), (iii) required by applicable Laws, (iv) Cambridge shall have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned), Oxford shall, and shall cause each of the Target Companies to, (x) conduct the Business and operations related thereto in the ordinary course and in a manner consistent with past practice, (y) continue to make capital expenditures in the ordinary course and in a manner consistent with past practice and not delay in any material respect any scheduled or planned turnarounds, and (z) use its commercially reasonable efforts, in each case, to preserve intact the Business, the respective business organizations and goodwill of the Target Companies, to keep available the services of the respective officers and employees and contractors of the Target Companies to maintain satisfactory relationships with those Persons having business relationships with the Target Companies, including Governmental Bodies, customers and suppliers and to maintain the current rights and franchises of the Target Companies. Notwithstanding anything to the contrary in this Agreement (including this Section 7.1), (A) no action by Oxford or any of the Target Companies with respect to any specific exception specifically addressed by any provision of Section 7.1(b) shall be deemed a breach of this Section 7.1(a) unless such action would constitute a breach of such provision of Section 7.1(b) and (B) the failure of Oxford or any Target Company to take any action prohibited by Section 7.1(b) shall not be deemed a breach of this Section 7.1(a).

(b)                                 From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, except as (i) set forth in the Oxford Disclosure Letter; (ii) any other provision of this Agreement (including the Restructuring Steps Plan and Section 7.17) expressly requires (including with regard to the Restructuring), or (iii) required by applicable Laws, unless Cambridge has consented in writing thereto, such consent not to be unreasonably withheld, delayed or conditioned, Oxford:

(1)                  shall cause the Target Companies not to amend or propose to amend any of their respective Charter Documents;

(2)                  shall not amend or propose to amend the Charter Documents of Holdco (provided that, for the avoidance of doubt, Holdco may make such amendments required by the Companies Act in order to re-register as a public limited company as contemplated by Article III in accordance with the Restructuring Steps Plan);

(3)                  shall not, and shall cause the Oxford Companies not to, deliver, sell, transfer, dispose of or subject to a Lien any shares of Capital Stock of any Purchased Company, or issue, deliver, sell or grant, or authorize to issue, deliver, sell or grant any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, any shares of Capital Stock of any Purchased Company;

(4)                  shall cause each Target Company not to issue, deliver, sell, grant, transfer, dispose of or subject to a Lien or authorize to deliver, sell, grant, transfer, dispose of or subject to a Lien, any shares of its Capital Stock or any Capital Stock of any other Target Company, or authorize to issue, deliver, sell, transfer, grant, dispose of or subject to a Lien, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for its Capital Stock or any shares of Capital Stock of any other Target Company, effect any stock split, subdivision, combination, reclassification or otherwise change its capitalization as it existed on the date of this Agreement;

(5)                  shall not (with respect to any Target Company employee), and shall cause the Target Companies not to (A) grant, confer or award any option, stock appreciation right, restricted stock unit, phantom award, performance award, other compensatory equity-based award, warrant, conversion right or other right to acquire any shares of any Capital Stock of any Target Company, or grant or issue any restricted stock or securities in any of the Target Companies, (B) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of any Capital Stock of any Target Company existing on the date of this Agreement, (C) with respect to any of the Target Companies’ directors or employees, materially increase any compensation or benefits (D) adopt any material new employee benefit plan or agreement (including any stock option, stock benefit, stock purchase or other equity-based compensation plan or agreement) or materially amend any existing Oxford Benefit Plan, (E) negotiate, enter into, amend or terminate any Collective Bargaining Agreement, (F) waive, release, limit or condition any Restrictive Covenant obligation of current or former Target Company employee, (G) terminate the employment of any Target Company employee whose aggregate compensation exceeds $100,000 per year, other than for cause, (H) hire any Target Company employee whose aggregate compensation exceeds $100,000 per year, or (J) transfer or reassign any Target Company employee to a position outside of the Business;

(6)                  shall not, and shall cause the Target Companies not to, grant, confer or award to any Affected Employee any option, restricted stock units, phantom awards, stock appreciation rights, performance awards or other compensatory equity-based award or warrant, conversion right or other right not existing on the date of this Agreement to acquire any shares of the Capital Stock of the Oxford Companies, or grant or issue to any Affected Employee any restricted stock or securities in any of the Oxford Companies, or grant or issue to any Affected Employees any restricted stock or securities in any of the Oxford Companies;

(7)                  shall cause the Target Companies not to (A) declare, set aside or pay any dividend or make any other distribution, payment or return of capital (whether in cash, stock or property) with respect to any shares of the Capital Stock of the Target Companies (provided that (1) MLP may declare, set aside or pay its regular dividends in accordance with its Charter Documents and any Target Company that receives such a dividend may declare, set aside and pay as a cash dividend or pay as return of capital with respect to any shares of its Capital Stock the amount of such dividend, (2) Oxford Nitrogen and its Subsidiaries may declare, set aside and pay cash dividends or payments as return of capital with respect to any shares of its Capital Stock and any Target Company that receives such a dividend may declare, set aside and pay as a cash dividend or pay as return of capital with respect to any shares of its Capital Stock the amount of such dividend and (3) OCI Fertilizer Trading Limited may declare, set aside and pay cash dividends or payments as return of capital with respect to any shares of its Capital Stock and any of its direct or indirect parents that receives such a dividend may declare, set aside and pay as a cash dividend or pay as return of capital with respect to any shares of its Capital Stock the amount of such dividend) or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of its Capital Stock or the Capital Stock of any other Target Company;

(8)                  shall cause the Target Companies not to, directly or indirectly, sell, transfer, lease, license, subject to a Lien (other than a Permitted Lien), surrender, relinquish or dispose of, or enter into a Contract to sell, transfer, lease, license, subject to a Lien (other than a Permitted Lien), surrender, relinquish or dispose of, any of the material assets, property or rights of the Target Companies as would result in aggregate consideration exceeding $15 million (other than (A) in the ordinary course of business consistent with past practice, (B) dispositions of equipment or inventory that is no longer used or useful in the Business, and (C) solely between Target Companies); provided that notwithstanding anything to the contrary in the clause (8), Oxford shall use commercially reasonable efforts to cause the Target Companies to maintain inventory at levels in the ordinary course of business consistent with past practice;

(9)                  shall cause the Target Companies not to, directly or indirectly, acquire or agree to acquire (by merging or consolidating with, or by share exchange, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other means) any Person (other than a Target Company) or division thereof for aggregate consideration exceeding $25 million;

(10)           shall cause the Target Companies not to materially change any of the material financial accounting principles or practices used by it except as may be required as a result of a change in IFRS, GAAP or applicable Laws (or authoritative interpretation thereof);

(11)           shall cause the Target Companies to use their commercially reasonable efforts to maintain, in full force without interruption, its present insurance policies or comparable insurance coverage applicable to the Business;

(12)           shall cause the Target Companies not to (A) make, change or rescind any material election relating to Taxes, including material elections for joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or (C) change, in any material respect, any of its methods of reporting any item for Tax purposes from those employed in the preparation of its Tax Returns for the most recent taxable year for which a return has been filed, except as may be required by applicable Laws;

(13)           shall cause the Target Companies not to (A) file any U.S. federal income or other material amended Tax Return, (B) settle any material claim or assessment relating to Taxes or consent to any material claim or assessment relating to Taxes or any extension or waiver of the statute of limitations for any such material claim or assessment, (C) make, rescind or change any material Tax election, (D) change any annual Tax accounting period or method of Tax accounting, (E) enter into any closing agreement with respect to any material Tax, (F) surrender any right to claim a material Tax refund or (G) modify or amend, or cause to be revoked, any Tax ruling;

(14)           shall cause the Target Companies not to create, incur, guarantee or assume any Indebtedness (other than intercompany Indebtedness solely among Target Companies), or issue or sell any debt securities or warrants or rights to acquire any of their debt securities or guarantee any debt securities of others, in each case other than (A) in connection with the refinancing of any Indebtedness of Oxford Nitrogen existing on the date of this Agreement (which refinancing shall be able to be repaid at the Closing, without delay, and shall neither (1) increase the amount of Indebtedness of Oxford Nitrogen by more than $250 million nor (2) impose any cost, penalty or premium on the prepayment of such Indebtedness unless Oxford agrees to bear the full amount of such cost, penalty or premium) or (B) other Indebtedness in an amount not to exceed $250 million less the amount of any increase in the amount of Indebtedness of Oxford Nitrogen permitted in accordance with clause (14)(1) above in the aggregate (which Indebtedness shall be able to be repaid at the Closing, without delay, and shall not impose any cost, penalty or premium on the prepayment of such Indebtedness unless Oxford agrees to bear the full amount of such cost, penalty or premium); provided that in no event shall Oxford cause or permit any of the Target Companies to incur Indebtedness pursuant to the foregoing clauses (A) and (B) to the extent any such incurrence would reasonably be expected to result in the failure of the condition set forth in Section 10.2(f);

(15)           shall cause the Target Companies not to make any material loans, advances or capital contributions to, or material investments in, any other Person, other than another Target Company;

(16)           shall cause the Target Companies not to, settle or compromise any pending or threatened legal proceeding or claim or pay, discharge or satisfy or agree to pay, discharge or satisfy any liability in connection with any pending or threatened legal proceeding or claim, other than the settlement, compromise, payment, discharge or satisfaction of legal proceedings and liabilities that would involve, individually or in the aggregate, payment of money by a Target Company not in excess of $25 million (net of any reserves therefor and of any insurance proceeds or indemnity, contribution or similar payments available to the Target Companies in respect of such settlement) which would not involve any admission of criminal wrongdoing or result in any material conduct requirement or restriction on a Target Company;

(17)           shall cause the Target Companies not to, (A) except in the ordinary course of business or as permitted by any other subsection of this Section 7.1(b), (1) modify or amend in any material respect, waive any material right under or terminate any Material Contract or (2) enter into any new agreement that would have been considered a Material Contract if it had been entered into at or prior to the date of this Agreement, (B) enter into any time Change Orders (as defined in the Wever EPC Contract) that will delay the scheduled Provisional Acceptance Date beyond December 31, 2016, or (C) permit any Target Company to enter into any Contract with a Related Person;

(18)           shall cause the Target Companies not to make any payments or other distributions to any Related Person other than payments to employees of the Target Companies in the ordinary course of business consistent with past practice;

(19)           shall cause the Target Companies not to, directly or indirectly, (A) make any material changes in their respective cash management policies, (B) accelerate collection of any notes or accounts receivable or other amounts due from third parties in advance of their regular due date in the ordinary course of business or (C) delay payment of any note or account payable or other amounts due to third parties beyond its due date or the date when such payment would have been paid in the ordinary course of business or, except with respect to payments being contested in good faith;

(20)           shall cause the Target Companies not to adopt or implement a plan of complete or partial liquidation or a dissolution, restructuring, recapitalization or other reorganization of any Target Company; and

(21)           (A) shall not, directly or indirectly, agree in writing or otherwise to take any of the prohibited actions described in this Section 7.1(b) that refer to Oxford and (B) shall cause the Target Companies not to agree in writing or otherwise to take any of the prohibited actions described in this Section 7.1(b) that refer to such Target Companies.

Section 7.2                                    Conduct of Cambridge Business Pending Closing. From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, except as (a) set forth in the Cambridge Disclosure Letter, (b) any other provision of this Agreement expressly permits or requires or (c) required by applicable Laws, unless Oxford has consented in writing thereto, such consent not to be unreasonably withheld, delayed or conditioned, Cambridge:

(i)                                     shall not, and shall cause its Subsidiaries not to, consummate, or enter into any agreement to consummate, any merger, acquisition or similar transaction that would reasonably be expected to adversely affect or materially delay the ability of Cambridge or any other Party to obtain any consent, registration, approval, authorization, clearance, no-action letter or other permit necessary or advisable to be obtained from any third party or any Governmental Body in order to consummate the Merger and the other Transactions;

(ii)                                  other than granting, conferring or awarding of any Cambridge Stock Awards to employees, directors and consultants of Cambridge in the ordinary course of business, shall not issue, deliver, sell, grant, transfer, dispose of or subject to a Lien or authorize to deliver, sell, grant, transfer, dispose of or subject to a Lien, any shares of its Capital Stock, or authorize to issue, deliver, sell, transfer, grant, dispose of or subject to a Lien, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for its Capital Stock, effect any stock split, subdivision, combination, reclassification or otherwise change its capitalization as it existed on the date of this Agreement, in each case except pursuant to the due exercise of Cambridge Stock Options in accordance with their terms or the settlement of other Cambridge Stock Awards in accordance with their terms, in each case that are outstanding as of the date of this Agreement or granted after the date of this Agreement in compliance with this Agreement;

(iii)                               shall not, directly or indirectly, amend or propose to amend the Charter Documents, or any similar business entity formation or governing document, of Cambridge or Holdco (provided that, for the avoidance of doubt, Holdco may make such amendments required by the Companies Act in order to re-register as a public limited company as contemplated by Article III in accordance with the Restructuring Steps Plan);

(iv)                              shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its Capital Stock other than quarterly dividends payable by Cambridge, in an amount per share not to exceed its most recent quarterly per share dividend and with the timing of such dividend to be consistent with past practice or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of its Capital Stock except in the case of this clause (B) in an aggregate amount per fiscal quarter which, when taken together with the aggregate amount of all dividends or other distributions by Cambridge during such fiscal quarter, would not exceed $250 million;

(v)                                 shall not adopt or implement a plan of complete or partial liquidation or a dissolution, re-structuring, re-capitalization or other reorganization of Cambridge; and

(vi)                              shall not agree in writing or otherwise to take any of the prohibited actions described in this Section 7.2.

Section 7.3                                    Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Cambridge or Oxford, directly or indirectly, the right to control or direct the other’s (or, in the case of Cambridge, the right to control or direct any Target Company’s) operations prior to the Effective Time and (b) prior to the Effective Time, each of Cambridge and Oxford shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 7.4                                    No Solicitation by Oxford.

(a)                                 Oxford shall, shall cause its Subsidiaries to and shall use reasonable best efforts to cause Oxford’s and its Subsidiaries’ Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal for Oxford, (ii) use reasonable best efforts to have all copies of all non-public information that Oxford, its Subsidiaries and Oxford’s or its Subsidiaries’ Representatives have previously furnished or distributed on or prior to the date of this Agreement to any such Person promptly returned or destroyed, and (iii) from the date of this Agreement until the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, (A) not terminate, waive, amend, release or modify any provision of any confidentiality agreement or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal for Oxford, and (B) use reasonable best efforts to enforce any such agreement; provided that if the Oxford Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, Oxford may waive any such standstill agreement solely to the extent necessary to permit a third party to make, on a confidential basis to the Oxford Board, an Acquisition Proposal for Oxford, conditioned upon such third party agreeing that Oxford shall not be prohibited from providing any information to Cambridge (including regarding any such Acquisition Proposal) in accordance with, and otherwise complying with, this Section 7.4.

(b)                                 From the date of this Agreement until the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, Oxford shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause Oxford’s and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal for Oxford (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 7.4 and to limit its conversation or other communication exclusively to such referral), (ii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal for Oxford or that would require Oxford to abandon, terminate or fail to consummate the Transactions, (iii) enter into, initiate, continue or otherwise participate in any way in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a Party) any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal for Oxford, (iv) approve, recommend or endorse any Acquisition Proposal for Oxford, or (v) resolve, agree or propose to do any of the foregoing.

(c)                                  Notwithstanding anything to the contrary contained in this Section 7.4, if at any time after the date of this Agreement and prior to obtaining the Oxford Stockholder Approval, Oxford, any of its Subsidiaries or any of its or their respective Representatives, receives a bona fide, unsolicited written Acquisition Proposal for Oxford from any Person that did not result from Oxford’s, its Subsidiaries’ or its or their respective Representatives’ knowing or intentional breach of this Section 7.4, and if the Oxford Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably expected to lead to a Superior Proposal for Oxford and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then Oxford, its Subsidiaries and its and their respective Representatives may, (A) furnish or disclose, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Oxford and its Subsidiaries (including the Target Companies) to the Person who has made such Acquisition Proposal and its Representatives; provided that Oxford shall concurrently with the delivery to such Person provide to Cambridge any non-public information concerning the Target Companies or the Business that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided or made available to Cambridge and (B) enter into, initiate, continue or otherwise participate in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal. Oxford shall promptly (and in any event within twenty-four (24) hours) notify Cambridge in writing if Oxford furnishes non-public information or enters into discussions or negotiations as provided in this Section 7.4(c).

(d)                                 Oxford shall promptly (and in any event within twenty-four (24) hours) notify Cambridge in writing of its receipt, directly or indirectly, of an Acquisition Proposal for Oxford or a proposal or offer that is reasonably likely to lead to an Acquisition Proposal for Oxford or any inquiry or request for discussions or negotiations relating to a possible Acquisition

Proposal for Oxford. Such notice shall indicate the identity of the Person or group making such Acquisition Proposal or such inquiry, request, proposal or offer and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter Oxford shall keep Cambridge promptly informed of the status of such Acquisition Proposal and any material changes to the terms thereof.

(e)                                  Except as expressly permitted by this Section 7.4(e), the Oxford Board shall not (i) (A) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in each case in a manner adverse to Cambridge, the Oxford Board Recommendation or (B) adopt, approve or recommend to stockholders of Oxford, or publicly propose to adopt, approve or recommend to stockholders of Oxford, an Acquisition Proposal for Oxford (any action described in this clause (i) being referred to as an “Oxford Adverse Recommendation Change”), or (ii) authorize, cause or permit Oxford or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with respect to any Acquisition Proposal for Oxford (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 7.4(c(). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Oxford Stockholder Approval is obtained, but not after, the Oxford Board may make an Oxford Adverse Recommendation Change under clause (A) of such definition if and only if, both (1) solely in response to an Intervening Event or a Superior Proposal for Oxford and (2) prior to taking such action, the Oxford Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the Oxford Board’s fiduciary duties under applicable Law; provided, however, that prior to making such Oxford Adverse Recommendation Change, (x) Oxford has given Cambridge at least five (5) Business Days’ prior written notice of its intention to take such action, and specifying, in reasonable detail, the reasons therefor, (y) Oxford has negotiated, and has caused its Representatives to negotiate, in good faith with Cambridge during such notice period, to the extent Cambridge wishes to negotiate, to enable Cambridge to propose revisions to the terms of this Agreement such that it would permit the Oxford Board not to make an Oxford Adverse Recommendation Change pursuant to this Section 7.4(e) and (z) upon the end of such notice period, the Oxford Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Cambridge, and shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the Oxford Board’s fiduciary duties under applicable Law.

Section 7.5                                    No Solicitation by Cambridge.

(a)                                 Cambridge shall, shall cause its Subsidiaries to and shall use reasonable best efforts to cause Cambridge’s and its Subsidiaries’ Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal for Cambridge, (ii) use reasonable best efforts to have all copies of all non-public information that Cambridge, its Subsidiaries and Cambridge’s or its Subsidiaries’ Representatives have previously furnished or distributed on or prior to the date of this Agreement to any such Person promptly returned or destroyed, and (iii) from the date of this Agreement until the earlier of the Closing and the date on which this Agreement is terminated pursuant to

Section 11.1, (A) not terminate, waive, amend, release or modify any provision of any confidentiality agreement or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal for Cambridge, and (B) use reasonable best efforts to enforce any such agreement; provided that if the Cambridge Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, Cambridge may waive any such standstill agreement solely to the extent necessary to permit a third party to make, on a confidential basis to the Cambridge Board, an Acquisition Proposal for Cambridge, conditioned upon such third party agreeing that Cambridge shall not be prohibited from providing any information to Oxford (including regarding any such Acquisition Proposal) in accordance with, and otherwise complying with, this Section 7.5.

(b)                                 From the date of this Agreement until the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, Cambridge shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause Cambridge’s and its Subsidiaries’ Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal for Cambridge (other than, solely in response to an unsolicited inquiry, to refer the inquiring Person to this Section 7.5 and to limit its conversation or other communication exclusively to such referral), (ii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal for Cambridge or that would require Cambridge to abandon, terminate or fail to consummate the Transactions, (iii) enter into, initiate, continue or otherwise participate in any way in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a Party) any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal for Cambridge, (iv) approve, recommend or endorse any Acquisition Proposal for Cambridge, or (v) resolve, agree or propose to do any of the foregoing.

(c)                                  Notwithstanding anything to the contrary contained in this Section 7.5, if at any time after the date of this Agreement and prior to obtaining the Cambridge Stockholder Approval, Cambridge, any of its Subsidiaries or any of its or their respective Representatives, receives a bona fide, unsolicited written Acquisition Proposal for Cambridge from any Person that did not result from Cambridge’s, its Subsidiaries’ or its or their respective Representatives’ knowing or intentional breach of this Section 7.5, and if the Cambridge Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably expected to lead to a Superior Proposal for Cambridge and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then Cambridge, its Subsidiaries and its and their respective Representatives may, (A) furnish or disclose, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Cambridge and its Subsidiaries to the Person who has made such Acquisition Proposal and its Representatives; provided that Cambridge shall concurrently with the delivery to such Person provide to Oxford any non-public information concerning Cambridge or its Subsidiaries that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided or made available to Oxford and (B) enter into, initiate, continue or otherwise participate in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal. Cambridge shall promptly (and in any event within twenty-four (24) hours) notify Oxford in writing if Cambridge furnishes non-public information or enters into discussions or negotiations as provided in this Section 7.5(c).

(d)                                 Cambridge shall promptly (and in any event within twenty-four (24) hours) notify Oxford in writing of its receipt, directly or indirectly, of an Acquisition Proposal for Cambridge or a proposal or offer that is reasonably likely to lead to an Acquisition Proposal for Cambridge or any inquiry or request for discussions or negotiations relating to a possible Acquisition Proposal for Oxford. Such notice shall indicate the identity of the Person or group making such Acquisition Proposal or such inquiry, request, proposal or offer and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter Cambridge shall keep Oxford promptly informed of the status of such Acquisition Proposal and any material changes to the terms thereof.

(e)                                  Except as expressly permitted by this Section 7.5(e), the Cambridge Board shall not (i) (A) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in each case in a manner adverse to Oxford, the Cambridge Board Recommendation or (B) adopt, approve or recommend to stockholders of Cambridge, or publicly propose to adopt, approve or recommend to stockholders of Cambridge, an Acquisition Proposal for Cambridge (any action described in this clause (i) being referred to as a “Cambridge Adverse Recommendation Change”), or (ii) authorize, cause or permit Cambridge or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with respect to any Acquisition Proposal for Cambridge (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 7.5(c(). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Cambridge Stockholder Approval is obtained, but not after, the Cambridge Board may make a Cambridge Adverse Recommendation Change under clause (A) of such definition if and only if, prior to taking such action, both (1) solely in response to an Intervening Event or an Superior Proposal and (2) the Cambridge Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the Cambridge Board’s fiduciary duties under applicable Law; provided, however, that prior to making such Cambridge Adverse Recommendation Change, (x) Cambridge has given Oxford at least five (5) Business Days’ prior written notice of its intention to take such action, and specifying, in reasonable detail, the reasons therefor, (y) Cambridge has negotiated, and has caused its Representatives to negotiate, in good faith with Oxford during such notice period, to the extent Oxford wishes to negotiate, to enable Oxford to propose revisions to the terms of this Agreement such that it would permit the Cambridge Board not to make a Cambridge Adverse Recommendation Change pursuant to this Section 7.5(e) and (z) upon the end of such notice period, the Cambridge Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Oxford, and shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the Cambridge Board’s fiduciary duties under applicable Law.

(f)                                   Nothing contained in this Section 7.5 shall prohibit Cambridge or the Cambridge Board from (i) taking and disclosing to Cambridge’s stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosures to its stockholders if the Cambridge Board determines in good faith that the failure to make such disclosure would be inconsistent with the Cambridge Board’s fiduciary duties to Cambridge’s stockholders under applicable Law; provided, however, that (A) in no event shall this Section 7.5(f) affect the other obligations specified in this Section 7.5 and (B) any such disclosure (other than issuance by Cambridge of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Cambridge Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Cambridge Adverse Recommendation Change unless the Cambridge Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Cambridge Board without making or disclosing any Cambridge Adverse Recommendation Change.

Section 7.6                                    Preparation of the Proxy Statement and Form S-4; Provision of Oxford Financial Statements; Cambridge and Oxford Stockholder Meetings.

(a)                                 Cambridge shall, as promptly as reasonably practicable, prepare and file, subject to receipt of all financial statements and other information required to be provided by Oxford hereunder, with the SEC (i) a proxy statement (together with any supplement or amendment thereto, the “Proxy Statement”), which Cambridge shall file with the SEC, relating to the meeting of Cambridge’s stockholders to be held for the purpose of obtaining the Cambridge Stockholder Approval (such meeting, the “Cambridge Stockholder Meeting”) in accordance and in compliance with the Exchange Act and the rules and regulations thereunder and (ii) the Form S-4, which Holdco shall file with the SEC, and in which the Proxy Statement and Oxford Notice will be included as prospectuses. Each of the Parties will cooperate in the preparation of the Proxy Statement and Form S-4. Oxford shall as promptly as reasonably practicable furnish to Cambridge and Holdco in writing, for inclusion in the Proxy Statement and Form S-4, all information concerning Oxford required under the Securities Act and the Exchange Act, and the rules and regulations thereunder, to be included in the Proxy Statement and Form S-4, as may be reasonably requested by Cambridge. Cambridge, Holdco and Oxford shall notify one another promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or Form S-4 or for additional information related to the Proxy Statement or Form S-4 and will promptly supply one another with copies of all correspondence between Cambridge, Holdco, Oxford or any of their respective officers, employees, legal advisors or agents, on the one hand, and the SEC or its staff or any state securities commission, on the other hand, with respect to the Proxy Statement or Form S-4 or the Transactions. Prior to filing or mailing the Proxy Statement or Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Cambridge shall provide Oxford with a reasonable opportunity to review and comment on such document or proposed response or compliance with any such request. No filing of, or amendment or supplement to, the Proxy Statement or Form S-4 shall be made by Cambridge or Holdco without first providing Oxford a reasonable opportunity to review and comment thereon and considering in good faith any such comments from Oxford. If at any time prior to the Closing, any information relating to Cambridge or Oxford or any of their respective Affiliates, directors or officers, should be discovered by Cambridge or Oxford which should be set forth in an amendment or supplement to the Proxy Statement or Form S-4, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and disseminated to the stockholders of Cambridge, in each case to the extent required by applicable Laws. Each of the Parties shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after its filing and to keep the Form S-4 effective as long as necessary to consummate the Merger and the other Transactions. The applicable Party shall advise the other Parties promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or the suspension of the qualification of the shares of Holdco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement or Form S-4 has been included therein by Cambridge and Holdco, if applicable, Cambridge shall promptly file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed (including by electronic delivery if permitted) as promptly as practicable, to its stockholders of record, as of the record date established by the Cambridge Board pursuant to Section 7.6(d) and set forth in the Proxy Statement. In addition to the foregoing, the Parties shall use their respective reasonable best efforts to take any action (other than qualifying to do business in a jurisdiction in which it is not now so qualified) required to be taken under any applicable state or provincial securities Laws in connection with the issuance and reservation of shares of Holdco Common Stock in the Merger. Cambridge shall be solely responsible for all filing fees and printing and mailing expenses incurred by or on behalf of Cambridge and Holdco in connection with the Proxy Statement, Form S-4 and the Cambridge Stockholder Meeting.

(b)                                 As promptly as reasonably practicable after the date of this Agreement, except as otherwise provided in Section 7.6(c) or Section 7.14(b), Oxford shall furnish to Cambridge and Holdco all information concerning it, the Business, its Affiliates and the Target Companies (including a description of the Business, customary management’s discussion and analysis of financial condition and results of operations, a discussion of quantitative and qualitative disclosures of market risk and the information necessary for Cambridge and Holdco to prepare any required pro forma financial statements) as may be reasonably requested and as required by the applicable rules of the SEC and other Laws, and such other information as the SEC or any other Governmental Body may reasonably request or require, in connection with the preparation of the Proxy Statement and Form S-4. All information supplied by or on behalf of Oxford for inclusion or incorporation by reference in the Proxy Statement and Form S-4 will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Law.

(c)                                  Oxford shall deliver to Cambridge and Holdco:

(i)                                     on or before November 30, 2015 or, if available prior to such date, when they become available, audited combined balance sheets of the Target Companies as of December 31, 2014 and December 31, 2013;

(ii)                                  on or before November 30, 2015 or, if available prior to such date, when they become available, audited combined statements of income and cash flows of the Target Companies for the years ended December 31, 2014 and December 31, 2013 and unaudited combined statements of income and cash flows of the Target Companies for the year ended December 31, 2012 (the audited financial statements in this Section 7.6(c)(i)-(ii), the “Business Audited Financial Statements”);

(iii)                               such interim unaudited financial statements of the Target Companies required to be included in the Proxy Statement and Form S-4, which, for the avoidance of doubt, shall include providing interim unaudited financial statements of the Target Companies as of and for the nine months ending September 30, 2015 no later than November 30, 2015 or, if available prior to such date, when they become available (the interim financial statements in this Section 7.6(c)(iii), the “Business Interim Financial Statements”); and

(iv)                              such other audited and unaudited financial statements of and information regarding the Business and the Target Companies, to the extent required for the Proxy Statement and Form S-4, and any reports, attestations or similar documents by Oxford’s auditor to be included in the Proxy Statement and Form S-4.

The Business Audited Financial Statements, Business Interim Financial Statements and the other information provided pursuant to this Section 7.6(c) shall be prepared in accordance with GAAP.

(d)                                 As promptly as reasonably practicable following the date on which the Form S-4 is declared effective, subject to Oxford’s timely performance of its obligations set forth in Section 7.6(a) , but subject to Section 7.6(g), Cambridge shall take all action in accordance with the federal securities Laws, the DGCL, the Cambridge Certificate and the Cambridge Bylaws necessary to establish a record date for, duly call, give notice of, convene and hold the Cambridge Stockholder Meeting as soon as reasonably practical for purposes of seeking the Cambridge Stockholder Approval. Cambridge may adjourn or postpone the Cambridge

Stockholder Meeting only (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that it determines in good faith is required by applicable Laws to be disseminated to its stockholders is so disseminated or (ii) if there are insufficient shares of Cambridge Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Cambridge Stockholder Meeting. Except as expressly permitted by Section 7.5, Cambridge shall include the Cambridge Board Recommendation in the Proxy Statement and solicit and use reasonable best efforts to obtain the Cambridge Stockholder Approval at the Cambridge Stockholder Meeting. For the avoidance of doubt, Cambridge shall not be required to hold the Cambridge Stockholder Meeting if this Agreement is validly terminated in accordance with Article XI.

(e)                                  Oxford shall, as promptly as reasonably practicable, prepare a notice together with a shareholders circular (together with any supplement or amendment thereto, the “Oxford Notice”) relating to the meeting of Oxford’s stockholders to be held for the purpose of obtaining the Oxford Stockholder Approval (such meeting, the “Oxford Stockholder Meeting”) in accordance and in compliance with Dutch Laws and the Oxford Articles of Association (including the rules of Euronext Amsterdam). Each of the Parties will cooperate in the preparation of the Oxford Notice. Prior to mailing the Oxford Notice (or any amendment or supplement thereto), Oxford shall provide Cambridge with a reasonable opportunity to review and comment on the Oxford Notice and all documents attached thereto. As promptly as reasonably practicable following the date on which the Form S-4 is declared effective, but subject to Section 7.6(g), Oxford shall take all action in accordance with Dutch Laws and the Oxford Articles of Association necessary to establish a record date for, duly call, give notice of, convene and hold the Oxford Stockholder Meeting as soon as reasonably practical for purposes of seeking the Oxford Stockholder Approval. Oxford may postpone the Oxford Stockholder Meeting only to the extent necessary to ensure that any supplement or amendment to the Oxford Notice that it determines in good faith is required by applicable Laws to be disseminated to its stockholders is so disseminated (it being understood that, pursuant to Dutch Law, any such postponement may require Oxford to cancel, establish a new record date for, duly call, give notice anew of, convene and hold the Oxford Stockholder Meeting). Except as expressly permitted by Section 7.4, Oxford shall include the Oxford Board Recommendation in the Oxford Notice and solicit and use reasonable best efforts to obtain the Oxford Stockholder Approval at the Oxford Stockholder Meeting. For the avoidance of doubt, Oxford shall not be required to hold the Oxford Stockholder Meeting if this Agreement is validly terminated in accordance with Article XI. Oxford shall be solely responsible for all filing fees and printing and mailing expenses incurred by or on behalf of Oxford in connection with the Oxford Notice.

(f)                                   The Parties shall cooperate with and keep one another informed on a current basis regarding their respective solicitation efforts and voting results following the dissemination of the Proxy Statement or Oxford Notice to their respective stockholders.

(g)                                  Notwithstanding anything to the contrary in this Section 7.6, the Parties will use their respective reasonable best efforts to hold the Oxford Stockholder Meeting and the Cambridge Stockholder Meeting on the same date.

Section 7.7                                    Notification.

(a)                                 From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, (i) Cambridge shall give prompt notice to Oxford of the occurrence or non-occurrence of any change, development, event, occurrence, effect or state of facts whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause any condition set forth in Section 10.3(a), Section 10.3(b) or Section 10.3(c) not to be satisfied at any time from the date of this Agreement to the Closing Date, and (ii) Oxford shall give prompt notice to Cambridge of the occurrence or non-occurrence of any change, development, event, occurrence, effect or state of facts whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause any condition set forth in Section 10.2(a), Section 10.2(b) or Section 10.2(c) not to be satisfied at any time from the date of this Agreement to the Closing Date; provided that any failure to give notice in accordance with the foregoing shall not in and of itself constitute a violation of this Agreement (including this Section 7.7) or the failure of any condition set forth in Section 10.2 or Section 10.3 to be satisfied.

(b)                                 From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, each Party shall make available to the other a copy of (i) any written notice or other written communication received by such Party or any of its Subsidiaries from any third party alleging that the consent of such third party is or may be required in connection with the Merger or the other Transactions, if there is a reasonable likelihood that the failure to obtain such consent would have a material impact on such Party or on the timing of the consummation of the Merger or the other Transactions, (ii) any written notice or other written communication between any Governmental Body and such Party or any of its Subsidiaries in connection with the Merger or the other Transactions and (iii) any material suits, actions, proceedings or investigations commenced or, to such Party’s knowledge, threatened that relate to this Agreement, the Merger or the other Transactions. Any Party making available a copy of any document pursuant to this Section 7.7(b) may redact therefrom such information as would, in such Party’s and its outside legal counsel’s reasonable judgment, (i) cause significant competitive harm to such Party or any of its Subsidiaries if the Transactions are not consummated or disclose references concerning the valuation of the Transactions, (ii) jeopardize the attorney-client or other legal privilege of such Party or any of its Subsidiaries or (iii) conflict with any (A) Law applicable to such Party or any of its Subsidiaries or the assets, or operation of the business, of such Party or any of its Subsidiaries or (B) Contract to which such Party or any of its Subsidiaries is a party or by which any of the its or their assets or properties are bound; provided, however, that in such instances such Party shall when providing the redacted copy of such document contemporaneously inform the other Party of the general nature of the information being redacted and, upon the other Party’s request, reasonably cooperate with the other Party to provide such redacted information, in whole or in part, in a manner that would not cause any such competitive harm (including by entering in to a “clean team” or similar agreement), jeopardize any such privilege (including by entering into a common interest or joint defense agreement) or conflict with any such Law or Contract.

(c)                                  No notification or making available of information contemplated by this Section 7.7 shall affect the representations, warranties, covenants or agreements of the Parties, the conditions to the obligations of the Parties or the other remedies available to the Party receiving such notification.

Section 7.8                                    Employee Matters

(a)                                 With respect to any Benefit Plans in which any individual who is employed as of the Effective Time by Cambridge and its Subsidiaries or by the Target Companies and who remains employed by Cambridge and its Subsidiaries or by the Target Companies (such employees collectively the “Affected Employees”) first becomes eligible to participate on or after the Effective Time, and in which such Affected Employee did not participate prior to the Effective Time (the “New Plans”), Holdco shall, or shall cause its Subsidiaries (subject to applicable Laws and applicable tax qualification requirements) to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees and their eligible dependents under any New Plans in which such Affected Employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Cambridge Benefit Plan or Oxford Benefit Plan, as the case may be; (ii) provide each Affected Employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Cambridge Benefit Plan or Oxford Benefit Plan (to the same extent that such credit was given under the analogous Cambridge Benefit Plan or Oxford Benefit Plan, as applicable, prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such Affected Employee may be eligible to participate after the Effective Time for the same plan year; and (iii) recognize all service of the Affected Employees with Cambridge and Oxford and their respective Affiliates for all purposes (including, purposes of eligibility to participate, vesting credit, entitlement to benefits) in any New Plan in which such employees may be eligible to participate after the Effective Time, including any severance plan, to the extent such service is taken into account under the applicable New Plan (to the extent recognized under the corresponding Cambridge Benefit Plan or Oxford Benefit Plan); provided that the foregoing shall not apply for purposes of benefit accrual under defined benefit plans or to the extent it would result in duplication of benefits.

(b)                                 Notwithstanding anything in this Agreement to the contrary, after the Effective Time, the terms and conditions of employment for any Affected Employee whose employment is subject to a Collective Bargaining Agreement that binds Holdco or its Subsidiaries after the Effective Time shall be governed by such Collective Bargaining Agreement until its expiration, modification or termination in accordance with its terms and applicable Law.

(c)                                  With respect to any individual who is employed as of the Effective Time by Cambridge and its Subsidiaries or the Target Companies and who becomes an employee of Holdco or its Subsidiaries or remains an employee of the Target Companies following the Effective Time, Holdco shall assume in its entirety or cause its Subsidiaries to honor all obligations under, any change in control severance agreement between such individuals and Cambridge or a Cambridge Subsidiary.

(d)                                 Subject to Section 7.8(a), no provision of this Section 7.8 shall be construed as a limitation on the right of Holdco and its Subsidiaries to amend or terminate any specific Cambridge Benefit Plan or Target Benefit Plan that Cambridge or Oxford would otherwise have under the terms of such Cambridge Benefit Plan or Target Benefit Plan, or shall any provision of this Section 7.8 be construed to require the continuation of the employment of any particular Affected Employee. The provisions of this Section 7.8 are solely for the benefit of the Parties, and no current or former director, officer, employee or independent contractor or any other Person shall be a third-party beneficiary of this Section 7.8 of this Agreement, and nothing herein shall be construed as an amendment to any Oxford Benefit Plan, Cambridge Benefit Plan or other compensation or benefit plan or arrangement for any purpose.

(e)                                  Oxford and Cambridge shall consult each other in good faith and in a reasonably timely manner in advance of any material communications with Affected Employees or their Representatives regarding the impact of the Transactions on the Affected Employees, including the impact on Oxford Benefit Plans or Cambridge Benefit Plans.

(f)                                   Oxford and Cambridge have taken and/or shall take all steps necessary to comply with any information or consultation requirements with any labor union, works council, labor organization or employee representative body regarding the Transactions prior to the Closing, whether pursuant to any Collective Bargaining Agreement to which Oxford, Cambridge, any of their respective Subsidiaries is a party to or bound by or pursuant to applicable Law, including for the avoidance of doubt the Social and Economic Council Merger Regulation for the protection of employees (SER-Besluit fusiegedragsregels 2000 ter bescherming van de belangen van werknemers) and the Dutch Works Council Act (Wet op de Ondernemingsraden), which require Oxford to inform and invite certain trade unions for consultation prior to entering into this agreement and to inform and consult with the Oxford Nitrogen works council prior to the Closing. If any of the employee representative bodies wishes to discuss or make their consultation or opinion conditional upon any commitment, forward-looking statement, condition, obligation, requirement, undertaking or modification, Oxford and Cambridge shall discuss in good faith whether to accommodate this. Oxford and Cambridge shall use commercially reasonable efforts to resolve any outstanding issues in this respect and to address any concerns or conditions of such employee representative bodies, without any binding obligation to address any concerns or agree on any conditions.

(g)                                  For a period of one (1) year from and after the Closing Date, Oxford shall not, and shall not permit any of its controlled Affiliates or any of its and their respective Representatives to, directly or indirectly, (i) cause, induce or attempt to cause or induce any employee of Holdco and its Subsidiaries or a Target Company to terminate such relationship; (ii) in any way interfere with the relationship between Holdco and its Subsidiaries and the Target Companies and any of their respective employees; or (iii) hire, retain, employ or otherwise engage or attempt to hire, retain, employ or otherwise engage as an employee, independent contractor or otherwise, any employee of Holdco and its Subsidiaries or the Target Companies; provided, however, that Oxford shall not be precluded from hiring, retaining, employing or otherwise engaging any Person who responds to general or public solicitation not targeted at employees of Holdco and its Subsidiaries or the Target Companies.

Section 7.9                                    Access; Confidentiality.

(a)                                 From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, Oxford shall, and shall cause the Target Companies to, subject to applicable Laws relating to the sharing of information and upon reasonable advance notice, afford Cambridge’s Representatives reasonable access, during normal business hours, to its personnel, properties, books and records and contracts of the Target Companies and, during such period, Oxford shall, and shall cause the Target Companies to, furnish promptly to the other all information concerning the Business, the Target Companies and their properties and personnel as may reasonably be requested by Cambridge; provided that such access shall not include any right to conduct environmental sampling or testing at any of the Oxford Real Property; provided, further, that all access and furnishing of information contemplated by this Section 7.9 shall be conducted in such a manner as not to interfere unreasonably with the normal operations of Oxford or the Target Companies.

(b)                                 From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, Cambridge shall, and shall cause its Subsidiaries to, subject to applicable Laws relating to the sharing of information and upon reasonable advance notice, afford Oxford’s Representatives reasonable access, during normal business hours, to its personnel, properties, books and records and Contracts and, during such period, Cambridge shall, and shall cause its Subsidiaries to, furnish promptly to the other all information concerning its and their businesses, properties and personnel as may reasonably be requested by Oxford; provided that such access shall not include any right to conduct environmental sampling or testing at any Cambridge real property; provided, further, that all access and furnishing of information contemplated by this Section 7.9(b) shall be conducted in such a manner as not to interfere unreasonably with the normal operations of Cambridge or its Subsidiaries.

(c)                                  All information exchanged pursuant to Section 7.9(a) or Section 7.9(b) shall be governed by the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Section 7.9, no Party or any of its Subsidiaries shall be required to provide any access, or furnish any information, if doing so would, in such Party’s and its outside legal counsel’s reasonable judgment, (i) cause significant competitive harm to such Party or any of its Subsidiaries if the Transactions are not consummated or disclose references concerning the valuation of the Transactions, (ii) jeopardize the attorney-client or other legal privilege of such Party or any of its Subsidiaries or (iii) conflict with any (A) Law applicable to such Party or any of its Subsidiaries or the assets, or operation of the business, of such Party or any of its Subsidiaries or (B) Contract to which such Party or any of its Subsidiaries is a party or by which any of the its or their assets or properties are bound; provided, however, that in such instances such Party shall promptly inform the other Party of the general nature of the information being withheld and, upon the other Party’s request, reasonably cooperate with the other Party to provide such access or furnish such information, in whole or in part, in a manner that would not cause any such competitive harm (including by entering in to a “clean team” or similar agreement), jeopardize any such privilege (including by entering into a common interest or joint defense agreement) or conflict with any such Law or Contract. No access provided or information furnished pursuant to Section 7.9(a) or Section 7.9(b) shall affect the representations, warranties, covenants or agreements of the Parties, the conditions to the obligations of the Parties or the other remedies available to the other Party to which such access was provided or such information was furnished.

(d)                                 Cambridge and Oxford agree that their respective obligations under the Confidentiality Agreement shall continue and remain in effect until the Closing, upon which such obligations shall expire. In the event that this Agreement is terminated pursuant to the terms hereof prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms or, if later, for one (1) years from the date of such termination.

(e)                                  From and after the Closing, Oxford shall not, and Oxford shall cause the Oxford Companies and its and their respective Representatives not to, divulge or convey to any third party or use any Target Confidential Information; provided, however, that any such Person may furnish such portion (and only such portion) of Target Confidential Information as such Person reasonably determines they are legally obligated to disclose if: (i) they receive a request to disclose all or any part of the Target Confidential Information under the terms of a subpoena, civil investigative demand or order issued by or for the benefit of a Governmental Body; (ii) to the extent not inconsistent with such request and permissible under applicable Law, the recipient notifies Holdco of the existence, terms and circumstances surrounding such request and consults with Holdco on the advisability of taking steps available under applicable Laws to resist or narrow such request; (iii) the recipient discloses only that portion of the Target Confidential Information as it reasonably determines it is legally obligated to disclose; and (iv) if so requested by Holdco, the recipient cooperates with Holdco and otherwise exercises its reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Target Confidential Information required to be disclosed pursuant to a subpoena, civil investigative demand or order. Any cooperation or other exercise of efforts pursuant to the foregoing clause (iv) shall be undertaken at Holdco’s sole cost and expense.

(f)                                   From and after the Closing, Holdco shall not, and Holdco shall cause its Subsidiaries (including the Target Companies and Cambridge) and its and their respective Representatives not to, divulge or convey to any third party or use any Oxford Confidential Information; provided, however, that any such Person may furnish such portion (and only such portion) of Oxford Confidential Information as such Person reasonably determines they are legally obligated to disclose if: (i) they receive a request to disclose all or any part of the Oxford Confidential Information under the terms of a subpoena, civil investigative demand or order issued by or for the benefit of a Governmental Body; (ii) to the extent not inconsistent with such request and permissible under applicable Law, the recipient notifies Oxford of the existence, terms and circumstances surrounding such request and consults with Oxford on the advisability of taking steps available under applicable Laws to resist or narrow such request; (iii) the recipient discloses only that portion of the Oxford Confidential Information as it reasonably determines it is legally obligated to disclose; and (iv) if so requested by Oxford, the recipient cooperates with Oxford and otherwise exercises its reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Oxford Confidential Information required to be disclosed pursuant to a subpoena, civil investigative demand or order. Any cooperation or other exercise of efforts pursuant to the foregoing clause (iv) shall be undertaken at Oxford’s sole cost and expense.

(g)                                  For a period of ten (10) years after the Closing Date or such other period required by applicable Laws, Holdco shall, and shall cause the Target Companies to, (i) preserve and retain all corporate, accounting, legal, auditing, human resources and other books and records of each Target Company (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations, collectively the “Target Records”) relating to the conduct and operations of the Business prior to the Closing Date and (ii) afford to Oxford and Oxford’s accountants, counsel and other Representatives reasonable access to inspect and copy during regular business hours, upon reasonable advance notice, any such Target Records. During such ten (10)-year period, Holdco (or its successors and assigns) shall not, and shall cause the Target Companies not to, destroy or dispose of or allow the destruction or disposition of any Target Record, without first having offered in writing to deliver such Target Records to Oxford. Holdco and the Target Companies (or their respective successors and assigns) shall be entitled to destroy or dispose of the Target Records only if (i) Oxford shall have failed to request delivery of such Target Records within forty-five (45) days after receipt of the written offer described in the preceding sentence or (ii) Oxford shall have requested copies of such Target Records within such forty-five (45) day period and Holdco shall have delivered such Target Records to Oxford (which delivery shall be at Oxford’s sole cost and expense).

(h)                                 For a period of ten (10) years after the Closing Date or such other period required by applicable Laws Oxford shall (i) preserve and retain all corporate, accounting, legal, auditing, human resources and other books and records of each Target Company (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations, collectively the “Oxford Records”) relating to the conduct and operations of the Business prior to the Closing Date in Oxford’s possession and (ii) afford to Holdco and Holdco’s accountants, counsel and other Representatives reasonable access to inspect and copy during regular business hours, upon reasonable advance notice, any such Oxford Records. During such ten (10)-year period, Oxford (or its successors and assigns) shall not destroy or dispose of or allow the destruction or disposition of any Oxford Record, without first having offered in writing to deliver such Oxford Records to Holdco. Oxford (or its successors and assigns) shall be entitled to destroy or dispose of the Oxford Records only if (i) Holdco shall have failed to request delivery of such Oxford Records within forty-five (45) days after receipt of the written offer described in the preceding sentence or (ii) Holdco shall have requested copies of such Oxford Records within such forty-five (45) day period and Oxford shall have delivered such Oxford Records to Holdco (which delivery shall be at Holdco’s sole cost and expense).

Section 7.10                             Reasonable Best Efforts; Regulatory Filings and Other Actions.

(a)                                 Each Party shall use its reasonable best efforts to take or cause to be taken all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions set forth in Section 10.1 and (in the case of Oxford) Section 10.2 or (in the case of Cambridge) Section 10.3 to be satisfied and to consummate and make effective the Merger and the other Transactions as soon as practicable, including using its reasonable best efforts to obtain, or cause to be obtained, all waivers, permits, consents, approvals, authorizations, qualifications and orders of all Governmental Bodies and officials and parties to Contracts with Cambridge, Oxford or any of their respective Subsidiaries that may be or become necessary for the performance of obligations pursuant to this Agreement and the consummation of the Merger and the other Transactions. Notwithstanding the foregoing, none of Oxford, any of its Subsidiaries or any Affiliates shall have any obligation to agree to amend or modify any Contract or pay any fees, costs or expenses to any third party in connection with obtaining any such waivers, permits, consents, approvals, authorizations, qualifications or orders. Each Party shall cooperate and assist one another in good faith (i) in connection with all actions to be taken pursuant to this Section 7.10(a), including the preparation and making of the filings referred to herein and, if requested, amending or furnishing additional information hereunder, and (ii) in seeking, as promptly as practicable, to obtain all such waivers, permits, consents, approvals, authorizations, qualifications and orders. Upon the terms and subject to the conditions set forth in this Agreement (including Section 7.10(b)), each Party agrees to make any filings required to be made pursuant to the HSR Act, the EU Merger Regulation or other applicable Antitrust Laws with respect to the Merger and the other Transactions as promptly as practicable and to supply as promptly as practicable to the appropriate Governmental Bodies any additional information and documentary material that may be requested by such Governmental Bodies pursuant to the HSR Act, the EU Merger Regulation or such other applicable Antitrust Laws. All such antitrust filings to be made shall be made in substantial compliance with the requirements of the HSR Act, the EU Merger Regulation and such other applicable Antitrust Laws, as applicable. All filing fees payable to Governmental Bodies in connection with the foregoing shall be borne exclusively by Cambridge, and Cambridge shall promptly reimburse Oxford and its Affiliates for any such fees paid by such Persons in connection with this Agreement, the Merger and the other Transactions.

(b)                                 In furtherance, and without limiting the generality, of the foregoing, the Parties shall use their reasonable best efforts to (i) cooperate with and assist each other in good faith to (A) determine, as promptly as practicable, which filings are required to be made pursuant to the HSR Act, the EU Merger Regulation or other applicable Antitrust Laws with respect to the Merger and the other Transactions, (B) provide or cause to be provided as promptly as practicable to the other Parties all necessary information and assistance as any Governmental Body may from time to time require of such Party in connection with obtaining the relevant waivers, permits, consents, approvals, authorizations, qualifications, orders or expiration of waiting periods in relation to such filings or in connection with any other review or investigation of the Merger and the other Transactions by a Governmental Body pursuant to the HSR Act, the EU Merger Regulation or other applicable Antitrust Laws and (C) provide or cause to be provided as promptly as practicable all assistance and cooperation to allow the other Parties to prepare and submit any such filings or submissions required to be submitted under the HSR Act, the EU Merger Regulation or other applicable Antitrust Laws, including providing to the other Parties any information that the other Parties may from time to time require for the purpose of any filing with, notification to, application with, or request for further information made by, any Governmental Body in respect of any such filing and (ii) (A) cooperate with and assist each other in good faith to devise and implement a joint strategy for making such filings, including the timing thereof, and for obtaining any related antitrust, competition, fair trade or similar clearances, (B) consult in advance with the other Parties and in good faith take the other Parties’ views into account regarding the overall strategic direction of obtaining such antitrust, competition, fair trade or similar clearances and (C) consult with the other Parties prior to taking any material substantive position in any written submissions or, to the extent practicable, in any discussions with Governmental Bodies with respect to such antitrust, competition, fair trade or similar clearances. Cambridge shall be permitted to take the lead in all joint meetings and communications with any Governmental Body in connection with obtaining any necessary antitrust, competition, fair trade or similar clearances; provided that Cambridge shall have complied with its obligations under the other provisions of this Section 7.10. Each Party shall permit the other Parties to review and discuss in advance, and shall consider in good faith the views of the other Parties in connection with, any analyses, presentations, memoranda, briefs, written arguments, opinions, written proposals or other materials to be submitted to the Governmental Bodies. Each Party shall keep the other apprised of the material content and status of any material communications with, and material communications from, any Governmental Body with respect to the Merger and the other Transactions, including promptly notifying the other of any material communication it receives from any Governmental Body relating to any review or investigation of the Merger and the other Transactions under the HSR Act, the EU Merger Regulation or other applicable Antitrust Laws. The Parties shall, and shall use their reasonable best efforts to cause their respective Affiliates to, provide each other with copies of all material, substantive correspondence, filings or communications between them or any of their respective Representatives, on the one hand, and any Governmental Body or members of its staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions; provided, however, that materials may be redacted (1) to remove references concerning the valuation of Oxford and its Subsidiaries or Cambridge and its Subsidiaries, as applicable; (2) as necessary to comply with any Contract or applicable Laws or orders; and (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c)                                  Cambridge and Oxford shall, and shall cause each of their respective Subsidiaries to, take any and all steps necessary to obtain approval of the consummation of the Merger and the other Transactions by any Antitrust Authority, including taking all steps necessary to avoid or eliminate each and every legal impediment under any applicable Antitrust Law that may be asserted by any Antitrust Authority or any other Person so as to enable the Parties to consummate and make effective the Merger and the other Transactions as soon as practicable, and in any event prior to the End Date, including proposing, negotiating, accepting, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of their Subsidiaries, assets, properties, leases or businesses, the entrance into, or the amendment, modification or termination of, any Contracts, ownership rights, supply agreements, tolling agreements or other arrangements, and other remedies (each a “Divestiture”) in order to obtain such approvals and to avoid the entry of, and to avoid the commencement of litigation or other legal proceedings seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other applicable Law in any suit or other legal proceeding, which could otherwise have the effect of materially delaying or preventing the consummation of the Merger or any of the other Transactions. In addition, Cambridge and Oxford shall, and shall cause each of their respective Subsidiaries to, defend through litigation on the merits so as to enable the Parties to consummate and make effective the Merger and the other Transactions as soon as practicable (and in any event prior to the End Date) any claim asserted in court or an administrative or other tribunal by any Antitrust Authority or other Person under applicable Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) or other applicable Law that could prevent or materially delay the Closing from occurring as soon as practicable; provided, however, that, for the avoidance of doubt, such litigation shall in no way limit the obligations of the Parties to comply with their obligations under the terms of this Section 7.10. Notwithstanding the foregoing or any other provision of this Agreement, neither Cambridge nor Oxford nor any of their respective Subsidiaries or Affiliates shall be required to agree to Divestiture if (i) such Divestiture is not conditioned on the consummation of the Merger and the other Transactions or (ii) such Divestiture would constitute a Burdensome Condition. In the event of any conflict between Section 7.10(a), Section 7.10(b) or Section 7.10(c), the provisions of this Section 7.10(c) shall, which respect to the matters addressed in this Section 7.10(c), supersede the provisions of Section 7.10(a) and Section 7.10(b). For purposes of this Agreement, one or more Divestitures shall constitute a “Burdensome Condition” if and to the extent such Divestitures would, individually or in the aggregate with all other Divestitures taken together, either (i) reasonably be expected to result (after giving effect to any net after-tax proceeds or other benefits reasonably expected to result from any such Divestiture) in adverse valuation effects (measured on a net present value basis) to (A) the business, results of operations or financial condition of (x) the Target Companies, (y) Cambridge or its Subsidiaries either before or after giving effect to the Merger and the other Transactions or (z) Holdco or its Subsidiaries after giving effect to the Merger and the other Transactions or (B) any anticipated benefits (net of any costs associated with or relating to such anticipated benefits so affected) reasonably expected to result to Holdco, Cambridge, the Target Companies and their respective Subsidiaries from the Merger or the other Transactions, that, in the case of (A) and (B), individually or in the aggregate exceed $100,000,000 or (ii) require Cambridge, Oxford or any of their respective Subsidiaries or Affiliates to divest, sell, dispose, assign, license any rights with respect any property, plant or equipment having a Fair Market Value in excess of $100,000,000; provided, further, that for purposes of this Agreement, “Fair Market Value” is based on the value that a willing buyer would pay a willing seller independent of the Merger or any of the other Transactions.

(d)                                 Each Party shall and shall cause its Subsidiaries to respond as promptly as practicable to any inquiries or requests for information and documentary material received from any Governmental Body in connection with any antitrust or competition matters related to this Agreement and the Transactions. Cambridge and Oxford shall not, and shall cause each of their respective Subsidiaries not to, (i) agree to extend any waiting period or to refile under the DPA or any Antitrust Laws (except with the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed), or (ii) enter into any agreement with any Governmental Body to not consummate the Merger and the other Transactions.

(e)                                  Cambridge and Oxford each shall, upon request by the other and subject to applicable Laws relating to the sharing of information, furnish the other with all information concerning itself, its Subsidiaries, Affiliates, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Cambridge and Oxford or any of their respective Subsidiaries to any third party and/or any Governmental Body in connection with the Merger and the other Transactions.

Section 7.11                             Insurance. Holdco acknowledges that coverage for the Target Companies under the insurance policies listed on Section 7.11 of the Oxford Disclosure Letter will cease as of the Closing Date. Following the Closing, Oxford agrees to cooperate with Holdco and the Target Companies in making claims under such insurance policies with respect to material occurrences, accidents, incidents or claims regarding the Target Companies that occurred between the date of this Agreement and prior to the Closing Date, and shall use its commercially reasonable efforts to obtain and remit promptly any recoveries (net of any expenses, incurred in obtaining such recoveries, including collection costs and reserves, deductibles, premium adjustments and retrospectively rated premiums) under such insurance policies with respect thereto, to the extent actually received by any Oxford Company, to Holdco.

Section 7.12                             Public Announcements. The Parties will (a) consult with each other before issuing any press release or otherwise making any public announcement or statement with respect to this Agreement, the Merger or any of the other Transactions, (b) provide each other a reasonable opportunity to review and comment upon any such press release, public announcement or statement, (c) shall consider in good faith the others’ comments to any such press release, public announcement or statement and (d) not issue any such press release or make any such public announcement or statement prior to such consultation, review, comment and consideration, except to the extent (a) as any Party may be required to do by applicable Laws, court order or by obligations pursuant to any listing agreement with any national securities exchange (in which case such Party will, to the extent practicable, promptly inform the other Parties in writing in advance of such compelled disclosure) and (b) as is consistent with previous press releases, public disclosures or public statements made jointly by the Parties or in investor conference calls, SEC filings, Q&As or other documents approved by the Parties for issuance to the public pursuant to this Section 7.12.

Section 7.13                             Listing Application. Cambridge and Holdco shall use their reasonable best efforts to promptly prepare and submit to the NYSE a listing application covering the shares of Holdco Common Stock to be issued pursuant to this Agreement and shall use their reasonable best efforts to obtain, prior to the Closing, approval for the listing of such shares, subject to official notice of issuance.

Section 7.14                             Cooperation with Financial Reporting; Additional Financial Statements.

(a)                                 Oxford shall, within sixty-five (65) calendar days following the Closing, furnish all historical, annual and interim audited and unaudited financial statements required to be filed in a Form 8-K amendment (the “Form 8-K/A”) to be filed by Holdco pursuant to Item 9.01 of Form 8-K on or before the date that is seventy-one (71) calendar days after its filing of an 8-K announcing the Effective Time (which in turn must be filed by Holdco within four (4) Business Days following the Effective Time). Oxford shall use its reasonable best efforts to provide Holdco with any other financial information with respect to the Target Companies necessary to prepare, and will reasonably cooperate with Holdco’s preparation of, pro forma financial statements required to be included in such Form 8-K/A.

(b)                                 After the date of the filing of the Form S-4, Oxford will furnish to Cambridge as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter (other than the last quarter of the year) which ends prior to the Closing Date, an unaudited combined balance sheet of the Target Companies as of the end of that fiscal quarter and the related statements of income and cash flows for that fiscal quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Target Companies’ previous fiscal year and (ii) prepared in accordance with GAAP. Oxford will furnish to Cambridge as soon as available and in any event within eighty-five (85) calendar days after the end of each calendar year which ends prior to the Closing Date, an audited combined balance sheet of the Target Companies as of the end of that fiscal year and the related audited statements of income and cash flows for that fiscal year and for the Target Companies’ prior fiscal year prepared in accordance with GAAP.

Section 7.15                             Section 16 Matters. Prior to the Effective Time, Holdco and Cambridge shall take all such actions as may be required to cause any dispositions of Cambridge Common Stock (including derivative securities thereof) or acquisitions of Holdco Common Stock (including derivative securities thereof) resulting from the Transactions by each Person who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Holdco to be exempt under Rule 16b-3 promulgated thereunder.

Section 7.16                             Cambridge Financing.

(a)                                 Cambridge shall use its reasonable best efforts (taking into account the expected timing of the Marketing Period) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Debt Financing, including using reasonable best efforts to (i) maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof (except for replacements thereof not prohibited by this Section 7.16(a) or Section 7.16(b)); (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained in the Commitment Letter (including any “market flex” provisions in respect thereof) or on other terms not prohibited by this Section 7.16(a) or Section 7.16(b) or not materially less favorable, in the aggregate, to Cambridge (as determined in the reasonable judgment of Cambridge) than the terms and conditions contained in the Commitment Letter, to the extent such definitive agreements are executed and delivered prior to the Closing, maintain in effect such definitive agreements; (iii) satisfy (or, if deemed advisable by Cambridge, seek a waiver of) on a timely basis all conditions in the Commitment Letter and such definitive agreements within the control of Cambridge and required to be satisfied by it and otherwise comply in all material respects with all terms applicable to Cambridge in such definitive agreements; (iv) upon satisfaction or waiver (by the applicable party that is the beneficiary of such condition precedent in the Commitment Letter or the definitive agreements, as applicable) of all of the conditions precedent under Section 10.1 and Section 10.2 (other than those that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), draw a sufficient amount of the Debt Financing or any other financing to enable Cambridge to consummate the Merger, it being understood that, notwithstanding the foregoing, the receipt of the Debt Financing or any other financing by Cambridge is not a condition to Cambridge’s obligation to consummate the Merger on the terms and conditions set forth herein (subject to the terms of Article X); and (v) upon satisfaction or waiver (by the applicable party that is the beneficiary of such condition precedent in the Commitment Letter or the definitive agreements, as applicable), of all the conditions precedent under Section 10.1 and Section 10.2 (other than those that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), enforce the funding obligations rights under the Commitment Letter or such definitive agreements in the event of a failure to fund by the Financing Sources that would impede or delay the Closing.

(b)                                 In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter and such portion is reasonably required to consummate the Transactions, Cambridge shall promptly notify Oxford and shall use its reasonable best efforts to arrange and to obtain from alternative sources upon terms and conditions (including any market flex provisions) not materially less favorable, in the aggregate, to Cambridge (as determined in the reasonable judgment of Cambridge) than those contained in the Commitment Letter (“Alternative Financing”), an amount sufficient, when taken together with (x) amounts of financing otherwise obtained and available at the Closing and (y) other financial resources of Cambridge (including its cash on hand and marketable securities readily convertible into cash, in each case, that are available at the Closing), to consummate the Merger, it being understood and agreed that if Cambridge proceeds with any Alternative Financing, Cambridge shall be subject to the same obligations with respect to such Alternative Financing as set forth in this Agreement with respect to the Debt Financing. For purposes of this Agreement, (1) the term “Debt Financing” shall be deemed to include any Alternative Financing, and (2) the term “Commitment Letter” shall be deemed to include the Commitment Letter as amended, restated, supplemented or otherwise modified in a manner not prohibited by Section 7.16(a) or this Section 7.16(b), and any commitment letter with respect to the Alternative Financing. Cambridge shall promptly deliver to Oxford correct and complete copies of all agreements (redacted to omit the fee amounts and market flex provisions therein in the event such agreement is a fee letter) pursuant to which any such alternative source shall have committed to provide Cambridge with any portion of such Alternative Financing. Cambridge shall give Oxford prompt notice of any material breach (of which Cambridge becomes aware) by any party to the Commitment Letter or of any termination, waiver, amendment, restatement or other modification of the Commitment Letter. Cambridge shall keep Oxford reasonably informed of the status of its efforts to arrange the Financing. Cambridge shall not amend, restate, waive, or modify, or agree to amend, restate, waive or modify, the Commitment Letter in any manner that would (A) impose new or additional conditions precedent, or otherwise amend, modify or expand any conditions precedent, to the receipt of the Debt Financing, (B) reduce the aggregate principal amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing if such changes would reduce the aggregate principal amount of the Debt Financing), below the amount required, taken together with (x) amounts of financing otherwise obtained and available at the Closing, and (y) other financial resources of Cambridge (including its cash on hand and marketable securities readily convertible into cash, in each case, that are available at the Closing), to consummate the Merger or (C) individually or in the aggregate with all other such amendments, modifications or waivers, reasonably be expected to materially adversely affect the ability of Cambridge to enforce its rights against other parties to the Commitment Letter or the definitive agreements with respect to the Debt Financing, or would reasonably be expected to prevent or impair or delay the ability of Cambridge to consummate the Transactions, in each case with respect to the foregoing clauses (A), (B) and (C) without the prior written consent of Oxford; provided, that no consent from Oxford shall be required for any amendment, restatement, waiver or modification of the Commitment Letter that (v) is limited to adding or replacing lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date of this Agreement, (w) implements or exercises any “market flex” or other similar provisions provided in the Fee Letter as in effect on the date of this Agreement, (x) increases the commitments or the amount of indebtedness thereunder, (y) reduces the commitments or the amount of indebtedness thereunder not constituting part of the Debt Financing or (z) reduces the commitments or the amount of indebtedness thereunder by the amount of proceeds actually received from any private or capital markets debt financing in replacement thereof and available at the Closing.

(c)           From and after the date of this Agreement and through the earlier of the Closing and the date on which this Agreement is terminated in accordance with Article XI, Oxford shall, and shall cause its controlled Affiliates (including Holdco if it is a Controlled Affiliate at such time) and the Target Companies to, and shall use reasonable best efforts to cause its and their respective Representatives to, provide, on a timely basis, in each case subject to Cambridge’s reimbursement and indemnification obligations in this Section 7.16(c) and Section 7.16(d), such reasonable assistance and cooperation as is customary and reasonably requested by Cambridge and/or the Financing Sources in connection with Cambridge’s obtaining, marketing and arrangement of the Financing, including:

(i)            furnishing Cambridge and the Financing Sources and their respective Representatives with (A) all historical financial information regarding the Business, Oxford and the Target Companies reasonably requested by Cambridge or the Financing Sources in order to market and consummate the Financing, including the historical financial statements required to be delivered pursuant to the Commitment Letter and the information necessary for Cambridge to prepare pro forma financial statements required to be delivered pursuant to the Commitment Letter (in each case as in effect on the date hereof, or any similar provisions pursuant to any amendments to the Commitment Letter in a manner not prohibited by Section 7.16(a) or Section 7.16(b) or pursuant to any Alternative Financing) (provided that Oxford shall not be required to provide any audited financial statements for fiscal years prior to 2013), and (B) such other information regarding the Business, Oxford and the Target Companies as may be reasonably requested by Cambridge, the Financing Sources or their respective agents to prepare customary bank information memoranda, lender and investor presentations, offering memoranda and private placement memoranda (including under Rule 144A under the Securities Act), and registration statements and prospectuses (including on Form S-1) under the Securities Act, including (x) customary “management’s discussion and analysis of financial condition and results of operations” disclosure regarding the Business and (y) such other information and data as are otherwise reasonably necessary in order to receive customary “comfort” letters with respect to the financial statements and data referred to in this clause (i), including as to customary negative assurance and change period comfort and other materials in connection with a syndicated bank financing or other debt offering in connection with the Financing (including information reasonably requested by such Persons so as to permit Cambridge to prepare the “Projections” contemplated by the Commitment Letter) (all information required to be delivered pursuant to this clause (i) being referred to collectively as the “Required Information”);

(ii)           furnishing Cambridge with documentation and other information reasonably requested by such Financing Sources required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act to the extent reasonably requested by Cambridge or such Financing Sources at least ten (10) Business Days prior to the Closing Date;

(iii)          using reasonable efforts to participate (including by making members of senior management, certain Representatives and certain non-legal advisors, in each case with appropriate seniority and expertise, available to participate) in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders, underwriters, initial purchasers and purchasers of, the Financing), due diligence sessions, presentations and “road shows”, drafting sessions and sessions with rating agencies in connection with the syndication or other marketing of the Financing, in each case upon reasonable advance notice and at mutually agreed times;

(iv)          reasonably cooperating with the Financing Sources’ and their respective agents’ due diligence, including providing reasonable access to documentation reasonably requested by such Persons in connection with lending or capital markets transactions;

(v)           reasonably cooperating with the marketing efforts for any portion of the Financing, including using reasonable best efforts to ensure that any syndication effort benefits materially from any existing lending and investment banking relationship;

(vi)          reasonably aiding in the preparation of documentation, including bank information memoranda, lender and investor presentations, offering memoranda and private placement memoranda (including under Rule 144A under the Securities Act), and registration statements and prospectuses (including on Form S-1) under the Securities Act (including, in the case of bank information memoranda, offering memoranda and private placement memoranda, the delivery of customary authorization and representation letters), rating agency presentations, road show presentations and written offering materials and similar documents used to complete such Financing, in each case, to the extent information contained therein relates to the Business, Oxford and the Target Companies and is customarily included in such documents;

(vii)         using reasonable best efforts to cause Oxford’s certified independent auditors to provide (A)(x) consent to use of their reports in any materials relating to the Financing, including offering memoranda that include or incorporate Oxford’s consolidated financial information and their reports thereon and (y) auditors’ reports and customary comfort letters with respect to financial information included in the Required Information in customary form, including as to customary negative assurance and change period comfort, and (B) other customary documentation and assistance (including reasonable assistance in the preparation of pro forma financial statements by Cambridge) (for the avoidance of doubt, the auditors will provide such documents and assistance in advance of the Effective Time in connection with any part of the Financing);

(viii)        using reasonable best efforts to provide information in the preparation of documents for Closing, to the extent such information pertains to Oxford, the Business or the Target Companies;

(ix)          to the extent that Holdco or its Subsidiaries, in each case when a controlled Affiliate of Oxford, or any Target Company is to be party to any definitive agreements in respect of the Financing following the Effective Time and the relevant signatories will continue in office post-Closing, providing (including using reasonable best efforts to obtain such documents from its advisors) customary certificates, corporate authorizations, or other customary closing documents and definitive agreements as may be reasonably requested by Cambridge or the Financing Sources;

(x)           taking all actions reasonably necessary in connection with the payoff of existing Indebtedness (excluding any Indebtedness permitted to be outstanding on the Closing Date, if any) of any Target Company at the Closing and the release of any related Lien at the Closing (including, without limitation, obtaining customary payoff letters, security agreement and lien terminations, mortgage releases, UCC releases and authorization letters, release and delivery of possessory collateral, termination of control agreements and other instruments of release or discharge, and delivery of notices of prepayment or redemption); provided that the effectiveness of any such documents shall be subject to delivery of sufficient funds by Cambridge or, at or substantially simultaneously with the Closing, Holdco to Oxford or the applicable borrower;

(xi)          providing authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about Oxford or its Subsidiaries or their respective Affiliates or securities;

(xii)         informing Cambridge if the Oxford Board or a committee thereof, Oxford’s chief financial officer or any other executive officer of Oxford concludes that any previously issued financial statements included or intended to be used in the Required Information should no longer be relied upon;

(xiii)        informing Cambridge promptly if any member of the Oxford Board or any executive officer of Oxford shall have knowledge of any facts as a result of which a restatement of any of Oxford’s or its Subsidiaries’ financial statements is probable; and

(xiv)        taking all actions to remove all recorded mechanics’ Liens of record on the Oxford Real Property.

Notwithstanding the foregoing, it is understood and agreed that Oxford, its controlled Affiliates and the Target Companies (i) shall not be required to take any action that would require them to incur any other cost or expense that is not reimbursed promptly by Cambridge pay any commitment or similar fee, incur any actual or potential liability, or provide or agree to provide any indemnity, in each case in connection with the Financing or any cooperation provided pursuant to this Section 7.16(c). In no event shall Oxford and its controlled Affiliates be required by the terms of this Section 7.16(c) to: (A) take any actions to the extent such actions would unreasonably interfere with the ongoing business or operations of Oxford and its Subsidiaries or controlled Affiliates; (B) take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Charter Documents of Oxford, its Subsidiaries or controlled Affiliates, any applicable Laws, or any Contract to which Oxford, its Subsidiaries or controlled Affiliates is a party; or (C) execute or deliver, or take any corporate or other action to adopt or approve, any document, agreement, certificate or instrument with respect to the Financing, including any pledge or security documents or closing certificates, other than those applicable only to Holdco or its Subsidiaries, in each case when a controlled Affiliate of Oxford, or the Target Companies, and that are effective no earlier than, and conditioned on the occurrence of, the Closing. Oxford hereby consents to the reasonable use of Oxford’s, its controlled Affiliates’ and the Target Companies’ trademarks, service marks and logos in connection with the Financing; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage Oxford or its controlled Affiliates and the Target Companies or the reputation or goodwill of Oxford or its Affiliates and the Target Companies, and on such other customary terms and conditions as shall be mutually agreed.

(d)           Cambridge shall from time to time, promptly upon request by Oxford, reimburse Oxford for all documented and reasonable out-of-pocket costs and expenses

(including reasonable professional fees and expenses) incurred by Oxford, its Subsidiaries, its controlled Affiliates and their respective Representatives in connection with the Financing, including in connection with this cooperation of Oxford, its controlled Affiliates and their respective Representatives contemplated by Section 7.16(c) (other than any cost and expenses incurred in connection with the covenant set forth in Section 7.16(c)(xiv)), and shall indemnify and hold harmless Oxford, its Subsidiaries and controlled Affiliates and their respective Representatives from and against any and all losses, damages, claims, interest, awards, judgments, penalties, costs and expenses suffered or incurred by any of them in connection with claims asserted by a Financing Source in connection with the arrangement of the Financing and costs and expenses incurred in defending such claims, and any information used in connection therewith, except (i) to the extent suffered or incurred as a result of such indemnitee’s or such indemnitee’s respective Representatives’ gross negligence, bad faith, willful misconduct or material breach of this Agreement, or (ii) with respect to any material misstatement or omission in information provided hereunder by any of the foregoing Persons expressly for use in connection herewith or the Financing.

(e)           All non-public or otherwise confidential information regarding Oxford or its Affiliates obtained by Cambridge, Holdco, their Financing Sources or their Representatives pursuant to this Section 7.16 shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be shared (x) on a non-public basis with participants in the Financing who enter into confidentiality arrangements customary for financing transactions of the same type as the applicable Financing and (y) on a confidential basis with rating agencies; provided, however, that such information may be included in bank information memoranda, lender and investor presentations, offering memoranda and private placement memoranda (including under Rule 144A under the Securities Act).

Section 7.17          Intercompany Obligations. Other than pursuant to this Agreement (including the Restructuring Steps Plan), the Ancillary Agreements and the intercompany obligations described in Section 7.17 of the Oxford Disclosure Letter, Oxford shall take such actions as may be necessary so that, as of the Closing Date, all liabilities, Indebtedness or other obligations owed between the Business or the Target Companies, on the one hand, and Oxford or any Related Person, on the other hand, shall be settled, discharged or released in accordance with the Restructuring Steps Plan, without any remaining liability of any kind on the part of any Target Company, except to the extent of any liability that shall be settled pursuant to Section 1.9 of this Agreement and the Restructuring Steps Plan. Oxford and Cambridge acknowledge and agree (on behalf of themselves and on behalf of each of their Affiliates) that all Contracts between the Business or the Target Companies, on the one hand, and Oxford or any Related Person, on the other hand, other than pursuant to this Agreement, the Ancillary Agreements and the intercompany obligations described in Section 7.17 of the Oxford Disclosure Letter, shall be deemed terminated as of the Closing Date and of no further force or effect, without any remaining liability of any kind on the part of any Target Company as result of or in connection with such termination or otherwise, and Oxford and Cambridge shall cause each of their Affiliates not to take any action or assert any claim that is inconsistent with such deemed termination.

Section 7.18          Operational Matters. At Cambridge’s request and expense, Oxford shall use reasonable best efforts to cooperate in good faith with Cambridge with respect to the actions set forth on Section 7.18 of the Oxford Disclosure Letter; provided that neither the failure to complete such actions prior to the Closing, nor the results of any such actions, shall be the basis for the failure of any condition to the Closing set forth in Article X to be satisfied.

Section 7.19          Oxford Indebtedness.

(a)           At Cambridge’s request, Oxford shall use reasonable efforts to cooperate with Holdco to permit Holdco to cause IFCO to issue not earlier than the Effective Time a notice of optional redemption for all of the Series 2013 Bonds pursuant to the requisite provisions of the Indenture and the Bond Financing Agreement.

(b)           At the written request of Cambridge at least ten (10) days prior to the Closing, Oxford shall, in respect to each credit facility of a Target Company (excluding any Indebtedness permitted to be outstanding on the Closing Date, if any), obtain at the Closing a payoff letter (or written confirmation that no amounts are then outstanding and, if applicable, that all commitments have been terminated under such credit facility) from the agents under such credit facilities in form and substance reasonably satisfactory to Cambridge; provided that the effectiveness of any such documents shall be subject to delivery of sufficient funds by Cambridge to Oxford or the applicable borrower to the extent delivery of such funds is required pursuant to the terms of this Agreement.

Section 7.20          Convertible Bonds.

(a)           Oxford and Cambridge agree that the Transactions constitute a sale or transfer of substantially all of the assets of Oxford to Holdco within the terms of Condition 6(m) of the Convertible Bonds and, accordingly, the provisions of Condition 6(m) of the Convertible Bonds shall be applicable.

(b)           Oxford, Cambridge and Holdco shall take such action as may be necessary to ensure that at or around the Effective Time: (i) Holdco shall be substituted in place of Oxford as the issuer of the Convertible Bonds in accordance with Clause 15.2 of the Convertible Bond Trust Deed; and (ii) the Convertible Bonds shall become convertible into shares and other securities and property of Holdco on such basis and with such Conversion Price as may be determined in good faith by the Convertible Bond Independent Adviser in accordance with Condition 6(m)(ii) of the Convertible Bonds.

(c)           Oxford, Cambridge and Holdco agree to: (i) comply fully with the terms of the Convertible Bonds and the Convertible Bond Trust Deed, including giving any and all notices required to be given by such Person under the terms of the Convertible Bonds and the Convertible Bond Trust Deed prior to the Effective Time with respect to the Transactions and delivering all documents required under the terms of the Convertible Bonds and the Convertible Bond Trust Deed; (ii) consult with the other Parties in relation to the appointment of the Convertible Bond Independent Adviser and all discussions with the Convertible Bond Trustee and the Convertible Bond Independent Adviser; and (iii) take all actions as are reasonably requested by any other Party to carry out the purposes of this Section 7.20 and to cooperate with the other Parties in relation thereto.

(d)           Prior to the anticipated Closing Date, Oxford shall use commercially reasonable efforts in compliance with applicable Law to make an offer to the holders of the Convertible Bonds designed to incentivize such holders of Convertible Bonds to exercise their conversion rights with respect to the Convertible Bonds prior to the time of the Distribution; provided that such offer need not be commenced prior to the time that is reasonably proximate to the anticipated Closing Date. Oxford shall determine the terms of the offer in good faith, after prior consultation with Cambridge. Oxford shall keep Cambridge informed in a timely manner of the status of any such offers to holders of the Convertible Bonds.

(e)           Oxford shall use commercially reasonable efforts to list the Convertible Bonds prior to the Closing Date on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007.

(f)            Unless Oxford and Cambridge agree in writing on the Convertible Bond Premium to Parity Value at least 10 day prior to the Closing Date, at least 5 days prior to the Closing Date, each of Oxford and Cambridge shall appoint a recognized international investment banking firm with experience valuing convertible bonds, such as the Convertible Bonds (a “Recognized Investment Banking Firm”), to determine the Convertible Bond Premium to Parity Value. The Recognized Investment Banking Firms selected by Cambridge and Oxford shall appoint a third Recognized Investment Banking Firm. If the two Recognized Investment Banking Firms appointed by Oxford and Cambridge are unable to agree on a third Recognized Investment Banking Firm, the third Recognized Investment Banking Firm to be appointed hereunder shall be determined by lot on the 3rd day prior to Closing from one proposed Recognized Investment Banking Firm submitted by Oxford (who shall not be the Recognized Investment Banking Firm selected by Oxford in accordance with this Section 7.20(f)) and one proposed Recognized Investment Banking Firms submitted by Cambridge (who shall not be the Recognized Investment Banking Firm selected by Oxford in accordance with this Section 7.20(f)). Each party will bear the fees and expenses of its own Recognized Investment Banking Firm, and the fees and expenses of the third Recognized Investment Banking Firm shall be borne equally by Oxford and Cambridge.

(g)           As soon as practicable after the Convertible Bond Independent Adviser shall have completed, and informed Cambridge and Oxford of, the determination pursuant to clause (ii) of Section 6(m) of the Conditions in connection with the Transactions and in any event prior one (1) day prior to the Closing Date, each of the three Recognized Investment Banking Firms appointed hereunder shall submit its good faith estimate of the Convertible Bond Premium to Parity Value to Oxford and Cambridge. If the good faith estimate of the Convertible Bond Premium to Parity Value submitted by the Recognized Investment Banking Firms appointed by each of Oxford and Cambridge are within 10% of each other, unless otherwise agreed in writing by Oxford and Cambridge, the Convertible Bond Premium to Parity Value for purposes of the adjustments contemplated by Section 1.2 of this Agreement and related definitions shall be the average of such values. If the good faith estimate of the Convertible Bond Premium to Parity Value submitted by the Recognized Investment Banking Firms selected by each of Oxford and Cambridge differ by more than 10%, unless otherwise agreed by Oxford and Cambridge, the Convertible Bond Premium to Parity Value submitted by the third Recognized Investment Banking Firm shall be the Convertible Bond Premium to Parity Value for purposes of the adjustments contemplated by Section 1.2 of this Agreement and related definitions.

(h)           If, at any time after the Closing Date and prior to March 31, 2017, the Convertible Bonds may be redeemed in accordance with Clause 7(b) of the Conditions, Holdco shall use commercially reasonable effects to redeem the Convertible Bonds in accordance with Clause 7(b). If the Convertible Bonds are called for redemption, on the Optional Redemption Date (as defined in the Convertible Bond Trust Deed) Holdco shall issue to Oxford (i) the Convertible Bond Share Reduction Amount minus (ii) the number of shares of Holdco Common Stock equal to the aggregate amount of interest paid or payable on the Convertible Bonds after the Closing Date through the Optional Redemption Date divided by the volume weighted average price per share of Holdco Common Stock on the NYSE for the ten (10) consecutive trading days ending upon and including the third (3rd) trading day immediately prior to the Optional Redemption Date as calculated by Bloomberg Financial LP under the function “VWAP”.

Section 7.21          Trademark Licenses. Holdco shall have the right to use the names and marks set forth in Section 7.21 of the Oxford Disclosure Letter in connection with the operation of the Business for a period of up to twelve (12) months following the Closing Date. After such twelve (12)-month period, Holdco shall discontinue all use of any such names and marks and any Trademarks related thereto or containing or comprising such names, including any confusingly similar or dilutive variations thereof (the “Oxford Marks”). In furtherance thereof, as soon as practicable, but in no event later than twelve (12) months following the Closing Date, Holdco shall, and shall cause each of its Subsidiaries to, remove, strike over, or otherwise obliterate all Oxford Marks from all assets and other materials owned by such Person, including any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, websites, email, computer software and other materials and systems. Holdco agrees to use, and cause its Subsidiaries to use, the Oxford Marks (i) in a form and manner of that in effect for the Oxford Marks as of the Closing Date or as otherwise reasonably requested by Oxford and (ii) only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which Oxford used the Oxford Marks prior to the Closing Date. Any goodwill generated by the use of the Oxford Marks pursuant to this Section 7.21 shall inure solely to the benefit of Oxford. Holdco acknowledges that the Oxford Marks are owned exclusively by Oxford, and it shall have no rights to use thereto after such twelve (12)-month period following the Closing Date nor challenge Oxford’s rights thereto. Notwithstanding the foregoing, Holdco shall change the legal entity names of all Target Companies so as not to use any Oxford Marks as soon as reasonably practicable (and in any event within one (1) month) following the Closing Date.

Section 7.22          Firewater Shareholder Agreement. Between the date of this Agreement and the Closing Date, Cambridge and Oxford will work together in good faith to prepare a mutually agreeable shareholder agreement by and between Firewater One, Holdco and Oxford consistent with the terms set forth in the term sheet attached hereto as Exhibit B (the “Firewater One Shareholder Agreement”)

Section 7.23          Further Assistance. From and after the Closing, subject to the conditions and limitations and upon the terms of this Agreement, each Party shall use reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to carry out the intent and purposes of this Agreement and to consummate and make effective the Transactions. Without limiting the generality of the foregoing, subject to the conditions and limitations and upon the terms of this Agreement, each Party shall reasonably cooperate with the other Parties, shall execute and deliver such further documents, certificates, agreements and instruments and shall take such other actions as may be reasonably requested by the other Parties to evidence or reflect the Transactions (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder).

Section 7.24          Firewater One. If the conditions set forth in the Firewater One Term Sheet shall not have been satisfied as of the Closing, Cambridge may by written notice to Oxford elect that this Agreement be deemed modified such that: (a) the references to Firewater One in the first recital shall be deleted and the definition of Purchased Companies shall not include Firewater One; (b) the fifth recital shall be deleted and the definitions of Cambridge-Purchased Equity Interest and Purchased Equity Interest shall not include any Capital Stock of Firewater One; (c) all references to the Natgasoline Construction Contract shall be deleted; (d) all references to the Natgasoline Complex shall be deleted; (e) clause (d) in the definition of Business shall be deleted; (e) Section 1.7, 1.8 and 7.22 shall be deleted in their entirety; (f) all references to the Firewater One Shareholder Agreement, the Firewater One Consideration and the Stock Sale shall be deleted; and (g) Sections 1.7 and 1.8 shall be deleted in their entirety.

Section 7.25          Directors and Officers Indemnification. For a period of at least six (6) years after the Closing Date, Holdco shall not, and shall not permit any Target Company to, amend, repeal or modify any provision in any Target Company’s Charter Documents relating to the exculpation, indemnification or advancement of expenses with respect to any individual who is now, or who has been at any time prior to the date of this Agreement, or who becomes prior to the Closing, a director or officer of a Target Company, in connection with acts or omissions occurring on or prior to the Closing Date, whether asserted or claimed prior to, on or after the Closing Date (including in respect of any matters arising in connection with this Agreement, the Merger or the other Transactions), unless, and only to the extent, required by applicable Law.

Section 7.26          Director and Officer Resignations. To the extent requested by Cambridge in writing at least twenty (20) Business Days prior to the Closing, Oxford shall (a) obtain and deliver to Cambridge at the Closing duly signed resignation letters, effective immediately after the Closing, of any directors and officers (or the equivalents) of the Purchased Companies (other than Firewater One) and (b) use commercially reasonable efforts to obtain and deliver to Cambridge at the Closing duly signed resignation letters, effective immediately after the Closing, of any directors and officers (or the equivalents) of any other Target Companies (other than Firewater One and any of its Subsidiaries).

Section 7.27          Transaction Litigation. Each Party shall, subject to the preservation of privilege and confidential information, (a) give the other Parties the opportunity to participate in (but not control) such Party’s defense or settlement of any stockholder litigation against such Party and/or its directors or executive officers relating to this Agreement, the

Merger or the other Transactions and (b) not settle or offer to settle any such litigation without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed).

Section 7.28          State Takeover Statutes. In the event that any “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination” or other similar anti-takeover Law (including Section 203 of the DGCL) becomes applicable to the Merger or any of the other Transactions, each Party and its board of directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other Transactions.

Section 7.29          Obligations of Holdco and MergerCo. Cambridge and Oxford shall cooperate to cause each of Holdco and MergerCo, as applicable, to perform those obligations it is required to perform at or prior to the Closing under this Agreement and any Ancillary Agreement. Neither Cambridge nor Oxford will take any action that would reasonably be expected to cause the representations and warranties of Holdco not to be true and correct in all material respects. From the date of this Agreement to the earlier of the Closing and the date on which this Agreement is terminated pursuant to Section 11.1, each of Cambridge and Oxford shall, and shall cause their respective designees acting as directors or shareholders of Holdco to, cause Holdco and MergerCo to take all actions contemplated by this Agreement (including the Restructuring Steps Plan) to be taken by Holdco and MergerCo and to not take any other action without the prior written consent of Oxford and Cambridge (such consent not to be unreasonably withheld, conditioned or delayed). Prior to the Closing, the Parties acknowledge and agree that Holdco will create one or more additional Subsidiaries and otherwise take steps to prepare its Subsidiary structure (including capital structure) for the Transaction. The structure to be in place as of the Closing shall be determined in good faith by Cambridge, after prior consultation with Oxford.

Section 7.30          Tax Opinions.

(a)           Each of Holdco and Cambridge shall use its reasonable best efforts to obtain the 7874 Opinion. Each of Holdco, Cambridge and Oxford shall deliver to Skadden customary representations and covenants reasonably satisfactory in form and substance to Skadden.

(b)           Each of Holdco and Oxford shall use its reasonable best efforts to obtain the 355 Opinion. Each of Holdco and Oxford shall deliver to Cleary Gottlieb Steen and Hamilton LLP (“Cleary Gottlieb”) customary representations and covenants reasonably satisfactory in form and substance to Cleary Gottlieb.

Section 7.31          Solvency Opinion. Oxford shall use its reasonable best efforts to obtain the Solvency Opinion. Oxford shall deliver to Rothschild Inc. (“Rothschild”) customary representations, warranties and covenants reasonably satisfactory to Rothschild.

Section 7.32          Transfer Restrictions. Notwithstanding any other provision of this Article VII, Oxford covenants Retained Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. federal and U.S. state securities laws. Each share certificate representing Retained Shares (and any shares of Holdco issued in respect thereof or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, reclassifications or capital reorganizations occurring after the issuance of the Retained Shares) shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

In connection with any disposition of any such securities, Oxford agrees that it will, if requested by Holdco and as a condition to such disposition (other than a disposition pursuant to an effective registration statement under the Securities Act), deliver at its expense to Holdco an opinion of reputable U.S. counsel selected by Oxford and reasonably acceptable to Holdco, in form and substance reasonably satisfactory to Holdco and counsel for Holdco, that such disposition does not require registration under the Securities Act.

Section 7.33          Natgasoline Subdivision. The Parties acknowledge and agree that the land on which the Oxford Owned Real Property identified in Section 4.21(a) of the Oxford Disclosure Letter which is a greenfield methanol production facility located in Beaumont, Texas known as “Natgasoline LLC” (the “Natgasoline Existing Parcel”) will be partitioned and subdivided as determined by the Parties prior to the Closing and in accordance with the Restructuring Steps Plan, such that ownership of a portion of the Natgasoline Existing Parcel (the “Transferred Natgasoline Parcel”) will remain vested in Natgasoline LLC and ownership of the remainder of the Natgasoline Existing Parcel (the “Oxford/Cambridge Natgasoline Parcel”) will be conveyed by deed to a new entity of which following the Closing, if Cambridge shall not have made the election contemplated by Section 7.24, 45% will be owned, directly or indirectly, by Cambridge and 55% will be owned, directly or indirectly, by Oxford, such entity contemplated to be named “Natgasoline Land Holding LLC”. The Parties agree that, prior to the Closing and in accordance with the Restructuring Steps Plan, Oxford shall cause the Natgasoline LLC entity to take all actions reasonably necessary to complete the partition and subdivision, including actions necessary to ensure that the Transferred Natgasoline Parcel and the Oxford/Cambridge Natgasoline Parcel are recognized as separate real estate parcels and tax lots. Section 7.33 of the Oxford Disclosure Letter sets forth a depiction of the parties’ understanding of those portions of the Natgasoline Existing Parcel which will comprise the

Transferred Natgasoline Parcel and the Oxford/Cambridge Natgasoline Parcel, it being understood and agreed that a survey of the Natgasoline Existing Parcel will be completed to more precisely identify the separate parcels. As part of such partition and subdivision process, such access and other easements and rights of way shall be granted as shall be reasonably necessary so that the newly subdivided parcels can maintain substantially the same uses they currently support, without any material interruptions to or material adverse impact on the businesses to be conducted on either such parcel. Oxford shall be responsible for all costs and expenses in connection with such partition and subdivision including, the cost of a survey, it being understood that Oxford has already engaged a surveyor; provided, however, that Cambridge shall be responsible for the cost of any separate counsel which it engages to advise it in connection with such partition and subdivision. The Parties agree that no separate consideration shall be payable by either to the other in connection with such partition and subdivision, either prior to, at or following the Closing. To the extent that either Party desires to obtain title insurance on its subdivided parcel, it may do so at its own sole cost and expense.

Section 7.34          Domain Names. On or prior to Closing, Oxford shall or shall cause the registrant of the domain names set forth on Section 7.34 of the Oxford Disclosure Letter to change the registered owner as recorded by the applicable registrar of such domain names to a Target Company.

Section 7.35          Guarantees. Holdco and Cambridge each shall use commercially reasonable efforts to procure the return or unconditional release of, or cause Holdco or Cambridge to be substituted in all respects for, any guarantee or credit support provided by, or any letter of credit, performance bond or surety posted by, any Oxford Company, in each case effective as of the Closing Date, which letter of credit, performance bond or surety is solely for the benefit a Target Company in connection with the Business. If as of the Closing Date Holdco and Cambridge shall have failed to procure any such return or release or to have caused any such substitution, then Holdco and Cambridge shall continue to use such commercially reasonable efforts and, to the extent the Oxford Companies are not fully and irrevocably released and discharged therefrom, Holdco shall indemnify and hold harmless the Oxford Companies from and against, and pay and reimburse the Oxford Companies for, any and all Losses incurred or sustained the Oxford Companies to the extent arising out of any such failure, other than any such Losses due to the gross negligence or willful misconduct of any such Oxford Company.

ARTICLE VIII

INDEMNIFICATION

Section 8.1            Survival. The representations and warranties and covenants and agreements that contemplate performance prior to the Closing contained in this Agreement shall survive the Closing and continue in full force and effect for a period of fifteen (15) months (it being understood that such representations and warranties and covenants and agreements shall terminate on, and no claim or action with respect thereto may be brought after, the date that is fifteen (15) months after the Closing); provided that (i) the representations and warranties contained in Section 4.2, Section 4.3, Section 4.4, Section 4.12, Section 4.11(b) Section 4.27, Section 5.2, Section 5.3 and Section 5.14 shall survive the Closing and continue in full force and effect until the date that is the six (6) year anniversary of the Closing Date, (ii) the representations and warranties contained in Section 4.14(e) and Section 4.14(f) shall survive the Closing and continue in full force and effect for the applicable statute of limitations (including any valid extension) plus ninety (90) days thereafter and (iii) the other representations and warranties contained in Section 4.14 shall expire on the Closing. The covenants and agreements that contemplate performance in whole or in part after the Closing shall survive the Closing and continue in effect until (x) to the extent such covenants and agreements have an expiration date, such expiration date, and (y) to the extent that such covenants do not have an expiration date, indefinitely. Notwithstanding the preceding sentences, any representation and warranty or covenant or agreement in respect of which indemnification may hereunder be sought shall survive the time at which it would otherwise terminate pursuant to the preceding sentences (and the obligation to indemnify shall not terminate as provided above), with respect to any item as to which, before the expiration of the applicable period, notice of any claim shall have been provided in accordance with the provisions of this Article VIII.

Section 8.2            Oxford’s Indemnity Obligations. From and after the Closing, and subject to the limitations set forth in this Article VIII, Oxford shall indemnify each Cambridge Indemnified Party against, and hold each Cambridge Indemnified Party harmless from and against, any and all claims, actions, causes of action, proceedings, arbitrations, losses, damages, liabilities, judgments, fines, amounts, penalties, assessments and expenses (including reasonable attorneys’ fees and costs of investigation and defense) (the “Losses”) sustained by the Cambridge Indemnified Parties that, directly or indirectly, arise out of or result from:

(a)           any breach of any representation or warranty made by or on behalf of Oxford in this Agreement (other than Section 4.14) (without giving effect to any “materiality” and “Oxford Material Adverse Effect” qualifications and exceptions in such representations and warranties other than those representations and warranties in Section 4.8, Section 4.10(b), the first sentence Section 4.15(a), Section 4.18(a), the first sentence Section 4.19, Section 4.20(a) and the first sentence Section 4.21(c)) (it being understood that for purposes of this Section 8.2(a), such representations and warranties shall be deemed to have been made both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be deemed to have been made only as of such date));

(b)           any breach or nonfulfillment by Oxford, or default by, Oxford under any agreement or covenant in this Agreement;

(c)           the Oxford Companies or their respective businesses, operations, properties or assets, whether before or after the Closing;

(d)           (i) the breach by the Wever Contractor of any of its obligations to achieve Provisional Acceptance (as defined in the Wever EPC Contract) (including the Lender’s Reliability Test set forth in Section 6.1.2.8 of the Wever EPC Contract, which is due to occur after Provisional Acceptance, except to the extent failure to achieve the Lender’s Reliability Test is due to negligence by Cambridge Indemnified Parties), (ii) the breach by the Wever Contractor of Section 6.5(i), (ii), (iii) or (vi) of the Wever EPC Contract, (iii) the breach by the Wever Contractor of its obligation to indemnify IFCO with respect to any Liens (as defined in the Wever EPC Contract), other than Liens resulting from a failure of IFCO to pay amounts due and owing under the Wever EPC Contract after the Closing Date, (iv) solely with respect to events occurring prior to the Closing, the failure by IFCO to pay amounts due and owing to the Wever Contractor under the Wever EPC Contract, (v) any Change Orders (as defined in the Wever EPC Contract) approved by IFCO prior to the Closing, (vi) any Change Orders under the EPC Contract due to Contract Price Adjustment Factors (as defined in the Wever EPC Contract), so long as (A) such Change Order was accepted by IFCO in good faith, (B) approved by the Independent Engineer (as defined in the Wever EPC Contract) and (C) the events giving rise to such Change Order occurred prior to the Closing (but have not been approved by IFCO prior to the Closing) and (vii) any Change Orders under the Wever EPC Contract due to Time Adjustment Factors that extend scheduled Provisional Acceptance Date beyond December 31, 2016; provided that Oxford shall not be required to indemnify the Cambridge Indemnified Parties against or hold any Cambridge Indemnified Parties harmless from any Losses sustained by the Cambridge Indemnified Parties as a result of any delay in the timing of the occurrence of the scheduled Provisional Acceptance, as long as such Provisional Acceptance occurs prior to December 31, 2016, regardless of whether the events causing such delay occurred before or after the Closing; and provided further that, in no event shall Oxford’s maximum total liability pursuant to Section 8.2(d)(i), (ii) or (iii) exceed the amount of liabilities of the Wever Contractor under the respective provisions of the Wever EPC Contract;

(e)           any claims or any proceedings by or on behalf of any holder of Convertible Notes relating to, arising out of or in connection with the Transactions, including the provisions relating to the Convertible Notes set forth in Section 7.20; and

(f)            the amount, if any, by which the Target Company Excess Net Debt exceeds the Estimated Target Company Excess Net Debt;

except to the extent such Losses arise out of or result from a matter for which indemnification would be provided under Section 8.3 without regard to the limitations set forth in Section 8.1 or Section 8.4.

Section 8.3            Holdco’s and Cambridge’s Indemnity Obligations. From and after the Closing, and subject to the limitations set forth in this Article VIII, Holdco and Cambridge shall, jointly and severally, indemnify each Oxford Indemnified Party against, and hold each Oxford Indemnified Party harmless from and against, any and all Losses sustained by the Oxford Indemnified Parties that, directly or indirectly, arise out of or result from:

(a)           any breach of any representation or warranty made by or on behalf of Cambridge in this Agreement (without giving effect to any “materiality” and “Cambridge Material Adverse Effect” qualifications and exceptions in such representations and warranties other than those representations and warranties in Section 5.7 and Section 5.9(b)) (it being understood that for purposes of this Section 8.3(a), such representations and warranties shall be deemed to have been made both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be deemed to have been made only as of such date));

(b)           any breach or nonfulfillment by Cambridge or Holdco of, or default by, Cambridge or Holdco under any agreement or covenant in this Agreement;

(c)           any breach or non-fulfillment by Holdco of, or default by Holdco under, any covenant or agreement to be performed after the Closing; or

(d)           the Target Companies or their respective businesses, operations, properties or assets, after the Closing;

except to the extent such Losses arise out of or result from a matter for which indemnification would be provided under Section 8.2 without regard to the limitations set forth in Section 8.1 or Section 8.4.

Section 8.4            Certain Limitations.

(a)           No amount of Losses shall be payable pursuant to Section 8.2(a) to any Cambridge Indemnified Party or pursuant to Section 8.3(a) to any Oxford Indemnified Party, as applicable, unless the aggregate amount of all Losses that are indemnifiable pursuant to Section 8.2(a) or Section 8.3(a), as applicable, exceeds fifty million dollars ($50,000,000) (the “Deductible”), upon which the aggregate amount of all Losses in excess of such Deductible shall be recoverable by the Cambridge Indemnified Parties or the Oxford Indemnified Parties, as applicable, in accordance with the terms hereof and subject to the other limitations herein; and provided that the Deductible shall not apply to any claims for breach of the representations and warranties in Sections 4.2, 4.3, 4.4, 4.11(b), 4.12, 4.27, 5.2, 5.3 and 5.14. For the avoidance of doubt, the Deductible shall be calculated in the aggregate with respect to all claims to which the Deductible applies by the Cambridge Indemnified Parties pursuant to Section 8.2(a) or all claims to which the Deductible applies by the Oxford Indemnified Parties pursuant to Section 8.3(a), as applicable.

(b)           In no event shall the aggregate amount of Losses for which the Cambridge Indemnified Parties shall be entitled to indemnification pursuant to Section 8.2(a) or for which the Oxford Indemnified Parties shall be entitled to indemnification pursuant to Section 8.3(a) exceed four hundred fifty million dollars ($450,000,000) (the “Cap”); provided that the Cap shall not apply to any claims for breach of the representations and warranties in Sections 4.2, 4.3, 4.4, 4.11(b), 4.12, 4.27, 5.2, 5.3 and 5.14. For the avoidance of doubt, the Cap shall be calculated in the aggregate with respect to all claims by the Cambridge Indemnified Parties pursuant to Section 8.2(a) or all claims by the Oxford Indemnified Parties pursuant to Section 8.3(a), as applicable.

(c)           In no event shall the Cambridge Indemnified Parties be entitled to indemnification pursuant to Section 8.2(a) or the Oxford Indemnified Parties be entitled to indemnification pursuant to Section 8.3(a) for a Loss unless the claim to which such Loss relates together with any other claims arising out of the same facts, events or circumstances involves Losses in excess of five hundred thousand dollars ($500,000) (the “De Minimis Amount”) and if such claim for Losses does not exceed the De Minimis Amount, such claim for Losses shall not be applied to or considered for purposes of the Deductible or Cap; provided that the De Minimis Amount shall not apply to any claims for breach of the representations and warranties in Sections 4.2, 4.3, 4.4, 4.11(b), 4.12, 4.27, 5.2, 5.3 and 5.14.

Section 8.5            Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)           A Person entitled to indemnity under Section 8.2 or Section 8.3 (an “Indemnified Party”) shall give the Person obligated to indemnify under such section (an “Indemnifying Party”) notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Losses, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure.

(b)           If an Indemnified Party shall receive notice of any action or proceeding, audit, claim, demand or assessment made by any Person who is not a party to this Agreement or one of its Affiliates (each, a “Third Party Claim”) against it which may give rise to a claim for Losses under this Article VIII, within sixty (60) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure. The Indemnifying Party shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel reasonably satisfactory to the Indemnified Party if it gives written notice of its intention to do so (which notice shall constitute the Indemnifying Party’s irrevocable acknowledgment and agreement that such Third Party Claim is subject to indemnification by the Indemnifying Party hereunder) to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party. If the Indemnifying Party elects to assume and control any such defense against a Third Party Claim the Indemnified Party may, upon giving prior written notice to the Indemnifying Party, participate in such defense at its own expense. Notwithstanding the foregoing, if (i) the claim for indemnification is with respect to a criminal proceeding, action, indictment, allegation or investigation against the Indemnified Party, (ii) the Indemnified Party has been advised by counsel that (A) a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party or (B) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party has failed or is failing to vigorously prosecute or defend such claim or shall have failed to have engaged counsel reasonably satisfactory to the Indemnified Party within the period of time specified above or (iv) the claim seeks an injunction or other equitable relief against the Indemnified Party, then (A) the Indemnifying Party shall not be entitled to assume or control the defense of any such claim or action, and (B) the Indemnified Party shall have the right to conduct and control the defense of such action or claim with counsel of its choosing. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes and controls the defense of any such claim or proceeding, the Indemnified Party shall not settle such Third Party Claim unless the

Indemnifying Party consents in writing (such consent not to be unreasonably withheld, conditioned or delayed). If the Indemnifying Party assumes and controls the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which may be withheld in the Indemnified Party’s sole discretion), enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing by the Indemnified Party or any of its Affiliates, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party and its Affiliates from all liability in respect of such Third Party Claim, or (iii) imposes equitable remedies or any obligation on the Indemnified Party or any of its Affiliates other than solely the payment of money damages for which the Indemnified Party will be indemnified hereunder.

Section 8.6            General.

(a)           The obligations of Oxford in respect of any claim for Losses under Section 8.2(a) with respect to a breach of the representations and warranties contained in Section 4.17 shall not become operative and effective to the extent arising from any conduct by Holdco, Cambridge or any of their respective Affiliates or Representatives not consistent with that of a reasonable and prudent business person who owns the applicable Oxford Real Property (without consideration of the benefit of any indemnification provided by Oxford).

(b)           The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

(c)           Except (i) in the case of actual fraud, willful misrepresentation or intentional breach or (ii) with respect to claims for specific performance or other equitable remedies, from and after the Closing, the remedies set forth in this Article VIII shall be the sole and exclusive remedies by the Cambridge Indemnified Parties or the Oxford Indemnified Parties for any inaccuracy of any representation or breach of any warranty, covenant or agreement by any of the Parties contained in this Agreement.

(d)           The indemnification provisions in this Article VIII shall be enforceable regardless of whether any Person (including the Person from whom indemnification is sought) alleges or proves the sole, concurrent, contributory or comparative negligence of the Person seeking indemnification or the sole or concurrent strict liability imposed upon the Person seeking indemnification.

(e)           Notwithstanding anything to the contrary in this Agreement, in no event shall any Indemnifying Party be required to indemnify or hold harmless any Indemnified Party under this Agreement for any Losses that are punitive, consequential, special or indirect;

provided, however, that the limitation set forth in this Section 8.6(e) shall not apply to any Losses to the extent (i) such Losses (other than punitive damages) were reasonably foreseeable or (ii) the applicable Indemnified Party was held liable to a third party for such Losses.

(f)            The amount of any Losses that are subject to indemnification under this Article VIII shall be reduced by the amount of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (net of any expenses incurred in obtaining such proceeds or payments, including collection costs and reserves, deductibles, premium adjustments and retrospectively rated premiums) in respect of such Losses or any of the events, conditions, facts or circumstances resulting in or relating to such Losses (“Third Party Payments”). If an Indemnified Party receives any Third Party Payment with respect to any Losses for which it has previously been indemnified (directly or indirectly) by an Indemnifying Party, the Indemnified Party shall promptly (and in any event within five (5) Business Days after receiving such Third Party Payment) pay to the Indemnifying Party an amount equal to such Third Party Payment or, if it is a lesser amount, the amount of such previously indemnified Losses. The Indemnified Party shall use its commercially reasonable efforts to recover under such insurance policies or indemnity, contribution or other similar agreements other than this Agreement for any Losses to the same extent such Party would if such Losses were not subject to indemnification hereunder.

(g)           Nothing in this Article VIII regarding indemnification rights and obligations shall be deemed to override any obligations with respect to mitigation of Losses under applicable Law.

(h)           Oxford shall have rights of subrogation against the Wever Contractor in respect of any matter for which Oxford indemnifies or holds harmless any Cambridge Indemnified Party pursuant to Section 8.2(d).

(i)            Any Losses subject to indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses.

(j)            Cambridge shall have the right to withhold and set-off against any payment due under this Agreement or any of the Ancillary Agreements the amount of any claim for indemnification any Cambridge Indemnified Party is entitled to pursuant to a written agreement between Oxford and Cambridge or a final judicial determination in accordance with Section 12.9 (or other dispute resolution mechanism agreed to in writing by Oxford and Cambridge). The withholding and offset rights set forth in this Section 8.6(i) shall in no way be deemed to limit or override Cambridge’s other remedies and rights under this Agreement or the Ancillary Agreements under applicable Law.

ARTICLE IX

TAX MATTERS

Section 9.1            Transfer Taxes. All Transfer Taxes and related out-of-pocket expenses, if any, arising out of or in connection with the Transactions shall be borne by Holdco. The Party that is required under applicable Laws to file Tax Returns with respect to all such Transfer Taxes shall prepare and file all such necessary Tax Returns with respect to all such

Transfer Taxes, promptly provide the other Parties such Tax Returns and any related documentation and, to the extent required by applicable Law, Oxford, Cambridge and Holdco shall, and shall cause their respective Affiliates to, join in the preparation and execution of any such Tax Returns. To the extent Oxford or any of its Affiliates files such Tax Returns with respect to Transfer Taxes and pays such Transfer Taxes, Holdco shall indemnify and hold harmless and, within ten (10) days of a written request therefor, reimburse such Person for all such Transfer Taxes and any out-of-pocket expenses incurred in connection with the preparation and filing of such Tax Returns.

Section 9.2            Tax Returns.

(a)           Oxford shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns of each Purchased Company and each Target Company Subsidiary that is due (taking account any extensions) on or prior to the Closing Date and shall timely remit, or cause to be timely remitted, all Taxes due in respect of such Tax Returns. Such Tax Returns shall be made in a manner consistent with past practices of each such Purchased Company or Target Company Subsidiary, except to the extent (i) required by applicable Laws or (ii) where filing such Tax Returns in a manner that is not consistent with past practices of each such Purchased Company or Target Company Subsidiary would not increase Taxes of or with respect to (or decrease a Tax attribute of or otherwise available to) any such Purchased Company or Target Company Subsidiary, as the case may be, for a Post-Closing Tax Period.

(b)           Holdco shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns required to be filed by or in respect of each Purchased Company or Target Company Subsidiary after the Closing Date, other than any consolidated or combined Tax Return that is required to be filed by Oxford or one of its Subsidiaries or Affiliates (other than a Purchased Company or Target Company Subsidiary), and shall timely remit, or cause to be timely remitted, all Taxes due in respect of such Tax Returns. Such Tax Returns shall be prepared and all elections with respect to such Tax Returns shall be made in a manner consistent with past practices of each such Purchased Company or Target Company Subsidiary, as applicable, except to the extent required by applicable Law. Before filing any Straddle Period Tax Return or any other Pre-Closing Tax Period Tax Return, Holdco shall provide Oxford with a copy of such Tax Return at least forty (40) days prior to the last date for timely filing such Tax Return, and Holdco shall include, in the Tax Return filed, all reasonable comments provided by Oxford with respect to any such draft copy not later than five (5) days prior to such due date. Oxford shall, and shall cause its Affiliates to, execute any applicable powers of attorney with respect to the filing of such Tax Returns. Holdco shall not, without the written consent (not to be unreasonably withheld) of Oxford, withdraw, repudiate, amend, refile or otherwise modify, or cause or permit to be withdrawn, repudiated, amended, refiled or otherwise modified, any Tax Return filed by or in respect of any Purchased Company or Target Company Subsidiary for any taxable year or period beginning before the Closing Date.

Section 9.3            Tax Indemnity.

(a)           Oxford shall indemnify, defend and hold the Cambridge Indemnified Parties harmless from and against, without duplication, (i) any Taxes imposed on or with respect to any Target Company for any Pre-Closing Tax Period, including any part of the Straddle

Period before the Closing Date apportioned in accordance with Section 9.3(c), (ii) any Taxes imposed on or with respect to any Target Company for which Oxford or one of its Affiliates (other than any of the Target Companies) is primarily liable and which Tax would not have arisen but for the relationship on or at any time before the Closing Date of a Target Company with Oxford or such Affiliate, including a Tax liability pursuant to section 39 and 43 of the Tax Collection Act 1990 (Invorderingwet 1990), or under Treasury Regulations Section 1.1502-6 (or any similar provision of Laws in any jurisdiction) as a result of the membership of any Target Company in an affiliated, consolidated, combined, unitary, or similar group for any taxable period ending on or before, or that includes, the Closing Date, (iii) any breach of the representations and warranties contained in Section 4.14(e) and 4.14(f), (iv) any Transfer Taxes for which Oxford is responsible pursuant to Section 9.1, (v) any Taxes relating to the Separation including, for the avoidance of doubt, any Dutch withholding Taxes on the Distribution, (vi) any Taxes relating to or in connection with Oxford’s and its Affiliates’ exit from Egypt, (vii) any Taxes relating to or in connection with the separation of Oxford Construction Limited and its Affiliates from Oxford and its Affiliates, (viii) any Taxes with respect to the formation of, transfer of assets to or sale of interest in OCI Partners LP, a Delaware limited partnership, (ix) any amounts payable under the Tax Claim Agreement dated February 6, 2015, by and between Oxford and Oxford Construction Limited, and (x) any Taxes relating to the failure of the Midwestern Disaster Relief Revenue Bonds, Series 2012 to qualify as tax-exempt bonds; The obligations of Oxford pursuant to this Section 9.3(a) shall survive until the expiration of the applicable statute of limitations plus thirty (30) days.

(b)                                 Except for such matters for which Oxford is required to indemnify the Cambridge Indemnified Parties pursuant to Section 8.2 or Section 9.3(a), Holdco shall indemnify, defend and hold the Oxford Indemnified Parties harmless from and against any (i) Taxes imposed on or with respect to any Target Company for any Post-Closing Tax Period, including any part of the Straddle Period after the Closing Date apportioned in accordance with Section 9.3(c), and (ii) any Transfer Taxes for which Holdco is responsible pursuant to Section 9.1.

(c)                                  Where it is necessary for purposes of this Agreement to apportion between Oxford and Cambridge the Taxes of a Target Company for a Straddle Period, such liability shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real or personal property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

(d)                                 Any indemnity payments made pursuant to Article VIII or this Article IX shall be treated by the Parties as an adjustment of the cash Consideration described in Section 1.2 or Section 1.7, as appropriate, for all income tax purposes except to the extent otherwise required by applicable Law. Notwithstanding anything contained in this Agreement to the contrary, any indemnity payments made pursuant to Article VIII or this Article IX shall be increased by any Tax cost actually imposed on the Indemnified Party (including by way of withholding Taxes) in respect of receipt of the indemnity payment, and reduced by any Tax Benefit actually realized by the Indemnified Party in respect of the Loss or Tax liability in respect of which the indemnity payment is made.

Section 9.4                                    Tax Sharing Agreements. On the Closing Date, all Tax sharing agreements and arrangements between (i) a Target Company, on the one hand, and (ii) Oxford or any Related Person, on the other hand, shall be terminated, with respect to each such Target Company, effective as of the Closing Date and have no further effect after the Closing Date.

Section 9.5                                    Cooperation, Exchange of Information and Record Retention. The Parties recognize that each Party may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information of the Target Companies held by Oxford, Cambridge, Holdco or any Target Company; therefore, from and after the Closing Date, each Party shall, and shall cause its applicable Affiliates (including the Target Companies) and Representatives to, (a) retain and maintain all such records including all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of a Target Company for each Pre-Closing Tax Period and any Straddle Period until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate (giving effect to any valid extensions) or (ii) six (6) years following the due date for such Tax Returns (giving effect to any valid extensions), (b) allow the other Parties, their Affiliates and Representatives (and Representatives of any of their Affiliates), upon reasonable notice and at mutually convenient times, to access employees and to inspect, review and make copies of such records (at the expense of the Party requesting the records) as such Parties may deem reasonably necessary or appropriate from time to time and (c) as reasonably requested by any Party, cooperate and make employees available at mutually convenient times to provide additional information or explanation of materials or documents. Any information obtained under this Section 9.5 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

Section 9.6                                    Tax Contests.

(a)                                 If a claim for Taxes (including notice of a pending audit) is made by any Tax Authority in writing (a “Tax Contest”), which, if successful, might result in an indemnity payment pursuant to Section 9.3, Holdco shall notify Oxford in writing of the Tax Contest within ten (10) Business Days of the receipt of such Tax Contest; provided, however, that failure to provide such notice shall only reduce Oxford’s liability to the extent that Oxford is actually materially prejudiced as a result thereof.

(b)                                 Oxford shall have the sole right to control, contest, resolve and defend against any Tax Contests to the extent they relate to Taxes for which Oxford is obligated to indemnify the Cambridge Indemnified Parties pursuant to Section 9.3; provided, however, that Holdco may participate in any such Tax Contests at their own expense, including the right to attend any meeting and participate in any communications with the relevant Tax Authority, to the extent such Tax Contest relates to Taxes of a Purchased Company or Target Company Subsidiary; provided, further, that Oxford shall not, and shall not permit any other Person to, concede, settle or compromise a Tax Contest (or portion thereof) to the extent such concession, settlement or compromise could reasonably be expected to affect adversely Cambridge or their Affiliates, including any increase in the Taxes of any Purchased Company or Target Company Subsidiary for any Post-Closing Tax Period, without the prior written consent of Holdco, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that if Oxford fails to assume control of the conduct of any such Tax Contest within thirty (30) days following the receipt by Oxford of notice of such Tax Contest, Holdco may notify Oxford in writing that it has failed to assume control of such Tax Contest, and if Oxford does not assume control of such Tax Contest within five (5) Business Days after such notice, Holdco shall have the right to assume control of such Tax Contest and shall be empowered to settle, compromise and/or concede such Tax Contest upon the prior written consent of Oxford, which consent shall not unreasonably be withheld, conditioned or delayed; provided, further, that Oxford may participate in any Tax Contests described in the preceding clause at its own expense, including the right to attend any meeting and participate in any communications with the relevant Tax Authority, to the extent such Tax Contest relates to Taxes of a Purchased Company or Target Company Subsidiary.

(c)                                  The Cambridge Indemnified Parties shall have the sole right to control, contest, resolve and defend against all Tax Contests of any Purchased Company or Target Company Subsidiary that are not governed by Section 9.6(b) , other than, for the avoidance of doubt, Tax Contests of a consolidated or combined group of which Oxford or any of its Affiliates (other than a Target Company) is the common parent.

Section 9.7                                    Certain Actions.

(a)                                 None of the Parties or any Subsidiary or Affiliate thereof may take or agree to take any action, or knowingly fail to take any action, which action or failure to act would or could reasonably be expected to cause Holdco to be treated as a domestic corporation for U.S. federal income tax purposes following the Effective Time. None of Holdco, Oxford or any Subsidiary or Affiliate thereof may take or agree to take any action, or knowingly fail to take any action, which action or failure to act would or could reasonably be expected to prevent the Restructuring from qualifying for the Tax treatment set forth in Section 1.6.

(b)                                 Notwithstanding anything herein to the contrary, except as expressly authorized by the Restructuring Steps Plan or Article I, none of Oxford and its Subsidiaries and Affiliates shall, nor shall they cause or permit any Person to, (i) forgive any indebtedness of any of the Target Companies or Holdco, (ii) make any capital contribution (without regard to whether or not any Capital Stock is issued) to any of the Target Companies or Holdco, or (iii) take any other action that, for U.S. federal income tax purposes, could be treated as, or deemed to be, the forgiveness of debt of or the contribution of capital (without regard to whether or not any Capital Stock is issued) to any of the Target Companies or Holdco.

(c)                                  Notwithstanding anything herein to the contrary, from the date of this Agreement until after the Effective Time, Oxford shall not (i) raise any new capital, except by the issuance of instruments treated as indebtedness for U.S. federal income tax purposes, but not including any indebtedness that is convertible into the Capital Stock, or any other instrument treated as stock for U.S. federal income tax purposes, of Oxford that would participate in the Distribution, (ii) issue any Capital Stock, or any other instrument treated as stock for U.S. federal income tax purposes, that would participate in the Distribution, except with respect to an exercise of the Convertible Bonds outstanding as of the date of this Agreement, (iii) issue any options to acquire the Capital Stock, or any other instrument treated as stock for U.S. federal income tax purposes, of Oxford, except to the extent that such stock would not participate in the Distribution, or (iv) receive any capital contribution (without regard to whether or not any Capital Stock is issued) for U.S. federal income tax purposes, except to the extent that such capital contribution is in exchange for stock that would not participate in the Distribution.

(d)                                 Notwithstanding anything herein to the contrary, except as expressly authorized by the Restructuring Steps Plan (as such Plan may be modified pursuant to Section 3.1) , none of Oxford and its Subsidiaries and Affiliates shall, nor shall they cause or permit any Person to, modify the terms of any intercompany indebtedness, including by refinancing, reissuance or otherwise, between any of the Target Companies, provided that such intercompany indebtedness may be incurred in the ordinary course of business or repaid in cash.

(e)                                  None of Oxford and its Subsidiaries and Affiliates shall, nor shall they cause or permit any Person to, transfer any of the Share Consideration to a creditor of Oxford or any of its Subsidiaries or Affiliates in satisfaction of any indebtedness, for U.S. federal income tax purposes, of Oxford or any of its Subsidiaries that is associated with the Target Companies or the Business. For the avoidance of doubt, nothing in this Section 9.7(e) shall prevent Oxford or any of its Subsidiaries or Affiliates from selling any Share Consideration and using the proceeds from such sale to satisfy any indebtedness of Oxford or any of its Subsidiaries that is associated with the Target Companies or the Business, provided, however, no such cash proceeds shall be transferred to a creditor of Oxford or any of its Subsidiaries or Affiliates if, to the knowledge of Oxford, such creditor was also the purchaser of such Share Consideration.

ARTICLE X

CONDITIONS TO CLOSING

Section 10.1                             Conditions to Each Party’s Obligation to Close the Transactions. The respective obligations of each Party to consummate the Transactions and to take the other actions required hereunder to be taken at the Closing are subject to the satisfaction (or waiver by Oxford and Cambridge if permitted by applicable Laws) on or prior to the Closing Date of the following conditions:

(a)                                 Cambridge shall have obtained the Cambridge Stockholder Approval.

(b)                                 Oxford shall have obtained the Oxford Stockholder Approval.

(c)                                  The waiting period applicable to the Distribution shall have expired with no opposition being instituted or, if opposition was instituted in accordance with section 2:100 DCC such opposition shall have been withdrawn or otherwise finally settled.

(d)                                 The waiting periods and approvals applicable to the consummation of the Transactions under the HSR Act and under the applicable Antitrust Laws of any other jurisdictions pursuant to which such approval is required in connection with the Transaction shall have expired, been terminated or been obtained, as applicable, in each case without the imposition of a Burdensome Condition.

(e)                                  Any review or investigation under the DPA shall have been concluded, or the Committee on Foreign Investment in the United States or the President of the United States of America shall have determined not to take action authorized thereunder.

(f)                                   The Form S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for that purpose shall have been initiated or threatened in writing (and not withdrawn) by the SEC.

(g)                                  The Holdco Common Stock, including the Merger Consideration and the Share Consideration shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(h)                                 No judgment, temporary restraining order, preliminary or permanent injunction, ruling, determination, decision, opinion or comparable judicial or regulatory action issued by, entered into, or otherwise put into effect by or under the authority of any Governmental Body, or any provision of any applicable Laws (collectively, “Restraints”) shall be in effect that prohibits or makes illegal the consummation of the Transactions (other than any Restraint having only an immaterial effect and that does not impose criminal liabilities or penalties).

(i)                                     No action, proceeding or suit shall have been commenced by Governmental Body and be pending against Holdco, Cambridge or Oxford seeking to restrain, or to obtain any material damages or other material remedy in connection with, the Transactions; provided that the condition set forth in this Section 10.1(i), to the extent it relates to any action, proceeding or suit by any Antitrust Authority or relating to any Antitrust Law, shall be deemed to be satisfied unless the restraint, damages or remedy sought by the applicable Governmental Body constitutes a Burdensome Condition.

(j)                                    The representations and warranties of Holdco contained in Section 6.2 and Section 6.3 shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct in all material respects as of such date) and (ii) all other representations and warranties of Holdco set forth in Article VI, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or “material adverse effect” or similar matters, shall be true and correct, in each case, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct as so made, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Holdco or MergerCo to consummate the Transactions.

(k)                                 Holdco shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(l)                                     There shall have been no (i) change in Law, official interpretation thereof, or officially proposed action by the United States Internal Revenue Service or United States Department of Treasury (whether or not yet approved or effective) with respect to subject matters covered by Code Section 7874 or (ii) passage of any bill that would implement a change in applicable Laws by either the United States House of Representatives or the United States Senate with respect to subject matters covered by Code Section 7874, that, in either of case (i) or (ii), if finalized and made effective, in the opinion of Skadden or Cleary, would reasonably be expected to cause Holdco to be treated as a U.S. domestic corporation for U.S. federal Tax purposes.

(m)                             The Restructuring shall have been completed in all material respects in accordance with the terms and provisions of this Agreement.

(n)                                 If any Convertible Bonds are outstanding as of the Closing Date, the Convertible Bonds shall be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007.

Section 10.2                             Additional Conditions to Obligations of Cambridge. The obligations of Cambridge to consummate the Transactions and to take the other actions required hereunder to be taken by Cambridge at the Closing are further subject to satisfaction of each of the following conditions (any of which may be waived by Cambridge, in whole or in part):

(a)                                 (i) The representations and warranties of Oxford contained in Section 4.10(b) and Section 4.28 shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct in all respects as of such date), (ii) the representations and warranties of Oxford contained in Sections 4.2, 4.3, 4.4, 4.12, 4.23 and 4.27, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or Material Adverse Effect, shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct in all material respects as of such date) and (iii) all other representations and warranties of Oxford set forth in Article IV, in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or “Oxford Material Adverse Effect” or similar matters, shall be true and correct, in each case, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct as so made, individually or in the aggregate, has not had an Oxford Material Adverse Effect.

(b)                                 Oxford shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c)                                  There shall not have occurred after the date of this Agreement an Oxford Material Adverse Effect.

(d)                                 Cambridge shall have received from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) an opinion dated as of the Closing Date to the effect that Section 7874 of the Code (or any other U.S. Tax Laws), existing regulations promulgated thereunder, and official interpretation thereof as set forth in published guidance, should not apply in such a manner so as to cause Holdco to be treated as a domestic corporation for U.S. federal income Tax purposes from and after the Closing Date (the “7874 Opinion”).

(e)                                  Cambridge shall have obtained, each in form and substance reasonably satisfactory to Cambridge, the consents and approvals set forth in Section 10.2(e) of the Oxford Disclosure Letter.

(f)                                   The Net Indebtedness of the Target Companies as of immediately prior to the Closing shall not be greater than two billion one hundred fifty million dollars ($2,200,000,000).

(g)                                  The Oxford Board shall have received from Rothschild a customary “solvency” opinion in form and substance reasonably satisfactory to the Cambridge Board (such opinion to be dated as of the date of the Distribution) (the “Solvency Opinion”).

Section 10.3                             Additional Conditions to Obligations of Oxford. The obligations of Oxford to consummate the Transactions and to take the other actions required hereunder to be taken by Oxford at the Closing are further subject to satisfaction of each of the following conditions (any of which may be waived by Oxford, in whole or in part):

(a)                                 (i) the representations and warranties of Cambridge contained in Section 5.9(b) shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct in all respects as of such date), (ii) the representations and warranties of Cambridge contained in Sections 5.2, 5.3 and 5.14 shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing Date as though made at the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct in all material respects as of such date) and (ii) all other representations and warranties of Cambridge set forth in Article V, in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or “Cambridge Material Adverse Effect” or similar matters, shall be true and correct, in each case, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct as so made, individually or in the aggregate, has not had a Cambridge Material Adverse Effect.

(b)                                 Cambridge shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date.

(c)                                  There shall not have occurred after the date of this Agreement a Cambridge Material Adverse Effect.

(d)                                 Oxford shall have received from Cleary Gottlieb an opinion dated as of the Closing Date to the effect that, under applicable U.S. Tax Law, the Restructuring should qualify for the Tax treatment set forth in Section 1.6 (the “355 Opinion”).

ARTICLE XI

TERMINATION

Section 11.1                             Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated, and the Transactions abandoned, at any time prior to the Closing, whether before or after receipt of the Cambridge Stockholder Approval or Oxford Stockholder Approval:

(a)                                 By the mutual written agreement of Cambridge and Oxford.

(b)                                 By either Cambridge or Oxford:

(i)                                     if the Transactions are not consummated at or before 11:59 p.m., Chicago time, on the date which is one (1) year after the date of the Agreement (such date, the “End Date”); provided, however, that if all conditions to Closing have theretofore been satisfied or waived other than those set forth in Section 10.1(d), Section 10.1(e) or Section 10.1(h) (solely as a result of a Restraint arising under the authority of any Antitrust Authority or under any Antitrust Law) and other than those that by their nature are to be satisfied at the Closing, Cambridge or Oxford may elect, on or prior to the End Date (if this Agreement has not been earlier terminated pursuant to its terms), by written notice to the other Party, on one or more occasions, to extend such date to a date no later than the date which is fifteen (15) months after the date of the Agreement (the latest of any such dates being deemed the End Date); and provided, further, that the right to terminate this Agreement under this Section 11.1(b)(i) shall not be available to any Party whose failure to perform any covenant or obligation or whose willful breach of a provision under this Agreement has been the cause of or resulted in the failure of the Transactions to be consummated on or before such date;

(ii)                                  if (A) any Restraint having any of the effects set forth in Section 10.1(h) shall be in effect and shall have become final and nonappealable or (B) there shall be in effect any Laws that make consummation of the Transactions illegal (other than those having only an immaterial effect and that do not impose criminal liabilities or penalties); provided that the Party seeking to terminate this Agreement pursuant to this Section 11.1(b)(ii) shall have complied in all material respects with its obligations under Section 7.10 and shall have used its reasonable best efforts, consistent with, and subject to, the terms of this Agreement, to remove the Restraint;

(iii)                               if the Cambridge Stockholder Approval is not obtained upon a vote taken at the Cambridge Stockholder Meeting duly convened and concluded (or any adjournment or postponement thereof);

(iv)                              if the Oxford Stockholder Approval is not obtained upon a vote taken at the Oxford Stockholder Meeting duly convened and concluded (or any postponement thereof);

(v)                                 if the closing condition set forth in Section 10.1(l) shall be incapable of being satisfied; or

(vi)                              in the event of a breach by Holdco of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 10.1(j) or Section 10.1(k) (assuming, solely for purposes of this Section 11.1(b)(vi), that the date of such breach is, or such breach is continuing as of, the Closing Date), and (B) cannot be or has not been cured by the earlier of (x) thirty (30) calendar days after the giving of written notice to Holdco describing such breach and the basis for such notice in reasonable detail and (y) the End Date; provided that, in the case of any such breach by Holdco of any covenant or other agreement in this Agreement, the Party seeking to terminate this Agreement pursuant to this Section 11.1(b)(vi) shall have complied in all material respects with its obligations under Section 7.29 as they relate to such covenant or other agreement.

(c)                                  By Cambridge:

(i)                                     prior to receipt of the Oxford Stockholder Approval, if (A) Oxford shall have failed to include the Oxford Board Recommendation in the Oxford Notice; (B) the Oxford Board shall have made an Oxford Adverse Recommendation Change; (C) if in the event that a public offer that constitutes an Acquisition Proposal for Oxford shall have been commenced and Oxford shall not have published its position statement (including a recommendation rejecting such public offer) pursuant to article 18(2) of the Dutch decree on public takeovers within ten (10)

Business Days after such public offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such public offer and affirming the Oxford Board Recommendation; or (D) Cambridge shall have violated or breached in any material respect any of its material obligations under Section 7.4;

(ii)                                  in the event of a breach by Oxford of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 10.2(a) or Section 10.2(b) (assuming, solely for purposes of this Section 11.1(c)(ii), that the date of such breach is, or such breach is continuing as of, the Closing Date), and (B) cannot be or has not been cured by the earlier of (x) thirty (30) calendar days after the giving of written notice to Oxford describing such breach and the basis for such notice in reasonable detail and (y) the End Date; or

(iii)                               if the closing condition set forth in Section 10.2(d) shall be incapable of being satisfied.

(d)                                 By Oxford:

(i)                                     prior to receipt of the Cambridge Stockholder Approval, if (A) Cambridge shall have failed to include the Cambridge Board Recommendation in the Proxy Statement, (B) the Cambridge Board shall have made a Cambridge Adverse Recommendation Change (C) in the event that a tender offer or exchange offer that constitutes an Acquisition Proposal for Cambridge shall have been commenced by a Person unaffiliated with Oxford and Cambridge shall not have published, sent or given to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the ten (10) Business Day period (as specified in Rule 14e-2 under the Exchange Act) after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the Cambridge Board Recommendation; or (D) Cambridge shall have violated or breached in any material respect any of its material obligations under Section 7.5;

(ii)                                  in the event of a breach by Cambridge of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 10.3(a) or Section 10.3(b) (assuming, solely for purposes of this Section 11.1(d)(ii), that the date of such breach is, or such breach is continuing as of, the Closing Date) and

(B) cannot be or has not been cured by the earlier of (x) thirty (30) calendar days after the giving of written notice to Cambridge describing such breach and the basis for such notice in reasonable detail and (y) the End Date; or

(iii)                               if the closing condition set forth in Section 10.3(d) shall be incapable of being satisfied.

Section 11.2                             Effect of Termination. The following provisions shall apply in the event of a termination of this Agreement:

(a)                                 In the event of termination of this Agreement pursuant to Section 11.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for the last sentence of Section 7.6(a), the last sentence of Section 7.6(e), Section 7.9(d), the last sentence of Section 7.10(a), Section 7.16(d), this Section 11.2 and Article XII, each of which shall survive any such termination) and there shall be no liability on the part of Cambridge, Holdco, MergerCo or Oxford, except (i) as set forth in the provisions of this Agreement that survive such termination; and (ii) nothing herein shall relieve any Party from liability for any fraud or willful breach of this Agreement (in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity).

(b)

(i)                                     In the event that this Agreement is terminated by either Cambridge or Oxford pursuant to Section 11.1(b)(iii), then Cambridge shall, within two (2) Business Days of such termination, pay or cause to be paid to Oxford the amount of reasonable out-of-pocket costs and expenses incurred by Oxford and its Affiliates in connection with this Agreement, the Merger and the other Transactions by wire transfer of same day funds to an account designated by Oxford in an amount not to exceed thirty million dollars ($30,000,000).

(ii)                                  In the event that this Agreement is terminated (A) by Oxford pursuant to Section 11.1(d)(i) or (B) by either Cambridge or Oxford pursuant to Section 11.1(b)(iii) if at the time of such termination pursuant to Section 11.1(b)(iii) Oxford had the right to terminate this Agreement pursuant to Section 11.1(d)(i), then Cambridge shall, within two (2) Business Days of such termination, pay or cause to be paid to Oxford an amount equal to one hundred fifty million dollars ($150,000,000) (the “Cambridge Termination Payment”) by wire transfer of same day funds to an account designated by Oxford.

(iii)                               In the event that (A) this Agreement is terminated by Cambridge or Oxford pursuant to Section 11.1(b)(i) or Section

11.1(b)(iii) or by Oxford pursuant to Section 11.1(d)(ii) with respect to the breach of a covenant or agreement, (B) after the date of this Agreement and (x) prior to the time of termination in case of such a termination pursuant to Section 11.1(b)(i) or Section 11.1(d)(ii) or (y) prior to the Cambridge Stockholder Meeting (as it may be adjourned or postponed)in the case of such a termination pursuant to Section 11.1(b)(iii), an Acquisition Proposal for Cambridge shall have been publicly announced or made publicly known or otherwise communicated or made known to Cambridge management or the Cambridge Board (or any third party shall have publicly announced, communicated or made known a bona fide intention, whether or not conditional, to make a proposal with respect to an Acquisition Proposal for Cambridge), and (C) within twelve (12) months following such termination, Cambridge or any of its Subsidiaries executes an agreement with respect to any Acquisition Proposal for Cambridge (whether or not involving the same Acquisition Proposal as that referred to in clause (B)) which is subsequently consummated, or any Acquisition Proposal for Cambridge is consummated (it being understood that, for purposes of this clause (C), the term “Acquisition Proposal” shall have the meaning assigned to such term in this Agreement except that each reference to “fifteen percent (15%) or more” in the definition of “Acquisition Proposal” and “Major Subsidiary” shall be deemed to be a reference to “fifty percent (50%) or more”), then Cambridge shall, prior to or contemporaneously with the consummation of such acquisition or transaction pay, or cause to be paid to Oxford, by wire transfer of same day funds to an account designated by Oxford, the Cambridge Termination Payment (less any amount previously paid by Cambridge pursuant to Section 11.2(b)(i)).

(iv)                              In the event that (i) this Agreement is terminated by either Cambridge or Oxford pursuant to Section 11.1(b)(i) and at the time of such termination any of the conditions to Closing set forth in Section 10.1(d) or Section 10.1(h) (solely as a result of a Restraint arising under the authority of any Antitrust Authority or under any Antitrust Law) shall not be satisfied but all other conditions set forth in Section 10.1 or Section 10.2 (other than, in either such case, any such conditions that by their nature are to be satisfied at the Closing, but which conditions would be satisfied if the Closing Date were the date of such termination) shall have been satisfied or waived or (ii) this Agreement is terminated (x) by either Cambridge or Oxford pursuant to Section 11.1(b)(ii) solely as a result of a Restraint arising under the authority of any Antitrust Authority or under any Antitrust Law or (y) by Oxford pursuant to Section 11.1(d)(ii) as a result of the breach by Cambridge of any covenant or agreement contained in Section 7.10, and, in either case, and at the time of such termination any of the conditions to Closing set forth in Section 10.1(d) or Section 10.1(h) (solely as a result of a Restraint arising under the authority of any Antitrust Authority or under any Antitrust Law) shall not be satisfied but all other conditions set forth in Section 10.1 and Section 10.2 shall be satisfied, shall have been waived or shall be capable of being satisfied at or prior to the End Date, then Cambridge shall, within two (2) Business Days of such termination, pay or cause to be paid to Oxford an amount equal to one hundred fifty million dollars ($150,000,000) by wire transfer of same day funds to an account designated by Oxford; provided, that Cambridge shall have no obligation to pay such amount if (1) documents in Oxford’s or any of its Affiliates’ possession (“Oxford’s Documents”) were produced by Oxford to an Antitrust Authority that failed to provide a necessary clearance or approval of the Transactions, which documents a reasonable Person would believe were a materially adverse factor to the Parties’ failure to obtain such clearance or approval and (2) no documents in Cambridge’s or any of its Affiliates’ possession were produced by Cambridge to such Antitrust Authority that a reasonable Person would believe were as significant an adverse factor as Oxford’s Documents in the Parties’ failure to obtain such clearance and approval.

(v)                                 In the event that this Agreement is terminated by either Cambridge or Oxford pursuant to Section 11.1(b)(iv), then Oxford shall, within two (2) Business Days of such termination, pay or cause to be paid to Cambridge the amount of reasonable out-of-pocket costs and expenses incurred by Cambridge and its Affiliates in connection with this Agreement, the Merger and the other Transactions by wire transfer of same day funds to an account designated by Cambridge in an amount not to exceed thirty million dollars ($30,000,000).

(vi)                              In the event that this Agreement is terminated (A) by Cambridge pursuant to Section 11.1(c)(i) or (B) by either Cambridge or Oxford pursuant to Section 11.1(b)(iv) if at the time of such termination pursuant to Section 11.1(b)(iv) Cambridge had the right to terminate this Agreement pursuant to Section 11.1(c)(i), then Oxford shall, within two (2) Business Days of such termination, pay or cause to be paid to Cambridge an amount equal to one hundred fifty million dollars ($150,000,000) (the “Oxford Termination Payment”) by wire transfer of same day funds to an account designated by Cambridge.

(vii)                           In the event that (A) this Agreement is terminated by Cambridge or Oxford pursuant to Section 11.1(b)(i) or Section 11.1(b)(iv) or by Cambridge pursuant to Section 11.1(c)(ii), (B)

after the date of this Agreement and (x) prior to the time of termination in case of such a termination pursuant to Section 11.1(b)(i) or Section 11.1(c)(ii) or (y) prior to the Oxford Stockholder Meeting (as it may be postponed) in the case of such a termination pursuant to Section 11.1(c)(ii), an Acquisition Proposal for Oxford shall have been publicly announced or made publicly known or otherwise communicated or made known to Oxford management or the Oxford Board (or any third party shall have publicly announced, communicated or made known a bona fide intention, whether or not conditional, to make a proposal with respect to an Acquisition Proposal for Oxford), and (C) within twelve (12) months following such termination, Oxford or any of its Subsidiaries executes an agreement with respect to any Acquisition Proposal for Oxford (whether or not involving the same Acquisition Proposal as that referred to in clause (B)) which is subsequently consummated, or any Acquisition Proposal for Oxford is consummated (it being understood that, for purposes of this clause (C), the term “Acquisition Proposal” shall have the meaning assigned to such term in this Agreement except that each reference to “fifteen percent (15%) or more” in the definition of “Acquisition Proposal” and “Major Subsidiary” shall be deemed to be a reference to “fifty percent (50%) or more”), then Oxford shall, prior to or contemporaneously with the consummation of such acquisition or transaction pay, or cause to be paid to Cambridge, by wire transfer of same day funds to an account designated by Cambridge, the Oxford Termination Payment (less any amount previously paid by Cambridge pursuant to Section 11.2(b)(v)).

(c)                                  Each of Cambridge and Oxford acknowledges that the agreements contained in this Section 11.2 are an integral part of the Transactions and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either party fails to promptly pay or cause to be paid the amount due pursuant to this Section 11.2, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the payment set forth in this Section 11.2 or any portion of such payment, such party shall pay the other party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the payment at the prime rate of Citibank, N.A., in effect on the date such payment was required to be paid, from the date on which such payment was required through the date of actual payment. In no event shall Cambridge or Oxford be obligated pursuant to this Section 11.2 to pay more than one Cambridge Termination Payment or Oxford Termination Payment, respectively.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1                             Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given on the date of delivery if delivered personally, by facsimile (with written confirmation of completed transmission), by email (with receipt confirmed by the intended recipient, or if a duplicate copy is promptly delivered by one of the other methods described in this Section 12.1), or sent by a nationally recognized overnight courier service (with confirmation of delivery) . All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice in a notice given in accordance with this Section 12.1:

If to Cambridge, to:

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, IL 60015-2590

Attn: Douglas C. Barnard

Facsimile: (847) 405-2711

Email: Dbarnard@cfindustries.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

155 N. Wacker Drive

Chicago, IL 60606

Attn: Brian W. Duwe

Attn: Richard C. Witzel, Jr.

Fax: (312) 407-0411

Telephone: (312) 407-0700

Email: brian.duwe@skadden.com

Email: richard.witzel@skadden.com

If to Oxford, to:

OCI N.V.

Honthorststraat 19

1071 DC Amsterdam

The Netherlands

Attn: Erika Wakid

Facsimile: +31 20 723 4501

Email: Erika.Wakid@oci.nl

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen and Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Robert P. Davis

Attn: Paul M. Tiger

Facsimile: (212) 225-3999

Email: rdavis@cgsh.com

Email: ptiger@cgsh.com

Section 12.2                             Interpretation.

(a)                                 When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings (including headings contained in parentheticals to Section and Article references) contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References herein to any gender include the other gender. The term “or” is not exclusive. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”. “Dollars” and “$” shall mean United States dollars. Any reference to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented, modified and in effect from time to time in accordance with its terms. Any references to any Law shall be deemed to refer to such Law as amended from time to time and to include any successor legislation thereto and any rules and regulations promulgated thereunder. References to any document or information having been “made available” or “furnished” by Oxford shall include Oxford or any of its Representatives having posted any such document or information to the online data room hosted on behalf of Oxford and located at https://datasite.merrillcorp.com (the “Data Room”) prior to the execution of this Agreement or provided as an exhibit to any publicly available Oxford Report or MLP Report.

(b)                                 Any covenant or agreement in this Agreement or any Ancillary Agreement that requires Oxford to cause any Target Joint Venture to take (or not take) any action shall be deemed to require Oxford to cause such Target Joint Venture to take (or not take) such action solely to the extent within the control of Oxford.

(c)                                  Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Oxford Disclosure Letter is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Oxford Disclosure Letter is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Oxford Disclosure Letter is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Oxford Disclosure Letter is or is not in the ordinary course of business for purposes of this Agreement.

(d)                                 The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement.

Section 12.3                             Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, when taken together, shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received counterparts thereof signed and delivered by the other Parties. Signatures transmitted electronically shall be accepted as originals for all purposes of this Agreement.

Section 12.4                             Entire Agreement; Third Party Beneficiaries.

(a)                                 This Agreement (including the exhibits hereto, the Disclosure Letters delivered in connection herewith, the Ancillary Agreements and the Restructuring Steps Plan), constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior representations, warranties, agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

(b)                                 This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successor and permitted assigns, except for (i) from and after the Effective Time, the rights of the stockholders of Cambridge to receive the Merger Consideration and the rights of the stockholders of Oxford to receive the Distributable Consideration, (ii) as provided in Section 7.25, Article VIII or Article IX or (iii) solely with respect to each Financing Source, this Section 12.4(b) and Sections 12.7, 12.9(b) and 12.11.

(c)                                  The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 12.8 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 12.5                             Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Laws or public policy in any situation or in any jurisdiction, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the offending term or provision in any other situation or any other jurisdiction. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 12.6                             Assignments.

(a)                                 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(b)                                 In the event that, after the Closing, Oxford, Cambridge, Holdco or any of their respective successors consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets (determined by its properties and assets after the Closing) to any Person, then in each such case, proper provisions reasonably acceptable to Oxford, in the case of Cambridge or Holdco as the consolidating, merging, transferring or conveying Party, or Holdco, in the case of Oxford as the consolidating, merging, transferring or conveying Party, shall be made so that the successors and assigns of the consolidating, merging, transferring or conveying Party shall succeed to such Party’s obligations set forth in this Agreement; provided, that, in connection with any of the foregoing, no Party shall be released from any of its obligations or liabilities hereunder.

Section 12.7                             Amendments. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with this Agreement to the stockholders of Cambridge or Oxford, but, after such approval, no amendment shall be made which by applicable Laws or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties; provided that no modification or amendment to this Agreement shall be made that would adversely affect the rights of the Financing Sources as set forth in Sections 12.4(b), this Section 12.7, Section 12.9(b) or Section 12.11 without the prior written consent of the Financing Sources.

Section 12.8                             Extension; Waiver. At any time prior to the Closing, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, any Ancillary Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or, except as provided in Section 11.1(b)(iii) or (iv), conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. No waiver by any Party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written instrument. Neither any course of conduct nor the failure or delay of any Party to this Agreement to assert any of its rights, remedies or powers under this Agreement or otherwise shall constitute a waiver of those rights, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

Section 12.9                             Governing Law and Venue; Waiver of Jury Trail

(a)                                 THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN, ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF DELAWARE. The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware located in Wilmington, Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the federal courts of the United States of America located in the City of Wilmington in the State of Delaware in respect of all matters arising out of or relating to this Agreement, the interpretation and enforcement of the provisions of this Agreement, the Ancillary Agreements, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.1 or in such other manner as may be permitted by applicable Laws shall be valid and sufficient service thereof.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.9(b).

Section 12.10                      Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties (on behalf of themselves and the third-party beneficiaries of this Agreement provided in Section 12.4(b)) shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction, and each Party hereby irrevocably waives any right it may have to require the provision of any such bond or other security.

Section 12.11                      Certain Claims

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, each of the Parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Laws exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). The Parties further agree that all of the provisions of Section 12.9(b) relating to waiver of jury trial shall apply to any action, cause of action, claim, cross-claim or third party claim referenced in this Section 12.11(a).

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, each of the Parties hereto agrees that any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; provided, however, that, on or prior to the Closing Date, the definitions of “Acquired Business Material Adverse Effect” and “Acquisition Agreement Representations,” as defined in and for the purposes of the Commitment Letter, shall be governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, Oxford agrees that neither it nor any of its Representatives or Affiliates shall have any rights or claims against any Financing Source in connection with or related to this Agreement, the Financing or the Transactions. In addition, no Financing Source shall have any liability or obligation to Oxford or any of Oxford’s Affiliates or Representatives in connection with or related to this Agreement, the Financing or the Transactions, including for any consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. For avoidance of doubt, nothing in this Section 12.11(c) shall modify or alter the rights of Cambridge under the Commitment Letter and any provision of any definitive loan documentation between or among Cambridge, Holdco (or the Surviving Corporation), and any of their Subsidiaries and any Financing Source entered into in connection with or as contemplated by this Agreement, and in the event of a conflict between the foregoing and any provision in the Commitment Letter or any such definitive loan documentation, as applicable, the provisions of the Commitment Letter or any such definitive loan documentation, as applicable, shall govern and control.

Section 12.12        Fees; Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Transactions are consummated. For the avoidance of doubt, except as otherwise expressly provided herein, any costs incurred in connection with this Agreement, the Ancillary Agreements or any aspect of the Restructuring or the other Transactions by Oxford and its Subsidiaries prior to the Closing, shall be paid by Oxford or one or more of the Oxford Companies, and not by the Target Companies.

Section 12.13        Nonrecourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced against, and any lawsuits, claims, suits or proceedings that may be based upon, arise out of, or relate to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be brought against each Person that is expressly named as a Party in such Person’s capacity as such, and only with respect to the specific obligations set forth herein with respect to such Party, and no former, current or future direct or indirect stockholders, equity holders, controlling persons, directors, officers, employees, incorporators, managers, members, trustees, general or limited partners, Affiliates, agents, attorneys or other Representatives of any Party or of any Affiliate of any Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party under this Agreement or for any lawsuits, claims, suits or proceedings (whether at law or in equity, in tort, contract or otherwise) based on, in respect of or by reason of the Transactions or in respect of any representations, warranties, covenants, agreements or statements (whether written or oral, express or implied) made or alleged to have been made in connection herewith.

Section 12.14        Provision Regarding Legal Representation. Recognizing that each of Cleary Gottlieb, Allen & Overy LLP (“Allen & Overy”) and Orrick, Herrington & Sutcliffe LLP (“Orrick”) has acted as legal counsel to Oxford, the Target Companies and their Affiliates in connection with the negotiation, documentation and consummation of the transactions contemplated hereby prior to the Closing (the “Engagement”), and that Cleary Gottlieb, Allen & Overy and Orrick intend to act as legal counsel to Oxford and its Affiliates (which will no longer include the Target Companies) after the Closing, Holdco and Cambridge hereby waive (on their own behalf) and agree to cause their Affiliates (including, after the Closing, the Target Companies) to waive, any conflicts to the extent related to the Engagement that may arise in connection with Cleary Gottlieb, Allen & Overy or Orrick representing Oxford or any of its Affiliates after the Closing as such representation may relate to Holdco, Cambridge and the Target Companies or the Transactions. In addition, notwithstanding anything in this Agreement to the contrary, all communications involving attorney-client confidences between Oxford, the Target Companies and their respective Affiliates, on the one hand, and Cleary Gottlieb, Allen & Overy or Orrick, on the other hand, in the course of the Engagement shall be deemed to be attorney-client confidences that belong solely to Oxford and its Affiliates (and not the Target Companies). Accordingly, the Target Companies shall not have access to any such communications or to the files of Cleary Gottlieb, Allen & Overy or Orrick relating to the Engagement from and after the Closing, and no actions taken by Oxford or any of its Affiliates or Representatives to retain, remove or otherwise protect such communications will be deemed a breach or violation of this Agreement or any Ancillary Agreement. Without limiting the generality of the foregoing, from and after the Closing, (a) Oxford and its Affiliates (and not the Target Companies) shall be the sole holders of the attorney-client privilege with respect to communications relating to the Engagement, and no Target Company shall be a holder thereof, (b) to the extent that files of Cleary Gottlieb, Allen & Overy or Orrick in respect of the Engagement constitute property of the client, only Oxford and its Affiliates (and not the Target Companies) shall hold such property rights and (c) neither Cleary Gottlieb, Allen & Overy nor Orrick shall have any duty whatsoever to reveal or disclose any such attorney-client communications or files in connection with the Engagement to any of the Target Companies by reason of any attorney-client relationship between Cleary Gottlieb, Allen & Overy or Orrick, as the case may be, and the Target Companies or otherwise.

ARTICLE XIII

DEFINITIONS

“Acceptable Confidentiality Agreement” means, with respect to Cambridge or Oxford, as applicable, any customary confidentiality agreement that contains provisions with respect to confidentiality that are no less favorable to such Party in any substantive respect than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means, with respect to Cambridge or Oxford, as applicable, any offer or proposal for, or any indication of interest in, (a) any direct or indirect acquisition or purchase of Cambridge or Oxford, as applicable, or any of its Subsidiaries that constitutes fifteen percent (15%) or more of the consolidated gross revenue or consolidated gross assets of Cambridge or Oxford, as applicable, and its Subsidiaries, taken as a whole (any such Subsidiary, a “Major Subsidiary”), (b) any direct or indirect acquisition or purchase of (i) fifteen percent (15%) or more of any class of equity securities or voting power or fifteen percent (15%) or more of the consolidated gross assets of Cambridge or Oxford, as applicable, or (ii) fifteen percent (15%) or more of any class of equity securities or voting power of any of its Major Subsidiaries, (c) any tender offer that, if consummated, would result in any Person beneficially owning fifteen percent (15%) or more of any class of equity securities or voting power of Cambridge or Oxford, as applicable, or (d) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cambridge or Oxford, as applicable, or any Major Subsidiary of Cambridge or Oxford, as applicable, in each case, by, with or involving a Person other than another Party or any of its Subsidiaries; provided that an offer, proposal or indication of interest that does not contemplate the direct or indirect acquisition or purchase of any assets or Capital Stock of any Target Company and is not otherwise mutually exclusive with or a material impediment or source of delay to the Transactions shall not constitute an Acquisition Proposal for Oxford.

“Affiliate,” with respect to any Person, means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether though ownership of voting securities or equity interest in the registered capital of that Person, by Contract or otherwise). For the avoidance of doubt, Orascom Construction Limited shall be considered an Affiliate of Oxford and its Subsidiaries for the purposes of this Agreement and any Ancillary Agreement.

“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign Laws.

“Ancillary Agreements” means all agreements, instruments, certificates and documents, executed and delivered by either, Cambridge or any of its Affiliates or Oxford or any of its Affiliates under this Agreement or in connection herewith, including the Firewater One Shareholder Agreement, the Holdco Shareholder Agreement and the Registration Rights Agreements.

“Antitrust Authority” means any Governmental Body responsible for the administration and enforcement of Antitrust Law.

“Antitrust Laws” means any Law designed to prohibit restrict or regulate actions for the purpose or effect of monopolization, restraining trade or abusing a dominant position.

“Benefit Plan” means each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, phantom or other stock based award, severance or termination pay, retention, change in control, fringe benefit, employee loan, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other “employee benefit plan” (within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of 3(37) of ERISA), program, agreement (including employment agreements) or arrangement, whether or not subject to ERISA, maintained or contributed to or required to be contributed to by (a) Cambridge or Oxford, (b) any Subsidiary of Cambridge or Oxford or (c) any ERISA Affiliate of Cambridge or Oxford, for the benefit of any current or former employee, director or member of Cambridge or Oxford or any Subsidiary of Cambridge or Oxford, other than any plan, program, agreement or arrangement mandated by applicable Laws.

“Bond Financing Agreement” means the Bond Financing Agreement, dated as of May 1, 2013, between Iowa Finance Authority and IFCO.

“Business” means: (a) the development, construction and operation of a fertilizer plant in Wever, Iowa (the “Iowa Fertilizer Plant”) and, once operational, the sale of products therefrom; (b) the nitrogen fertilizer and melamine business as operated at, or in respect of, the complex in Geleen, the Netherlands and the marketing and sale of nitrogen fertilizer and melamine therefrom; (c) the ammonia and methanol business as operated at, or in respect of, the complex in Beaumont, Texas (the “Beaumont Complex”) and the marketing and sale of ammonia and methanol therefrom; (d) the development, construction and operation of a methanol plant in Beaumont, Texas (the “Natgasoline Complex”) and the marketing and sale of products therefrom and (e) the sales and trading business in support of the businesses in clauses (a)-(d) above, including the trading operations in Dubai, United Arab Emirates, in each case, as currently conducted, by Oxford and/or its Subsidiaries.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in Chicago, IL or Amsterdam, the Netherlands are authorized or required by Law to remain closed.

“Cambridge Average Price” means the volume weighted average price per share of Cambridge Common Stock on the NYSE for the twenty (20) consecutive trading days ending upon and including the third (3rd) trading day immediately prior to the Closing Date, as calculated by Bloomberg Financial LP under the function “VWAP”.

“Cambridge Board” means the board of directors of Cambridge.

“Cambridge Bylaws” means the bylaws of Cambridge.

“Cambridge Certificate” means the certificate of incorporation of Cambridge.

“Cambridge Common Stock” means common stock, par value $0.01 per share, of Cambridge.

“Cambridge Indemnified Party” means Holdco, Cambridge and their controlled Affiliates (including, for the avoidance of doubt, after the Closing, the Target Companies) and each of their Representatives in their capacities as such.

“Cambridge Material Adverse Effect” means any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts has, or is reasonably expected to have, a material adverse effect on the business, financial condition or results of operations of Cambridge and its Subsidiaries, taken as a whole; provided, that none of the following shall be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been a Cambridge Material Adverse Effect: any change, development, event, occurrence, effect or state of facts arising out of or resulting from (a) capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates, (b) geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of this Agreement, (c) any hurricane, tornado, flood, earthquake or other natural or man-made disaster occurring after the date of this Agreement, (d) any change in applicable Law, GAAP or IFRS (or authoritative interpretation thereof) which is proposed, approved or enacted on or after the date of this Agreement, (e) general conditions in the industries in which Cambridge and its Subsidiaries operate, (f) the failure, in and of itself, of Cambridge to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the market price, credit rating or trading volume of Cambridge’s securities after the date of this Agreement (it being understood that the underlying facts giving rise or contributing to such failure or change may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been a Cambridge Material Adverse Effect), (g) changes in the price of natural gas, nitrogen, urea, ammonia or any other product used or sold by Cambridge or its Subsidiaries, (h) the identity of Oxford or the announcement or pendency of this Agreement and the Transactions, including any lawsuit in respect of this Agreement or the Transactions and any loss of or change in relationship with any customer, supplier, distributor, or other business partner, or departure of any employee or officer, of Cambridge and its Subsidiaries and (i) any action taken at the express written request of Oxford after the date of this Agreement, except, in the cases of clauses (a), (b), (c), (d) and (e), to the extent that Cambridge and its Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which Cambridge and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or would reasonably expected to be, a Cambridge Material Adverse Effect).

“Cambridge Transaction Agreements” means this Agreement and the Ancillary Agreements, being or to be executed and delivered by Cambridge or any of its Affiliates under this Agreement or in connection herewith.

“Capital Stock” means, with respect to any Person, any series of common stock, preferred stock and any other equity securities or capital stock of such Person, however described and whether voting or non-voting.

“Cash Consideration” means the Firewater One Consideration and the Holdco Cash Consideration.

“Charter Documents” means, with respect to any entity at any time, in each case as amended, modified and supplemented at that time, (i) the articles and, where relevant, the memorandum of association or certificate of formation, incorporation, partnership or organization (or the equivalent organizational documents) of that entity, (ii) the bylaws, partnership agreement or limited liability company agreement or regulations (or the equivalent governing documents) of that entity, and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that entity’s Capital Stock or of any rights in respect of that entity’s Capital Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement, labor agreement, union agreement, works council agreement, or similar Contract with any labor organization, union, works council, or similar employee representative body.

“Companies Act” means the UK Companies Act 2006.

“Confidentiality Agreement” means the confidentiality agreement, dated February 4, 2015, between Cambridge and Oxford.

“Conditions” means the terms and conditions of the Convertible Bonds, as set out in Schedule 1 to the Convertible Bond Trust Deed.

“Consideration” means the Base Share Consideration, the Election Consideration and the Firewater One Consideration.

“Contract” means any written or oral lease, contract, license, arrangement, option, promise, commitment, undertaking, instrument or other agreement that purports to bind a Person or its property.

“Conversion Price” means the Conversion Price (as such term is defined in the Conditions) applicable to the Convertible Bonds.

“Convertible Bond Independent Adviser” means the Independent Adviser (as such term is defined in the Conditions) appointed pursuant to the terms of Convertible Bonds to determine the adjustment required to the Conversion Price in connection with completion of the Transactions.

“Convertible Bond Premium to Parity Value” means the value as of the Closing Date of a Convertible Bond in excess of the as converted value at the applicable conversion rate as of Closing Date expressed as an amount in U.S. dollars (at the then prevailing exchange rate)

after giving effect to the Transactions and adjustments in relation thereto under Condition 6(m) of the Convertible Bonds. For the avoidance of doubt, the Convertible Bond Closing Premium to Parity Value shall in no event be less than $0.

“Convertible Bond Share Reduction Amount” means the number of shares of Holdco Common Stock equal to:

(a)      the sum of

(i) the number of shares of Holdco Common Stock (if any) into which a Convertible Bond shall be convertible (in accordance with the Convertible Bond Trust Deed after giving effect to the Transactions and adjustments in relation thereto under Condition Section 6(m) of the Convertible Bonds); and

(ii) the number of shares of Holdco Common Stock equal to (A) the Convertible Bond Premium to Parity Value divided by (B) the closing price of Cambridge Common Stock reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date;

(iii) the number of shares of Holdco Common Stock equal (A) to sum of the fair market value of other securities and property of Holdco (if any), other than Holdco Common Stock, into which a Convertible Bond shall be convertible (in accordance with the Convertible Bond Trust Deed after giving effect to the Transactions and adjustments in relation thereto under Condition Section 6(m) of the Convertible Bonds), where the “fair market value” of any security or other property, for purposes of this definition, is the fair market value, as determined in good faith by the Cambridge Board, of such security or property as of the Closing Date divided by (B) the closing price of Cambridge Common Stock reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date;

multiplied by

(b)     the number of outstanding Convertible Bonds as of the Closing Date.

“Convertible Bond Trust Deed” means the trust deed dated September 25, 2013 between Oxford as issuer and BNY Mellon Corporate Trustee Services Limited as trustee, as in effect on the date hereof.

“Convertible Bonds” means the €339,000,000 3.875% Convertible Bonds due 2018 issued by Oxford in principal amounts of €100,000 each.

“Customs & International Trade Authorizations” means any and all licenses, registrations, and approvals required pursuant to the Customs & International Trade Laws for the lawful export or import of goods, software, technology, technical data, and services and international financial transactions.

“Customs & International Trade Laws” means the applicable export control, sanctions, import, customs and trade, anti-bribery, and anti-boycott Laws of any jurisdiction in which any Target Company is incorporated or does business, including the Foreign Corrupt

Practices Act of 1977, as amended, the UK Bribery Act 2010, the Tariff Act of 1930, as amended, and other Laws, regulations, and programs administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the Export Administration Regulations, including related restrictions with regard to transactions involving persons and entities on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving persons and entities on the Debarred List; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Iran Sanctions Act, as amended, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, and the embargoes and restrictions administered by OFAC; Executive Orders regarding embargoes and restrictions on transactions with designated countries and entities, including persons and entities designated on OFAC’s list of Specially Designated Nationals and Blocked Persons, and persons or entities designated on the U.S. Department of State sanctions lists; the anti-boycott Laws and regulations administered by the U.S. Department of Commerce; and the anti-boycott Laws and regulations administered by the U.S. Department of the Treasury.

“DCC” means the Dutch Civil Code.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Delaware Limited Liability Company Act.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and the U.S. Department of the Treasury implementing regulations thereof, codified at 31 C.F.R. Part 800.

“Environmental Claim” means any claim, action, cause of action, suit, proceeding, order, demand or notice by any Person alleging actual or potential liability (including actual or potential liability for investigatory costs, cleanup or cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties) arising out of, based on, resulting from or relating to (a) the presence, or Release into the environment, of, or exposure to, any Materials of Environmental Concern, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” means any federal, state, local, foreign or international Laws regulating or protecting public or employee health and safety (including in the workplace), or regulating or protecting natural resources, wildlife, threatened or endangered species or the environment (including ambient air, surface water (including water management and runoff), groundwater, land surface or subsurface strata), regulating greenhouse gases, or regulating the distribution, labeling, registration, use, treatment, storage, disposal, recycling, removal, transport or handling of Materials of Environmental Concern, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the

Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), and the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.) and the regulations promulgated pursuant thereto and any counterpart or similar local, state or foreign Laws.

“Environmental Permits” means permits, licenses, consents, certificates, approvals, authorizations, registrations, variances, exemptions, and other approvals issued pursuant to applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity (whether or not incorporated) that, together with any other Person, is or has been considered in the past six (6) years to be under common control and treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” means, with respect to any Person, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such Person, or any other Person (other than a tenant or employee) sharing the household of such Person.

“Financing Sources” means the Persons (including the parties to the Commitment Letter, but excluding Oxford and its Affiliates) that have committed to provide (directly or indirectly) or otherwise entered into agreements in connection with the Financing, or alternative financings in connection with the Transactions, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, including the agents, arrangers, lenders and other entities that have committed to provide or arrange all or part of the Financing, together with their Affiliates and Representatives involved in the Financing or any such alternative financing and their successors and assigns.

“Form S-4” means the Registration Statement on Form S-4, or other appropriate form or forms, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Holdco under the Securities Act in respect of the shares of Holdco Common Stock to be issued in respect of the Merger Consideration and the Distributable Consideration.

“GAAP” means generally accepted accounting principles for financial reporting in the United States.

“Governmental Approval” means, at any time, any authorization, qualification, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, notice to, or registration or filing with, any Governmental Body.

“Governmental Body” means any (a) international, supranational, national, central, state, provincial, county, municipal, local or other government or quasi-governmental body or authority, domestic or foreign, or any agency, board, branch, bureau, commission, court, tribunal, office, commission, council, department or other instrumentality or subdivision of such government or (b) any other body (including NYSE, NASDAQ, NYSE Euronext Amsterdam and any other national securities exchange or other self-regulatory body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power of any nature.

“Holdco Common Stock” means the ordinary shares of Holdco.

“Holdco Shareholder Agreement” means the shareholder agreement by and among Holdco, Oxford and the stockholders of Oxford party thereto, dated on or prior to the date of this Agreement, substantially in the form attached hereto as Exhibit C.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

“IFCO” means Iowa Fertilizer Company LLC, a Delaware limited liability company.

“IFRS” means International Financial Reporting Standards as adopted by the EU.

“Indebtedness” means, without duplication: (a) indebtedness for borrowed money, including any accrued but unpaid interest thereon, and including any such obligations evidenced by bonds, debentures, notes or similar obligations or any guarantee of the foregoing; (b) all capitalized lease obligations; (c) all reimbursement or similar obligations in respect of letters of credit, bank guarantees, surety bonds, security time deposits or similar obligations, other than letters of credit to the extent cash collateralized; (d) all costs arising out of overdrafts, acceptance credit or similar facilities; (e) the principal component of all obligations for deferred purchase price of property or services (excluding any trade payables for goods and services incurred in the ordinary course of business); (f) all amounts owing or due on a net basis under any interest rate, currency, swap or other hedging agreements; and (g) all guarantees of Indebtedness of third parties.

“Intellectual Property” means all of the following, whether arising under the Laws of the United States or of any other jurisdiction: (a) patents, patent applications (including patents issued thereon), utility models and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof (“Patents”), and all rights therein provided by international treaties or conventions; (b) Trademarks; (c) copyrights (including copyrights in computer programs, software, computer code, documentation, drawings, specifications and data), moral rights, mask work rights, in each case, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; (d) confidential and trade secret information, including confidential information regarding inventions (whether or not patentable), processes, formulae, models, methodologies, proprietary rights, technology, improvements, know-how, technical and business information; (e) all other intellectual and industrial property rights, whether or not subject to statutory registration or protection; and (f) the right to sue and collect damages for any past infringement of any of the foregoing.

“Intervening Event” means, with respect to Cambridge or Oxford, as applicable, any material event, fact, circumstance, development or occurrence not relating to an Acquisition Proposal for Cambridge or Oxford, as applicable, that (a) is neither known to nor reasonably foreseeable by the Cambridge Board or the Oxford Board, as applicable, as of the date of this Agreement and (b) becomes known to or by the Cambridge Board or the Oxford Board, as applicable, prior to obtaining the Cambridge Stockholder Approval or the Oxford Stockholder Approval, as applicable.

“IP Contracts” means Contracts that primarily relate to the (a) receiving or granting or limiting of rights in or to any Intellectual Property or (b) confidentiality of any Intellectual Property.

“knowledge of Cambridge” and phrases with similar wording mean the knowledge of the Persons listed on Section 13(a) of the Cambridge Disclosure Letter after reasonable inquiry of the current employees of Cambridge and its Affiliates having primary responsibility for the subject matter of the inquiry.

“knowledge of Oxford” and phrases with similar wording mean the knowledge of the Persons listed on Section 13(a) of the Oxford Disclosure Letter after reasonable inquiry of the current employees of Oxford and its Affiliates having primary responsibility for the subject matter of the inquiry.

“Law” means any law, rule, regulation, statute, order, writ, injunction, judgment, decree, ruling, opinion, decision, determination, directive, award or settlement, whether civil, criminal or administrative, ordinance or code promulgated by any Governmental Body, including any securities law.

“Lien” means any lien (statutory or otherwise) pledge, charge or other security interest, in each case whether voluntarily incurred or arising by operation of Law; provided, however, that the foregoing shall not include licenses of or other grants of rights to use Intellectual Property.

“Marketing Period” means the first period of 15 consecutive Business Days after the date of this Agreement throughout which (i) Cambridge shall have the Required Information and (ii) the conditions set forth in Section 10.1 and Section 10.2 (other than the conditions set forth in Section 10.1(a) and Section 10.1(b)) shall have been satisfied (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions) and nothing has occurred and no condition or state of facts exists that would cause any of the conditions set forth in Section 10.1 or Section 10.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 15 consecutive Business Day period; provided, that if the financial statements included in the Required Information that is available to Cambridge on the first day of any such 15 consecutive Business Day period would not be sufficiently current on any day during such 15 consecutive Business Day period to permit (x) a registration statement filed by a first-time U.S. registrant using such financial statements to be declared effective by the SEC on the last day of the 15 consecutive Business Day period and (y) Oxford’s independent auditors to issue a customary comfort letter, including a “negative assurance” comfort letter, in accordance with such independent auditors’ normal practices and procedures, on the last day of the 15 consecutive Business Day period (any documents complying with the requirements of clauses (x) and (y), mutatis mutandis, “Compliant Documents”), then a new 15 consecutive Business Day period shall commence upon Cambridge receiving updated Required Information that would qualify as a Compliant Document; provided, further, that the Marketing Period shall be deemed not to have commenced if, prior to the completion of such 15 consecutive Business Day period (1) Oxford’s independent auditors shall have withdrawn such independent auditors’ audit opinion with respect to any of the financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect the applicable Required Information by Oxford’s independent auditors, another “big four” accounting firm or another independent public accounting firm reasonably acceptable to Cambridge or (2) the Oxford Board or a committee thereof, Oxford’s chief financial officer or any other executive officer of Oxford concludes that any previously issued financial statements included or intended to be used in the Required Information should no longer be relied upon, in which case the Marketing Period shall be deemed not to commence unless and until Oxford has determined that such financial statements may be relied upon and notified Cambridge of such determination or (3) Oxford or any of the Target Companies shall have publicly announced any intention to restate any material financial information included or intended to be used in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and reflected in the Required Information and in Oxford’s and any such Target Company’s filings with applicable regulatory authorities or Oxford has determined and publicly announced that no such restatement is required; provided, further, that such 15 consecutive Business Day period (i) shall not include November 26, 2015, November 27, 2015, November 24, 2016 or November 25, 2016 and (ii) shall (x) end prior to December 21, 2015 or commence on or after January 4, 2016, (y) end prior to August 15, 2016 or commence on or after September 6, 2016 and (z) end prior to December 19, 2016 or commence on or after January 3, 2017, which for purposes of such 15 consecutive Business Day period shall not constitute Business Days. Notwithstanding the foregoing, the Marketing Period shall end on any earlier date that is the date on which the proceeds of the Financing or any alternative financing are obtained and are sufficient to consummate the transactions contemplated by this Agreement.

“Materials of Environmental Concern” means any chemicals, materials, greenhouse gases, substances, pollutants or contaminants in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, by-products, or any other materials or articles, which are regulated under Environmental Laws, or which are listed, defined or otherwise designated as hazardous, toxic, dangerous, infectious or radioactive under Environmental Laws, or exposure to which is prohibited or regulated by any applicable Environmental Law, including explosive substances, asbestos or asbestos-containing material, polychlorinated biphenyls, and any petroleum, petroleum hydrocarbons, crude oil petroleum derivatives, petroleum products, or by-products of petroleum refining.

“MLP” means OCI Partners LP.

“Natgasoline” Natgasoline LLC, a Delaware limited liability company.

“Natgasoline Construction Contracts” means (i) that certain Engineering, Procurement and Construction Contract, dated as of April 15, 2015, by and between Natgasoline, as owner, and Orascom E&C USA Inc., as contractor, including any amendments, supplements, change orders or other modifications thereto (in each case made in accordance with the terms hereof), (ii) that certain Basic Engineering Agreement, dated as of February 13, 2014, by and between Natgasoline, as owner, and Air Liquide Process & Construction, Inc., as contractor, including any amendments, supplements, change orders or other modifications thereto (in each case made in accordance with the terms hereof), (iii) that certain License Agreement, dated February 13, 2014, by and between Natgasoline, as licensee, and Air Liquide Process & Construction, Inc., as licensor, including any amendments, supplements, change orders or other modifications thereto (in each case made in accordance with the terms hereof), and (iv) any other engineering, procurement or construction contract or license agreement related to the Natgasoline Project, in each case, including any amendments, supplements, change orders or other modifications thereto.

“Net Indebtedness” means the Indebtedness of the Target Companies (other than any Indebtedness owed to any of the Oxford Companies after giving effect to the Restructuring) less the Target Companies Cash.

“Net Intercompany Payable” means, as of immediately prior to the Closing, the net amount owed by the Target Companies to the Oxford Companies after giving effect to the Restructuring. In the event the net amount owed by the Target Companies to the Oxford Companies after giving effect to the Restructuring is less than zero, the Net Intercompany Payable shall be deemed to be zero.

“Non-Distributable Consideration” means the Consideration other than the Distributable Consideration.

“Notary” means a civil law notary holding offices at Allen & Overy LLP (Amsterdam office) or that notary’s substitute.

“NYSE” means the New York Stock Exchange.

“Oxford Articles of Association” means the articles of association of Oxford.

“Oxford Benefit Plans” means the Benefit Plans of the Oxford Companies and the Target Companies.

“Oxford Board” means the board of directors of Oxford (or an equivalent governing body of Oxford).

“Oxford Chem 2” means OCI Chem 2, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) that is indirectly wholly owned by Oxford.

“Oxford Companies” means Oxford and the direct and indirect Subsidiaries of Oxford that are not Target Companies at any given time.

“Oxford Confidential Information” means (a) all information and data that any Oxford Company maintains as confidential relating to the business of the Oxford Companies (which shall not include the Business), including customer and supplier lists, pricing information, marketing plans, market studies and all other information or data and (b) all Information (as defined in the Confidentiality Agreement), other than Target Confidential Information, furnished by or on behalf of Oxford to Cambridge or its Representatives that Cambridge is required as of immediately prior to the Closing to keep confidential pursuant to the Confidentiality Agreement; provided that Oxford Confidential Information shall not include any information or data that (i) is or becomes available to the public after the Closing other than as a result of a disclosure in violation of Section 7.9(f) or (B) becomes available to Holdco or its Representatives after the Closing from a source other any Oxford Company or their Representatives if the source of such information is not known by Holdco or its applicable Representative to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any Oxford Company with respect to such information.

“Oxford Indemnified Party” means Oxford and its controlled Affiliates and each of their Representatives in their capacities as such.

“Oxford Intellectual Property Rights” means all Intellectual Property owned by the Target Companies, including any such Intellectual Property licensed pursuant to any Target Company IP Contract.

“Oxford Material Adverse Effect” means any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts has, or is reasonably expected to have, a material adverse effect on the business, financial condition or results of operations of (a) the Business or (b) the Target Companies, taken as a whole; provided, that none of the following shall be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been an Oxford Material Adverse Effect: any change, development, event, occurrence, effect or state of facts arising out of or resulting from (i) capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates, (ii) geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake or other natural or man-made disaster occurring after the date of this Agreement, (iv) any change in applicable Law GAAP or IFRS (or authoritative interpretation thereof) which is proposed, approved or enacted on or after the date of this Agreement, (v) general conditions in the industries in which the Business or the Target Companies, as applicable, operate, (vi) the failure, in and of itself, of the Business or the Target Companies, as applicable, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the market price, credit rating or trading volume of MLP or Oxford’s securities after the date of this Agreement (it being understood that the underlying facts giving rise or contributing to such failure or change may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been an

Oxford Material Adverse Effect), (vii) changes in the price of natural gas, nitrogen, urea, ammonia or any other product used or sold by the Business or the Target Companies, as applicable, (viii) the identity of Cambridge or the announcement or pendency of this Agreement and the Transactions, including any lawsuit in respect of this Agreement or the Transactions and any loss of or change in relationship with any customer, supplier, distributor, or other business partner, or departure of any employee or officer, of the Business or the Target Companies, as applicable and (ix) any action taken at the express written request of Cambridge after the date of this Agreement, except, in the cases of clauses (i), (ii), (iii), (iv) and (v), to the extent that the Business or the Target Companies, as applicable, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Business or the Target Companies, as applicable, operate (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or would reasonably expected to be, an Oxford Material Adverse Effect).

“Oxford Nitrogen” means OCI Nitrogen B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid)

“Oxford Registration Rights Agreement” means the registration rights agreement by and between Holdco and Oxford, substantially in the form attached hereto as Exhibit D.

“Oxford Transaction Agreements” means this Agreement and the Ancillary Agreements, being or to be executed and delivered by Oxford or any of their Affiliates under this Agreement or in connection herewith.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended.

“Permitted Liens” means (a) liens for Taxes and other governmental charges and assessments which (i) are not yet due and payable or (ii) are being contested in good faith by appropriate proceedings diligently conducted, and, in the case of this clause (ii), for which appropriate reserves have been provided in accordance with GAAP or IFRS, as applicable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens imposed by applicable Laws arising in the ordinary course of business and consistent with past practice for sums not yet due and payable or which are being contested in good faith by appropriate proceedings that, in the aggregate as to the liens in this subjection (b), do not exceed $5 million, (c) with respect to any real property, Liens (but excluding (i) any monetary lien or other lien securing Indebtedness and (ii) any Lien imposed or promulgated by Laws, which are governed under clauses (a), (b) and (e)) which do not, individually or in the aggregate, materially impair the continued use of such property as currently conducted or as reasonably contemplated to be conducted and/or the operation of the Business; (d) with respect to any real property leased or otherwise used by a Target Company pursuant to any lease or other occupancy agreement, all title exceptions, defects, easements, restrictions and other matters encumbering the landlord’s (or, as applicable, any other owner’s) interest in such real property and to which such lease or other use is subordinate, whether or not of record, (e) with respect to any real property, Liens imposed or promulgated by Laws with respect to such real property and improvements, excluding Liens described in clauses (a) and (b), but including zoning regulations, building codes and other land use regulations or environmental regulations, ordinances or legal requirements imposed by any Governmental Body (excluding Liens imposed by applicable Environmental Laws related to investigation or remediation of contaminated real property) to the extent not violated in any material respect by the current use of such real property; (f) Liens that would be revealed by current title reports or surveys which do not, individually or in the aggregate, materially impair the continued use of such property as currently conducted or as reasonably contemplated to be conducted and/or the operation of the Business; (g) Liens arising in the ordinary course of business under workmen’s compensation, unemployment insurance, social security, retirement laws and other similar Laws, (h) Liens and other obligations arising under the credit facilities of any Target Company, Revolving Credit Agreement or the Series 2013 Bonds, (i) Liens set forth in Section 13(b) of the Oxford Disclosure Letter; (j) Liens to be released on or before the Closing Date; (k) any Liens arising pursuant to the Cambridge Transaction Agreements; (l) any Liens arising as a result of the actions of the Cambridge, Holdco, MergerCo or any of their respective Representatives; (m) the rights of any third party to minerals attaching to any of the Oxford Real Property, provided that, if exercised, would not materially impair the development, construction, operation, use or management of the Iowa Fertilizer Plan, the Beaumont Complex or the Natgasoline Complex; and (n) any other Liens that will be released on or prior to the Closing Date.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

“Post-Closing Tax Period” means any taxable year or period (or portion thereof) that begins after the Closing Date.

“Pre-Closing Tax Period” means any taxable year or period (or portion thereof) that ends on or before the Closing Date.

“Registration Rights Agreements” means the Oxford Registration Rights Agreement and the Stockholder Registration Rights Agreement.

“Related Person” means (a) any Affiliate of Oxford other than the Target Companies, (b) any officer or director (or person performing equivalent functions) of Oxford or any Affiliate of Oxford, (c) any ultimate beneficial owner of ten percent (10%) or more of the Capital Stock of Oxford and any officer or director (or person performing equivalent functions) of such beneficial owner and (d) any Family Member of any natural person referenced in clause (a) or (b).

“Release” means any spill, emission, leak, pumping, pouring, emptying, escaping, dumping, injection, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment, including any abandonment of containers containing Materials of Environmental Concern.

“Representative” means, in relation to any Person, any director (or Person serving in a similar capacity), officer, employee, consultant, advisor, agent or other representative

(including any legal counsel, accountant, investment banker and financial advisor) of that Person or any Subsidiary of that Person.

“Restrictive Covenant” means any restrictive covenant obligation, including any non-compete, non-solicit, non-interference, non-disparagement or confidentiality obligation.

“Retained Shares” means the Share Consideration that is not Distributable Consideration.

“Revolving Credit Agreement” means that certain Facility Agreement, dated July 30, 2014, for Oxford, arranged by Bank of America Merrill Lynch International Limited, Barclays Bank plc, Coöperative Centrale Raiffeisen-Boerenleenbank B.A. Trading As Rabobank International, Crédit Agricole Corporate and Investment Bank and HSBC Bank Middle East Limited as Bookrunning Mandated Lead Arrangers, ING Bank NV as Mandated Lead Arranger and Bank of America Merrill Lynch International Limited as Facility Agent, as amended.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means any Person that is the target of Sanctions, including, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or otherwise controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series 2013 Bonds” means the Iowa Finance Authority Midwestern Disaster Area Revenue Bonds (OCI Fertilizer Company Project), Series 2013.

“Share Consideration” shall mean the Base Share Consideration and any Additional Share Consideration.

“Stockholder Registration Rights Agreement” means the registration rights agreement by and among Holdco and the stockholders of Oxford party thereto, substantially in the form attached hereto as Exhibit E.

“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries and, in the case of (a) Oxford; (b) the Purchased Companies; and (c) any Target Company, the Target Joint Ventures.

“Superior Proposal” means, with respect to Cambridge or Oxford, as applicable, a bona fide, unsolicited written Acquisition Proposal for Cambridge or Oxford, as applicable, (a) that if consummated would result in a third party (or in the case of a direct merger between such third party and Cambridge or Oxford, as applicable, the stockholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the outstanding Capital Stock of Cambridge or Oxford, as applicable, or more than fifty percent (50%) of the assets of Cambridge or Oxford, as applicable, and its Subsidiaries, taken as a whole, and (b) that the Cambridge Board or Oxford Board, as applicable, determines in good faith, after consultation with its financial advisor and outside legal counsel, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, is reasonably likely to be completed on the terms proposed (taking into account any changes to this Agreement proposed by the other Party in response to such Acquisition Proposal), is more favorable to the stockholders of Cambridge or Oxford, as applicable, from a financial point of view than the Merger and the other Transactions.

“Target Benefit Plans” means each Benefit Plan of a Target Company.

“Target Companies Cash” means all cash and cash equivalents of the Target Companies, regardless of currency (with foreign currency translated to U.S. dollars at the then-current exchange rates); provided, however, that Target Companies Cash shall exclude (a) any cash or cash equivalents in the IFCo debt service reserve account, and (b) any cash or cash equivalents to the extent collateralizing letters of credit and cash subject to similar restrictions.

“Target Company Excess Net Debt” means the amount by the Net Indebtedness of the Target Companies exceeds one billion nine hundred fifty million dollars $1,950,000,000, if any, as of immediately prior to the Closing.

“Target Company Subsidiaries” means the Subsidiaries of the Purchased Companies set forth on Section 13(c) of the Oxford Disclosure Letter.

“Target Confidential Information” means all information and data that any Target Company maintains as confidential relating to the Business, including customer and supplier lists, pricing information, marketing plans, market studies; provided that Target Confidential Information shall not include any information or data that (a) is or becomes available to the public after the Closing other than as a result of a disclosure in violation of Section 7.9(e) or (B) becomes available to any Oxford Company or its Representatives after the Closing from a source other than Holdco, any of its Subsidiaries (including the Target Companies) or its or their respective Representatives if the source of such information is not known by such Oxford Company or its applicable Representative to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Holdco or any of its Subsidiaries (including the Target Companies) with respect to such information.

“Target Joint Ventures” means those joint ventures listed on Section 13(d) of the Oxford Disclosure Letter.

“Tax” or “Taxes” means any federal, state, local, non-U.S. or other tax (including all taxes measured by or referred to as income, excise, gross receipts, premium, ad valorem, sales, use, employment, franchise, profits, gains, real property, personal property, transfer, payroll, stamp, license, severance, documentary, occupation, escheat, windfall profits, guarantee fund assessment or retaliatory tax, business, environmental (including taxes under Section 59A of the Code), climate change, customs duties, Capital Stock, withholding, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, estimated or other tax), or similar levy, assessment, tariff or duty (including any customs duty) (whether payable directly or by withholding) imposed by any Governmental Body, together with any interest, fines and penalties thereon or additional amounts with respect thereto. For purposes of this Agreement, “Tax” or “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, taxes (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or non-U.S. tax Laws) and including any liability for taxes as a transferee or successor, by contract or otherwise.

“Tax Authority” means the Internal Revenue Service and any other national, regional, state, municipal, non-U.S. or other governmental or regulatory authority or administrative body responsible for the administration of any Taxes.

“Tax Benefit” means, with respect to any Losses, the net reduction in cash Taxes actually payable by the Indemnified Party that is attributable to any deduction, loss, credit or other item which decreases Taxes resulting from such Losses (treating such Tax item as the last item used in calculating such net reduction in cash Taxes), taking into account the receipt of the related indemnity payment.

“Tax Return” means all federal, state, local and non-U.S. tax returns, declarations, statements, reports, schedules, forms and information returns or other documents and any amendments thereto required to be filed with a Tax Authority.

“Trademarks” means trademarks, service marks, trade names, service names, trade dress, logos and other identifiers of source, including all goodwill associated therewith, and any and all common law rights, registrations and applications for registration thereof, all rights therein provided by international treaties or conventions and all renewals of any of the foregoing and Internet domain names.

“Transactions” means the Merger, the Contribution, the Restructuring, the Distribution, the Stock Sale and the other transactions contemplated by this Agreement or the Ancillary Agreements.

“Transfer Taxes” means all sales (including bulk sales), use, transfer, value-added, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees.

“Wever Construction Contracts” means the Wever EPC Contract, and any other engineering, procurement or construction contract or license agreement related to the Wever Project, in each case, including any amendments, supplements, change orders or other modifications thereto.

“Wever Contractor” means Orascom E&C USA Inc.

“Wever EPC Contract” means that certain Engineering, Procurement and Construction Contract, dated as of April 26, 2013, by and between IFCO, as owner, and the Wever Contractor, as contractor, including any amendments, supplements, change orders or other modifications thereto (in each case made in accordance with the terms thereof).

The terms listed below are defined in the sections set forth opposite such defined term.

355 Opinion	Section 10.3(d)
7874 Opinion	Section 10.2(d)
Additional Share Consideration	Section 1.2(b)
Affected Employees	Section 7.8
Agreement	Preamble
Allen & Overy	Section 12.14
Alternative Financing	Section 7.16(b)
Base Share Consideration	Section 1.2(a)
Beaumont Complex	Article XIII
Book Entry Share	Section 2.4(d)
Burdensome Condition	Section 7.10(c)
Business Audited Financial Statements	Section 7.6(c)(ii)
Business Interim Financial Statements	Section 7.6(c)(iii)
Cambridge	Preamble
Cambridge Adverse Recommendation Change	Section 7.5(e)
Cambridge Board Recommendation	Section 5.5
Cambridge Disclosure Letter	Article V
Cambridge Equity Right	Section 2.7(c)
Cambridge Financial Advisors	Section 5.5
Cambridge Financial Statements	Section 5.7(a)
Cambridge Governmental Permits	Section 5.16(b)
Cambridge Preferred Stock	Section 5.3(a)
Cambridge Reports	Section 5.7(a)
Cambridge Restricted Shares	Section 2.7(b)
Cambridge Stock Awards	Section 2.7(c)
Cambridge Stock Option	Section 2.7(a)
Cambridge Stock Plans	Section 2.7(a)
Cambridge Stockholder Approval	Section 5.6
Cambridge Stockholder Meeting	Section 7.6(a)

Cambridge Termination Payment	Section 11.2(b)(ii)
Cambridge-Purchased Equity Interests	Recitals
Cap	Section 8.4(b)
CERCLA	Article XIII
Certificate	Section 2.4(d)
Certificate of Merger	Section 2.2(a)
Cleary Gottlieb	Section 7.30(b)
Closing	Section 3.3
Closing Date	Section 3.3(a)
Commitment Letter	Section 5.12
Compliant Documents	Recitals
Contribution	Recitals
Cut-Off Time	Section 5.3(a)
Data Room	Section 12.2(a)
De Minimis Amount	Section 8.4(c)
Debt Financing	Section 5.12
Deductible	Section 8.4(a)
Distributable Consideration	Section 1.3
Distribution	Recitals
Divestiture	Section 7.10(c)
Effective Time	Section 2.2(a)
Election Amount	Section 1.2(b)
Election Consideration	Section 1.2(b)
End Date	Section 11.1(b)(i)
Engagement	Section 12.14
Equity Right	Section 2.7(c)
Estimated Net Intercompany Payable	Section 1.4
Estimated Target Company Excess Net Debt	Section 1.4
Exchange Agent	Section 2.5(a)
Exchange Fund	Section 2.5(c)
Excluded Shares	Section 2.4(a)
Fee Letter	Section 5.12
Financing	Section 5.12
Firewater One	Recitals
Firewater One Consideration	Section 1.8
Firewater One Shareholder Agreement	Section 7.22
Form 8-K/A	Section 7.14(a)
Fractional Share Cash Amount	Section 1.5
Holdco.	Preamble
Holdco Articles of Association	Section 3.2(a)
Holdco Board	Recitals
Holdco Cash Consideration	Section 1.2(b)
Holdco Equity Right	Section 2.7(c)
Holdco Stock Option	Section 2.7(a)
Holdco-Purchased Equity Interests	Recitals
IFCO Financial Statements	Section 4.8(c)
Indemnified Party	Section 8.5(a)

Indemnifying Party	Section 8.5(a)
Iowa Fertilizer Plant	Article XIII
Losses	Section 8.2
Major Subsidiary	Article XIII
Material Contract	Section 4.20(a)
Merger	Recitals
Merger Consideration	Section 2.4(c)
MergerCo.	Preamble
MLP Financial Statements	Section 4.8(b)
MLP Reports	Section 4.8(b)
Natgasoline Complex	Article XIII
Natgasoline Existing Parcel	Section 7.33
New Plans	Section 7.8
Nitrogen Financial Statements	Section 4.8(d)
OFAC	Article XIII
Orrick	Section 12.14
Oxford	Preamble
Oxford Adverse Recommendation Change	Section 7.4(e)
Oxford Board Recommendation	Section 4.6
Oxford Disclosure Letter	Article IV
Oxford Environmental Permits	Section 4.17(c)
Oxford Equity Plans	Section 4.15(g)
Oxford Financial Advisors	Section 4.6
Oxford Financial Statements	Section 4.8(a)
Oxford Foreign Business Plans	Section 4.15(h)
Oxford Governmental Permits	Section 4.13(b)
Oxford Leased Real Property	Section 4.21(c)
Oxford Marks	Section 7.21
Oxford Notice	Section 7.6(e)
Oxford Owned Real Property	Section 4.21(a)
Oxford Purchase Option	Section 4.21(e)
Oxford Real Property	Section 4.21(c)
Oxford Real Property Lease	Section 4.21(c)
Oxford Records	Section 7.9(h)
Oxford Reports	Section 4.8(a)
Oxford Stockholder Approval	Section 4.7
Oxford Stockholder Meeting	Section 7.6(e)
Oxford Termination Payment	Section 11.2(b)(vi)
Oxford/Cambridge Natgasoline Parcel	Section 7.33
Oxford’s Documents	Section 11.2(b)(iv)
Parties	Preamble
Party	Preamble
Patents	Article XIII
Proxy Statement	Section 7.6(a)
Purchased Companies	Recitals
Purchased Equity Interests	Recitals

Recognized Investment Banking Firm	Section 7.20(f)
Registered Oxford IP Rights	Section 4.18(a)
Regulatory Filings	Section 4.5(b)
Reimbursement Agreement	Section 4.11
Required Information	Section 7.16(c)(i)
Re-Registration Date	Section 3.2(a)
Restraints	Section 10.1(h)
Restructuring	Section 3.1
Restructuring Steps Plan	Section 3.1
Rothschild	Section 7.30(b)
Separation	Section 1.6
Skadden	Section 10.2(d)
Solvency Opinion	Section 10.2(g)
Stock Election	Section 1.2(b)
Stock Sale	Recitals
Surviving Corporation	Section 2.1
Target Companies	Recitals
Target Records	Section 7.9(g)
Tax Contest	Section 9.6(a)
Third Party Claim	Section 8.5(b)
Third Party Payments	Section 8.6(f)
Transferred Natgasoline Parcel	Section 7.33

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ W. Anthony Will
	Name:	W. Anthony Will
	Title:	President and Chief Executive Officer

[Signature Page to Combination Agreement]

DARWIN HOLDINGS LIMITED

By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Director

[Signature Page to Combination Agreement]

BEAGLE MERGER COMPANY LLC

By:	/s/ W. Anthony Will
	Name:	W. Anthony Will
	Title:	President and Chief Executive Officer

[Signature Page to Combination Agreement]

OCI N.V.

By:	/s/ Nassef Sawiris
	Name:	Nassef Sawiris
	Title:	Chief Executive Officer

[Signature Page to Combination Agreement]

EXHIBIT A

COMPANY NUMBER: 9713230

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Of

[HOLDCO] PLC

CONTENTS

PRELIMINARY	1
SHARE CAPITAL AND LIMITED LIABILITY	4
VARIATION OF RIGHTS	9
SHARES IN UNCERTIFICATED FORM	10
SHARE CERTIFICATES	11
LIEN	12
CALLS ON SHARES	12
FORFEITURE AND SURRENDER	13
TRANSFER OF SHARES	14
TRANSMISSION OF SHARES	15
ALTERATION OF SHARE CAPITAL	16
PURCHASE OF OWN SHARES	16
GENERAL MEETINGS	16
NOTICE OF GENERAL MEETINGS	17
PROCEEDINGS AT GENERAL MEETINGS	19
PROPOSED SHAREHOLDER NOMINATIONS AND RESOLUTIONS	21
VOTES OF MEMBERS	27
NOTIFICATION OF INTERESTS IN SHARES	30
PROXIES AND CORPORATE REPRESENTATIVES	33
NUMBER OF DIRECTORS	36
APPOINTMENT OF DIRECTORS	36
POWERS OF THE BOARD	38
BORROWING POWERS	38
CHANGE OF THE COMPANY’S NAME	38
DELEGATION OF POWERS OF THE BOARD	39
FIXED TERM DIRECTORS	39
RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS	40
NON-EXECUTIVE DIRECTORS	40
DIRECTORS’ EXPENSES	41
EXECUTIVE OFFICERS	41
DIRECTORS’ INTERESTS	42
GRATUITIES, PENSIONS AND INSURANCE	46
PROCEEDINGS OF THE BOARD	46
SECRETARY	48
MINUTES	48
THE SEAL	48
REGISTERS	49
DIVIDENDS	49
CAPITALISATION OF PROFITS AND RESERVES	51
RECORD DATES	52
ACCOUNTS	53
COMMUNICATIONS	53
DESTRUCTION OF DOCUMENTS	56
UNTRACED MEMBERS	57
WINDING UP	58
INDEMNITY	58
MANDATORY OFFER PROVISIONS	59
DISPUTE RESOLUTION	64
APPENDIX SUMMARY OF EXAMPLE TERMS	65

i

COMPANY NUMBER: 9713230

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

[HOLDCO] PLC

(the “Company”)

(adopted by special resolution passed on [•])

PRELIMINARY

1.                                      This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

2.                                      In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006, including any modification or re-enactment of it for the time being in force;

address means in relation to electronic communications, any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications;

Articles means these articles of association, as amended from time to time by special resolution;

auditors means the auditors for the time being of the Company;

board means the directors or any of them acting as the board of directors of the Company from time to time;

Capricorn means [Capricorn Capital B.V.];

Capricorn Director means a director appointed by [Capricorn Capital B.V.] pursuant to their appointment rights set out in Articles 155 and 156 and the Shareholders Agreement, and Capricorn Directors shall be construed accordingly;

certificated share means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company’s website means the website, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes;

Depositary means any depositary, custodian or nominee approved by the board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other individuals;

1

director means a director of the Company for the time being, and includes any person occupying the position of director, by whatever name called;

dividend means dividend or bonus;

electronic communication has the same meaning as provided in section 15 of the Electronic Communications Act;

Electronic Communications Act means the Electronic Communications Act 2000 (as amended from time to time);

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

Exchange Act means the United States Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder;

holder in relation to a share in the capital of the Company means the member whose name is entered in the Register as the holder of that share;

Independent Director means a director who is both (i) a NYSE Independent Director, and (ii) in the case of any appointment to the audit committee of the Company, “independent” for the purposes of Rule 10A-3(b)(1) under the Exchange Act;

in electronic form means a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section;

member means a member of the Company;

NYSE means the New York Stock Exchange;

NYSE Independent Director means a director who is “independent” within the meaning of, and determined by the board in accordance with, Rule 303A.02 of the NYSE Manual and applicable provisions of the NYSE rules, the Exchange Act and the rules and regulations of the principal securities exchange on which the shares are listed from time to time;

NYSE Manual means the Listed Company Manual of NYSE, as amended;

office means the registered office for the time being of the Company;

Operator means a person approved under the Regulations as operator of a Relevant System;

ordinary resolution has the meaning given in section 282 of the Act;

paid means paid or credited as paid;

Register means the register of members of the Company;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001 No. 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force);

Relevant System means any computer based system, and procedures, permitted by the Regulations, which enable title in units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

[S Shareholders] means [Capricorn Capital B.V.], [Leo Capital B.V.], [Aquarius Investments B.V.] and any person to whom the rights of the S Shareholders may be assigned in accordance with the Shareholders Agreement (being a Permitted Transferee, as defined in the Shareholders Agreement);

2

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

SEC means the United States Securities and Exchange Commission;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

Shareholder Information means notices, documentation or information which the Company wishes or is required to communicate to members including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meeting and proxy forms;

Shareholders Agreement means the shareholders agreement entered into on or about [•] August 2015 between, among others, the Company and the [S Shareholders];

share means any share (of whatever class or denomination) in the share capital of the Company, and shares shall be construed accordingly;

special resolution has the meaning given to it in section 283 of the Act;

Statutes means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations and the Electronic Communications Act);

Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction, or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the Relevant System concerned);

uncertificated share means in relation to any share or other security of the Company, that title to it is evidenced and may be transferred by means of a Relevant System;

United Kingdom means Great Britain and Northern Ireland;

Voting Securities means the ordinary shares of the Company together with shares of any other class of share capital of the Company that are entitled to vote on the election of directors; and

website communication means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act.

3.                                      References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to “outstanding shares in the Company” shall not include shares held by the Company in treasury.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and vice versa, and words denoting persons include corporations.

3

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Statutes have the same meaning as in the Statutes (but excluding any modification of the Statutes not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been lawfully delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

4.                                      The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

5.                                      Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or restrictions (whether in regard to dividend, return of capital, voting or otherwise) as determined by either the Company by ordinary resolution or, if the Company passes a resolution to so authorise them, the board.

6.                                      Subject to the provisions of these Articles and to the Statutes, and to any direction given by the Company in general meeting, any shares (whether forming part of the original or any increased capital of the Company) and all (if any) shares lawfully held by or on behalf of the Company shall be at the disposal of the board, which may offer, allot (with or without a right of renunciation), issue or grant options over such shares to such persons, at such time and for such consideration and upon such terms and conditions as the board may determine.

7.                                      The Company may in its discretion issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board. Any share while represented by such a warrant shall be transferrable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the board may provide for the payment of future dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

8.                                      The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular (but without limitation), conditions on which:

(a)                                 a new warrant or coupon shall be issued in place of one worn-out, defaced, stolen, lost or destroyed (but, in each case, no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed);

4

(b)                                 the bearer shall be entitled, if at all, to attend and vote at general meetings or to join in requisitioning general meetings; or

(c)                                  a warrant may be surrendered and the name of the bearer entered in the Register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Act, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the Register as the holder of the shares comprised in the warrant. The bearer shall be subject to the conditions governing share warrants for the time being in force whether made before or after the issue of warrants.

9.                                      The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

10.                               Without prejudice to any powers which the Company or the board may have to issue, dispose of, convert, or otherwise deal with or make arrangements in relation to, warrants and other securities in any form:

(a)                                 the holding of warrants in uncertificated form and the transfer of title to such share warrants shall be permitted; and

(b)                                 the Company may issue warrants in uncertificated form and may convert share warrants from certificated form to uncertificated form and vice versa.

11.                               The board may permit the holding of shares in any class of shares in uncertificated form.

12.                               Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

13.                               Where the Company is entitled under any provision of the Statutes or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes and these Articles:

(a)                                 to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b)                                 to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

14.                               The board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed 551 period.

15.                               The board is empowered for each prescribed 561 period to allot equity securities for cash pursuant to the authority conferred by Article 14 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

5

This Article 15 applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article 15 the words “pursuant to the authority conferred by Article 14” were omitted.

16.                               The Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article 14 or a power given pursuant to Article 15 has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

17.                               In this Article 17 and Articles 14, 15 and 16:

prescribed 551 period means any period for which the authority conferred by Article 14 is given by ordinary resolution stating the section 551 amount (which may be the same as the prescribed 561 period);

prescribed 561 period means any period for which the power conferred by Article 15 is given by special resolution stating the section 561 amount (which may be the same as the prescribed 551 period);

section 551 amount means, for any prescribed 551 period, the amount stated as such in the relevant ordinary resolution; and

section 561 amount means, for any prescribed 561 period, the amount stated as such in the relevant special resolution.

18.                               The directors shall be generally and unconditionally authorised pursuant to section 551 of the Act to:

(a)                                 allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, up to [•](1) shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(b)                                 make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 18 and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

19.                               The directors shall be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities (as defined in the Act) for cash, pursuant to the authorities conferred by Article 18 as if section 561(1) of the Act did not apply to the allotment. This power:

(a)                                 expires (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company, but the Company may make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired; and

(b)                                 shall be limited to the allotment of equity securities up to [•](2) shares.

(1) Note to draft: This amount shall represent [•]% of the outstanding shares at closing.

(2) Note to draft: This amount shall represent [•]% of the outstanding shares at closing.

6

This Article 19 applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in the first paragraph of the words “pursuant to the authorities conferred by Article 18” were omitted.

20.                               Subject to the provisions of the Statutes relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 27, all shares for the time being in the capital of the Company (whether forming part of the original or any increased capital) and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the board which may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as it thinks fit.

21.                               Subject to the provisions of the Statutes, the board may exercise any power of the Company to establish a shareholders rights plan (the Rights Plan). The Rights Plan may be in such form as the board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

22.                               Subject to the provisions of the Statutes, the board may exercise any power of the Company to grant rights: (a) to subscribe for shares of the Company; or (b) to acquire shares of the Company, in each case in accordance with the Rights Plan (the Rights).

23.                               The purposes for which the board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 21 and 22, shall include (without limitation) the following where, in the opinion of the majority of the board members present at a duly convened board meeting, on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other person with or without the benefit of hindsight, to do so would improve the likelihood that:

(a)                                 any process which may result in an acquisition or change or Control of the Company is conducted in an orderly manner;

(b)                                 any potential acquisition or change of Control of the Company will treat all members of the Company holding the same class of shares equally and fairly;

(c)                                  an optimum price for shares would be received by or on behalf of all members of the Company;

(d)                                 the success of the Company would be promoted for the benefit of its members as a whole;

(e)                                  the board would have additional time to gather relevant information or pursue appropriate strategies;

(f)                                   the long term interests of the Company, its employees, its members and its business would be safeguarded; or

(g)                                  the Company would not suffer serious economic harm.

24.                               Subject to the provisions of the Statutes, the board may determine not to redeem the Rights and accordingly exercise any power of the Company to allot shares of the Company pursuant to the exercise of the Rights in accordance with the Rights Plan. The purposes for which the board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company, shall include (without limitation) the following where, in the opinion of the majority of the board members present at a duly convened board meeting, on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other person with or without

7

the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to allot shares in the Company would improve the likelihood that:

(a)                                 the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(b)                                 any potential acquisition or change of Control of the Company that would be unlikely to treat all members of the Company holding the same class of shares equally and fairly would be prevented;

(c)                                  any potential acquisition or change of Control of the Company at a price that would undervalue the Company or its shares would be prevented;

(d)                                 any potential acquisition or change of Control of the Company that would be likely to harm the prospects of the success of the Company for the benefit of its members as a whole would be prevented;

(e)                                  the long term interests of the Company, its employees, its members and its business would be safeguarded; or

(f)                                   the Company would not suffer serious economic harm.

25.                               For the purposes of Articles 23 and 24, a person shall be deemed to have control (Control) of the Company if he, either alone or as part of a group of affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or as part of a group of affiliated or associated persons, possesses or is entitled to acquire:

(a)                                 beneficial ownership of 15 per cent. or more of the voting rights attributable to the capital of the Company which are generally exercisable at a general meeting; or

(b)                                 such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him, either alone or as part of a group of affiliated or associated persons, to receive 15 per cent. or more of the income or assets so distributed; or

(c)                                  such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him, either alone or as part of a group of affiliated or associated persons, to receive 15 per cent. or more of the assets of the Company which would then be available for distribution among the members.

26.                               For the purposes of Article 25:

(a)                                 person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and group of affiliated or associated persons shall have the meaning given to such terms under the U.S. federal securities laws, including the Exchange Act;

(b)                                 a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

(c)                                  there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf; and

(d)                                 beneficial ownership of any person or group of affiliated or associated persons shall have the meaning given to such term under the U.S. federal securities laws, including

8

the Exchange Act, and shall also mean the direct or indirect possession of any right or interest that would be required to be set forth in any notice if the person or group in question were a member giving notice under these Articles.

27.                               Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares, provided that it does so before the shares are allotted.

28.                               The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Statutes. Subject to the provisions of the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

29.                               Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

30.                               The Company may give financial assistance for the acquisition of shares by the Company to the extent that it is not restricted by the Statutes.

VARIATION OF RIGHTS

31.                               Subject to the provisions of the Statutes, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)                                 with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)                                 with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise.

32.                               For the purposes of Article 31, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)                                 the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)                                 the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

33.                               Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or

9

abrogated by the creation or issue of any new shares ranking pari passu in substantially all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares.

SHARES IN UNCERTIFICATED FORM

34.                               The directors shall have power to implement such arrangements as they may, in their absolute discretion, deem fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Articles 35 and 36 shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of shares concerned to be a participating security.

35.                               In relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)                                 the holding of shares of that class in uncertificated form;

(b)                                 the transfer of title to shares of the class by means of a Relevant System; or

(c)                                  the Regulations,

and, without prejudice to the generality of this Article 35, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of shares of that class in uncertificated form.

36.                               Without prejudice to the generality of Article 35 and notwithstanding anything contained in these Articles where any class of shares is, for the time being, a participating security (such class being referred to in these Articles as the Relevant Class):

(a)                                 shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

(b)                                 unless the board otherwise determines, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(c)                                  shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;

(d)                                 title to shares of the Relevant Class which are recorded on the Register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly (and in particular) Article 62 shall not apply in respect of such shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred;

(e)                                  the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class;

(f)                                   the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and

(g)                                  Articles 39 to 43 shall not apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.

10

37.                               If, under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share then, subject to these Articles and the Statutes, such entitlement shall include the right of the board to:

(a)                                 require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for so long as the board requires;

(b)                                 appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be effective as if they had been taken by the registered holder of that share; and

(c)                                  take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise enforce a lien in respect of that share.

38.                               The Company shall be entitled to assume that the entries of any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant register of securities held by the Operator are a complete and accurate reproduction of the particulars entered into the register of securities held by the Operator and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption, and, in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant register of securities (as so maintained and reconciled).

SHARE CERTIFICATES

39.                               Subject to these Articles and the provisions of the Regulations, every member (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate), on becoming the holder of a share shall be entitled, except as provided by the Statutes, without payment, to one certificate for all the shares of each class held by him (and, on transferring a part of his holding of shares of any class, to a certificate for the balance of his holding of shares). Each member may elect to receive one or more additional certificates for any of his shares if he pays a reasonable sum determined from time to time by the board for every certificate after the first.

40.                               Every certificate shall:

(a)                                 be executed by the Company in such manner as the board, having regard to the Statutes, may approve; and

(b)                                 specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the nominal value of and the amount paid up on the shares.

41.                               The board may by resolution decide, either generally or in particular case or cases, that any signatures or any certificates for shares or any other form of security issued at any time by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

42.                               The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

11

43.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

44.                               The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article 44. The Company’s lien on a share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

45.                               The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been sent to the holder of the share in question, or to the person entitled to it by transmission, demanding payment of the sum presently payable and stating that if the notice is not complied with the share may be sold.

46.                               To give effect to any such sale, the board may authorise such person as it directs to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article 13 to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

47.                               The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated share or an uncertificated share, subject to a like lien for any monies not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

48.                               Subject to the terms of allotment of any shares, the board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

49.                               A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

50.                               The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

51.                               If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount

12

unpaid from the day it became due and payable until it is actually paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article 51 in relation thereto remains due.

52.                               An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

53.                               Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

54.                               The board may, if it thinks fit, receive from any member all or any part of the monies uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the monies so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

55.                               If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

56.                               If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the Register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture, which shall be deemed to occur at the time of the passing of the relevant board resolution. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

57.                               Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of

13

its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company under Article 8. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

58.                               A person, any of whose shares have been forfeited, shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

59.                               The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

60.                               The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited or surrendered and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

61.                               A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer, if necessary) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

62.                               Without prejudice to any power of the Company to register as a member a person to whom the right to any share has been transmitted by operation of law, an instrument of transfer may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

63.                               The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

64.                               The board may also refuse to register the transfer of a share:

(a)                                 unless the instrument of transfer:

14

(i)                                     is lodged, duly stamped (if the Statutes so require), at the office or at another place appointed by the board, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the board may reasonably require to show the right of the transferor to make the transfer; and

(ii)                                  is in respect of only one class of shares, or is in favour of not more than four transferees;

(b)                                 if it is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article 45; or

(c)                                  if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

65.                               If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company, together with reasons for the refusal.

66.                               No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

67.                               The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is sent.

68.                               For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of the NYSE to regulate the transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the board or the Operator of any Relevant System of the registration of those transfers.

TRANSMISSION OF SHARES

69.                               If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him solely or jointly with other persons.

70.                               A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement reasonably required by the board and subject to these Articles, elect either to be registered as the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder, he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

71.                               The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other

15

monies payable in respect of the share until the requirements of the notice have been complied with.

72.                               A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 70, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 231. That person may give a discharge for all dividends and other monies payable in respect of the share, but he shall not (except with the authority of the board), before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

73.                               The Company may by ordinary resolution alter its share capital in accordance with the Act.

74.                               All shares created by increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

75.                               Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit, and, in particular, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form, the board may authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase monies and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

PURCHASE OF OWN SHARES

76.                               On any purchase by the Company of its own shares, neither the Company nor the board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

77.                               The Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes. The annual general meeting shall be held at such time and place as the board may appoint.

78.                               All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)                                 the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all the

16

members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

(b)                                 all votes shall be taken on a poll; and

(c)                                  each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

79.                               The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Statutes, the board shall promptly convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

80.                               An annual general meeting shall be called by not less than 21 clear days’ notice in writing and no more than 60 days’ notice in writing. Subject to the provisions of the Statutes, all other general meetings may be called by not less than 14 clear days’ notice in writing and no more than 60 days’ notice in writing.

81.                               Subject to the provisions of the Statutes, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

82.                               Subject to the provisions of the Statutes, the notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 85, which shall be identified as such in the notice), and the general nature of the business to be dealt with and shall state, with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of him and that a proxy need not be a member.

83.                               In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall include the text of the resolution and shall specify the intention to propose the resolution as a special resolution.

84.                               The notice shall include details of any arrangements made for the purpose of Article 87 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

85.                               The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)                                 participate in the business for which the meeting has been convened;

(b)                                 hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)                                  be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

17

86.                               If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 85, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 100 shall apply to that adjournment.

87.                               The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

88.                               The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 86 (including without limitation the issue of tickets or the imposition of some other means of selection) which it, in its absolute discretion, considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 86. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

89.                               If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 85 applies) or time, it may change the place (or any of the places, in the case of a meeting to which Article 85 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 85 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)                                 no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)                                 a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 144(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 144(b).

For the purposes of this Article 89, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

18

90.                               For the purposes of Articles 85, 86, 87, 88 and 89, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

91.                               The accidental omission to send a notice of a meeting or resolution, or to send any omission to send notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

92.                               The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

93.                               The chairman of each general meeting of the Company may take such action as he considers appropriate to permit the orderly conduct of the business of the meeting as set out in the notice of the meeting and the chairman’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

94.                               The board may postpone a general meeting if it deems it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.

PROCEEDINGS AT GENERAL MEETINGS

95.                               No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, a quorum is the members who together represent at least the majority of the voting rights of all members entitled to vote, present in person or by proxy, at the relevant meeting.

96.                               If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place (being not less than 14 days nor more than 28 days thereafter) as the chairman of the meeting may, subject to the provisions of the Statutes, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

97.                               The chairman, if any, of the board or, in his absence, any deputy chairman of the Company shall preside as chairman of the meeting. If neither the chairman nor the deputy chairman is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to

19

vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

98.                               A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company. Subject to the Statutes, the chairman may invite any person to attend and speak at general meetings of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting. In addition, the chairman may invite any person who has been nominated by a member of the Company (provided that the chairman is satisfied that at such time as the chairman may determine, the member holds any shares in the Company as such person’s nominee) to attend and, if the chairman considers it appropriate, to speak at general meetings.

99.                               Without prejudice to any other power of adjournment which he may have under these Articles or at common law, the chairman:

(a)                                 may adjourn a meeting from time to time and from place to place without giving any reason therefore and without notice other than announcement at the meeting;

(b)                                 shall, if so directed by a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place; or

(c)                                  may adjourn the meeting to another time and place if it appears to him that:

(i)                                     it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present;

(ii)                                  the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(iii)                               an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, including where the chairman determines that proper conduct requires an adjournment to enable time for consideration of new information, and each of paragraphs (a), (b) and (c) of this Article 99 shall constitute a separate power to adjourn and no such paragraph shall limit or restrict the power contained in another such paragraph.

100.                        No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. Any such adjournment may, subject to the provisions of the Statutes, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 144 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 144(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 85 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

101.                        If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be

20

invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)                                 at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose and such notice of amendment shall provide the information required under Article 106 relating to the proposing member or Shareholder Associated Person (as defined in Article 106) of such a member as if the notice was of a resolution proposed by such member in accordance with that Article; and

(b)                                 the proposed amendment does not, in the reasonable opinion of the chairman, materially alter the scope of the resolution.

102.                        A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

103.                        Subject to Article 104, a poll shall be taken in such manner as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

104.                        A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairman directs not being more than 28 days after the meeting.

105.                        Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PROPOSED SHAREHOLDER NOMINATIONS AND RESOLUTIONS

106.                        Where a member or members, in accordance with the provisions of the Act, request the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Statutes:

(a)                                 set forth, as to the member making the request and any Shareholder Associated Person of such member:

(i)                                     the name and address of such member, as they appear in the Register, and of any such Shareholder Associated Person;

(ii)                                  the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such member and by any such Shareholder Associated Person;

21

(iii)                               the nominee holder for, and number of, any shares owned beneficially but not of record by such member and by any such Shareholder Associated Person;

(iv)                              whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or mitigate risk or benefit of share price changes for, or to increase or decrease the voting power of, such person or any such Shareholder Associated Person with respect to any shares;

(v)                                 any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of the Company or any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise directly or indirectly owned beneficially by such member or by any of its Shareholder Associated Persons and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such member or Shareholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (z) such person may have entered into other transactions to hedge the economic effect of such interest (any such interest in this paragraph (v) (a Derivative Instrument);

(vi)                              the name of each person with whom such member or Shareholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Company) or disposing of any shares of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisers acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such member or Shareholder Associated Person with respect to any shares of the Company or any business proposed by the member or (4) otherwise in connection with any business proposed by a member and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this paragraph (vi) being a Voting Agreement);

(vii)                           details of all other material interests of each such member or any Shareholder Associated Person of such member in such request or any security of the Company (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, Other Interests);

22

(viii)                        a list of all transactions by such member and any Shareholder Associated Person of such member involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six-month period prior to the date of the request;

(ix)                              any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member or any Shareholder Associated Person of such member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(x)                                 any performance-related fees (other than an asset-based fee) that such member or any Shareholder Associated Person of such member is entitled to base on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such request, including without limitation any such interests held by the immediate family of such member or any Shareholder Associated Person of such member sharing the same household (which information shall be supplemented by such member and any Shareholder Associated Person of such member not later than ten days after the record date for the meeting to disclose such ownership as of the record date);

(xi)                              a description of all economic terms of all of the foregoing items, including all Derivative Instruments, Voting Agreements or Other Interests, and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such item, including all Derivative Instruments, Voting Agreements or Other Interests;

(xii)                           a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(xiii)                        a representation as to whether the member or any Shareholder Associated Person of such member intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s shares required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from members in support of such proposal; and

(xiv)                       any other information relating to such member and any Shareholder Associated Person of such member that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)                                 if the request relates to any business that the member proposes to bring before the meeting, set forth:

(i)                                     a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and, in the event that such business includes a proposal to amend these Articles, the complete text of the proposed amendment;

23

(ii)                                  any material interest of such member or any Shareholder Associated Person of such member in such business (including any anticipated benefit therefrom to the member or Shareholder Associated Person of such member); and

(iii)                               a description of all agreements, arrangements and understandings (whether written or oral) between such member or any Shareholder Associated Person of such member and any other person or persons (including their names) in connection with the request by such member;

(c)                                  set forth, as to each person, if any, whom the member proposes to nominate for appointment or reappointment to the board as a result of any such request:

(i)                                     (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class or series and number of shares which are owned beneficially or of record by such person; (D) the nominee holder for, and number of, any shares owned beneficially but not of record by such person; and (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase the voting power of, such person with respect to any shares;

(ii)                                  all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if a contested election is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(iii)                               a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such member or any Shareholder Associated Person of such member, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC under the Exchange Act if the member making the nomination and any Shareholder Associated Person of such member on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for the purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)                                 set forth, to the extent known by the member(s) making the request, the name and address of any other member supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request, provided that (1) with respect to each nominee for appointment or reappointment to the board, the Company may require any proposed nominee for appointment to the board to furnish such other information as may be required by the board to determine the eligibility of such proposed nominee to serve as an Independent Director or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee under the listing standards of each principal securities exchange upon which the shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the board

24

in determining and disclosing the independence of directors; and (2) the information required by this Article 106 shall be supplemented so as to operate by reference to and be accurate as at the record date for the applicable general meeting by the member(s) making the applicable request not later than ten (10) calendar days after such record date; and provided further that such business must otherwise be a proper matter for member action.

For the purposes of this Article 106, a Shareholder Associated Person of any member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such member, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such member, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Subject to the provisions of these Articles, only a person who (i) is nominated by or at the direction of the board; (ii) is nominated in compliance with and otherwise complies with the procedures set forth in this Article 106; or (iii) so long as the Shareholders Agreement is in force, is a Capricorn Director appointed in accordance with Articles 155 and 156, shall be eligible to serve as a director and only such business shall be conducted at a general meeting as shall have been brought before the meeting by or at the direction of the board or pursuant to a member request that complies with the procedures set forth in this Article 106.

Except as otherwise provided by law or the Articles, the chairman of the meeting shall have the power and duty to determine whether a member request was made in compliance with the procedures set forth in this Article 106 and, if any request is not in compliance with this Article 106, to declare that such defective request shall be disregarded.

To be eligible to be a nominee for appointment or reappointment as a director (other than a Capricorn Director, provided that the Shareholders Agreement is in full force and effect and Capricorn is entitled to appoint at least one Capricorn Director in accordance with Articles 155 and 156) pursuant to a proposal made by a member or members pursuant to this Article 106, a person must deliver (in accordance with the time periods prescribed for delivery of request set forth in this Article 106) to the secretary at the office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:

(a)                                 is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given and will not give any commitment or assurance to, any person or entity as to how such person, if appointed as a director of the Company, will act or vote on any issue or question (any such agreement, arrangement, understanding, commitment or assurance, a Voting Commitment) that has not been disclosed to the Company;

(b)                                 is not and will not become a party to any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a director of the Company, with such person’s fiduciary duties under applicable law;

(c)                                  is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

(d)                                 in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company and any other policies and guidelines of the Company

25

applicable to directors or adopted by the board (such policies and guidelines to be made available to such person by the secretary on request); and

(e)                                  irrevocably submits his resignation as a director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement, provided that such person must in addition deliver to the secretary at the office not later than 5:00 p.m., local time, on the tenth (10th) calendar day after the record date for the applicable general meeting, an updated questionnaire (on such form as shall be provided by the secretary) that is accurate as at the record date for such meeting.

For the purpose of Article 106, where a request(s) in respect of a general meeting is made by more than one member, references to a member in relation to notice and other information requirements shall apply to each member, respectively, as the context requires.

107.                        If a request made in accordance with Article 106 does not include the information specified in that Article, or if a request made in accordance with Article 106 is not received in the time and manner indicated in Article 108, in respect of the shares which the relevant member(s) hold (the member default shares), the board may in its absolute discretion determine that the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 106.

108.                        Without prejudice to the rights of any member under the Act, a member who makes a request to which Article 106 relates, must deliver any such request in writing to the secretary at the office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting, and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 108.

For the purposes of the annual general meeting of the Company to be held in [2016], references in this Article 108 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the annual general meeting of the Company held in [2015].

Notwithstanding anything in the foregoing provisions of this Article 108 to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article 108 shall also be considered as validly delivered in accordance with Article 108, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the office not later than 5:00 p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

For the purposes of this Article 108, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable

26

news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the provisions of Article 106 or Article 107 or the foregoing provisions of this Article 108, a member shall also comply with all applicable requirements of the Statutes and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 106 or Article 107 and this Article 108 provided, however, that any references in the Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Articles applicable to member requests. Nothing in Article 106 or Article 107 or this Article 108 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

109.                        Without prejudice to the rights of a member to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, either in accordance with the Act or Article 106, the board may in its sole and absolute discretion from time to time adopt, modify or rescind a policy allowing eligible members (as determined pursuant to such policy), subject to the terms and conditions of such policy, to include in the Company’s proxy materials under the Exchange Act for an annual general meeting such members’ nominees for appointment or reappointment to the board and such members’ resolution or resolutions with respect to such appointment or reappointment to be proposed at such annual general meeting.

110.                        The board or the chairman of the board may, if the facts warrant, determine that a notice or request received by the Company relating to a nomination proposed to be made or an item of business proposed to be introduced at a general meeting does not meet the requirements of Articles 106 and 108. The board or the chairman of the applicable general meeting shall have the power and duty to determine whether a nomination or any other business brought before a general meeting was brought before the meeting in accordance with the procedures set forth in Articles 106 and 108, and, if such nomination or other business is determined not to have been brought before the meeting in accordance with such procedures, to determine that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.

Any and all such actions, interpretations and determinations that are done or made by the board, the chairman of the board or any chairman of a general meeting in good faith pursuant to this Article 110 shall be final, conclusive and binding on the Company, the members and all other parties.

VOTES OF MEMBERS

111.                        Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

112.                        In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

113.                        A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by

27

proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

114.                        No member shall, unless the board otherwise determines, be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all monies presently payable by him in respect of that share have been paid.

115.                        If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement or given information which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)                                 in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll or to exercise any other right conferred by membership in relation to any such meeting or poll;

(b)                                 in respect of the default shares:

(i)                                     no payment shall be made by way of dividend or distribution (or any other amount payable in respect of the default shares) and the Company shall not be required to pay interest in respect of any such amounts not paid;

(ii)                                  no transfer of any default share shall be registered unless:

(A)                               the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer and that none of the shares the subject of the transfer are default shares; or

(B)                               the transfer is an approved transfer; and/or

(iii)                               in respect of any shares held in uncertificated form, such shares be converted into certificated form (and the board shall be entitled to direct the Operator of any Relevant System applicable to those shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the board),

(and, for the purposes of ensuring this Article 115(b) can apply to all shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any shares held by the holder in uncertificated form).

28

116.                        The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

117.                        Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)                                 a notice of an approved transfer, but only in relation to the shares transferred; or

(b)                                 all the information required by the relevant section 793 notice, in a form satisfactory to the board and with the board being reasonably satisfied that such information is complete and accurate.

118.                        The board may at any time withdraw a direction notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the direction notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a withdrawal notice).

119.                        Unless and until a withdrawal notice is duly served in relation thereto or a direction notice in relation thereto is deemed to have been withdrawn, suspended or varied or the shares to which a direction notice relates are transferred by means of an approved transfer, the sanctions referred to in Article 115 shall continue to apply.

120.                        The Company may exercise any of its powers under Article 13 in respect of any default share that is held in uncertificated form.

121.                        For the purposes of this Article 121 and Articles 115 to 120:

(a)                                 a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which names such person as being so interested or if the Company (after taking into account information obtained from the member and from any other relevant section 793 notification) knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)                                 “interested” shall be construed as it is for the purposes of section 793 of the Act;

(c)                                  the prescribed period is 14 days from the date of service of the section 793 notice; and

(d)                                 a transfer of shares is an approved transfer if:

(i)                                     it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act);

(ii)                                  the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)                               the transfer results from a sale made through NYSE or any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

122.                        Nothing contained in Articles 115 to 121 limits the power of the Company under section 794 of the Act.

123.                        If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting,

29

or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

124.                        No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

125.                        On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

NOTIFICATION OF INTERESTS IN SHARES

126.                        For the purposes of Article 127 through Article 139:

(a)                                 Relevant Share Capital means any class of the Company’s issued share capital carrying rights to vote in all circumstances at general meetings of the Company; and for the avoidance of doubt (a) where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to each such class taken separately and (b) any adjustment to or restriction on the voting rights attached to shares shall not affect the application of this Article 126 in relation to interests in those or any other shares; and

(b)                                 interested shall be construed as it is for the purposes of section 793 of the Act.

127.                        The provisions of Article 126 through Article 139 are in addition to and separate from any other rights or obligations arising at law or otherwise.

128.                        A member other than a Depositary holding Relevant Share Capital for the purpose of enabling any shares or other securities of the Company to be traded in uncertificated form shall notify the Company of his interests (if any) in Relevant Share Capital if:

(a)                                 he has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

(b)                                 he had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

(c)                                  he had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

129.                        A member, other than a Depositary holding Relevant Share Capital (i) for the purpose of enabling any shares or other securities of the Company to be traded in uncertificated form or (ii) on behalf of the [S Shareholders], shall, to the extent he is lawfully able to do so, notify the Company of the interests of any other person in the Relevant Share Capital of which he is the registered holder (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such person makes notification of his interests to the Company) if:

(a)                                 such person has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

(b)                                 such person had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

30

(c)                                  such person had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

130.                        The expression percentage level in Article 128(c) and 129(c), means the percentage figure found by expressing the aggregate nominal value of all the shares comprised in the Relevant Share Capital concerned in which the person has interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the aggregate nominal value of that Relevant Share Capital and rounding that figure down, if it is not a whole number, to the next whole number. Where the aggregate nominal value of the Relevant Share Capital is greater immediately after the relevant time than it was immediately before, the percentage level of the person’s interest immediately before (as well as immediately after) that time shall be determined by reference to the larger amount.

131.                        For the purposes of Article 128, 129 and 130:

(a)                                 relevant time means:

(i)                                     the time at which:

(A)                               a person acquires an interest in shares comprised in Relevant Share Capital;

(B)                               a person ceases to be interested in shares comprised in Relevant Share Capital; or

(C)                               another change of circumstances affecting facts relevant to the application of this Article 131 occurs,

in each case provided that the person is aware of such acquisition, cessation or change in circumstances at the time it occurs; and

(ii)                                  where a person is not so aware, the time at which:

(A)                               that person becomes aware that he has acquired an interest in shares comprised in Relevant Share Capital; or

(B)                               that person becomes aware that he has ceased to be interested in shares comprised in Relevant Share Capital; or

(C)                               that person otherwise becomes aware of any facts relevant to the application of this Article 131 (whether or not arising from a change of circumstances); and

(b)                                 a person who is interested in shares comprised in Relevant Share Capital has a notifiable interest at any time when the aggregate nominal value of the shares in the Relevant Share Capital in which he has such interests is equal to or more than 3 per cent. of the aggregate nominal value of that Relevant Share Capital.

132.                        Any notification required by to be made by a member under Article 128 and Article 129 must be made in writing to the Company within the period of two (2) days next following the day on which that obligation arises. To the extent a member is not lawfully able to make a notification under Article 129, such member shall use its reasonable endeavours to procure that the relevant person notifies his interests to the Company within such two (2) day period or within such longer period as the Directors may allow.

133.                        The notification shall specify the share capital of the Company to which it relates, and must also:

31

(a)                                 state the number of shares comprised in that share capital in which the person making the notification knows he (or any other relevant person) had interests immediately after the time when the obligation arose; or

(b)                                 in a case where the person making the notification (or any other relevant person) no longer has a notifiable interest in shares comprised in that share capital, state that he (or that other person) no longer has that interest.

134.                        A notification (other than one stating that a person no longer has a notifiable interest) shall include the following particulars, so far as known to the person making the notification at the date when it is made:

(a)                                 the identity of each registered holder of shares to which the notification relates and the number of such shares held by each of them; and

(b)                                 the nature of the relevant interests in such shares.

135.                        A person other than a Depositary holding Relevant Share Capital for the purpose of enabling any shares or other securities of the Company to be traded in uncertificated form who has an interest in shares comprised in Relevant Share Capital or knows or becomes aware that any other person has an interest in shares so comprised of which he is the registered holder, that interest being notifiable, shall notify (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such other person shall notify) the Company in writing:

(a)                                 of any particulars in relation to those shares which are specified in Article 134; and

(b)                                 of any change in those particulars,

of which, in either case, he becomes aware at any time after any interest notification date and before the first occasion following that date on which he comes under any further obligation of disclosure with respect to his interest in shares comprised in that share capital. A notification required under this Article 135 shall be made within the period of two (2) days next following the day on which it arises. The reference to an interest notification date, in relation to a person’s interest in shares comprised in the Company’s Relevant Share Capital, is to either (i) the date of any notification made or procured by him with respect to his or any other person’s interest under this Article 135 or (ii) where he has failed to make, or procure the making of, a notification, the date on which the period allowed for making it came to an end.

136.                        A person who at any time has a notifiable interest in shares is to be regarded under Article 135 as continuing to have a notifiable interest in them unless and until the registered holder of the shares in question comes under an obligation to make or use his reasonable endeavours to procure a notification stating that he (or any other relevant person) no longer has such an interest in those shares.

137.                        Where a person authorises another (the agent) to acquire or dispose of, on his behalf, interests in shares comprised in the Relevant Share Capital, he shall secure that the agent notifies him immediately of acquisitions or disposals effected by the agent which will or may give rise to any obligation of disclosure imposed on him by this Article 137 with respect to his interest in that share capital.

138.                        If it shall come to the notice of the board that any member has not, within the requisite period, made or, as the case may be, procured the making of any notification required by Article 128, Article 129 or Article 135, the Company may (in the absolute discretion of the board) at any time thereafter give notice to such member and such notice shall have the same contents and effect, and be subject to the same provisions of these Articles as if it were a direction notice

32

given under Article 115, provided that the provisions of Article 115(b)(ii) shall not apply to any shares subject to such a direction notice.

139.                        For the purposes of this Article 139, Article 128, Article 129 or Article 135, a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification whether following service of a notice in accordance with the Act or otherwise which either:

(a)                                 names such person as being so interested; or

(b)                                 (after taking into account any such notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

PROXIES AND CORPORATE REPRESENTATIVES

140.                        Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form as contemplated by these Articles or as the board may otherwise approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

141.                        The appointment of a proxy shall be:

(a)                                 in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(A)                               in hard copy form; or

(B)                               in electronic form, to the electronic address provided by the Company for this purpose; or

(b)                                 in the case of a proxy relating to shares to which Article 141(a) does not apply:

(i)                                     in any usual form or in any other form or manner of communication which the board may approve. Subject thereto, the appointment of a proxy may be:

(A)                               in hard copy form; or

(B)                               in electronic form, to the electronic address provided by the Company for this purpose.

142.                        The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

143.                        The board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one

33

proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

144.                        Without prejudice to Article 89(b) or to the third sentence of Article 100, the appointment of a proxy shall:

(a)                                 if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)                                     in the notice convening the meeting; or

(ii)                                  in any form of proxy sent by or on behalf of the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice or form of proxy.

(b)                                 if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)                                     in the notice convening the meeting;

(ii)                                  in any form of proxy sent by or on behalf of the Company in relation to the meeting;

(iii)                               in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)                              on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Statutes) in any such method of notification. The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

145.                        Any means of appointing a proxy which is authorised by or under this Article 145 shall be subject to any terms, limitations, conditions or restrictions that the board may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the Relevant System concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

146.                        Subject to the provisions of the Statutes, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

34

(a)                                 the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)                                 that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

147.                        Subject to Article 145, a proxy appointment which is not delivered or received in accordance with Article 144 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

148.                        A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

149.                        The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

150.                        Any corporation which is a member of the Company (in this Article 150 the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person to exercise a power in respect of the same shares and more than one such person exercises such power:

(a)                                 if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)                                 if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

151.                        The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)                                 whether he counts in deciding whether there is a quorum at a meeting;

(b)                                 the validity of anything he does as chairman of a meeting;

(c)                                  the validity of a poll demanded by him at a meeting; or

(d)                                 the validity of a vote given by that person,

35

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 144(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 144(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

152.                        A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve (12) months, unless a contrary intention is stated in it.

NUMBER OF DIRECTORS

153.                        The number of directors shall be as the board may determine from time to time, but shall be not less than three (3) and no more than fifteen (15).

154.                        If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a general meeting of the Company, but for no other purpose. If there are no directors willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

APPOINTMENT OF DIRECTORS

155.                        Subject to Article 156 and the Shareholders Agreement being in full force and effect, the Company shall (if designated by Capricorn under the Shareholders Agreement) cause the board to include:

(a)                                 two Capricorn Directors from the date of adoption of these Articles until the earlier of (i) the first date that the [S Shareholders], in the aggregate, cease to beneficially own, directly or indirectly, at least ten per cent. (10%) of the outstanding Voting Securities, and (ii) the termination of the Shareholders Agreement; and

(b)                                 one Capricorn Director from the first date that the [S Shareholders], in the aggregate, cease to beneficially own, directly or indirectly, at least ten per cent. (10%) until the earlier of (i) the first date that the [S Shareholders], in the aggregate, cease to beneficially own, directly or indirectly, at least five per cent. (5%) of the outstanding Voting Securities, and (ii) the termination of the Shareholders Agreement, provided that, in each case, each such Capricorn Director shall qualify as an Independent Director (except as set out in the Shareholders Agreement) and satisfy any other eligibility criteria contained in the Shareholders Agreement, the Statutes, these Articles or any other applicable laws and regulations.

156.                        Notwithstanding Article 155, prior to the earlier of (i) the first date that the [S Shareholders], in the aggregate, cease to beneficially own, directly or indirectly, at least five per cent. (5%) of the outstanding Voting Securities, and (ii) the termination of the Shareholders Agreement, Capricorn shall be entitled to appoint and remove a director appointed as a Capricorn Director, subject to any eligibility criteria in the Shareholders Agreement, the requirements of the NYSE, SEC and any other applicable laws and regulations. Any such appointment or removal of a Capricorn Director by Capricorn shall be made by notice in writing to the Company and such appointment or removal shall have effect from the later of the date of delivery of any such notice and the date (if any) specified for this

36

purpose in any such notice. Upon the termination of the Shareholders Agreement or at any other time that the number of Capricorn Directors is greater than that which Capricorn is entitled to appoint pursuant to Article 155 and the Shareholders Agreement (the Trigger Date), Capricorn shall promptly, or immediately in the event of termination of the Shareholders Agreement, remove or procure the resignation of the relevant number of Capricorn Directors from the board so as to cause the number of directors then appointed by Capricorn to correspond with the number of directors that Capricorn is entitled to appoint pursuant to Article 155 and the Shareholders Agreement (the Required Reduction). Except in the event of termination of the Shareholders Agreement, where the Required Reduction shall be all Capricorn Directors, if at the time of any Required Reduction there is more than one Capricorn Director, Capricorn shall determine which Capricorn Director shall be so removed or resign. If Capricorn has not removed or procured the resignation of the requisite number of Capricorn Directors within five days of the Trigger Date, or immediately in the event of termination of the Shareholders Agreement, Capricorn (and in default of Capricorn acting in accordance with this provision, the board) shall remove the most recently appointed Capricorn Director or both Capricorn Directors, as the case may be, in order to achieve the Required Reduction. Except in the event of termination of the Shareholders Agreement, if any Capricorn Director is removed from office otherwise than by notice given pursuant to this Article 156, the board shall re-appoint such person as a director as soon as reasonably practicable and in any event within two days following such removal under the power conferred on them in Article 161.

157.                        Subject to the foregoing provisions of Articles 153 to 155 and Article 161, the directors shall be elected at each annual general meeting of the Company by ordinary resolution.

158.                        Other than pursuant to Article 174 and subject to Article 180, each director elected shall hold office until his successor is elected or until his earlier resignation or removal in accordance with Article 156 or pursuant to any of Article 175, Article 177, Article 178 or Article 179, as applicable.

159.                        No person shall be appointed a director at any general meeting unless:

(a)                                 he is recommended by the board or appointed by Capricorn in accordance with these Articles and the Shareholders Agreement; or

(b)                                 notice in respect of that person is given by a member qualified to vote at the meeting in accordance with Article 106 and Article 108 (and, if applicable, section 338 of the Act) of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, and such notice has been received by the Company together with notice by that person of his willingness to be appointed.

160.                        Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

161.                        Subject to Articles 157 to 159 and Article 162, the Company may by ordinary resolution or by resolution of the board appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the relevant meeting.

162.                        If at a meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a director (each a Director Resolution) that exceeds the total number of directors that may be appointed to the board at that meeting (the board Number), the persons that shall be appointed shall first be the person who receives the greatest number

37

of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of directors so appointed equals the board Number, provided that this Article 162 shall not operate in any manner that is contrary to the rights of Capricorn to appoint a Capricorn Director in accordance with Articles 155 and 156.

163.                        Article 162 shall not apply to any resolution proposed to be voted on at a meeting in respect of the proposed removal of an existing director and appointment of a person instead of the person so removed, which pursuant to Article 179 and the Act shall be proposed as an ordinary resolution.

164.                        Subject to the rights of Capricorn to appoint a Capricorn Director in accordance with Articles 155 and 156, the board may appoint a person who is willing to act to be a director, either to fill a casual vacancy or as an additional director, but so that the total number of directors shall not at any time exceed the maximum number fixed by these Articles. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for election, or until his earlier resignation or removal in accordance with Article 162, Article 175, Article 177, Article 178 or Article 179.

165.                        A director shall not be required to hold any shares in the capital of the Company by way of qualification.

POWERS OF THE BOARD

166.                        Subject to the provisions of the Statutes and these Articles and any directions given by special resolution, the business of the Company shall be managed by the board, which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article 166 shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

167.                        The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

BORROWING POWERS

168.                        Subject as provided in these Articles, the board may exercise all of the powers of the Company to borrow money, to indemnify and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or parts thereof, and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

CHANGE OF THE COMPANY’S NAME

169.                        The Company’s name may be changed by resolution of the board.

38

DELEGATION OF POWERS OF THE BOARD

170.                        The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

171.                        The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article 171 may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

172.                        The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the board) and for such period and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

173.                        The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

FIXED TERM DIRECTORS

174.                        Directors, other than any Capricorn Director, may be appointed to serve for a fixed term following which that director shall retire.

175.                        A retiring director shall be eligible for re-election. If he is not re-elected or deemed to be re-elected, he shall hold office until the next annual general meeting elects someone in his place or, if it does not do so, until the end of that meeting.

176.                        If the Company at the meeting at which a director retires does not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and not passed.

39

RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

177.                        A director may resign his office either by notice in writing submitted to the board or, if he shall in writing offer to resign, if the other directors resolve to accept such offer.

178.                        A person ceases to be a director as soon as:

(a)                                 that person ceases to be a director by virtue of any provision of the Statutes or is prohibited from being a director by law or, if applicable, any provisions of the rules of the NYSE;

(b)                                 a bankruptcy order is made against that person;

(c)                                  a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)                                 a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)                                  by reason of that person’s health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)                                   that person is absent from meetings of the board for six consecutive months without permission of the board and the board resolves that his office be vacated;

(g)                                  that person dies; or

(h)                                 the board gives notice to such person that it has resolved that such person shall cease to be a director.

179.                        Subject to the rights of Capricorn to appoint a Capricorn Director in accordance with Articles 155 and 156, the Company may, without prejudice to the provisions of the Statutes, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article 179 and no director proposed to be removed in accordance with this Article 179 has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article 179.

180.                        Articles 178(h) and 179 shall not apply to any Capricorn Director except as contemplated by Article 156. The directors shall exercise their powers pursuant to Article 178(h) as necessary so as to create any vacancy required to enable Capricorn to exercise its appointment rights pursuant to Article 156.

NON-EXECUTIVE DIRECTORS

181.                        Subject to the provisions of the Statutes, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual.

182.                        Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board,

40

provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual.

183.                        Any director who does not hold executive office with the Company and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine, provided the payment of any such extra remuneration would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual.

DIRECTORS’ EXPENSES

184.                        The directors may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties as a director.

EXECUTIVE OFFICERS

185.                        Subject to the provisions of the Statutes, the board may appoint one or more of its body or any other employee of the Company to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director or employee for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director or employee. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

186.                        Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not be exempt from retirement by rotation, and if he ceases for any reason to hold the executive office by virtue of which he is termed an executive director, he shall offer to resign as a director in accordance with Article 177 and he shall cease to be a director if the other directors resolve to accept such offer.

187.                        The emoluments of any director or employee holding executive office for his services as such shall be determined by the board, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

41

DIRECTORS’ INTERESTS

188.                        Subject to the provisions of the Statutes, and provided that he has made the disclosures required by Article 189, a director notwithstanding his office may be a party to or otherwise directly or indirectly be interested in:

(a)                                 any transaction or arrangement with the Company or in which the Company is otherwise interested; or

(b)                                 a proposed transaction or arrangement with the Company.

189.                        A director shall (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required), be required to disclose all interests whether or not material in any transaction or arrangement referred to in Article 188 and the declaration of interest must (in the case of a transaction or arrangement referred to in Article 188(a)) and may (in the case of a transaction or arrangement referred to in Article 188(b)), but need not, be made:

(a)                                 at a meeting of the directors; or

(b)                                 by notice to the directors in accordance with either (i) section 184 of the Act (notice in writing), or (ii) section 185 of the Act (general notice).

190.                        The board may resolve that any situation referred to in Article 188 and disclosed to them under Article 189 shall also be subject to such terms as they may determine including, without limitation, the terms referred to in Articles 193(a) to 193(c).

191.                        For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)                                 the matter in question shall have been proposed in writing (giving full particulars of the relevant situation) for consideration at a meeting of the board, in accordance with the board’s normal procedures or in such other manner as the board may approve;

(b)                                 any requirement as to quorum at the meeting of the board at which the matter is considered is met without counting the director in question or any other interested director; and

(c)                                  the matter was agreed to without the interested directors voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of these Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

192.                        Any authorisation of a matter pursuant to Article 191 shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

193.                        Any authorisation of a matter under Article 191 shall be subject to such terms as the board may determine, whether at the time such authorisation is given or (without prejudice to the permissibility of any prior actions of a director that were, at the time they were taken, in accordance with the authorisation as then in force) subsequently, and may be terminated or

42

varied by the board at any time. Such terms may include, without limitation, terms that the relevant directors:

(a)                                 may be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the conflict arises (the conflict situation);

(b)                                 may be required by the Company not to attend any part of a meeting of the directors at which any matter which may be relevant to the conflict situation is to be discussed, and not to view any board papers relating to such matters; and

(c)                                  shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of the conflict situation.

194.                        Subject to the provisions of the Statutes, and provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)                                 may be a party to, or otherwise interested in, any transaction, contract or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)                                 may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)                                  may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)                                     in which the Company is (directly or indirectly) interested as a shareholder or otherwise; or

(ii)                                  with which he has such a relationship at the request or direction of the Company.

195.                        A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he (or any person connected with him) derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)                                 the acceptance, entry into or existence of which has been approved by the board pursuant to Article 191 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)                                 which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 194, nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

196.                        A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 196 applies only if the existence of that relationship has been approved by the board pursuant to Article 191 (provided that, notwithstanding any other Article, the board shall not be entitled to impose any term on such approval that would be inconsistent with the provisions of this Article 196). In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:

43

(a)                                 to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)                                 to use or apply any such information in performing his duties as a director of the Company.

197.                        Where the existence of a director’s relationship with another person has been authorised and approved by the board pursuant to Article 191 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(a)                                 absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)                                 makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

198.                        Save as otherwise provided by these Articles, a director shall not vote at a meeting of the board or of any committee of the board or any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest or duty arises only because one of the following applies (in which case he may vote and be counted in the quorum):

(a)                                 the resolution relates to the giving by him or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)                                 the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)                                  his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

(d)                                 the resolution relates to a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article 198 to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)                                  the resolution relates to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, which does not award him any

44

privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(f)                                   the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for, or for the benefit of, any of the directors or for persons who include the directors;

(g)                                  the resolution relates to a subscription, or an agreement to subscribe, for shares or other securities of the Company or any of its subsidiary undertakings, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

(h)                                 the resolution relates to the giving to a director of an indemnity against liabilities incurred or to be incurred by that director in the execution and discharge of his duties; or

(i)                                     the resolution relates to the provision to a director of funds to meet expenditure incurred or to be incurred by that director in defending criminal or civil proceedings against him or in connection with any application under any of the provisions mentioned in section 205(5) of the Act or in respect of an investigation by any regulatory authority or otherwise enabling him to avoid incurring that expenditure or relates to entering or performing obligations under an agreement pursuant to which the Company incurs costs directly in respect of an action or proceeding taken by a third party against the director.

199.                        The provisions of Articles 196 to 197 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)                                 disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)                                 attending meetings or discussions or receiving documents and information, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

200.                        For the purposes of Articles 188 to 190 inclusive:

(a)                                 an interest of a person who is, for the purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a director shall be treated as an interest of the director; and

(b)                                 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

201.                        The board may exercise the voting power conferred by the shares in any company held or owned by the Company in such matter and in all respects as it deems fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company, or voting or providing for the remuneration to the directors of such company).

202.                        A director shall be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

203.                        If a question arises at a meeting of the board or of a committee of the board as to the rights of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting (or if the director concerned is the chairman, to the other directors at

45

the meeting) and his ruling in relation to any director (or, as the case may be, the ruling of the majority of the directors in relation to the chairman) shall be final and conclusive.

GRATUITIES, PENSIONS AND INSURANCE

204.                        The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

205.                        Subject to the provisions of the Act, and without prejudice to the provisions of Articles 267 to 270, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)                                 a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)                                 a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article 205 are or have been interested, including, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the relevant body or fund.

206.                        No director or former director shall be accountable to the Company or the members or liable to account for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

207.                        The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

PROCEEDINGS OF THE BOARD

208.                        Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of votes. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 208 need not be in writing if the board so determines and any such determination may be retrospective.

46

209.                        The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be a majority of the directors then in office. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

210.                        The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

211.                        The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

212.                        All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, shall, as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

213.                        A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board or committee of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)                                 a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Statutes for a document in the relevant form; and

(b)                                 the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.

214.                        Without prejudice to the first sentence of Article 208, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

215.                        The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

47

216.                        Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

217.                        If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

218.                        Subject to the provisions of the Statutes, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

219.                        The board shall cause minutes to be recorded for the purpose of:

(a)                                 all appointments of officers made by the board;

(b)                                 all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting; and

(c)                                  all resolutions of the Company.

220.                        Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

221.                        Any such minutes must be kept for the period specified in the Act.

THE SEAL

222.                        The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one authorised person in the presence of a witness who attests the signature. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

223.                        The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any

48

signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

224.                        Subject to the provisions of the Statutes, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

225.                        Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)                                 any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)                                 any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)                                  any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

226.                        Subject to the provisions of the Statutes, the Company may by ordinary resolution declare that out of the profits available for distribution there be paid dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

227.                        Subject to the provisions of the Statutes, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution and the position of the Company. If the share capital is divided into different classes, the board may:

(a)                                 pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears; and

(b)                                 pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

228.                        Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

49

229.                        Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article 229 as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

230.                        A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. If the shares in respect of which any such proposed non-cash distribution is paid are uncertificated, any shares in the Company which are issued as non-cash consideration in respect of them must be uncertificated. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

231.                        The board may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

232.                        Any dividend or other monies payable in respect of a share may be paid:

(a)                                 in cash; or

(b)                                 by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)                                  by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment;

(d)                                 if any share is in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of the Relevant System); or

(e)                                  by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Without prejudice to paragraph (d) of the foregoing, in respect of any shares in uncertificated form, such payment may include sending by the Company or any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing.

233.                        If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)                                 pay any dividend or other monies payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

50

(b)                                 for the purpose of Article 232, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

234.                        A cheque or warrant may be sent by post:

(a)                                 where a share is held by a sole holder, to the registered address of the holder of the share;

(b)                                 if two or more persons are the holders, to the registered address of the person who is first named in the Register;

(c)                                  if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 249; or

(d)                                 in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

235.                        Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 232.

236.                        No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

237.                        Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article 237 in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

238.                        The board may with the authority of an ordinary resolution of the Company:

(a)                                 subject to the provisions of this Article 238, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)                                 appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)                                  apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article

51

238, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)                                 allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)                                  where shares or debentures become, or would otherwise become, distributable under this Article 238 in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)                                   authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)                                     the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)                                  the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g)                                  generally do all acts and things required to give effect to the ordinary resolution.

239.                        The board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the discretion of the board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

RECORD DATES

240.                        Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the board may:

(a)                                 fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)                                 for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting, and any changes to the Register after the time specified by virtue of this Article 240 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)                                  for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those

52

persons entered on the Register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

241.                        No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

242.                        Subject to the Statutes, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Statutes, be sent (which for the avoidance of doubt shall include where given in electronic form or by website communication) to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

243.                        Subject to the Statutes, the requirements of Article 242 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and contain the information prescribed by the Statutes and any regulations made under the Statutes.

COMMUNICATIONS

244.                        Any notice to be sent to or by any person pursuant to these Articles shall be in writing (which for the avoidance of doubt shall include where given in electronic form or by website communication).

245.                        Subject to Article 244 and unless otherwise provided by these Articles, the Company shall send or supply any Shareholder Information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

246.                        Subject to Article 245 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any notices, documentation or information which such person wishes or is required to communicate to the Company pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)                                 the determined form and means are permitted by the Statutes for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Statutes; and

(b)                                 unless the board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.

53

Unless otherwise provided by these Articles or required by the board, any such notices, documentation or information shall be authenticated in the manner specified by the Statutes for authentication of a document or information sent in the relevant form.

247.                        In the case of joint holders of a share, any Shareholder Information shall be sent to the joint holder whose name stands first in the Register in respect of the joint holding and any Shareholder Information so sent shall be deemed for all purposes to have been sent to all the joint holders.

248.                        A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

249.                        Shareholder Information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, Shareholder Information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

250.                        Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been sent to a person from whom he derives his title.

251.                        Proof that Shareholder Information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. Shareholder Information sent by the Company to a member by post shall be deemed to have been received:

(a)                                 if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted; or

(b)                                 in any other case, on the second day following that on which the document or information was posted.

252.                        Shareholder Information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

253.                        Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly supplied if sent by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and is deemed by the Statutes to have agreed) that the communication may be sent in that form and:

(a)                                 the notice or other Shareholder Information is sent using electronic means (as that term is used in Section 1168 of the Act) to such address (or to one of the addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so satisfied;

54

(b)                                 the notice or other Shareholder Information is sent in electronic form; and

(c)                                  in each case that person has not revoked the agreement.

254.                        Subject to the provisions of the Statutes, any notice or Shareholder Information (excluding a share certificate) will be validly supplied if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be supplied to him in that manner and:

(a)                                 that person has not revoked the agreement;

(b)                                 that person is notified in a manner for the time being agreed for the purpose between that person and the Company of (i) the publication of the notice or other Shareholder Information on a website, (ii) the address of that website, and (iii) the place on that website where the notice of other Shareholder Information may be accessed and how it may be accessed; and

(c)                                  the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act, provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

255.                        Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

256.                        A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)                                 when the document or information was first made available on the website; or

(b)                                 if later, when the member is deemed by Article 253, 254 or 255 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

257.                        Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes), permit such notices to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communications shall be subject to any terms, limitations, conditions or restrictions that the board may from time to time prescribe.

55

258.                        A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)                                 on at least two consecutive occasions; or

(b)                                 on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article 258 applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied.

DESTRUCTION OF DOCUMENTS

259.                        The Company shall be entitled to destroy:

(a)                                 all instruments of transfer of shares in the Company which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six years from the date of registration;

(b)                                 all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of one year from the date of recording;

(c)                                  all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)                                 all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)                                  all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)                                   all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

260.                        It shall conclusively be presumed in favour of the Company that:

(a)                                 every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 259 was duly and properly made;

(b)                                 every instrument of transfer destroyed in accordance with Article 259 was a valid and effective instrument duly and properly registered;

(c)                                  every share certificate destroyed in accordance with Article 259 was a valid and effective certificate duly and properly cancelled; and

(d)                                 every other document destroyed in accordance with Article 259 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company, but

56

(e)                                  the provisions of this Article 260 and Article 259 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)                                   nothing in this Article 260 or Article 259 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 259 or in any other circumstances which would not attach to the Company in the absence of this Article 260 or Article 259; and

(g)                                  any reference in this Article 260 or Article 259 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED MEMBERS

261.                        The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)                                 during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 261 (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)                                 the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)                                  during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article 261 (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

262.                        To give effect to any sale pursuant to Article 261, the board may (a) if the shares are in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer, or (b) where the shares are held in uncertificated form, in accordance with the Regulations, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer (including issuing a written notification to the Operator requiring the conversion of the shares into certificated form).

263.                        An instrument of transfer executed by that person in accordance with Article 262 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 262(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

264.                        The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

57

WINDING UP

265.                        If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)                                 divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)                                 vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)                                  determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

266.                        The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures or other obligations of another body corporate, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

267.                        Subject to the Act but without prejudice to any indemnity to which he may otherwise be entitled, the Company shall indemnify, out of the assets of the Company, any director of the Company or of any associated company against all losses, liabilities and expenditures which he may sustain or incur in the execution and discharge of the duties of his office or otherwise in relation thereto, provided that this Article 267 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

268.                        The Company may also indemnify, out of the assets of the Company, any director of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 268 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

269.                        Subject to sections 205(2) to (4) of the Act, the Company may provide a director with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a director to avoid incurring such expenditure.

270.                        The Company may also provide a director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a director to avoid incurring such expenditure.

271.                        For the purpose of Articles 267, 268, 269 and 270 the expression associated company shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company, as such terms are defined in the Act.

272.                        Where any person becomes involved in a situation of any nature in connection with which the Company shall indemnify, may indemnify, may provide funds or may take or omit to take any action or enter into any arrangement which would enable a director to avoid incurring

58

expenditure, in each case in accordance with any of Articles 267 to 271 above (the Alternatives), the Company may undertake to pay to any third party (as a direct and primary obligation of the Company to that third party) any expenses or costs in connection therewith to which any of the Alternatives could apply.

MANDATORY OFFER PROVISIONS

273.                        The following terms used in Article 274 through Article 295 shall have the meanings set out in this Article 273:

City Code shall mean the City Code on Takeovers and Mergers as promulgated by the Panel on Takeovers and Mergers, as amended from time to time, and the phrase Panel on Takeovers and Mergers shall mean the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC);

Depositary means a depositary or custodian or other person approved by the board who holds shares in the Company under arrangements where either the depositary or some other person issues Depositary Receipts which evidence beneficial ownership of shares in the Company; and

Depositary Receipts means the certificates issued by a Depositary to evidence shares.

274.                        A person must not:

(a)                                 effect or purport to effect a Prohibited Acquisition (as defined in Article 283); or

(b)                                 except as a result of a Permitted Acquisition (as defined in Article 280):

(i)                                     whether by a series of transactions over a period of time or not, acquire an interest in shares which (taken together with shares in which persons determined by the board to be acting in concert with him are interested) carry 30 per cent. or more of the voting rights of the Company; or

(ii)                                  whilst he (together with persons determined by the board to be acting in concert with him) is interested in shares that in aggregate carry not less than 30 per cent. but not more than 50 per cent. of the voting rights of the Company, acquire, whether by himself or with persons determined by the board to be acting in concert with him, an interest in any other shares that (taken together with any interests in shares held by persons determined by the board to be acting in concert with him) increases the percentage of shares carrying voting rights in which he is interested,

(each of (i) and (ii) a Limit).

275.                        Where any person breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

276.                        The board may do all or any of the following as it in its absolute discretion sees fit where it has reason to believe that any Limit is or may be breached, except as a result of a Permitted Acquisition (and, in the case of a breach of a Limit which is capable of becoming a Permitted Acquisition in accordance with Article 280(c), at any time that such acquisition has not become a Permitted Acquisition), or any Prohibited Acquisition has been or may be effected:

(a)                                 require any member or person appearing or purporting to be interested in any shares of the Company or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide such information as the board considers appropriate to determine any of the matters under Articles 274 through 295 inclusive

59

(including, without limitation, information regarding (i) any persons acting in concert with such member or other person, and (ii) any interests in shares of such member (or other person or any persons acting in concert with any of them));

(b)                                 have regard to such public filings as it considers appropriate to determine any of the matters under Articles 274 through 295 inclusive;

(c)                                  make such determinations under Articles 274 through 295 inclusive as it thinks fit, either after calling for submissions from affected members or other persons or without calling for such submissions;

(d)                                 determine that the voting rights attached to such number of shares held by such persons as the board may determine to be held, or in which such persons are or may be interested, in breach of these Articles (for the purposes of Articles 274 through 295 inclusive, Excess Shares) are from a particular time incapable of being exercised for a definite or indefinite period;

(e)                                  determine that members shall not be entitled in respect of any Excess Shares to be present at meetings of the Company or any class of shareholders;

(f)                                   determine that some or all of the Excess Shares must be sold (in accordance with Article 288 or otherwise);

(g)                                  determine that no transfer of any certificated Excess Shares (other than Excess Shares held by a Depositary in its capacity as Depositary) to or from an affected member (or other person or any persons acting in concert with them) shall be registered;

(h)                                 determine that some or all of the Excess Shares will not carry any right to any dividends or other distributions or other amounts payable in respect of the Excess Shares from a particular time for a definite or indefinite period; and

(i)                                     take such other action as it thinks fit for the purposes of Articles 274 through 295 inclusive including:

(i)                                     prescribing rules (not inconsistent with Articles 274 through 295 inclusive);

(ii)                                  setting deadlines for the provision of information;

(iii)                               drawing adverse inferences where information requested is not provided;

(iv)                              making determinations or interim determinations;

(v)                                 appointing an expert to advise the board on any issues arising from this Article 276 including any questions of interpretation;

(vi)                              executing documents on behalf of a member;

(vii)                           converting any Excess Shares held in uncertificated form into certificated form, or vice-versa;

(viii)                        paying costs and expenses out of proceeds of sale; and

(ix)                              changing any decision or determination or rule previously made.

277.                        For the purpose of enforcing the sanction in Article 276(g), the board may give notice to the relevant member requiring the member to change the Excess Shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any Excess Shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert Excess Shares held in uncertificated form into certificated form in the name and on behalf of the relevant member in accordance with the Regulations.

60

278.                        Where any Excess Shares are held by any Depositary in its capacity as a Depositary, the provisions of Articles 274 through 295 shall be treated as applying only to such Excess Shares held by any such Depositary and not to any other shares held by the relevant Depositary.

279.                        No Depositary shall be in breach of Article 274 or Article 275 or be an affected member for the purposes of Article 276 solely as a result of holding any shares (or interests in shares) in its capacity as a Depositary, provided that any shares held by any such Depositary may still be Excess Shares. Notwithstanding the preceding sentences, all interests in shares held by or on behalf of persons other than a Depositary with respect to shares held by such Depositary shall be taken into account for all purposes of Articles 274 through 295.

280.                        An acquisition is a Permitted Acquisition (or, in the case of Article 280(c), an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article 280(c)) if:

(a)                                 the board consents to the acquisition or the acquisition is pursuant to an offer made by or on behalf of an acquirer that is recommended by the board; or

(b)                                 the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that the board determines otherwise:

(i)                                     for all of the issued and outstanding shares of the Company (except not necessarily for those already held by the acquirer);

(ii)                                  in cash (or accompanied by a cash alternative);

(iii)                               at a price not less than the highest price at which the acquirer (or any person acting in concert with it) has acquired or been issued shares in the 12 month period prior to such offer being made;

(iv)                              with the offer being open for acceptances for at least 14 days after such offer becomes or is declared unconditional as to acceptances;

(v)                                 a condition of the offer must be that the offer will not become or be declared unconditional as to acceptances unless the acquirer has acquired or agreed to acquire (either pursuant to the offer or otherwise) shares carrying over 75 per cent. of the voting rights of the Company; and

(vi)                              the offer shall be otherwise made and implemented by the acquirer in accordance with the provisions of the City Code (as if the City Code applied to the Company); or

(c)                                  the acquisition is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of a Permitted Acquisition) and provided that:

(i)                                     no further acquisitions are made by the acquirer (or any persons determined by the board to be acting in concert with him) other than: (A) pursuant to a Mandatory Offer made in accordance with Article 280(c)(ii) or (B) that are Permitted Acquisitions under Article 280(a) or (d), provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 280(c)(ii)) shall be or become, in any event, a Permitted Acquisition under this Article 280(c); and

(ii)                                  the acquirer makes, within seven days of such further acquisition, and does not subsequently withdraw, an offer which, except to the extent the board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the City Code (as if it so applied to the Company) (a Mandatory Offer), and is conditional on, but only on, the acquirer receiving acceptances as set out in Article 280(b)(v), and (for the

61

avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 280(c)) also be Permitted Acquisitions; or

(d)                                 the acquisition was approved previously by a special resolution passed by a general meeting of members if no votes are cast in favour of the resolution by:

(i)                                     the person proposing to make the acquisition and any persons determined by the board to be acting in concert with him; or

(ii)                                  the persons (if any) from whom the acquirer (together with persons determined by the board to be acting in concert with him) has agreed to acquire shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of shares by the acquirer or any persons determined by the board to be acting in concert with him; or

(e)                                  a person breaches a Limit only as a result of the circumstances referred to in Article 291.

281.                        Unless the board determines otherwise, in the case of a Permitted Acquisition pursuant to Article 280(a), 280(b) or 280(c) above, an offer must also be made in accordance with Rule 15 of the City Code (as if Rule 15 applied to the Company, but excluding Rule 15(b) which shall not apply to the Company).

282.                        No acquisition of any interest in shares which would give rise to a requirement for an offer pursuant to Article 280(c) may be made (and the board shall be entitled to refuse to register any transfer of shares effecting such acquisition) if the making or implementation of such offer would or might be dependent on the passing of a resolution at any meeting of shareholders of the acquirer or upon any other conditions, consents or arrangements without the permission of the board.

283.                        Unless (a) the acquisition is a Permitted Acquisition; or (b) the board determines otherwise, an acquisition of an interest in shares is a Prohibited Acquisition if Rules 4 (Restrictions on dealings), 5 (Timing restrictions on acquisitions), 6 (Acquisitions resulting in an obligation to offer a minimum level of consideration), 8.1 (Disclosure by an Offeror), 8.4 (Disclosure by Concert Parties) or 11 (Nature of consideration to be offered) of the City Code would in whole or part apply to the acquisition if the Company were subject to the City Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with Rules 4, 5, 6, 8.1, 8.4 or 11 of the City Code.

284.                        The board or such person appointed by the board has full authority to determine the application of Articles 274 through 295 inclusive including as to the deemed application of relevant parts of the City Code (as if it applied to the Company). Such authority shall include all discretion vested in the Panel on Takeovers and Mergers (as if the City Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the board or such person appointed by the board acting in good faith and on such grounds as the board or such person appointed by the board shall reasonably consider appropriate, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the board or such person appointed by the board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The board or such person appointed by the board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with Articles 274 through 295 inclusive.

62

285.                        The board may determine that at all times when the Company is in an offer period pursuant to Article 280(c) each member shall comply with the disclosure obligations set out in Rule 8 of the City Code as if the City Code applied to the Company.

286.                        If a person incurs an obligation to make an offer under Article 280(c), the board may waive the requirement to make such an offer if sufficient interests in shares are disposed of within a limited period (being such period as the board may determine in the particular case being not less than seven days) to persons unconnected with such person, so that the percentage of shares carrying voting rights in which the person, together with persons acting in concert with him, is interested is reduced to below 30 per cent. in a manner satisfactory to the board.

287.                        A receiver, liquidator or administrator of a company, or any other insolvency or bankruptcy official, is not required to make an offer under Article 280(c) when he acquires an interest in shares carrying 30 per cent. or more of the voting rights in the Company in his capacity as such, but Article 280(c) shall for the avoidance of doubt apply to a purchaser from such a person.

288.                        If the board determines that a sale of shares (including Excess Shares) is required pursuant to Article 276(f) or 292, the board shall give such notices and make such requests for evidence of the disposal of any such shares as it may require, and the board may refuse the transfer of any such shares until the disposal required by Article 276(f) or 292 has been made to the satisfaction of the directors. In the event that any notice or request under this Article 288 has not been complied with to the satisfaction of the board and has not ceased to apply, the Company shall, so far as it is able, make a disposal of such shares, as the agent for the registered holder thereof or the person entitled by transmission from such holder. Such disposal shall be made or sought to be made by the Company in such manner, at such time and on such terms as the board determines in its absolute discretion to be appropriate. For the purposes of effecting any disposal under this Article 288, any one or more of the directors may, and the board may authorise any officer or employee of the Company to, act as the attorney(s) of any member in relation to the execution of documents and other actions to be taken for the sale of shares (including Excess Shares) determined by the board under Articles 274 through 295 inclusive.

289.                        No nominee of an acquirer or persons acting in concert with it may be appointed as a director, nor may an acquirer or any persons acting in concert with it exercise the votes attaching to any shares until the relevant offer has been declared unconditional in all respects.

290.                        If a director is affiliated with any acquirer or persons acting in concert with it under Articles 274 through 295 inclusive, he shall forthwith vacate his office if his resignation is requested by notice tendered at a meeting of the board by a majority of the other directors who are not so affiliated. For the purposes of this Article 290, like notices signed by each such director shall be effective as a single notice signed by all such directors.

291.                        If as a consequence of the Company redeeming or purchasing its own shares, there is a resulting increase in the percentage of the voting rights attributable to any interest in shares held by a person or persons determined by the board to be acting in concert and such an increase would constitute a breach of any Limit, such an increase shall be deemed a Permitted Acquisition.

292.                        Where an acquisition has been made that breaches a Limit and is a Permitted Acquisition by virtue of Article 280(c), the board may determine that some or all of the shares in which the acquirer is interested by virtue of such Permitted Acquisition must be sold (in accordance with Article 288 or otherwise) in the event that the corresponding Mandatory Offer required to be made under Article 280(c) is not successfully completed.

63

293.                        If any provision under Articles 274 through 295 inclusive or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then:

(a)                                 such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent;

(b)                                 the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and

(c)                                  the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of Articles 274 through 295 inclusive.

Each provision of Articles 274 through 295 inclusive is severable from every other provision of such Articles, and each part of each provision of such Articles is severable from every other part of such provision.

294.                        Where used in Article 106 and Articles 274 through 295 inclusive, the phrases offer, interest in shares, acting in concert and voting rights shall have the meanings ascribed to them in the City Code.

295.                        Articles 274 through 294 inclusive only apply whilst the City Code does not apply to the Company.

DISPUTE RESOLUTION

296.                        The courts of England shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or as a purported derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company or the board or any of the directors or officers individually (or against any combination of the foregoing persons), arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

297.                        In no situation shall any director or officer owe any duty of any nature whatsoever to any member (in that member’s capacity as such).

298.                        Damages alone may not be an adequate remedy for any breach of Article 296 or Article 297, so that, in the event of a breach or anticipated breach, the remedies of injunction and an order for specific performance would in appropriate circumstances each be available.

299.                        The governing law of the Articles is the substantive law of England and these Articles shall be interpreted in accordance with English law.

300.                        For the purposes of Articles 296 and 297:

(a)                                 a dispute shall mean any dispute, controversy or claim;

(b)                                 references to Company shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(c)                                  director and officer shall be read so as to include each and any director and officer of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director or officer of the Company.

64

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE

ORDINARY SHARES OF

[HOLDCO] PLC

Subject to the provisions of the Statutes, so far as they apply to or affect [HoldCo] PLC (the Company), the board of directors of the Company (the Board) may exercise any power of the Company to establish a shareholders rights plan (the Rights Plan). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one purchase right (a Right) for each outstanding ordinary share, nominal value $[•] per share, of the Company (the Ordinary Shares). Each Right would entitle the registered holder, upon payment to the Company of the price per Ordinary Share specified in the Rights Plan, to have delivered to such holder one Ordinary Share, subject to adjustment.

Until the earlier to occur of: (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (a group) has acquired beneficial ownership of 15 per cent. or more of the outstanding Ordinary Shares (such person or group, an Acquiring Person) or (ii) ten (10) business days (or such later date as may be determined by the Board) following the commencement of, or announcement of an intention to make, an offer by a person or group the consummation of which would result in the beneficial ownership of 15 per cent. or more of the outstanding Ordinary Shares being acquired by that person or group (the earlier of such dates being the Distribution Date), each Right would be associated with an individual Ordinary Share and the Rights would be transferred with and only with the Ordinary Shares.

After the Distribution Date, separate certificates evidencing the Rights (Right Certificates) would be mailed to (or credited to the account of) holders of record of the Ordinary Shares as of the close of business on the Distribution Date. Such separate Right Certificates would then evidence the Rights, and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Ordinary Shares having a market value of two times the exercise price for the Right.

In the event that, after a person or group were to become an Acquiring Person, Control (as defined in Article 25) of the Company were to be acquired by any other person or group, provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of any such other person or group (or parent of any such other person or group) that at the time of such acquisition would have a market value of two times the exercise price of the Right.

65

At any time after any person or group were to become an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50 per cent. or more of the outstanding Ordinary Shares, the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or all behalf of such Acquiring Person, which would have become void), in whole or in part, for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the Redemption Price).

Prior to the Distribution Date, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles. After the Distribution Date, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).

Prior to the exercise of a Right, a Right would not entitle the holder thereof to any rights as a member of the Company, including, without limitation, the right to vote or to receive dividends in respect of such Right.

66

EXHIBIT B

Project Darwin

FIREWATER ONE TERM SHEET

Ownership Structure                                                                 Oxford and Cambridge will own 55% and 45%, respectively, of Firewater One SARL (“Firewater One”), which in turn indirectly owns 100% of Natgasoline LLC, a Delaware limited liability company (“Natgasoline” and, together with all direct and indirect subsidiaries of Firewater One, the “Group”, and each a “Group Company”). A subsidiary of the new foreign parent of the Cambridge-Oxford combined group will acquire its 45% interest in Firewater One for the consideration provided for in, and subject to the terms and conditions of, the Combination Agreement.

Capital Structure                                                                                    Natgasoline’ s capital structure will consist of $600 million of equity funded by Oxford and a maximum of $1.4 billion(1) in gross indebtedness (excluding indebtedness related to natural gas hedging as may be required pursuant to the Project Financing), for a total capitalization of $2 billion.

All intercompany loans between Oxford and any Group Company, including the current $110 million junior subordinated loan from Oxford to Natgasoline, will be settled and converted to equity before the consummation of the transaction.

Any indebtedness issued by the Group will be subject to the supermajority consent rights relating to indebtedness, and will be nonrecourse to Oxford and Cambridge.

Conditions                                                                                                                         The consummation of the Firewater One transaction shall be subject to the following conditions (only with respect to inclusion of Firewater One and the Group in the larger transaction):

1.              Natgasoline shall have secured a maximum of $1.4 billion of non-recourse project financing with all conditions precedent to initial disbursement met or waived, with such project financing to be on prevailing market terms and conditions (including any amendments, modifications or waivers thereof) (the “Project Financing”); provided that, for the avoidance of doubt, in no event shall the collateral granted to the lenders under the Project Financing include

(1) Assumes a 6% weighted average interest rate.

any of the real property contemplated to be owned by [Natgasoline Land Holding LLC] unless specifically requested by the Project Financing lenders. Cambridge shall cooperate in good faith to provide necessary information (subject to any confidentiality restrictions that may be applicable to Cambridge or its affiliates), management time and other support to Oxford as may be reasonably requested by the Project Financing lenders in order to meet all conditions precedent to initial disbursement of the Project Financing.

2.              Natgasoline shall have entered into charter agreements (including any amendment, modifications or waivers thereof) for two methanol transport vessels.

3.              The amendment of the Engineering, Procurement and Construction Contract for Natgasoline Methanol Project, entered into as of April 15, 2015, between Natgasoline and Orascom E&C USA Inc. (the “EPC Contract”):

a.              to amend the EPC Contract to be a turn-key, lump sum, fixed-price contract and to include a performance guaranty from the contractor secured by a standby letter of credit for an amount equal to 5% of the lump sum Project cost for the benefit of Natgasoline; and

b.              to amend the EPC Contract to be on terms and conditions satisfactory to the Project Financing lenders and such lenders’ independent engineer.

In connection with such amendment, Cambridge shall be entitled to (and Natgasoline shall cause Orascom E&C USA Inc. to permit Cambridge to) benefit from inspection and audit rights as are customarily granted to owners of projects with engineering, procurement and construction contracts of such type, regardless of whether such rights are contained in the EPC Contract as of the date hereof. Any costs of amendment of the EPC Contract as set forth above, including for purposes of complying with the requirements of the Project Financing lenders in order to secure the Project Financing with all conditions precedent to initial disbursement met or waived, shall be borne by Oxford.

4.              Natgasoline shall have executed and delivered the O&M Agreement (as defined below).

5.              Natgasoline shall have entered into a natural gas transportation agreement with a service provider reasonably acceptable to Cambridge, and a Terminal, Pipeline and Connection Agreement with a service provider reasonably acceptable to Cambridge, in each case on prevailing market terms and conditions.

6.              No “Material Adverse Effect” as defined in the Combination Agreement (measured, for purposes of this term sheet, with respect only to the Group, taken as a whole) shall have occurred and be continuing.

7.              Natgasoline shall be (i) in material compliance with, and no “default” or “event of default” shall have occurred and be continuing under, any of its material contracts, including, without limitation, the terms of the Project Financing and the EPC Contract, and (ii) in material compliance with all applicable laws, rules and regulations applicable to the Group and the Project.

8.              Any material consents or approvals required to be obtained from governmental authorities or contract counterparties in order to consummate the Project Financing shall have been obtained and in full force and effect.

9.              The Group’s capital structure shall be mutually satisfactory to Oxford and Cambridge; provided that any changes to the Group’s capital structure not contemplated pursuant to the terms of the Combination Agreement and requested by Cambridge after the date hereof shall be at no cost to Oxford.

The Parties intend for the Project Financing to be in the form of a non-recourse bond market financing. If Project Financing is unavailable as a non-recourse bond market financing, Oxford shall obtain the consent of Cambridge with respect to any such Project Financing, such consent not to be unreasonably withheld or delayed.

Business Purpose                                                                                       The purpose of the Group will be to develop, construct and operate a 5,000 metric ton per day methanol plant in Beaumont, Texas (the “Project”) using Lurgi MegaMethanol technology and distribute, market, research into and sell products therefrom.

Distributions                                                                                                               The Shareholders’ Agreement will provide for Firewater One to make pro rata distributions of the Group’s free cash pro rata to its members on a regular basis subject to reserves approved through the annual budget process and except as prohibited by the terms of the Project Financing or applicable law.

Appropriate provision to also be made for tax distributions, except as prohibited by the terms of the Project Financing or applicable law.

Project Funding                                                                                             The Project is expected to cost $2 billion, of which $600 million will be funded with equity contributed to Natgasoline as described above. Any Project funding required for the Natgasoline facility to achieve substantial completion (as defined in the Project Financing) in excess of the initial $2 billion funding will be for Oxford’s sole account. Oxford shall fund such amount as a contribution in respect of its equity in Firewater One, and there will be no dilution to Cambridge’s equity in connection with any such required additional funding. Cambridge will have no obligation to invest additional capital in the Group for the Project.

The parties agree to cooperate in good faith so that the terms and conditions of the Shareholders’ Agreement shall not conflict with the applicable terms and conditions of the Project Financing (provided that, notwithstanding the foregoing, in no event shall the Project Financing require any further capital contributions or other financial support from Cambridge in respect of any Group Company or the Project).

Additional Funding                                                                          It is anticipated that any capital required by Natgasoline for the conduct of the business after the facility is operational will be provided through the cash flow from the business.

Anticipated funding needs shall be part of the annual budgeting process.

The board of directors of Firewater One (the “Board”) will determine whether and how to raise additional funds for the Group if needed, subject to the supermajority consent rights described below.

Term of Project                                                                                             Perpetual (subject to any permitted early termination or buyout).

O&M Agreement                                                                                      Natgasoline and Cambridge shall negotiate in good faith to enter into an operations and maintenance agreement (the “O&M Agreement”), pursuant to which Cambridge (or an affiliate of

Cambridge) will provide operation and maintenance services for the Project, and on market terms and conditions reasonably satisfactory to Cambridge and Oxford, including, without limitation, that the pricing for Cambridge’s operation and maintenance services shall be at cost to Cambridge (such cost to be documented costs only) plus a 7.5% mark-up. If Cambridge has not exercised the Call Option by the expiration of the Blackout Period, Oxford shall have a termination right on the O&M Agreement upon twelve months’ notice to Cambridge (provided that, if such termination right is not exercised within nine (9) months after the expiration of the Blackout Period, it shall be deemed to have been waived).

GOVERNANCE

Board Composition                                                                                 Each of Oxford and Cambridge shall be entitled to designate a number of Board members proportionate to its percentage ownership. The initial size of the Board shall be seven (7) directors, of which four (4) directors shall be Oxford designees and three (3) directors shall be Cambridge designees.

Management                                                                                                                      Cambridge under the O&M Agreement shall be responsible for the day-to-day operation of the business. The initial management team shall be mutually agreed upon by Oxford and Cambridge prior to the consummation of the transaction. The scope of authority of the officers will be set forth in the Firewater One Shareholders’ Agreement or as otherwise determined by Oxford and Cambridge. The Board shall have the power to elect and remove officers, subject to the supermajority consent right on election and removal of the CEO and CFO.

Member Board Meetings                                                   Each of the parties shall be entitled to call special meetings of the members or the Board,

and Quorum                                                                                                                        with reasonable notice provided to all members and the Board.

In order for there to be a quorum at any meeting of the members or the Board, Cambridge or at least one Cambridge designee, as applicable, shall be in attendance, provided that if Cambridge or a Cambridge designee does not attend two such meetings, then a quorum for the next such meeting shall not require the attendance of Cambridge or a Cambridge designee, as applicable, provided that the agenda items for such meeting shall be limited to those specific items set forth in the notice of meetings delivered to Cambridge or a Cambridge designee at least 7 days in advance of such meeting and shall not include any item subject to the supermajority approval requirements.

Provision shall be made for attendance by telephone at all board and member meetings.

Approval Rights                                                                                                   All matters with respect to Firewater One and the other Group Companies (including Natgasoline) shall be determined by majority vote of the Board (or delegated by majority vote of the Board to the officers of Natgasoline), except, for so long as Cambridge owns 25% or more interest in Firewater One, that the following specified matters shall be subject to a supermajority requirement (which will be set at a level that requires Cambridge or Cambridge board designees to approve (allocation of decisions between Board and members to be determined to give maximum effect to the fiduciary waivers described below)).

1.              Amendment to the governing documents of any Group Company (including the Shareholders’ Agreement);

2.              Any change to the number of Board members;

3.              Except as provided above with respect to Oxford’s additional funding obligations, any capital calls or other acceptance of additional capital from any member;

4.              Approval of annual budget (in the event of deadlock, the prior year’s annual budget shall be subject to a 5% increase);

5.              Any amendment or modification to the Natgasoline EPC contract or related agreements, including change orders and variances, in each case, where such amendment, modification, change order or variance is not approved by the Project lenders’ independent engineer and is in excess of $10 million, individually, or $25 million in the aggregate;

6.              Any change to any Group Company’s business plan or purpose or the cessation of any business activity;

7.              Other than any expenses pursuant to the Natgasoline EPC contract, which shall be subject to clause 5 above, following Provisional Acceptance, the making of any capital expenditure other than as approved through the annual budget process;

8.              Any merger, sale, disposal or consolidation or other similar business combination;

9.              The entry into any joint venture, partnership, consortium or other similar arrangement;

10.       The purchase or acquisition, sale, assignment, lease, exchange, transfer or disposal of any material assets outside the ordinary course of business;

11.       Issuance, sale, dividend, distribution, redemption, conversion, exchange, repurchase, cancelation, retirement or other disposal or acquisition of equity interests or other securities;

12.       Other than any expenses pursuant to the Natgasoline EPC contract, which shall be subject to clause 5 above, the incurrence, assumption or guarantee of any indebtedness or the creation of any lien or other security over any assets or property, in excess of $10 million annually in the aggregate;

13.       Election and removal of the CEO and the CFO, if any (the process for determining replacements so as to remove prospect of deadlock to be discussed; minimum qualifications for applicable candidates to be agreed);

14.       Other than any expenses pursuant to the Natgasoline EPC contract, which shall be subject to clause 5 above, transactions with affiliates or related parties;

15.       Termination or any material amendment or material modification of the O&M Agreement (subject to Oxford’s termination rights set forth under the heading “O&M Agreement” above);

16.       The giving of any guarantee or indemnity other than in the ordinary course of business;

17.       Loans to members, managers or employees;

18.       Distributions other than as contemplated by the distribution policy set forth above;

19.       Entering into or amending material contracts or other transactions not in the ordinary course of business, including, without limitation, entering into or amending (i) gas contracts for >15% of annual consumption or longer than 90 days and (ii) sales arrangements for >15% of annual production or longer than 90 days ahead, in each case, such approval not to be unreasonably withheld, conditioned or delayed;

20.       Removing, replacing or appointing auditors, or materially changing accounting policies, practices or procedures unless as required by applicable law;

21.       Settlement or compromise of material litigation or claims (i.e., in excess of a to be agreed threshold); and

22.       Bankruptcy, dissolution or liquidation.

TRANSFER/EXIT PROVISIONS

Transfer Restrictions                                                                       Subject to the Call Right, until the later of (i) the three (3) year anniversary of the execution of the Combination Agreement and (ii) twelve (12) months from satisfaction of all conditions required for substantial completion (as defined in the Project Financing) to be achieved (the “Blackout Period”), neither Oxford nor Cambridge may transfer, directly or indirectly, its interests in Firewater One (or any interest in any entity that holds an interest in Firewater One) except by mutual consent or to a wholly owned subsidiary or in connection with a sale of Oxford or, in the case of Cambridge, Holdco.

Call Right                                                                                                                                      During the Blackout Period, Cambridge shall have the right to acquire Oxford’s entire interest in Firewater One (including Oxford’s equity interest in [Natgasoline Land Holding LLC] (as defined in the Restructuring Steps Plan)) for a purchase price equal to $632.5 million (the “Call Option Purchase Price”); provided, that the Call Option Purchase Price shall escalate on a daily pro rata basis, calculated using a compound interest rate of 10% per annum, from the execution of the Combination Agreement.

Notwithstanding the foregoing, if both parties mutually agree to develop the land in [Natgasoline Land Holding LLC] prior to the exercise of the Call Right, then [Natgasoline Land Holding LLC] shall not be included in the Call Right. Upon the expiry of the Blackout Period, and if (i) both parties have not mutually agreed to develop the land in [Natgasoline Land Holding LLC] and (ii) Cambridge has not exercised the Call Right, Oxford may purchase Cambridge’s equity interest in [Natgasoline Land Holding LLC] for $1.

The Call Option Purchase Price may be satisfied in Holdco shares(2)

(2) Any shares of Holdco will be included as registrable shares the Registration Rights Agreement to be entered into between Holdco and Oxford and, if such Agreement has terminated prior to the consummation of the Call Right, Holdco and Oxford shall enter into a new registration rights agreement on substantially equivalent terms.

or cash at Cambridge’s election; provided, that Holdco may only elect to satisfy the Call Option Purchase Price in Holdco shares if doing so would not cause Oxford or any of its affiliates to be subject to the short-swing profit recapture provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended. The number of Holdco shares to be issued shall be determined using an exchange ratio based on the market value of such shares immediately before the closing of the call transaction.

Exit Rights                                                                                                                                 After the Blackout Period, either party may transfer all or part of such party’s interest in Firewater One, subject to the restrictions described below; provided that, in the event that a party desires to transfer less than all of such party’s interest in Firewater One, such party agrees to give the other party reasonable advance notice of such proposed transfer.

Right of First Refusal. Either party shall have the right to transfer its shares to an unaffiliated third party for cash consideration, subject to a customary right of first refusal in favor of the other party.

Drag Along. Oxford shall have a customary drag-along right with respect to any cash disposition of all of Oxford’s interest in Firewater One to an unaffiliated third party made pursuant to the foregoing process, subject to minimum consideration and other customary requirements.

Tag Along. Cambridge and Oxford shall have customary tag-along rights on any sale of all of a party’s interest in Firewater One by the other party of equity interests in Firewater One to an unaffiliated third party.

OTHER PROVISIONS

Confidentiality                                                                                                          Customary confidentiality provisions, including provision allowing for each party to share confidential information with potential third party purchasers of Firewater One equity, subject to the applicable party entering into a confidentiality agreement with such third party.

Information Rights                                                                                   In addition to all Board materials, each party shall receive monthly financials, audited annual financial statements, bank compliance certificates, quarterly financial statements, an annual budget and monthly reports of operations (including a comparison to the annual budget) and any other reports received by either party from any Group Company, or provided to lenders or potential financing sources.

Each party shall be granted reasonable access to the properties, books and records and personnel of all Group Companies at reasonable hours, upon reasonable advance notice and for reasonable purposes, including in order to conduct periodic audits of various kinds.

Independent Activities                      Each party and their respective affiliates may engage in, or own an interest in, any other entity that conducts or competes with, any business the same or similar to the business of the Group and neither any Group Company nor the other party shall have any right to the profits therefrom or other claims with respect thereto.

Fiduciary Duties                                                                                                  The parties acknowledge that each party shall be entitled to act in its own self-interest and shall not have any fiduciary duties to Firewater One, Natgasoline, the other party or any affiliate of the other party.

The parties acknowledge that each director, when conducting his or her affairs and in making decisions with respect to the Group Companies shall be entitled to act in the self-interest of the party that nominated him and shall not have any fiduciary duties to any Group Company, the other party or any affiliate of the other party. The parties and the Group Companies also waive, and agree not to commence, any action against a director in his capacity as such based on the assertion that such director made a decision for the benefit of the party that nominated him and not a Group Company, the other party or any affiliates of the other party.

Non-Solicit                                                                                                                                 So long as Oxford and Cambridge each owns, directly or indirectly interests in Firewater One and for 1 year thereafter, none of Oxford, Cambridge or their respective controlled affiliates shall solicit or hire any of a Group Company’s employees (subject to customary exceptions) without the agreement of Oxford and Cambridge.

Dispute Resolution                                                                                       In the event of certain disputes (scope to be agreed), there will be an escalation mechanism to allow top executives to attempt to resolve the matter.

The failure of the parties to agree on any matter requiring supermajority approval as provided above shall not constitute grounds for any dispute or judicial recourse.

Courts in Delaware shall be the exclusive venue for settling any disputes outside of this process.

Remedies                                                                                                                                          The parties shall be entitled to specific performance, in addition to all other remedies available at law or equity.

Cambridge shall have the right to withhold and set-off against any payment due under the Shareholders’ Agreement (including in exercising the Call Right) the amount of any claim for indemnification any Cambridge Indemnified Party is entitled to pursuant to a written agreement between Oxford and Cambridge or a final judicial determination in accordance with Section 12.9 of the Agreement (or other dispute resolution mechanism agreed to in writing by Oxford and Cambridge).

Governing Law/Jurisdiction                               This term sheet was originally drafted assuming that Firewater One was a Delaware LLC and that the laws of the State of Delaware applied. The parties understand modifications may be required to give the parties equivalent rights and protections now that the investment vehicle is a Luxembourg entity. It is the intent of the parties that to the maximum extent permitted by applicable law such rights and protections (or their applicable equivalents) shall be preserved.

EXHIBIT C

DATED August 6, 2015

DARWIN HOLDINGS LIMITED,

CAPRICORN CAPITAL B.V.,

LEO CAPITAL B.V.,

AQUARIUS INVESTMENTS B.V.

AND

OCI N.V.

SHAREHOLDERS’ AGREEMENT

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

This Agreement (this “Agreement”) is made on August 6, 2015

BY AND AMONG:

(1)                   Darwin Holdings Limited, a private company limited by shares incorporated under the laws of England and Wales (registered number 9713230) whose registered office is at c/o SASMF (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom (the “Company”);

(2)                   OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of The Netherlands (registered number 56821166) whose registered office is at Honthorststraat 19, 1071 DC Amsterdam, The Netherlands (“Oxford”);

(3)                   Capricorn Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 56929870) whose registered office is at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands (“Capricorn”);

(4)                   Leo Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 56929315) whose registered office is at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands (“Leo”); and

(5)                   Aquarius Investments B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 56929102) whose registered office is at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands (“Aquarius” and, together with Leo and Capricorn, the “S Shareholders” and, together with Oxford, the “Shareholders”).

WHEREAS:

(A)                               CF Industries Holdings, Inc., a Delaware corporation (“Cambridge”), the Company, Beagle Merger Company, LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of the Company (“MergerCo”) and Oxford entered into a Combination Agreement, dated August 6, 2015 (the “Combination Agreement”), pursuant to which, among other things: (i) Oxford will contribute to the Company certain equity ownership interests in certain Persons owned, directly or indirectly, by Oxford, in exchange for consideration consisting, in part, of Ordinary Shares (as defined below) to be issued by the Company to Oxford, (ii) a portion of the Ordinary Shares issued by the Company to Oxford will be distributed by Oxford to its shareholders (the “Distribution”) and (iii) MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of the Company whereby the shares of Cambridge common stock will be converted into the right to receive a certain ratio of Ordinary Shares upon the terms and conditions set forth in the Combination Agreement;

(B)                               the Company and the Shareholders desire to establish in this Agreement certain terms and conditions concerning the Ordinary Shares to be owned directly or indirectly by the Shareholders as of and after the Closing and related provisions concerning the

1

Shareholders’ relationship with and investment in the Company as of and after the Closing.

IT IS AGREED as follows:

1.                                      Interpretation

In this Agreement:

1.1                               Definitions

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under Common Control with, such Person, provided that neither the Shareholders, nor any of their Subsidiaries shall be deemed to be an Affiliate of the Company or vice versa, and provided, further, that solely for purposes of this Agreement, any settlor of a Family Trust shall be deemed to be an Affiliate of such Family Trust;

“Articles” mean the articles of association of the Company, as amended from time to time in accordance with the provisions of this Agreement;

“Associate” means, with respect to any Person, (i) any Person of which such Person is an officer, partner or equivalent or is, directly or indirectly, the beneficial owner of ten per cent. (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any Family Member or spouse of such Person;

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement and (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise. The terms “Beneficial Owner”, “Beneficial Ownership” and “Beneficially Owned” shall have a correlative meaning;

“Board” means, as of any date, the board of directors of the Company on such date;

“Business Day” means a day which is not a Saturday or Sunday or a bank or public holiday in New York, New York, The Netherlands or the United Kingdom;

“Capricorn” has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of Capricorn are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees;

2

“CDDA” means the Company Directors Disqualification Act 1986;

“Closing” has the meaning given to such term in the Combination Agreement;

“Combination Agreement” has the meaning given to such term in the recitals to this Agreement;

“Companies Act” means the Companies Act 2006;

“Competitor” means any Person set forth on Schedule A;

“Control” (including, with correlative meanings, “Controlled by” and “under Common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise;

“Director” means any member of the Board;

“Directed Offering” means any so-called “registered direct” sale, block trade or other similar offering or Transfer made pursuant to an effective registration statement filed under the Securities Act, but in which the Voting Securities Transferred are not directly or indirectly widely distributed, and the Shareholder making such Transfer has knowledge of the identity of each transferee;

“Distribution” has the meaning given to such term in the recitals to this Agreement;

“Effective Time” has the meaning given to such term in the Combination Agreement;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Family Member” with respect to any individual, means such individual’s mother, father, sisters, brothers and children;

“Family Trust” means a trust for the benefit of one or more S Family Members;

“Firewater One Shareholder Agreement” has the meaning given to such term in the Combination Agreement;

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder;

“Losses” means all losses, damages, costs, expenses, liabilities, interest, deficiencies, settlements, awards, judgments, fines, assessments, penalties, offsets, expenses, diminutions in value, legal proceedings or other charges of any kind, including reasonable attorneys’ fees, costs of investigation and costs of enforcing any right to indemnification hereunder or pursuing any insurance providers;

3

“Nominating Committee” has the meaning given to such term in Clause 3.3(b);

“NYSE” means New York Stock Exchange LLC;

“Ordinary Shares” means the ordinary shares of the Company;

“Organisational Documents” means, with respect to any Person:

(a)                                 if a company or a corporation, the memorandum and articles of association, articles or certificate of incorporation and the bylaws;

(b)                                 if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership;

(c)                                  if a limited partnership, the limited partnership agreement and the certificate of limited partnership;

(d)                                 if a limited liability company, the certificate of formation and limited liability company agreement;

(e)                                  if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organisation of the Person; and

(f)                                   any similar document, amendment or supplement to any of the foregoing;

“Other Shares” means shares of any class of share capital of the Company (other than Ordinary Shares) that are entitled to vote on the appointment or removal of Directors;

“Ownership Limit” means, at any time of determination, twenty point five per cent. (20.5%) of the Voting Securities outstanding at such time, computed without regard to any Oxford Shares;

“Ownership Threshold” means, at any time of determination, five per cent. (5%) of the Voting Securities outstanding at such time;

“Oxford” has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of Oxford are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees;

“Oxford Shares” means the Ordinary Shares acquired by Oxford (i) pursuant to the Combination Agreement and not included in the Distribution and (ii) pursuant to the Firewater One Shareholder Agreement, if any;

“Permitted Transferee” means the Company or any direct or indirect wholly-owned Subsidiary or Controlled Affiliate of any Shareholder, and in the case of Oxford, any shareholder of Oxford who receives Voting Securities pursuant to a pro rata distribution

4

by Oxford after the Effective Time, and in the case of an S Shareholder, (i) an S Family Member, (ii) a Family Trust, or (iii) any direct or indirect wholly-owned Subsidiary or Controlled Affiliate of the foregoing;

“Person” means any individual, private or public company, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organisation, governmental entity or other entity of any kind or nature;

“Proceedings” has the meaning given to such term in Clause 10.2;

“Registration Rights Agreements” has the meaning set forth in the Combination Agreement;

“Representatives” means, with respect to any designated Person, such designated Person’s Affiliates and the respective directors, officers, employees, accountants, counsel, consultants and other agents and advisers of such designated Person and its Affiliates;

“S Family Member” means any of Onsi Naguib Sawiris, his children and remoter issue or the spouses of any of them;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Shareholder Affiliated Persons” has the meaning given to such term in Clause 5;

“Shareholder Designee” has the meaning given to such term in Clause 3.3(a);

“Shareholder Shares” means Voting Securities Beneficially Owned by the S Shareholders or by Oxford, as the case may be;

“S Shareholders” has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of any S Shareholders are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees;

“Shareholders” has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of any Shareholders are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees, and in the event that Shareholder Shares of any Shareholders are Transferred in accordance with Clause 4.1(c)(v)(A), shall include such transferees;

“Standstill Period” has the meaning given to such term in Clause 3.1;

“Subsidiary” has the meaning set forth in the Combination Agreement;

5

“Transfer” means any voluntary or involuntary sale, transfer, assignment, pledge, hypothecation, charge, mortgage, license, gift, creation of a security interest in or lien on, grant of any right or option, creation of any convertible, exchangeable or derivative security with respect to, placement in trust (voting or otherwise), encumbrance or other disposition of any kind to any Person, including those by way of hedging or derivative transactions, in each case, directly or indirectly, including by means of a disposition of any equity interests in an S Shareholder or in a Person that directly or indirectly holds any equity interests in an S Shareholder, by operation of law or otherwise, provided, however, that a “Transfer” shall not include any direct or indirect transfer of the equity securities or Control of Oxford. Notwithstanding the foregoing, any direct or indirect mortgage, pledge, hypothecation, encumbrance or any other similar disposition of the nature of a security interest, lien or charge contemplated by the first sentence of this definition, by a Shareholder of any Ordinary Shares, or with respect to any such Ordinary Shares, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. The term “Transferred” shall have a correlative meaning; and

“Voting Securities” means the Ordinary Shares together with any Other Shares.

1.2                               Interpretation Act 1978

The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

1.3                               Subordinate legislation

References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.4                               Modification etc. of statutes

References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated.

1.5                               Clauses, Schedules etc.

References to this Agreement include the Schedules to it and this Agreement as from time to time amended and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement, unless the context otherwise require.

1.6                               Headings

Headings shall be ignored in construing this Agreement.

6

1.7                               Parties

Any reference in this Agreement to a “party” or “parties” shall be a reference to a party or parties to this Agreement.

1.8                               Effectiveness of this Agreement

This Agreement, other than this Clause 1, Clause 2, Clause 6 and Clauses 8 to 10 (which will come into force immediately), will take effect at and as of the Effective Time. Notwithstanding anything to the contrary herein, in the event the Combination Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement shall terminate immediately and be null and void.

1.9                               General interpretation

(a)                                 The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)                                 Wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.

(c)                                  A reference to a Person (including a party to this Agreement) includes a reference to that Person’s legal personal representatives and permitted successors and assigns.

(d)                                 A reference to a document is a reference to that document as may be supplemented, amended or modified from time to time.

(e)                                  Any reference to an English or U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England and Wales or the United States, as the case may be, be deemed to include a reference to what most nearly approximates in that jurisdiction to the English or U.S. legal term, as the case may be.

(f)                                   If, and as often as, there is any change in the outstanding Voting Securities by reason of stock dividends, stock splits, reverse stock splits or subdivisions, distributions, spin-offs, split-ups, mergers, reclassifications, reorganisations, recapitalisations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change.

7

1.10                        Actions at the Effective Time

Upon completion of the Distribution, the S Shareholders shall update Schedule B to reflect all Voting Securities Beneficially Owned by the S Shareholders at such time.

2.                                      Warranties

2.1                               Warranties of the Company

The Company warrants to the Shareholders as of the date hereof that:

(a)                                 it is a private limited company incorporated under the laws of England and Wales;

(b)                                 it has all requisite power and authority and has taken all action necessary in order to execute this Agreement and to perform its obligations hereunder. The execution by the Company of this Agreement and the performance of its obligations hereunder have been duly authorised by all necessary action of the Company, including the approval of the Board. This Agreement has been duly executed by the Company and, assuming the due authorisation and execution of this Agreement by the Shareholders, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles; and

(c)                                  the execution of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in:

(i)                                     a breach or violation of, or a default under, the Organisational Documents of the Company;

(ii)                                  a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or

(iii)          conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected,

except, in the case of sub-clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

8

2.2                               Warranties of the Shareholders

Each Shareholder warrants, severally, and not jointly, to the Company as of the date hereof that:

(a)                                 it is a private limited company incorporated under the laws of its jurisdiction of incorporation or formation;

(b)                                 it has all requisite power and authority and has taken all action necessary in order to execute this Agreement and to perform its obligations hereunder. The execution by such Shareholder of this Agreement and the performance of each of their obligations hereunder has been duly authorised by all necessary action of such Shareholder or, including the approval of its board of directors. This Agreement has been duly executed by such Shareholder and, assuming the due authorisation and execution of this Agreement by the Company, constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles;

(c)                                  the execution of this Agreement by it and the performance of each of its obligations hereunder will not constitute or result in:

(i)                                     a breach or violation of, or a default under, its Organisational Documents;

(ii)           a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of its assets (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon it; or

(iii)                               conflict with, breach or violate any law applicable to it or by which its properties are bound or affected,

except, in the case of sub-clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair its ability to perform its obligations under this Agreement;

(d)                                 immediately prior to the execution hereof and at the Effective Time, other than pursuant to the terms of, or as contemplated by, the Combination Agreement, neither it nor any of its Affiliates Beneficially Owns any shares of common stock of Cambridge, and

9

(e)                                  (i) except as otherwise disclosed to Cambridge prior to the execution hereof, all shares of Oxford Beneficially Owned by the S Shareholders or any of their Affiliates are owned of record directly by the S Shareholders or any of their Affiliates in the amounts set forth on Schedule B and (ii) upon completion of the Distribution, (A) except as otherwise disclosed to Cambridge prior to the execution hereof or set forth on Schedule B, all Voting Securities Beneficially Owned by the S Shareholders or any of their Affiliates (other than Oxford) will be owned of record directly by the Shareholders, and (B) such Beneficial Ownership shall not exceed the Ownership Limit.

3.                                      Standstill; Board representation; meetings; voting; share ownership related information

3.1                               Standstill restrictions

From and after the Effective Time until the one (1) year anniversary of the date on which the S Shareholders, in the aggregate, cease to Beneficially Own Voting Securities representing at least the Ownership Threshold (the “Standstill Period”), each Shareholder agrees that, without the prior written consent of the Board, such Shareholder shall not, and shall cause each of its and their Affiliates and, shall use reasonable endeavours to cause, its and their Representatives acting on their behalf not to, directly or indirectly, alone or acting together with any other Person, except as otherwise (A) expressly set forth in this Clause 3.1 or (B) provided in the Combination Agreement and/or the Firewater One Shareholder Agreement:

(a)                                 acquire, offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities that would result in (a) the Shareholders together with the Shareholders’ Affiliates Beneficially Owning Voting Securities in excess of the Ownership Limit or (b) Oxford Beneficially Owning Voting Securities in excess of the amount of Oxford Shares Beneficially Owned by it immediately following the Distribution, as such amount may be reduced from time to time as a result of any Transfers by Oxford of Oxford Shares;

(b)                                 acquire, offer to acquire or agree to acquire the Company or any assets of the Company or any of its Subsidiaries that are material to the operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole (it being understood that this sub-clause (b) shall not apply to any transaction in the ordinary course of business between the Company and its Affiliates and Oxford and its Affiliates);

(c)                                  induce or attempt to induce any third party to propose or offer to acquire Beneficial Ownership of Voting Securities (other than Shareholder Shares as and to the extent permitted in accordance with Clause 4);

10

(d)                                 initiate or make a proposal for any scheme of arrangement, merger, tender, takeover or exchange offer, business combination, reorganisation, restructuring, recapitalisation or other extraordinary transaction with respect to the Company and any of its Subsidiaries;

(e)                                  seek the nomination, appointment or removal of any Directors or seek a change in the composition or size of the Board (other than (i) with respect to the nomination, appointment or removal of its Shareholder Designees, if any, in the case of the S Shareholders, or (ii) to vote in accordance with Clause 3.5);

(f)                                   make or cause to be made any press release or similar public announcement or public communication relating to the way it intends to, or does, vote its Shareholder Shares at any meeting of the shareholders of the Company or in connection with any action by written resolution at or in which Voting Securities are entitled to vote (other than as required by law);

(g)                                  deposit any Shareholder Shares into a voting trust or subject any Shareholder Shares to any proxy, arrangement or agreement with respect to the voting of such Shareholder Shares or other agreement having a similar effect (other than (i) to vote in accordance with Clause 3.5, or (ii) an arrangement or agreement solely by and between the Shareholders;

(h)                                 initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal or solicit proxies or consents, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date of this Agreement, whether or not such Regulation is applicable to the Company) with respect to any Voting Securities (other than to vote in accordance with Clause 3.5);

(i)                                     initiate or make a proposal for any matter to be voted on by the Company’s shareholders, or call or request a call for any meeting of the Company’s shareholders;

(j)                                    form, join or in any way participate in a Group with respect to any Voting Securities (other than a Group comprising some or all of the Shareholders);

(k)                                 make any public communication or disclosure or enter into any agreement or arrangement inconsistent with the foregoing (other than as required by law);

(l)                                     assist, advise, induce or attempt to induce (or provide any confidential information of the Company or any of its Subsidiaries for the purpose of assisting, advising, inducing or attempting to induce) any third party with respect to, or take any affirmative action to do, any of the foregoing; or

11

(m)                             request the Company to amend, waive or terminate any of the provisions of this Clause 3.

3.2                               In the event that, as a result of repurchases of outstanding Voting Securities by the Company or otherwise, the Shareholders at any time Beneficially Own together with their Affiliates in the aggregate Voting Securities in excess of the Ownership Limit, the S Shareholders shall, within 90 days following the filing with the SEC of the Quarterly Report of the Company on Form 10-Q that forms the basis for the determination that the Ownership Limit has been exceeded, sell a sufficient number of Voting Securities in a manner otherwise permitted by the terms of this Agreement such that upon completion of such Transfers, the Voting Securities Beneficially Owned by the Shareholders would no longer exceed the Ownership Limit; provided that if the Ownership Limit is exceeded as a result of such repurchases during the first six months after the Closing, the time period permitted to complete such disposal shall be 120 days rather than 90 days; and provided, further, that sale of such Voting Securities may be delayed beyond such 90 or 120 day period in an amount and to the extent necessary to (i) (A) allow such sales to be effected pursuant to Rule 144 or another available exemption from the registration requirements of the Securities Act and any applicable state securities laws, or (B) facilitate the sale of such Voting Securities under an effective Registration Statement (as defined in the Registration Rights Agreements) pursuant to the Registration Rights Agreements, and (ii) prevent any S Shareholder from being subject to short-swing profit recapture pursuant to Section 16(b) of the Exchange Act; and provided, further, any Beneficial Ownership of Voting Securities resulting from the Company’s exercise of its call option pursuant to the terms of the Firewater One Shareholder Agreement shall be disregarded in determining Beneficial Ownership of Voting Securities for purposes of this Clause 3.2.

3.3                               Board representation

(a)                                 For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least ten per cent. (10%) of the Voting Securities outstanding at such time, Capricorn may, upon written notice to the Company, designate two (2) individuals as Directors (each, a “Shareholder Designee”) and the Company shall appoint such Shareholder Designees as Directors and take all necessary actions to maintain their appointment (subject to this Clause 3.3); provided, however, that such Shareholder Designee shall satisfy the requirements set forth in Clause 3.3(b); provided, further, that, at such time that the S Shareholders, in the aggregate, cease to Beneficially Own Voting Securities representing ten per cent. (10%) of the Voting Securities outstanding at such time but still, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, Capricorn shall use its best endeavours to promptly cause one (1) of its Shareholder Designees, if any, then appointed to the Board to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which the Shareholder Designee is then appointed or on which he or she is then serving, and the right of Capricorn to appoint Shareholder Designees shall be permanently reduced from two (2) to one (1); provided, further,

12

that, at such time that the S Shareholders, in the aggregate, cease to Beneficially Own Voting Securities representing at least the Ownership Threshold, Capricorn shall use its best endeavours to promptly cause each Shareholder Designee, if any, then appointed to the Board to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which the Shareholder Designee is then appointed or on which he or she is then serving, and the right of Capricorn to designate Shareholder Designees shall permanently terminate. Capricorn hereby designates to serve on the Board as an initial Shareholder Designee, effective at the Closing, each of Gregory Heckman and Alan C. Heuberger, and the Company agrees, effective at the Closing, to promptly appoint Gregory Heckman and Alan C. Heuberger as Directors, and shall take all necessary actions to maintain their appointment (subject to this Clause 3.3). If for whatever reason, Gregory Heckman and/or Alan C. Heuberger are not able to assume their function as director upon Closing, Capricorn will be entitled to designate a replacement who meets the requirements of Clause 3.3(b). Upon the Closing, the Board shall consist of ten (10) Directors.

(b)                                 Notwithstanding anything to the contrary set forth in this Agreement, from and after the Effective Time, any Shareholder Designee designated by the Shareholders pursuant to Clause 3.3(a) or 3.3(d):

(i)                                     shall not be an Affiliate or Associate of any Shareholder;

(ii)                                  except in the case of Gregory Heckman, shall qualify as an “independent director” under applicable provisions of the Exchange Act and under applicable NYSE rules and regulations, or the applicable rules and regulations of the principal securities exchange on which the Ordinary Shares are then listed;

(iii)                               would not, at the time of such designation, be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D (as in effect at the date of this Agreement) if such Shareholder Designee were the “person filing” such Schedule 13D;

(iv)                              shall not, at the time of such designation, be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NYSE or pursuant to applicable law, including the Companies Act and the CDDA;

(v)                                 shall not during the term of his or her service as a Director be a director, officer, employee or Affiliate or Associate of a Competitor; and

(vi)                              shall, in the good faith judgment of the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”), satisfy the requirements set forth in the Company’s Organisational

13

Documents and Corporate Governance Guidelines (as in effect from time to time), in each case as are applicable to all non-executive Directors generally;

provided, however, that, for purposes of this Clause 3.3(b), the Company agrees that Messrs. Heckman and Heuberger (A) satisfy, on the date of this Agreement, the requirements set forth in sub-clauses (i)-(vi) of this Clause 3.3(b) (other than Gregory Heckman with respect to sub-clause (i) due to his service on the Oxford board until he resigns therefrom); and (B) shall, after the date of this Agreement, be deemed to satisfy the requirements set forth in sub-clause (vi) of this Clause 3.3(b) for so long as Messrs. Heckman and Heuberger meet the requirements set forth in sub-clauses (i)-(v) of this Clause 3.3(b). Each Shareholder Designee shall, upon appointment, to the Board, execute such agreements as are required to be executed by all non-executive Directors generally, including agreements relating to confidentiality and non-use of information, and shall otherwise abide by the provisions of all codes and policies of the Company that are in effect from time to time and applicable to all non-executive Directors generally.

(c)                                  The Company shall obtain customary director indemnity insurance on commercially reasonable terms, which insurance shall cover the Shareholder Designees.

(d)                                 The Shareholder has the exclusive right to fill vacancies created by reason of death, removal or resignation of any of its Shareholder Designees and the Company shall, subject to the Articles, use its best endeavours to promptly take all necessary actions to cause any such vacancies to be filled by replacement directors designated by the Shareholder that meet the requirement of Clause 3.3(b).

3.4                               Attendance at meetings

For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, the Shareholders shall cause all Shareholder Shares then owned by the Shareholders to be present, in person or by proxy, at any meeting of the shareholders of the Company occurring.

3.5                               Voting

(a)                                 For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, at each meeting of the shareholders of the Company (including any adjournments or postponements thereof) occurring, each S Shareholder shall vote (or abstain from voting) all Shareholder Shares then owned by such S Shareholder on any matter or proposal on which the shareholders are entitled to vote (including the nomination, appointment and removal of directors, but excluding any acquisition or merger that would reasonably be expected to result in dilution of the percentage of the

14

outstanding Voting Securities Beneficially Owned by the S Shareholders (in which event no S Shareholder shall have any obligation to vote its Shareholder Shares in any manner hereunder)) in accordance with the recommendation of the Board.

(b)                                 For so long as Oxford Beneficially Owns the Oxford Shares, at each meeting of the shareholders of the Company (including any adjournments or postponements thereof) occurring, Oxford shall vote (or abstain from voting) all Oxford Shares then owned by Oxford on any matter or proposal on which the shareholders are entitled to vote (including the appointment and removal of directors), in the same proportion as the Voting Securities of the Company (excluding the Oxford Shares) are voted at such shareholders’ meeting.

3.6                               Share ownership related information

For so long as this Agreement is in effect, each Shareholder shall, upon request in writing by the Company, provide to the Company as soon as reasonably practicable and in any event within ten (10) Business Days, any information related to such Shareholder’s ownership or holding of Shareholder Shares, including any agreements or arrangements relating to such ownership or holding.

4.                                      Transfer restrictions

4.1                               Transfer restrictions

(a)                                 For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, all Transfers by Shareholders of Shareholder Shares shall be subject to the restrictions set forth in Clause 4.1(b). No Transfer of Shareholder Shares by any Shareholder may be effected except in compliance with the restrictions set forth in this Clause 4 and with the requirements of the Securities Act and any other applicable securities laws. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the share register of the Company.

(b)                                 For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, no Shareholder shall in connection with any Transfer of Shareholder Shares effected pursuant to a Directed Offering or a privately-negotiated transaction not subject to the registration requirements of the Securities Act, in each case, in which a Shareholder (or any of its Representatives) negotiates the terms of such Transfer directly with the third party purchasers, or their Representatives, of such Shareholder Shares, Transfer any Shareholder Shares to any Person or Group

15

(whether such Person or Group is purchasing Shareholder Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts):

(i)            in a single Transfer or series of related Transfers by any Shareholder, Shareholder Shares representing more than 3 per cent. (3%) of the Voting Securities then outstanding to the extent that as a result of such Transfer or Transfers the Person or Group would Beneficially Own Voting Securities representing more than ten per cent. (10%) of the Voting Securities then outstanding (calculated on the basis of the aggregate number of Voting Securities outstanding, as contained in the then most recently-available filing by the Company with the SEC), and such Shareholder shall, to the extent reasonably practicable, request that each Person to which any such Shareholder Shares were Transferred provide reasonable confirmation thereof;

(ii)                                  that is a Person (or a publicly disclosed Affiliate of a Person) that has previously filed a Schedule 13D (or successor form) with the SEC pursuant to Section 13(d) of the Exchange Act with respect to Cambridge or the Company during the two (2) year period immediately preceding the date of such proposed Transfer;

(iii)          that is any Person that (a) has directly or indirectly through its publicly disclosed Affiliates, within the two-year period immediately preceding such proposed Transfer, and in each case with respect to Holdco or Cambridge or any of their respective equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC) to vote any equity securities of Holdco or Cambridge, (ii) publicly called, or publicly sought to call, a meeting of shareholders of Holdco or Cambridge or publicly initiated any shareholder proposal for action by shareholders of Holdco or Cambridge, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of Holdco or Cambridge or (iv) publicly disclosed any intention, plan, agreement or arrangement to do any of the foregoing or (b) is identified on the most-recently available “SharkWatch 50” list as of such date, or any publicly-disclosed Affiliate of such Person; or

(iv)                              that is a Competitor (or is known by such Shareholder to be an Affiliate or Associate of a Competitor).

(c)                                  Notwithstanding anything to the contrary set forth in this Clause 4, the Shareholders may, at any time, Transfer all or any portions of the Shareholder Shares:

16

(i)                                     in accordance with Rule 144 of the Securities Act;

(ii)                                  in an offering registered with the SEC under the Securities Act that is not a Directed Offering;

(iii)                               in response to a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement but including a tender or exchange offer effected by way of a scheme of arrangement pursuant to the Companies Act or any equivalent or analogous transaction) or by the Company, provided that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than three quarters of the then-outstanding shares of Ordinary Shares and (B) as of the expiration of such offer (x) no shareholder rights plan or analogous “poison pill” of the Company is in effect or (y) the Board has affirmatively publicly recommended to the Company’s shareholders that such shareholders tender into such offer, and has not publicly withdrawn or changed such recommendation;

(iv)                              to any Permitted Transferee; provided that, prior to any such Transfer, such Permitted Transferee (if other than the Company) agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with, and otherwise to be bound by the terms of, this Agreement as if such Permitted Transferee were a Shareholder hereunder (but the original Shareholder shall not be released from liability for any breach hereof by such Permitted Transferee); provided, further, that if, at any time after such Transfer, such Permitted Transferee ceases to be an S Family Member or Family Trust or direct or indirect wholly-owned Subsidiary or Controlled Affiliate of such Shareholder, as applicable, such Shareholder shall cause, prior to the time the Permitted Transferee ceases to be an S Family Member or Family Trust or direct or indirect wholly-owned Subsidiary or Controlled Affiliate, as applicable, of the Shareholder, all Shareholder Shares held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with this Agreement as if such Permitted Transferee were a Shareholder hereunder; and

(v)                                 with respect to the S Shareholders only, (A) to a charitable institution for philanthropic purposes, provided that, prior to any such Transfer, such transferee agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with, and otherwise to be bound by the terms of, this Agreement as if such transferee were a

17

Shareholder hereunder, or (B) pursuant to the terms of any trust or will of such S Shareholder or by the laws of intestate succession or (C) solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the exercise of any options, warrants or other rights.

4.2                               Legends on Shareholder Shares

For so long as any restrictions set forth in Clause 4.1 remain in effect, each share certificate representing Shareholder Shares shall bear a legend that includes the following (and a comparable notation or other arrangement will be made with respect to any uncertificated Shareholder Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING TRANSFER RESTRICTIONS) OF A SHAREHOLDERS’ AGREEMENT, DATED AUGUST 6, 2015, BETWEEN THE ISSUER AND THE SHAREHOLDERS PARTY THERETO, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

In connection with any Transfer made pursuant to Clause 4, other than a Transfer to a Permitted Transferee that becomes a party to this Agreement pursuant to Clause 4.1(c)(iv) or a Transfer to a transferee that becomes a party to this Agreement pursuant to Clause 4.1(c)(v)(A), or at the time that Transfers of Shares by any Shareholder or Shareholders are no longer subject to any restrictions under this Agreement pursuant to Clause 7 or otherwise, the Company shall remove, or cause to be removed, the legend set forth above from the certificate or certificates evidencing any Shares of any such Shareholder.

5.                                      Freedom to pursue opportunities

Notwithstanding anything in this Agreement to the contrary, the parties expressly acknowledge and agree that: (a) each Shareholder, its Affiliates and the Shareholder Designees (collectively, the “Shareholder Affiliated Persons”) has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, including those deemed to be competing with the Company or any of its Subsidiaries, and (b) in the event that a Shareholder Affiliated Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for each of the Company and such Shareholder Affiliated Person, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, as the case may be, and shall not be liable to the Company or its Affiliates or shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder Affiliated Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such

18

opportunity to the Company, provided that any Shareholder Designee who is offered an investment or business opportunity solely in his or her capacity as a Director shall be obligated to communicate such opportunity to the Company, in which case none of the Shareholder Affiliated Persons shall be permitted to pursue such opportunity unless the Board determines not to do so.

6.                                      Indemnification and Reimbursement

To the fullest extent permitted by law and the Articles, the Company shall indemnify and reimburse each of the Shareholder Designees in the same manner and to the same extent as any other director of the Company from time to time.

7.                                      Termination

This Agreement shall terminate with immediate effect upon the earlier of (a) the date that is one (1) year after the first date on which the S Shareholders, in the aggregate, shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold; and (b) the date not less than the date five (5) years after the date hereof that the Company elects to terminate this Agreement by giving written notice to the Shareholders; provided that Clause 3.5(b) shall remain in full force and effect following such termination, and shall terminate upon the date that Oxford ceases to Beneficially Own any Oxford Shares; and provided further that this Clause 7 and Clauses 6, 8 and 9 shall remain in full force and effect following such termination. At any time from and after the Effective Time, Capricorn may terminate the provisions of Clause 3.3 by giving written notice to the Company. If any Shareholder Designee is serving on the Board at the time of any termination pursuant to this Clause 7, Capricorn shall use its best endeavours to promptly cause each such Shareholder Designee to resign, effective immediately, from the Board and from any committees or subcommittees thereof to which the Shareholder Designee is then appointed or on which he or she is then serving and any right of Capricorn to designate Shareholder Designees under the Articles or this Agreement shall terminate immediately.

8.                                      Notices

8.1                               Addresses

Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class mail addressed to that party at such address, or sent by facsimile transmission to a machine situated at such address and shall if:

(a)                                 personally delivered, be deemed to have been received at the time of delivery; or

19

(b)                                 sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee, provided that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 a.m. on the next following Business Day.

For the purposes of this Clause 6 the authorised address of each party shall be the address set out below or such other address (and details) as that party may notify to the others in writing from time to time in accordance with the requirements of this Clause 6:

To the Company:

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, IL 60015-2590

Telephone: (847) 405-2400

Facsimile: (847) 405-2711

Email: Dbarnard@cfindustries.com

Attention: Douglas C. Barnard

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 407-0700

Facsimile: (312) 407-0411

Email: brian.duwe@skadden.com, richard.witzel@skadden.com

Attention: Brian W. Duwe, Richard C. Witzel, Jr.

To any of the Shareholders:

Intertrust Netherlands BV

20

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Telephone: + 31 20 521 4777

Email: jurjen.hardeveld@intertrustgroup.com

Attention: Jurjen Hardeveld

With copies (which shall not constitute notice) to:

Withers LLP

16 Old Bailey

London EC4M 7EG

United Kingdom

Telephone: +44 (0)20 7597 6116

Email: Samantha.Morgan@withersworldwide.com

Attention: Samantha Morgan

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Email: rdavis@cgsh.com, ptiger@cgsh.com

Attention: Robert P. Davis, Paul M. Tiger

To Oxford:

OCI N.V.

Honthorststraat 19

1071 DC Amsterdam

The Netherlands

Facsimile: +44 (0) 20 7439 4802

Email: Erika.Wakid@oci.nl

Attention: Erika Wakid

21

With copies (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Email: rdavis@cgsh.com, ptiger@cgsh.com

Attention: Robert P. Davis, Paul M. Tiger

9.                                      General

9.1                               Whole agreement

This Agreement contains the whole agreement between the parties hereto relating to the subject matter hereof at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with herein.

9.2                               No inducement

Each party to this Agreement acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly provided for in this Agreement.

9.3                               Remedies

So far as permitted by law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in this Agreement shall be for breach of the terms of the this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

9.4                               Injunctive relief

Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other parties shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In

22

connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defence that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

9.5                               Legal advice

Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause 9.5, and agrees, having considered the terms of this Clause 9.5, and this Agreement as a whole, that the provisions of this Clause 9.5, are fair and reasonable.

9.6                               Survival of rights, duties and obligations

Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination.

9.7                               Conflict with the Articles

To the extent permitted by law, in the event of any ambiguity or discrepancy between the provisions of this Agreement and the Articles, it is intended that the provisions of this Agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Articles.

9.8                               Several and not joint liability of Shareholders

Each party hereby agrees that the representations, warranties, covenants and agreements of the Shareholders under this Agreement are being made severally, and not jointly, by the Shareholders, and no Shareholder will be liable for any breach, default, liability or other obligation of any of the other Shareholders.

9.9                               No partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose except as expressly provided in this Agreement.

9.10                        Shareholder actions

Any determination, consent or approval of, or notice or request delivered by, or any other action of, any S Shareholder shall be made by, and shall be valid and binding upon, all S Shareholders, if made by one or more S Shareholders Beneficially Owning a majority

23

of the aggregate amount of the Shareholder Shares Beneficially Owned by the S Shareholders. The Company shall be entitled to demand from time to time and at any time, from the S Shareholders, evidence reasonably satisfactory to the Company of such majority approval before proceeding with the Company’s obligations under this Agreement.

9.11                        Release etc.

Any liability to any party under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by that party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability, whether joint and several or otherwise.

9.12                        Amendments and waiver

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; or (ii) each Shareholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholders. Any waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Shareholders of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

9.13                        Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as contemplated by Clause 4.1(c)(iv), none of the parties may directly or indirectly assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties. Any purported direct or indirect assignment in violation of this Clause 9.13 shall be null and void ab initio.

9.14                        Further assurance

At any time after the date of this Agreement the parties shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of the relevant party execute such documents and do such acts and things as that party may reasonably require

24

for the purpose of giving to that party the full benefit of all the provisions of this Agreement.

9.15                        Invalidity

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

9.16                        Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

9.17                        Costs

Each party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement and the documents to be entered into pursuant to it.

9.18                        Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, provided, that any Shareholder Designee from time to time may enforce the terms of Clauses 5, 6 and 7 as if they were a party to this Agreement and the parties shall not amend Clauses 5, 6 and 7, where to do so would have an adverse effect on the rights of any Shareholder Designee, without the consent of all Shareholder Designees at the relevant time.

10.                               Governing law and submission to jurisdiction

10.1                        Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law, without regard to the conflict of laws thereof.

10.2                        Jurisdiction

Each party to this Agreement irrevocably agrees that the courts of England and Wales are to have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or to settle any dispute which may arise out of or in connection with this Agreement (respectively, “Proceedings” and “Dispute”) and the documents to be entered into

25

pursuant to it and accordingly any Proceedings or Dispute arising out of or in connection with this Agreement shall be brought in such courts.

10.3                        Submission and waiver

All the parties irrevocably submit to the jurisdiction of the courts of England and Wales and waive any objection to Proceedings in any such court on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

10.4                        Agent for service of process

Without prejudice to any other permitted mode of service, each party to this Agreement agrees that service of any claim form, notice or other document (whether for the purpose of Proceedings begun in the courts of England and Wales or for any other purpose set out in this Agreement) shall be duly served on it if delivered personally or sent by registered post in the case of:

(a)                                 Capricorn, Leo or Aquarius, to Intertrust Netherlands BV, Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands (marked for the attention of Jurjen Hardeveld);

(b)                                 the Company, to CF Industries Holdings, Inc., 4 Parkway North, Suite 400, Deerfield, IL 60015-2590 (marked for the attention of Douglas C. Barnard); and

(c)                                  Oxford, to OCI N.V., Honthorststraat 19, 1071 DC Amsterdam, The Netherlands (marked for the attention of Erika Wakid).

26

In witness whereof this Agreement has been duly executed.

Signed for and on behalf of [HOLDCO] by:

Director

Director / Secretary

Signed for and on behalf of [OXFORD] by:

Director

Director / Secretary

27

Signed for and on behalf of [•] by:

Director

Director / Secretary

Signed for and on behalf of [•] by:

Director

Director / Secretary

Signed for and on behalf of [•] by:

Director

Director / Secretary

28

Schedule A

The Mosaic Company

OJSC “Phosagro”

BASF SE

LyondellBasell Industries N.V.

Honeywell International Inc.

Fertilizantes Heringer S.A.

Grupo Fertipar LTDA

PJSC Uralkali

Glencore plc

Archer-Daniels-Midland Company

HELM AG

Ameropa AG

Keytrade AG

Marubeni Corporation

Saudi Arabian Fertilizer Company / Saudi Basic Industries Corporation

Yara International ASA

Potash Corporation of Saskatchewan Inc.

Qatar Fertiliser Company S.A.Q

PT Pupuk Indonesia (Persero)

Koch Industries, Inc.

OCI N.V.

Agrium Inc.

PETRONAS Chemicals Group Berhard

PetroChina Company Limited

Trammo Inc.

TogliattiAzot Corporation

Borealis AG

Sinofert Holdings Limited

Group DF Limited

EuroChem Group AG

29

China BlueChemical Ltd.

JSC Acron

Hubei Yihua Fertilizer Co., Ltd.

Indian Farmers Fertiliser Cooperative Limited

Methanol Holdings (Trinidad) Limited

30

Schedule B

S Shareholder Oxford Shares:
Capricorn Capital B.V.	59,375,376
Leo Capital B.V.	36,491,859
Aquarius Investments B.V.	11,522,425

Oxford Shares held by Affiliates of the S Shareholders:
Onsi Sawiris	51
Nassef Sawiris	68,000

31

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

BETWEEN

[DARWIN HOLDINGS LIMITED]

AND

OCI N.V.

DATED AS OF [•], 201[•]

i

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT, dated as of [•], 201[•] (this “Agreement”), between [Darwin Holdings Limited, a private company limited by shares incorporated under the law of England, which will re-register as a public company limited by shares in accordance with the provisions of the Combination Agreement (the “Company”), and OCI N.V., a public company (naamloze vennootschap) incorporated under the law of the Netherlands (“Oxford” or the “Shareholder”).

W I T N E S S E T H:

WHEREAS, CF Industries Holdings, Inc., a Delaware corporation (“Cambridge”), the Company, Beagle Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of the Company (“MergerCo” and, together with Cambridge and the Company, the “Cambridge Parties”), and Oxford entered into a Combination Agreement, dated as of August [•], 2015 (the “Combination Agreement”), pursuant to which, among other things, (i) Oxford will convey to the Cambridge Parties, and the Cambridge Parties will acquire from Oxford, certain equity ownership interests in certain Persons owned, directly or indirectly, in their entirety by Oxford in exchange for consideration consisting, in whole or in part, of Ordinary Shares (as defined below) to be issued by the Company to Oxford and (ii) MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of the Company (the “Transaction”), upon the terms and conditions set forth in the Combination Agreement; and

WHEREAS, in connection with the execution and delivery of the Combination Agreement and the consummation of the Transaction, the Company has agreed to grant the Shareholder certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                                       Definitions. As used in this Agreement:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, provided that neither the Shareholders nor any of their Subsidiaries shall be deemed to be an Affiliate of the Company or vice versa.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement); (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, right, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or (A) having a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined and (B) that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act (as in effect on the date of this Agreement)). The terms “Beneficial Owner,” “Beneficial Ownership” and “Beneficially Owned” shall have a correlative meaning.

“Business Day” shall mean a day other than a Saturday or Sunday or public holiday in New York, New York.

“Claim Notice” shall have the meaning set forth in Section 3.9(a).

“Claims” shall have the meaning set forth in Section 3.8(a).

“Combination Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Demand Registration” shall have the meaning set forth in Section 3.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1(a).

“Demand Request” shall have the meaning set forth in Section 3.1(a).

“Effective Date” shall mean the date on which the Transaction is consummated.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” shall have the meaning set forth in Section 3.6(a).

2

“Holdback Period” shall mean, with respect to any registered offering of equity securities of the Company, the period beginning ten (10) days before the effective date of the related registration statement and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the effective date of the related registration statement (except that, in the case of any such registered offering that is a takedown from a Shelf Registration Statement, the Holdback Period shall be the period beginning ten (10) days before the pricing date in connection with such takedown and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after such pricing date).

“Indemnifying Party” shall have the meaning set forth in Section 3.9(a).

“Marketed Underwritten Offering” shall mean any underwritten offering that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Non-Underwritten Offering” shall mean an offering in which securities of the Company are not sold to an underwriter or underwriters for reoffering to the public.

“NYSE” shall mean New York Stock Exchange LLC.

“Offering Confidential Information” shall mean, with respect to any registered offering or proposed registered offering (i) the Company’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling securityholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to the Shareholder by the Company (or by third parties) in connection with the applicable registration or offering; provided, however, that Offering Confidential Information shall not include information that was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by the Shareholder or its Representatives.

“Ordinary Shares” shall mean the ordinary shares of the Company.

“Organizational Documents” shall mean, with respect to any Person, (a) if a corporation, the memorandum and articles of association, articles or certificate of incorporation and the bylaws, (b) if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership, (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership, (d) if a limited liability company, the certificate of formation and limited liability company agreement, (e) if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organization of the Person, and (f) any similar document, amendment or supplement to any of the foregoing.

“Other Shares” shall mean shares of any class of share capital of the Company (other than Ordinary Shares) that are entitled to vote in the election of directors.

3

“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Registration” shall have the meaning set forth in Section 3.2(a).

“Proceedings” shall have the meaning set forth in Section 4.5.

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” shall mean, at any time of determination, (a) the Ordinary Shares consisting of Election Shares (as defined in the Contribution Agreement) that were held by the Shareholder on the Effective Date, immediately after giving effect to the Closing, (b) any Ordinary Shares acquired by the Shareholder as a result of the Company’s exercise of its call option pursuant to the terms of the Firewater One Shareholder Agreement (as defined in the Combination Agreement) and (c) all Ordinary Shares or Other Shares issued to the Shareholders in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, reclassifications or capital reorganizations occurring thereafter, in each case, that are held by any Shareholder at such time. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement registering such securities under the Securities Act has become effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) the holder thereof may sell the entire amount of the Registrable Shares held by such holder in a single sale pursuant to Rule 144, (iii) such securities are sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (iv) such securities are transferred to a Person not entitled to the registration rights granted by this Agreement.

“Registration Expenses” shall have the meaning set forth in Section 3.7(a).

“Registration Rights Termination Date” shall have the meaning set forth in Section 3.4.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

“Required Shelf Registration Statement” shall have the meaning set forth in Section 3.3(a).

“Revival” shall have the meaning set forth in Section 3.4.

4

“Scheduled Black-Out Period” means any ordinary course blackout period declared by the Company in connection with an annual or quarterly earnings release in accordance with Company policy.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Selling Expenses” shall have the meaning set forth in Section 3.7(a).

“Shareholder Shares” shall mean all Voting Securities Beneficially Owned by the Shareholders.

“Shareholder” shall have the meaning set forth in the preamble to this Agreement.

“Shelf Notice” shall have the meaning set forth in Section 3.3(a).

“Shelf Period” shall have the meaning set forth in Section 3.3(a).

“Shelf Registration” shall have the meaning set forth in Section 3.3(a).

“Shelf Registration Statement” shall mean a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of securities pursuant to Rule 415 under the Securities Act.

“Shelf Take-Down” shall have the meaning set forth in Section 3.3(b).

“Short-Form Registration Statement” shall have the meaning set forth in Section 3.3(a).

“Similar Securities” shall have the meaning set forth in Section 3.2(a).

“Special Registration” shall mean the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition or employee benefit plan; or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely in connection with an employee benefit or dividend reinvestment plan.

“Time of Sale” shall have the meaning set forth in Section 3.8(a).

“Transaction” shall have the meaning set forth in the recitals to this Agreement.

“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 3.3(c).

“Underwritten Shelf Take-Down Notice” shall have the meaning set forth in Section 3.3(c).

“Voting Securities” shall mean the Ordinary Shares together with any Other Shares.

5

SECTION 1.2                                                  Other Definitional Provisions. Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a)                                 the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)                                 the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)                                  any references herein to a specific Section or Article shall refer, respectively, to such Section or Article of this Agreement;

(d)                                 any reference herein to “USD” and “$” are to United States Dollars;

(e)                                  wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)                                   references herein to any gender includes the other gender;

(g)                                  a reference to a Person (including a party to this Agreement) includes a reference to that Person’s legal personal representatives and permitted successors and assigns;

(h)                                 a reference to a document is a reference to that document as may be supplemented, amended or modified from time to time;

(i)                                     any reference in this Agreement to any statute or statutory provision shall be deemed to include any statute or statutory provision that amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

(j)                                    any reference to a U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than the United States, be deemed to include a reference to what most nearly approximates in that jurisdiction to the U.S. legal term.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1                                                  Representations and Warranties of the Company. The Company represents and warrants to the Shareholders as of the date hereof that:

(a)                                 The Company is a private limited company incorporated under the laws of England.

6

(b)                                 The Company has all requisite organizational power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company, including the approval of the board of directors of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Shareholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles.

(c)                                  The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

SECTION 2.2                                                  Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Company as of the date hereof as follows:

(a)                                 The Shareholder is duly incorporated, validly existing and in good standing under the laws of the Netherlands.

(b)                                 The Shareholder has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Shareholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Shareholder, including the approval of its board of directors. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles.

(c)                                  The execution and delivery of this Agreement by the Shareholder and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Shareholder; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or

7

acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Shareholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Shareholder; or (iii) conflict with, breach or violate any law applicable to the Shareholder or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to impair the ability of the Shareholder to perform its obligations under this Agreement.

ARTICLE III

REGISTRATION RIGHTS

SECTION 3.1                                                  Demand Request.

(a)                                 After the Effective Date and until the Registration Rights Termination Date, at any time when no Required Shelf Registration Statement is available for the resale of Registrable Shares (other than by reason of a suspension pursuant to Section Section 3.5), the Shareholder may request in writing that the Company effect a registration under the Securities Act of such part of the Shareholders’ Registrable Shares as the Shareholder requests to transfer in a Marketed Underwritten Offering or a Non-Underwritten Offering in each case subject to the minimum threshold requirement applicable to such registration pursuant to Section 3.1(b) (such request, a “Demand Request”). Upon receipt of any Demand Request, the Company shall use reasonable efforts to file, not later than the later of (x) the date that is sixty (60) calendar days after receipt by the Company of such Demand Request and (y) the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC, in accordance with the provisions of this Agreement, a Registration Statement with the SEC (a “Demand Registration Statement”) covering such Registrable Shares to be sold in a Marketed Underwritten Offering or a Non-Underwritten Offering, at the sole discretion of the Shareholder. Each Demand Request shall specify the number of Registrable Shares requested to be registered and the intended plan of distribution of such Registrable Shares. Any registration requested by the Shareholder under this Section 3.1(a) is referred to in this Agreement as a “Demand Registration.” Unless otherwise agreed by the Company, any Demand Registration to be made by way of a Marketed Underwritten Offering must relate to a firm commitment underwriting. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file or make available any Shelf Registration Statement, or otherwise register securities for offer or sale on a continuous or delayed basis, pursuant to this Section 3.1.

(b)                                 The Shareholder shall be entitled to initiate no more than three (3) Demand Registrations; provided, however, that the Company shall not be obligated to effect any Demand Registration (i) unless the aggregate value of the Registrable Shares requested to be registered by the Shareholder is at least twenty-five million dollars ($25,000,000); and (ii) during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration or a Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholder to be included

8

therein in accordance with Section 3.2(a)) or the pricing date of an Underwritten Shelf Take-Down. A request for registration made in accordance with Section 3.1(a) shall not count for the purposes of the limitations in this Section 3.1(b) if (A) the Shareholder determines in good faith to withdraw such request due to marketing conditions or regulatory reasons and give written notice of such determination to the Company prior to the effective date of the Registration Statement and prior to the execution of an underwriting agreement or purchase agreement relating to such request; provided that the Shareholder reimburses the Company for all Registration Expenses incurred in good faith by the Company in connection with such Demand Registration prior to the Company’s receipt of such notice, (B) the Registration Statement relating to such Demand Request does not become effective within ninety (90) calendar days after the date such Registration Statement is filed with the SEC (other than by reason of the Shareholder having refused to proceed or a misrepresentation or an omission by the Shareholder), (C) prior to the sale of at least fifty percent (50%) of the Registrable Shares included in the applicable registration relating to such Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Shareholder within thirty (30) calendar days after the date of such order or (D) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied as a result of a default or breach thereunder by the Company that proximately and primarily caused the failure of such conditions.

(c)                                  In connection with any Demand Request, the lead underwriter to administer the offering shall be chosen by the Shareholder, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company.

SECTION 3.2                                                  Piggyback Registration.

(a)                                 If, at any time following the Effective Date until the Registration Rights Termination Date, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of securities of the Company of the same class as the Registrable Shares (such securities “Similar Securities”), whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Shares (excluding a Registration Statement that is (i) solely in connection with a Special Registration, a dividend reinvestment plan or a rights offering, (ii) pursuant to a Demand Registration in accordance with Section 3.1 or a Shelf Registration or (iii) a “universal” Shelf Registration Statement), the Company shall give written notice as promptly as practicable, but not later than ten (10) calendar days prior to the anticipated date of filing of such Registration Statement, to the Shareholder of its intention to effect such registration and shall include in such registration all Registrable Shares with respect to which the Company has received a written request from the Shareholder for inclusion therein within ten (10) calendar days after the date of the Company’s notice (a “Piggyback Registration”). In the event that the Shareholder makes such written request, the Shareholder may withdraw its Registrable Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any

9

Piggyback Registration under this Section 3.2(a), whether or not the Shareholder has elected to include Registrable Shares in such registration. No Piggyback Registration shall count towards the number of Demand Registrations to which the Shareholder is entitled under Section 3.1(b).

(b)                                 If a Piggyback Registration under Section 3.2(a) is proposed to be underwritten, the Company shall so advise the Shareholder as a part of the written notice given pursuant to Section 3.2(a). In such event, the lead underwriter to administer the offering shall be chosen by the Company.

(c)                                  The Company shall pay all Registration Expenses (subject to and in accordance with Section 3.7) in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final or is terminated or withdrawn by the Company.

(d)                                 If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company for its own account, the Shareholder may include all the Registrable Shares it requests in such Piggyback Registration on the same terms and conditions as such Similar Securities included therein; provided, however, that if the offering to which such Piggyback Registration relates involves a firm commitment underwritten offering and the managing underwriter(s) of such offering advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of Similar Securities proposed to be sold in such offering and Registrable Shares requested by the Shareholder to be included therein, in the aggregate, exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be included in the following order of priority:

(i)                   first, the securities that the Company proposes to sell;

(ii)                second, the Registrable Shares requested to be included by the Shareholder and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein; and

(iii)                     third, any securities requested to be included therein by any other Persons (other than the Company and the Shareholder and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

(e)                                  If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company on behalf of holders of Similar Securities to be sold in an underwritten offering, the Shareholder may include

10

all Registrable Shares requested by the Shareholder to be included in such registration in such offering on the same terms and conditions as any Similar Securities included therein; provided, however, that if the managing underwriter(s) of such offering advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of securities to be included therein exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority:

(i)                   first, the Similar Securities requested to be included therein by the holders of such Similar Securities, allocated among such Persons in such manner as the Company may determine;

(ii)                second, the Registrable Shares requested to be included by the Shareholder and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein;

(iii)                     third, Ordinary Shares or Similar Securities offered by the Company for its own account; and

(iv)                    fourth, Ordinary Shares or Similar Securities offered by any other holders of Ordinary Shares or Similar Securities requested to be included therein (other than the Company and the Shareholder and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

SECTION 3.3                                                  Shelf Registration.

(a)                                 After the Effective Date, if the Company is eligible to use a Form S-3 or any comparable or successor form or forms for a short-form registration statement (a “Short-Form Registration Statement”), the Shareholder may make a written request (a “Shelf Notice”) to the Company to file a Short-Form Registration Statement as a Shelf Registration Statement, which Shelf Notice shall specify the kind and the aggregate amount of Registrable Shares of the Shareholder to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company shall file with the SEC promptly (and, in any event, within sixty (60) days following delivery of such Shelf Notice, provided that the Company shall not be required to make such filing until the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC) such Shelf Registration Statement, which shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company qualifies at such time to file such a Shelf Registration Statement (a “Required Shelf Registration Statement”) relating to the offer and sale of all Registrable Shares requested for inclusion therein by the Shareholder in

11

accordance with the methods of distribution elected by the Shareholder (to the extent permitted in this Section 3.3). Any registration made by the Company under this Section 3.3(a) is referred to in this Agreement as a “Shelf Registration.” The Shareholder shall not deliver a Shelf Notice, and the Company shall not be required to effect a Shelf Registration, during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any Demand Registration or any Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholder to be included therein in accordance with Section 3.2(a)) and shall not be required to effect more than two (2) Shelf Registrations. Subject to Section 3.5, the Company shall use its reasonable efforts to cause any Required Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, or to become automatically effective if such Required Shelf Registration Statement is an automatic shelf registration statement, and, so long as the Company remains eligible to register the resale of Registrable Shares on Form S-3, to keep such Required Shelf Registration Statement effective under the Securities Act until the earliest of the one hundred eightieth (180th) day following the initial effective date of such Required Shelf Registration Statement, such time as all Registrable Shares that could be sold thereunder have been sold or are no longer outstanding and the Registration Rights Termination Date (such period of effectiveness, the “Shelf Period”).

(b)                                 If at any time that a Required Shelf Registration Statement covering Registrable Shares pursuant to this Section 3.3 is effective the Shareholder delivers a notice to the Company stating that the Shareholder intends to effect an offering (a “Shelf Take-Down”) of all or a portion of its Registrable Shares included by it on such Required Shelf Registration Statement and stating the number of Registrable Shares to be included in such Shelf Take-Down, then the Company shall as promptly as reasonably practicable amend or supplement such Required Shelf Registration Statement and take such other action as may be reasonably necessary to facilitate the sale of such Registrable Shares pursuant to such Shelf Take-Down.

(c)                                  If the Shareholder elects by written request to the Company, a Shelf Take-Down shall be in the form of a Marketed Underwritten Offering (an “Underwritten Shelf Take-Down”), provided that the aggregate value of the Registrable Shares to be included in such Marketed Underwritten Offering must be at least twenty-five million dollars ($25,000,000), and the Company shall amend or supplement the applicable Required Shelf Registration Statement for such purpose as soon as practicable. In connection with any such Underwritten Shelf Take-Down, the lead underwriter to administer the offering shall be chosen by the Shareholder, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company. The number of Underwritten Shelf Take-Downs the Shareholder may make pursuant to Shelf Registrations is limited to two in any Shelf Period.

SECTION 3.4                                             Termination of Registration Obligation. Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this Article III and maintain the effectiveness of any Required Shelf Registration Statement or any Demand Registration Statement filed pursuant to Section 3.1 shall terminate on the first date on which the Shareholder (i) holds Registrable Shares representing less than one percent (1%) of the outstanding Voting Securities and (ii) is able to freely sell its remaining Registrable Shares under Rule 144 under the Securities Act without regard to the volume, manner of sale or filing

12

requirements of such rule (the “Registration Rights Termination Date”); provided, however, the obligation of the Company to register Registrable Shares pursuant to this Article III and maintain the effectiveness of any Required Shelf Registration Statement or any Demand Registration Statement filed pursuant to Section 3.1 shall thereafter revive (the “Revival”) on the date on which the Shareholder receives Registrable Shares as a result of the Company’s exercise of its call option pursuant to the terms of the Firewater One Shareholder Agreement if on such date the Shareholder either (i) as a result of the receipt of such Registrable Shares, holds Registrable Shares representing one percent (1%) or more of the outstanding Voting Securities or (ii) holds Registrable Shares representing less than one percent (1%) of the outstanding Voting Securities and is not then able to freely sell its Registrable Shares under Rule 144 under the Securities Act without regard to the volume, manner of sale and filing requirements of such rule. The Revival, if it occurs, shall be effective on the seventh business day following the Company’s receipt of notice from the Shareholder of the Revival, which notice must include evidence reasonably satisfactory to the Company of the Shareholder’s ownership of a number of Registrable Shares sufficient to give rise to the Revival and, in the case of a Revival under clause (ii) of the immediately-preceding sentence, of the basis for the Shareholder’s inability to freely sell its Registrable Shares under Rule 144 under the Securities Act unless it is the same basis that exists at the time this Agreement becomes effective pursuant to Section 4.12. Notwithstanding anything to the contrary in this Agreement, if the Revival becomes effective pursuant to this Section 3.4, the Shareholder shall be entitled to initiate one Demand Registration and one Shelf Registration.

SECTION 3.5                                             Suspension. If the filing, initial effectiveness or continued use of a Registration Statement with respect to a Demand Registration or a Shelf Registration would require the Company to make a public disclosure of material non-public information, which disclosure the Company determines in good faith (after consultation with external legal counsel) would materially impact the Company or would materially impede, delay or interfere with the Company’s ability to effect a reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Shareholder, delay the filing or initial effectiveness of, or suspend the use of, as applicable, such Registration Statement or any Prospectus or Free Writing Prospectus; provided, however, that, unless otherwise approved in writing by the Shareholder, the Company shall not be permitted to do so for a period of time in excess of ninety (90) days in the case of any single delay or suspension, and the number of days in any 12-month period on which such a suspension is in effect shall not exceed one hundred twenty (120) (except that such number of days shall not exceed ninety (90) in the 12-month period commencing on the Closing Date (as defined in the Combination Agreement)). In the event that the Company exercises its rights under the preceding sentence, the Shareholder shall suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus or Free Writing Prospectus relating to such Demand Registration or Shelf Registration in connection with any sale or offer to sell Registrable Shares. In the event of such a suspension for which notice is given by the Company after the effectiveness of the applicable Registration Statement, the period specified in clause (A) in Section 3.6(b) (or, in the case of a Required Shelf Registration Statement, the Shelf Period) shall be extended by the number of days of such suspension. The Shareholder shall keep confidential the receipt of any notice under this Section 3.5 and the contents thereof, except as required pursuant to applicable law, and, during any period of such delay or suspension, shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company. Notwithstanding anything to

13

the contrary, upon the commencement of any Scheduled Black-Out Period, the Shareholder shall immediately suspend the use of any Prospectus or Free Writing Prospectus in connection with any sale or offer to sell Registrable Shares until the termination of such Scheduled Black-Out Period.

SECTION 3.6                                             Registration Procedures. Subject to Section 3.5 and the Company’s right to withdraw or terminate an applicable Piggyback Registration under Section 3.2(a), whenever the Shareholder shall have requested in accordance with Section 3.1, Section 3.2 or Section 3.3, as applicable, that any Registrable Shares be registered pursuant to Section 3.1, Section 3.2 or Section 3.3, as applicable, the Company shall:

(a)                                 use reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares within the time periods therefor specified herein, reasonably cooperate with the Shareholder and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), the Company shall furnish to the Shareholder and each of the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including upon the reasonable request of the Shareholder and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein (other than documents publicly available on the SEC’s EDGAR system or any successor system), which Registration Statement and documents proposed to be filed will be subject to the reasonable review and comment of the Shareholder and its counsel (provided that any comments are given to the Company promptly upon receipt of such documents and in no event later than three (3) calendar days after such documents are deemed under Section 4.4 to have been given to the Shareholder), at the Shareholder’s sole expense;

(b)                                 prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement (other than a Required Shelf Registration Statement, the effectiveness of which shall be maintained for the Shelf Period) effective for a period of (A) not less than sixty (60) days, (B) if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), a Prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer or (C) such shorter period as will terminate when all of the Registrable Shares covered by such Registration Statement have been disposed of in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act);

(c)                                  furnish to the Shareholder and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each

14

amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement; and the Company, subject to the penultimate paragraph of this Section 3.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Shareholder and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any such amendment or supplement thereto;

(d)                                 use its reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in the applicable Registration Statement (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

(e)                                  use its reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Shareholder or the managing underwriter(s), if any, to consummate the disposition of such Registrable Shares in the United States in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement;

(f)                                   promptly notify the Shareholder and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Shareholder a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)                                  promptly notify the Shareholder and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become

15

effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(h)                                 enter into underwriting agreements with customary provisions as the Selling Holders (if such registration is a Demand Registration or an underwritten offering pursuant to a Shelf Registration) or the managing underwriter(s), if any, reasonably request in order to facilitate the disposition of such Registrable Shares;

(i)                                     make available for inspection by the Shareholder and the Shareholder’s counsel, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholder or such underwriter(s), attorney, accountant or agent in connection with such Registration Statement; provided, however, that the Shareholder shall, and shall use reasonable efforts to cause each such underwriter(s), accountant or other agent to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company; and (ii) minimize the disruption to the Company’s business in connection with the foregoing;

(j)                                    make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)                                 in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable efforts to obtain the withdrawal of such order as soon as reasonably practicable;

(l)                                     subject to Section 3.7, cause its senior management to use reasonable efforts to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Demand Registration or by a Required Shelf Registration Statement in connection with an underwritten offering thereunder (including participation in “road shows,” to be scheduled in a collaborative manner so as not to interfere with the conduct of the business of the Company), taking into account the Company’s business needs;

(m)                             if such Registrable Shares are being sold in an underwritten public offering, use its reasonable efforts to (i) furnish, on the date the underwriting agreement is signed and on the date such Registrable Shares are delivered to the underwriters for sale pursuant to such registration, a comfort letter in customary form, addressed to each of the managing

16

underwriter(s), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the applicable Registration Statement and (ii) provide, on the date of the closing under the underwriting agreement, a legal opinion of the Company’s outside counsel, addressed to each of the managing underwriter(s), in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the managing underwriter(s).

Subject to the limitations on the Company’s ability to delay the filing or initial effectiveness of, or suspend the use of, as applicable, a Registration Statement or a Prospectus or Free Writing Prospectus pursuant to Section 3.5, the Shareholder shall, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.6(f), promptly discontinue its disposition of Registrable Shares pursuant to any Registration Statement until the Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6(f). If so directed by the Company, the Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in the Shareholder’s possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event that the Company shall give any such notice, the period specified in clause (A) in Section 3.6(b) (or, in the case of a Required Shelf Registration Statement, the Shelf Period), as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Shareholder shall have been given the copies of the supplemented or amended Prospectus contemplated by Section 3.6(f).

In the case of any underwritten offering of Registrable Shares registered under a Required Shelf Registration Statement or a Demand Registration Statement filed pursuant to Section 3.1(a), or in the case of a Piggyback Registration under Section 3.2 or a Shelf Registration, (i) all Registrable Shares or Similar Securities to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement with customary terms (including customary provisions relating to indemnities and contribution), and neither the Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein; and (ii) neither the Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements, custody agreements and other documents reasonably required to be executed in connection therewith, and provides such other information to the Company and the underwriter(s) as may be reasonably requested to offer or register such Person’s Registrable Shares or Similar Securities, as the case may be; provided, however, that (A) the Shareholder shall not be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, the Registrable Shares of the Shareholder included therein and the Shareholder’s intended method of distribution of such Registrable Shares and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by the Shareholder or its Representatives pertaining to the Shareholder and (B) the aggregate amount of liability of the Shareholder pursuant to any indemnification obligation thereunder shall not exceed the net proceeds received by the Shareholder from such offering. As a condition to including Registrable

17

Shares in any Registration Statement filed in accordance with this Article III, the Company may require that it shall have received an undertaking reasonably satisfactory to the Company from any underwriter to indemnify and hold harmless the Company and its directors, officers and Affiliates to the extent customarily provided by underwriters in connection with similar securities and offerings.

After the Shareholder has been notified of its opportunity to include Registrable Shares in any Piggyback Registration, the Shareholder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Shares in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than such of its Representatives as have a need to know such Offering Confidential Information in connection with such purpose, which Representatives the Shareholder shall cause to comply with the requirements of this paragraph; provided, however, that the Shareholder may disclose Offering Confidential Information if such disclosure is required by legal process, but the Shareholder shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information. The Shareholder shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company while in possession of Offering Confidential Information.

SECTION 3.7                                                  Registration Expenses.

(a)                                 Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Article III (the “Registration Expenses”), including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 3.6(d)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Shareholder); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; and (v) fees and disbursements of all independent certified public accountants (including the fees and disbursements in connection with any “cold comfort” letters required by this Agreement) and other special experts, retained by the Company, shall be borne by the Company. The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review of the Company’s financial statements by the Company’s independent certified public accountants, the expenses of any liability insurance of the Company and the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of the Shareholder (collectively, “Selling Expenses”) incurred in connection with the offering of any Registrable Shares shall be borne by the Shareholder. For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement. All expenses incurred in connection with

18

any “road shows” undertaken pursuant to Section 3.6(l) shall be borne in equal proportion by the Shareholder and the Company.

(b)                                 Notwithstanding anything to the contrary, the Company shall not be required to pay Registration Expenses for any Demand Registration begun pursuant to Section 3.1(a) the request for which has been subsequently withdrawn by the Shareholder unless the withdrawal is (i) requested under the circumstances described in Section 3.5; or (ii) based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least twenty-four (24) hours prior to such registration request and of which the Company had not otherwise notified, in writing, the Shareholder at the time of such request.

SECTION 3.8                                                  Indemnification; Contribution.

(a)                                 In the case of each offering of Registrable Shares made pursuant to this Article III, the Company shall, to the extent permitted by applicable law, indemnify and hold harmless the Shareholder and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Shareholder from and against any and all losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable and documented fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act or any state securities law in connection with such offering; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or any Representative of the Shareholder expressly for use therein; provided, further, that that the foregoing indemnity agreement, with respect to any Prospectus or Free Writing Prospectus, shall not inure to the benefit of any such indemnified party if the Person asserting any Claims against such indemnified party purchased Shareholder Shares and (x) prior to the time of sale of the Shareholder Shares to such Person (the “Time of Sale”), the Company shall have notified the Shareholder that the Prospectus or Free Writing Prospectus (as it existed prior to the Time of Sale) contains an untrue statement of material fact

19

or omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) such untrue statement or omission of a material fact was corrected in a Prospectus or Free Writing Prospectus, and such corrected Prospectus or Free Writing Prospectus was provided to the Shareholder in advance of the Time of Sale, and (z) such corrected preliminary Prospectus or Free Writing Prospectus was not conveyed to such Person at or prior to the Time of Sale. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter to substantially the same extent as provided above with respect to the indemnification of the Shareholder by the Company.

(b)                                 In the case of each offering of Registrable Shares made pursuant to this Article III, the Shareholder shall, to the extent permitted by applicable law, indemnify and hold harmless the Company and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or any Representative of the Shareholder expressly for use therein. The liability of the Shareholder under the foregoing provisions of this Section 3.8(b) shall be limited to an amount equal to the dollar amount of the net proceeds received by such Selling Holder from Shareholder Shares sold by such Selling Holder pursuant to such Registration Statement or Prospectus. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter and any other selling securityholder in such offering (and, in the case of each such other selling securityholder, such selling securityholder’s officers and directors and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such selling securityholder), to substantially the same extent as provided above with respect to the indemnification of the Company by the Shareholder.

(c)                                  If, for any reason, the indemnification provisions contemplated by Section 3.8(a) or Section 3.8(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein other than by the terms of this Section 3.8, then each Indemnifying Party shall contribute to the amount paid or payable by such

20

indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such Indemnifying Party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 3.8(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.8(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 3.8(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 3.9) any reasonable and documented legal or other fees or out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Shareholder shall not be liable to contribute any amount in excess of the dollar amount of the net proceeds received by the Shareholder from Shareholder Shares sold by the Shareholder pursuant to such Registration Statement or Prospectus.

SECTION 3.9                            Indemnification Procedures.

(a)                                 If an indemnified party shall desire to assert any claim for indemnification provided for under Section 3.8 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Shareholder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)                                 If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the

21

defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the reasonable and documented fees and out-of-pocket expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 3.10                                 Rule 144; Regulation S. The Company will use its reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Shareholder may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC.

SECTION 3.11                                 Holdback. The Company and the Shareholder agree, in connection with any underwritten offering of equity securities of the Company, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Shareholder Shares or other equity securities of the Company, including any sale or distribution pursuant to Rule 144 or Rule 144A under the Securities Act, or make any short sale of, loan, grant any option for the purchase of, or otherwise transfer, any Registrable Shares or other equity securities of the Company, in each case during the Holdback Period (and, if (A) during the last seventeen (17) days of the Holdback Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Holdback Period, until the expiration of the eighteen (18) day period beginning on

22

the issuance of the earnings release or the announcement of the material news or the occurrence of the material event), without the prior written consent of the managing underwriter(s).

SECTION 3.12                                 Existing Registration Statements. Notwithstanding anything to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file or use reasonable efforts to file a Registration Statement or to have a Registration Statement become effective by designating, by notice to the Shareholder, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Shares, and, to the extent necessary, to identify selling securityholders thereunder. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1                                        Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other parties shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

SECTION 4.2                                        Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may directly or indirectly assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties. Any purported direct or indirect assignment in violation of this Section 4.2 shall be null and void ab initio.

SECTION 4.3                                        Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; or (ii) the Shareholder, where enforcement

23

of the amendment, modification, discharge or waiver is sought against the Shareholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Shareholder of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 4.4                                        Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service; (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) sent by electronic mail (with return receipt received), in each case, to the following addresses, electronic mail addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

To the Company:

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Telephone: (847) 405-2400

Facsimile: (847) 405-2711

Email: Dbarnard@cfindustries.com

Attention: Douglas C. Barnard

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 407-0700

Facsimile: (312) 407-0411

Email:   brian.duwe@skadden.com

richard.witzel@skadden.com

Attention:   Brian W. Duwe

Richard C. Witzel, Jr.

24

To any the Shareholder:

OCI N.V.

Honthorststraat 19

1071 DC Amsterdam

The Netherlands

Attn: Erika Wakid

Facsimile: +31 20 723 4501

Email: Erika.Wakid@oci.nl

With copies (which shall not constitute notice) to:

Cleary Gottlieb Steen and Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Robert P. Davis

Attn: Paul M. Tiger

Facsimile: (212) 225-3999

Email: rdavis@cgsh.com

Email: ptiger@cgsh.com

SECTION 4.5                                        Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH IT OR ITS SUBJECT MATTER OR FORMATION INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto irrevocably agrees that the state and federal courts located in the state of New York are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (“Proceedings”) shall therefore be brought exclusively in any state federal court located in the state of New York. Solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, each party irrevocably (i) waives any objection to Proceedings in such courts on the grounds of venue or on the grounds of forum non conveniens and (ii) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 4.4. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.6                                        Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. In the event of any conflict

25

or inconsistency between the provisions of this Agreement and the articles of association of the Company, the terms of this Agreement shall prevail.

SECTION 4.7                                        Entire Agreement; No Other Representations. This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between the parties with respect to the subject matter hereof.

SECTION 4.8                                        No Third-Party Beneficiaries. Except as explicitly provided for in Section 3.8 and Section 3.9, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 4.9                                        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 4.10                                 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

SECTION 4.11                                 Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Effective Date, the parties hereto shall each use reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any governmental or regulatory authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

[The reminder of this page is intentionally left blank.]

26

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

[DARWIN HOLDINGS LIMITED]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

OCI N.V.

Name:

Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

AMONG

[DARWIN HOLDINGS LIMITED]

CAPRICORN CAPITAL B.V.

LEO CAPITAL B.V.

AND

AQUARIUS INVESTMENTS B.V.

DATED AS OF [•], 201[•]

i

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT, dated as of [•], 201[•] (this “Agreement”), among [Darwin Holdings Limited, a private company limited by shares incorporated under the law of England, which will re-register as a public company limited by shares in accordance with the provisions of the Combination Agreement] (the “Company”), Capricorn Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (“Capricorn”), Leo Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (“Leo”), and Aquarius Investments B.V., a private limited liability company incorporated under the laws of The Netherlands (“Aquarius” and, together with Capricorn and Leo, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, CF Industries Holdings, Inc., a Delaware corporation (“Cambridge”), the Company, Beagle Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of the Company (“MergerCo” and, together with Cambridge and the Company, the “Cambridge Parties”), and OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands (“Oxford”), entered into a Combination Agreement, dated as of August [•], 2015 (the “Combination Agreement”), pursuant to which, among other things, (i) Oxford will convey to the Cambridge Parties, and the Cambridge Parties will acquire from Oxford, certain equity ownership interests in certain Persons owned, directly or indirectly, in their entirety by Oxford in exchange for consideration consisting, in whole or in part, of Ordinary Shares (as defined below) to be issued by the Company to Oxford and (ii) MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of the Company (the “Transaction”), upon the terms and conditions set forth in the Combination Agreement;

WHEREAS, pursuant to the Combination Agreement, the Shareholders will acquire Ordinary Shares; and

WHEREAS, in connection with the execution and delivery of the Combination Agreement and the consummation of the Transaction, the Company has agreed to grant the Shareholders certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                                        Definitions. As used in this Agreement:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, provided that neither the Shareholders nor any of their Subsidiaries shall be deemed to be an Affiliate of the Company or vice versa.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Aquarius” shall have the meaning set forth in the preamble to this Agreement.

“Beneficially Own” shall mean, with respect to any securities, (i) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement); (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, right, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or (A) having a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined and (B) that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act (as in effect on the date of this Agreement)). The terms “Beneficial Owner,” “Beneficial Ownership” and “Beneficially Owned” shall have a correlative meaning.

“Business Day” shall mean a day other than a Saturday or Sunday or public holiday in New York, New York.

“Capricorn” shall have the meaning set forth in the preamble to this Agreement.

“Claim Notice” shall have the meaning set forth in Section 3.9(a).

“Claims” shall have the meaning set forth in Section 3.8(a).

“Combination Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Demand Registration” shall have the meaning set forth in Section 3.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1(a).

“Demand Request” shall have the meaning set forth in Section 3.1(a).

“Effective Date” shall mean the date on which the Transaction is consummated.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

2

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” shall have the meaning set forth in Section 3.6(a).

“Holdback Period” shall mean, with respect to any registered offering of equity securities of the Company, the period beginning ten (10) days before the effective date of the related registration statement and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the effective date of the related registration statement (except that, in the case of any such registered offering that is a takedown from a Shelf Registration Statement, the Holdback Period shall be the period beginning ten (10) days before the pricing date in connection with such takedown and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after such pricing date).

“Indemnifying Party” shall have the meaning set forth in Section 3.9(a).

“Initiating Holders” shall have the meaning set forth in Section 3.1(a).

“Initiating Shelf Holders” shall have the meaning set forth in Section 3.3(a).

“Leo” shall have the meaning set forth in the preamble to this Agreement.

“Marketed Underwritten Offering” shall mean any underwritten offering that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Non-Underwritten Offering” shall mean an offering in which securities of the Company are not sold to an underwriter or underwriters for reoffering to the public.

“NYSE” shall mean New York Stock Exchange LLC.

“Offering Confidential Information” shall mean, with respect to any registered offering or proposed registered offering (i) the Company’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling securityholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to the Shareholders by the Company (or by third parties) in connection with the applicable registration or offering; provided, however, that Offering Confidential Information shall not include information that was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by the Shareholders or their Representatives.

“Ordinary Shares” shall mean the ordinary shares of the Company.

3

“Organizational Documents” shall mean, with respect to any Person, (a) if a corporation, the memorandum and articles of association, articles or certificate of incorporation and the bylaws, (b) if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership, (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership, (d) if a limited liability company, the certificate of formation and limited liability company agreement, (e) if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organization of the Person, and (f) any similar document, amendment or supplement to any of the foregoing.

“Other Shares” shall mean shares of any class of share capital of the Company (other than Ordinary Shares) that are entitled to vote in the election of directors.

“Oxford” shall have the meaning set forth in the preamble to this Agreement.

“Participating Holders” shall have the meaning set forth in Section 3.1(b).

“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Holder” shall have the meaning set forth in Section 3.2(a).

“Piggyback Registration” shall have the meaning set forth in Section 3.2(a).

“Proceedings” shall have the meaning set forth in Section 4.7.

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” shall mean, at any time of determination, (a) the Ordinary Shares that were held by the Shareholders on the Effective Date, immediately after giving effect to the Closing, (b) all Ordinary Shares or Other Shares issued to the Shareholders in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, reclassifications or capital reorganizations occurring thereafter, and (c) all Ordinary Shares purchased by the Shareholders after the Effective Date, immediately after giving effect to the Closing, not in violation of the terms of this Agreement, in each case, that are held by any Shareholder at such time. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement registering such securities under the Securities Act has become effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) the holder thereof may sell the entire amount of the Registrable Shares held by such holder in a single sale pursuant to Rule 144, (iii) such securities are sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (iv) such securities are transferred to a Person not entitled to the registration rights granted by this Agreement.

4

“Registration Expenses” shall have the meaning set forth in Section 3.7(a).

“Registration Rights Termination Date” shall have the meaning set forth in Section 3.4.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

“Required Shelf Registration Statement” shall have the meaning set forth in Section 3.3(a).

“Scheduled Black-Out Period” means any ordinary course blackout period declared by the Company in connection with an annual or quarterly earnings release in accordance with Company policy.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Selling Expenses” shall have the meaning set forth in Section 3.7(a).

“Selling Holders” shall have the meaning set forth in Section 3.6(a).

“Shareholder Shares” shall mean all Voting Securities Beneficially Owned by the Shareholders.

“Shareholders” shall have the meaning set forth in the preamble to this Agreement.

“Shareholders’ Agreement” shall mean the Agreement made on August [•], 2015 by and among the Company, Oxford, Capricorn, Leo and Aquarius.

“Shelf Notice” shall have the meaning set forth in Section 3.3(a).

“Shelf Period” shall have the meaning set forth in Section 3.3(a).

“Shelf Registration” shall have the meaning set forth in Section 3.3(a).

“Shelf Registration Statement” shall mean a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of securities pursuant to Rule 415 under the Securities Act.

“Shelf Take-Down” shall have the meaning set forth in Section 3.3(b).

“Short-Form Registration Statement” shall have the meaning set forth in Section 3.3(a).

“Similar Securities” shall have the meaning set forth in Section 3.2(a).

5

“Special Registration” shall mean the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition or employee benefit plan; or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely in connection with an employee benefit or dividend reinvestment plan.

“Time of Sale” shall have the meaning set forth in Section 3.8(a).

“Transaction” shall have the meaning set forth in the recitals to this Agreement.

“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 3.3(c).

“Underwritten Shelf Take-Down Notice” shall have the meaning set forth in Section 3.3(c).

“Voting Securities” shall mean the Ordinary Shares together with any Other Shares.

SECTION 1.2                                        Other Definitional Provisions. Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a)                                 the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)                                 the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)                                  any references herein to a specific Section or Article shall refer, respectively, to such Section or Article of this Agreement;

(d)                                 any reference herein to “USD” and “$” are to United States Dollars;

(e)                                  wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)                                   references herein to any gender includes the other gender;

(g)                                  a reference to a Person (including a party to this Agreement) includes a reference to that Person’s legal personal representatives and permitted successors and assigns;

(h)                                 a reference to a document is a reference to that document as may be supplemented, amended or modified from time to time;

(i)                                     any reference in this Agreement to any statute or statutory provision shall be deemed to include any statute or statutory provision that amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or

6

replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

(j)                                    any reference to a U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than the United States, be deemed to include a reference to what most nearly approximates in that jurisdiction to the U.S. legal term.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1                                        Representations and Warranties of the Company. The Company represents and warrants to the Shareholders as of the date hereof that:

(a)                                 The Company is a private limited company incorporated under the laws of England.

(b)                                 The Company has all requisite organizational power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company, including the approval of the board of directors of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Shareholders, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles.

(c)                                  The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

SECTION 2.2                                        Representations and Warranties of the Shareholders. Each Shareholder represents and warrants, jointly and severally, to the Company as of the date hereof that:

7

(a)                                 Such Shareholder is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

(b)                                 Such Shareholder has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Shareholder of this Agreement and the performance of each of their obligations hereunder has been duly authorized by all necessary action of such Shareholder, including the approval of its board of directors. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and, as to enforceability, by general equitable principles.

(c)                                  The execution and delivery of this Agreement by such Shareholder and the performance of each of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of such Shareholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such Shareholder; or (iii) conflict with, breach or violate any law applicable to such Shareholder or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to impair the ability of such Shareholder to perform its obligations under this Agreement.

ARTICLE III

REGISTRATION RIGHTS

SECTION 3.1                                        Demand Request.

(a)                                 After the Effective Date and until the Registration Rights Termination Date, at any time when no Required Shelf Registration Statement is available for the resale of Registrable Shares (other than by reason of a suspension pursuant to Section 3.5), one or more Shareholders may request in writing that the Company effect a registration under the Securities Act of such part of such Shareholders’ Registrable Shares as such Shareholders request to transfer in a Marketed Underwritten Offering or a Non-Underwritten Offering in each case subject to the minimum threshold requirement applicable to such registration pursuant to Section 3.1(c) (such request, a “Demand Request,” and such Shareholders the “Initiating Holders” with respect to such Demand Request). Upon receipt of any Demand Request, the Company shall use reasonable efforts to file, not later than the later of (x) the date that is sixty (60) calendar days after receipt by the Company of such Demand Request and (y) the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC, in accordance with the provisions of this Agreement, a

8

Registration Statement with the SEC (a “Demand Registration Statement”) covering such Registrable Shares to be sold in a Marketed Underwritten Offering or a Non-Underwritten Offering, at the sole discretion of the Initiating Holders (the number and amount of Registrable Shares required to be registered on such Demand Registration Statement being subject to Section 3.1(b)). Each Demand Request shall specify the identity of each Initiating Holder, the number of Registrable Shares of each Initiating Holder requested to be registered, the aggregate number of Registrable Shares requested to be registered by the Initiating Holders and the intended plan of distribution of such Registrable Shares. Any registration requested by one or more Shareholders under this Section 3.1(a) is referred to in this Agreement as a “Demand Registration.” Unless otherwise agreed by the Company, any Demand Registration to be made by way of a Marketed Underwritten Offering must relate to a firm commitment underwriting. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file or make available any Shelf Registration Statement, or otherwise register securities for offer or sale on a continuous or delayed basis, pursuant to this Section 3.1.

(b)                                 After receipt of a Demand Request, the Company shall give written notice thereof to all Shareholders, other than the Initiating Holders, with respect to such Demand Request, not later than ten (10) calendar days after such receipt and shall include in the applicable Demand Registration Statement (i) the Registrable Shares specified in such Demand Request and (ii) all Registrable Shares with respect to which the Company has received a written request for such inclusion from Shareholders, other than such Initiating Holders, within seven (7) calendar days after the date of the Company’s giving such notice (such Shareholders providing such requests, together with such Initiating Holders, being referred to herein as the “Participating Holders” with respect to the applicable Demand Registration). The Company and holders of Similar Securities may participate in and include any Similar Securities in the Demand Registration relating to such Demand Request. If the managing underwriter(s) of the offering to which a Demand Registration Statement relates advise the Company and the Participating Holders in writing that, in its good faith opinion, the total number or dollar amount of Registrable Shares and Similar Securities proposed to be sold in such offering exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable Demand Registration Statement only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), allocated as follows: (i) first, the Registrable Shares requested to be included by the Participating Holders, pro rata on the basis of the number of Registrable Shares requested in accordance with the terms hereof to be included in such Demand Registration Statement and (ii) second, any securities requested to be included therein by any other Persons (including the Company), allocated among such Persons in such manner as the Company may determine.

(c)                                  The Shareholders shall be entitled to initiate no more than three (3) Demand Registrations; provided, however, that the Company shall not be obligated to effect any Demand Registration (i) unless the aggregate value of the Registrable Shares requested to be registered by the Shareholders in such Demand Registration is at least twenty-five million dollars ($25,000,000); and (ii) during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration or a Piggyback Registration

9

(provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholders to be included therein in accordance with Section 3.2(a)). A request for registration made in accordance with Section 3.1(a) shall not count for the purposes of the limitations in this Section 3.1(c) if (A) the Initiating Holders determine in good faith to withdraw such request due to marketing conditions or regulatory reasons and give written notice of such determination to the Company prior to the effective date of the Registration Statement and prior to the execution of an underwriting agreement or purchase agreement relating to such request; provided that the Initiating Holders reimburse the Company for all Registration Expenses incurred in good faith by the Company in connection with such Demand Registration prior to the Company’s receipt of such notice, (B) the Registration Statement relating to such Demand Request does not become effective within ninety (90) calendar days after the date such Registration Statement is filed with the SEC (other than by reason of any Participating Holder having refused to proceed or a misrepresentation or an omission by any Participating Holder), (C) prior to the sale of at least fifty percent (50%) of the Registrable Shares included in the applicable registration relating to such Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Shareholder within thirty (30) calendar days after the date of such order or (D) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied as a result of a default or breach thereunder by the Company that proximately and primarily caused the failure of such conditions.

(d)                                 In connection with any Demand Request, the lead underwriter to administer the offering shall be chosen by the Initiating Holders holding a majority of the Registrable Shares included in such Demand Request, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company.

SECTION 3.2                                                          Piggyback Registration.

(a)                                 If, at any time following the Effective Date until the Registration Rights Termination Date, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of securities of the Company of the same class as the Registrable Shares (such securities “Similar Securities”), whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Shares (excluding a Registration Statement that is (i) solely in connection with a Special Registration, a dividend reinvestment plan or a rights offering, (ii) a “universal” Shelf Registration Statement or (iii) pursuant to a Demand Registration in accordance with Section 3.1 or a Shelf Registration), the Company shall give written notice as promptly as practicable, but not later than ten (10) calendar days prior to the anticipated date of filing of such Registration Statement, to each Shareholder of its intention to effect such registration and, in the case of each Shareholder, shall include in such registration all of such Shareholder’s Registrable Shares with respect to which the Company has received a written request from such Shareholder for inclusion therein within ten (10) calendar days after the date of the Company’s notice (a “Piggyback Registration” and any such requesting Shareholder that has not withdrawn its Registrable Shares from such Piggyback Registration a “Piggyback Holder” with respect to such Piggyback

10

Registration). In the event that a Shareholder makes such written request, such Shareholder may withdraw its Registrable Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration under this Section 3.2(a), whether or not any Shareholder has elected to include Registrable Shares in such registration. No Piggyback Registration shall count towards the number of Demand Registrations to which the Shareholders are entitled under Section 3.1(c).

(b)                                 If a Piggyback Registration under Section 3.2(a) is proposed to be underwritten, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 3.2(a). In such event, the lead underwriter to administer the offering shall be chosen by the Company.

(c)                                  The Company shall pay all Registration Expenses (subject to and in accordance with Section 3.7) in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final or is terminated or withdrawn by the Company.

(d)                                 If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company for its own account, each Piggyback Holder with respect to such Piggyback Registration may include all the Registrable Shares it requests in such Piggyback Registration on the same terms and conditions as such Similar Securities included therein; provided, however, that if the offering to which such Piggyback Registration relates involves a firm commitment underwritten offering and the managing underwriter(s) of such offering advises the Company and the Piggyback Holders with respect to such Piggyback Registration in writing that, in its good faith opinion, the total number or dollar amount of Similar Securities proposed to be sold in such offering and Registrable Shares requested by such Piggyback Holders to be included therein, in the aggregate, exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be included in the following order of priority:

(i)                   first, the securities that the Company proposes to sell;

(ii)                    second, the Registrable Shares requested to be included by such Piggyback Holders and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein; and

(iii)                     third, any securities requested to be included therein by any other Persons (other than the Company and such Piggyback Holders and

11

other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

(e)                                  If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company on behalf of holders of Similar Securities to be sold in an underwritten offering, the Piggyback Holders with respect to such Piggyback Registration may include all Registrable Shares requested by them to be included in such registration in such offering on the same terms and conditions as any Similar Securities included therein; provided, however, that if the managing underwriter(s) of such offering advises the Company and such Piggyback Holders in writing that, in its good faith opinion, the total number or dollar amount of securities to be included therein exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority:

(i)                   first, the Similar Securities requested to be included therein by the holders of such Similar Securities, allocated among such Persons in such manner as the Company may determine;

(ii)                    second, the Registrable Shares requested to be included by such Piggyback Holders, and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein;

(iii)                     third, Ordinary Shares or Similar Securities offered by the Company for its own account; and

(iv)                  fourth, Ordinary Shares or Similar Securities offered by any other holders of Ordinary Shares or Similar Securities requested to be included therein (other than the Company and such Piggyback Holders and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

SECTION 3.3                                                          Shelf Registration.

(a)                                 After the Effective Date, if the Company is eligible to use a Form S-3 or any comparable or successor form or forms for a short-form registration statement (a “Short-Form Registration Statement”), one or more Shareholders (such Shareholders, the “Initiating Shelf Holders”) may make a written request (a “Shelf Notice”) to the Company to file a Short-Form Registration Statement as a Shelf Registration Statement, which Shelf Notice shall specify the kind and the aggregate amount of Registrable Shares of the Initiating Shelf Holders to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company shall file with the SEC promptly (and, in any event, within sixty (60)

12

days following delivery of such Shelf Notice, provided that the Company shall not be required to make such filing until the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC) such Shelf Registration Statement, which shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company qualifies at such time to file such a Shelf Registration Statement (such Shelf Registration Statement, the “Required Shelf Registration Statement”) relating to the offer and sale of all Registrable Shares requested for inclusion therein by the Initiating Shelf Holders in accordance with the methods of distribution elected by the Initiating Shelf Holders (to the extent permitted in this Section 3.3). Any registration made by the Company under this Section 3.3(a) is referred to in this Agreement as a “Shelf Registration.” Shareholders shall not deliver a Shelf Notice, and the Company shall not be required to effect a Shelf Registration, during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any Demand Registration or any Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholders to be included therein in accordance with Section 3.2(a)) and shall not be required to effect more than three (3) Shelf Registrations. Subject to Section 3.5, the Company shall use its reasonable efforts to cause any Required Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, or to become automatically effective if such Required Shelf Registration Statement is an automatic shelf registration statement, and, so long as the Company remains eligible to register the resale of Registrable Shares on Form S-3, to keep such Required Shelf Registration Statement effective under the Securities Act until the earliest of the one hundred eightieth (180th) day following the initial effective date of such Required Shelf Registration Statement, such time as all Registrable Shares that could be sold thereunder have been sold or are no longer outstanding and the Registration Rights Termination Date (such period of effectiveness, the “Shelf Period”).

(b)                                 If at any time that a Required Shelf Registration Statement covering Registrable Shares pursuant to this Section 3.3 is effective the Initiating Shelf Holders deliver a notice to the Company stating that the Initiating Shelf Holders intend to effect an offering (a “Shelf Take-Down”), provided that the aggregate value of the Registrable Shares to be included in such Marketed Underwritten Offering must be at least twenty-file million ($25,000,000), of all or a portion of their Registrable Shares included by them on such Required Shelf Registration Statement and stating the number of Registrable Shares to be included in such Shelf Take-Down, then the Company shall as promptly as reasonably practicable amend or supplement the applicable Required Shelf Registration Statement and take such other action as may be reasonably necessary to facilitate the sale of such Registrable Shares pursuant to such Shelf Take-Down.

(c)                                  If the Initiating Shelf Holders elect by written request to the Company, a Shelf Take-Down shall be in the form of a Marketed Underwritten Offering (an “Underwritten Shelf Take-Down”) and the Company shall amend or supplement the Required Shelf Registration Statement for such purpose as soon as practicable. In connection with any such Underwritten Shelf Take-Down, the lead underwriter to administer the offering shall be chosen by the Initiating Shelf Holders, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company. The number of Underwritten

13

Shelf Take-Downs the Shareholder may make pursuant to Shelf Registrations is limited to two in any Shelf Period.

SECTION 3.4                                                          Termination of Registration Obligation. Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this Article III and maintain the effectiveness of any Required Shelf Registration Statement or any Demand Registration Statement filed pursuant to Section 3.1 shall terminate on the first date on which the Shareholders (i) in the aggregate, hold Shareholder Shares representing less than five percent (5%) of the outstanding Voting Securities (the “Registration Rights Termination Date”) and (ii) are each able to freely sell their remaining Shares under Rule 144 under the Securities Act without regard to the volume, manner of sale or filing requirements of such rule, and as to any Shareholder shall terminate on the earlier of the Registration Rights Termination Date and the first date on which such Shareholder no longer holds Registrable Shares.

SECTION 3.5                                                          Suspension. If the filing, initial effectiveness or continued use of a Registration Statement with respect to a Demand Registration or a Shelf Registration would require the Company to make a public disclosure of material non-public information, which disclosure the Company determines in good faith (after consultation with external legal counsel) would materially impact the Company or would materially impede, delay or interfere with on the Company’s ability to effect a reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Shareholder, delay the filing or initial effectiveness of, or suspend the use of, as applicable, such Registration Statement or any Prospectus or Free Writing Prospectus; provided, however, that, unless otherwise approved in writing by the Shareholder, the Company shall not be permitted to do so for a period of time in excess of ninety (90) days in the case of any single delay or suspension, and the number of days in any 12-month period on which such a suspension is in effect shall not exceed one hundred twenty (120) (except that such number of days shall not exceed ninety (90) in the 12-month period commencing on the Closing Date (as defined in the Combination Agreement)). In the event that the Company exercises its rights under the preceding sentence, the Shareholder shall suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus or Free Writing Prospectus relating to such Demand Registration or Shelf Registration in connection with any sale or offer to sell Registrable Shares. In the event of such a suspension for which notice is given by the Company after the effectiveness of the applicable Registration Statement, the period specified in clause (A) in Section 3.6(b) (or, in the case of a Required Shelf Registration Statement, the Shelf Period) shall be extended by the number of days of such suspension. The Shareholder shall keep confidential the receipt of any notice under this Section 3.5 and the contents thereof, except as required pursuant to applicable law, and, during any period of such delay or suspension, shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company. Notwithstanding anything to the contrary, upon the commencement of any Scheduled Black-Out Period, the Shareholder shall immediately suspend the use of any Prospectus or Free Writing Prospectus in connection with any sale or offer to sell Registrable Shares until the termination of such Scheduled Black-Out Period.

SECTION 3.6                                                          Registration Procedures. Subject to Section 3.1(d) and the Company’s right to withdraw or terminate an applicable Piggyback Registration under Section

14

3.2(a), whenever one or more Shareholders shall have requested in accordance with Section 3.1 or Section 3.2, as applicable, that any Registrable Shares be registered pursuant to Section 3.1 or Section 3.2, as applicable, the Company shall:

(a)                                 use reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares within the time periods therefor specified herein, reasonably cooperate with the Shareholders and each underwriter participating in the disposition of such Registrable Shares (such participating Shareholders, “Selling Holders”) and their respective counsel in connection with any required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), the Company shall furnish to each Selling Holder and each of the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, in the case of any Selling Holder, upon the reasonable request of such Selling Holder and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein (other than documents publicly available on the SEC’s EDGAR system or any successor system), which Registration Statement and documents proposed to be filed will be subject to the reasonable review and comment of the Selling Holders and their counsel (provided that any comments are given to the Company promptly upon receipt of such documents and in no event later than three (3) calendar days after such documents are deemed under Section 3.9 to have been given to the Selling Holders), at the Selling Holders’ sole expense;

(b)                                 prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement (other than a Required Shelf Registration Statement, the effectiveness of which shall be maintained for the Shelf Period) effective for a period of (A) not less than sixty (60) days, (B) if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), a Prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer or (C) such shorter period as will terminate when all of the Registrable Shares covered by such Registration Statement have been disposed of in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act);

(c)                                  furnish to the Selling Holders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement; and the Company, subject to the penultimate paragraph of this Section 3.6, hereby consents to the use of such Prospectus and each amendment or

15

supplement thereto by the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any such amendment or supplement thereto;

(d)                                 use its reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as the Selling Holders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in the applicable Registration Statement (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

(e)                                  use its reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Selling Holders or the managing underwriter(s), if any, to consummate the disposition of such Registrable Shares in the United States in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement;

(f)                                   promptly notify the Selling Holders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)                                  promptly notify the Selling Holders and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of

16

such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(h)                                 enter into underwriting agreements with customary provisions as the Selling Holders (if such registration is a Demand Registration) or the managing underwriter(s), if any, reasonably request in order to facilitate the disposition of such Registrable Shares;

(i)                                     make available for inspection by the Selling Holders and the Selling Holders’ counsel, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Selling Holders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Selling Holders or such underwriter(s), attorney, accountant or agent in connection with such Registration Statement; provided, however, that each Selling Holder shall, and shall use reasonable efforts to cause each such underwriter(s), accountant or other agent to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company; and (ii) minimize the disruption to the Company’s business in connection with the foregoing;

(j)                                    make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)                                 in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable efforts to obtain the withdrawal of such order as soon as reasonably practicable;

(l)                                     subject to Section 3.7, cause its senior management to use reasonable efforts to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Demand Registration or by a Required Shelf Registration Statement in connection with an underwritten offering thereunder (including participation in “road shows,” to be scheduled in a collaborative manner so as not to interfere with the conduct of the business of the Company), taking into account the Company’s business needs;

(m)                             if such Registrable Shares are being sold in an underwritten public offering, use its reasonable efforts to (i) furnish, on the date the underwriting agreement is signed and on the date such Registrable Shares are delivered to the underwriters for sale pursuant to such registration, a comfort letter in customary form, addressed to each of the managing underwriter(s), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the applicable Registration Statement and (ii) provide, on the date of the closing under the underwriting agreement, a legal opinion of the Company’s outside counsel, addressed to each of the managing underwriter(s), in customary

17

form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the managing underwriter(s).

Subject to the limitations on the Company’s ability to delay the filing or initial effectiveness of, or suspend the use of, as applicable, a Registration Statement or a Prospectus or Free Writing Prospectus pursuant to Section 3.5, each Shareholder shall, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.6(f), promptly discontinue its disposition of Registrable Shares pursuant to any Registration Statement until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6(f). If any Shareholder is so directed by the Company, such Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such Shareholder’s possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.6(b) (or, in the case of a Required Shelf Registration, the Shelf Period), as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Shareholders to which such notice was given shall have been given the copies of the supplemented or amended Prospectus contemplated by Section 3.6(f).

In the case of any underwritten offering of Registrable Shares registered under a Required Shelf Registration Statement or a Demand Registration Statement filed pursuant to Section 3.1(a), or in the case of a Piggyback Registration under Section 3.2 or a Shelf Registration, (i) all Registrable Shares or Similar Securities to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement with customary terms (including customary provisions relating to indemnities and contribution), and neither any Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person agrees to sell such Person’s securities on the basis provided therein; and (ii) neither any Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements, custody agreements and other documents reasonably required to be executed in connection therewith, and provides such other information to the Company and the underwriter(s) as may be reasonably requested to offer or register such Person’s Registrable Shares or Similar Securities, as the case may be; provided, however, that (A) a Shareholder shall not be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, the Registrable Shares of such Shareholder included therein and such Shareholder’s intended method of distribution of such Registrable Shares and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Shareholder or its Representatives pertaining to such Shareholder and (B) the aggregate amount of liability of a Shareholder pursuant to any indemnification obligation thereunder shall not exceed the net proceeds received by such Shareholder from such offering. As a condition to including Registrable Shares in any Registration Statement filed in accordance with this Article III, the Company may require that it shall have received an undertaking reasonably satisfactory to the Company from any underwriter to indemnify and hold harmless the Company and its directors,

18

officers and Affiliates to the extent customarily provided by underwriters in connection with similar securities and offerings.

After any Shareholder has been notified of its opportunity to include Registrable Shares in any Piggyback Registration or of a request, in connection with an offering other than under a Demand Registration, such Shareholder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than, in the case of a Piggyback Registration, to evaluate whether to include its Registrable Shares in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than, in the case of a Piggyback Registration, such of its Representatives as have a need to know such Offering Confidential Information in connection with such purpose, which Representatives such Shareholder shall cause to comply with the requirements of this paragraph; provided, however, that such Shareholder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Shareholder shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information. Such Shareholder shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company while in possession of Offering Confidential Information.

SECTION 3.7                                                          Registration Expenses.

(a)                                 Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Article III (the “Registration Expenses”), including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 3.6(d)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by any Shareholder participating in the applicable offering of Registrable Shares); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent certified public accountants (including the fees and disbursements in connection with any “cold comfort” letters required by this Agreement) and other special experts, retained by the Company, shall be borne by the Company. The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review of the Company’s financial statements by the Company’s independent certified public accountants, the expenses of any liability insurance of the Company and the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of any Shareholders (collectively, “Selling Expenses”) incurred in connection with the offering of any Registrable Shares shall be borne by the Shareholders participating in such offering. For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement. All expenses incurred in connection with any “road shows”

19

undertaken pursuant to Section 3.6(l) shall be borne in equal proportion by the Shareholders and the Company.

(b)                                 Notwithstanding anything to the contrary, the Company shall not be required to pay Registration Expenses for any Demand Registration begun pursuant to Section 3.1(a) the request for which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is (i) requested under the circumstances described in Section 3.5; or (ii) based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least twenty-four (24) hours prior to such registration request and of which the Company had not otherwise notified, in writing, the Initiating Holder at the time of such request.

SECTION 3.8                                                          Indemnification; Contribution.

(a)                                 In the case of each offering of Registrable Shares made pursuant to this Article III, the Company shall, to the extent permitted by applicable law, indemnify and hold harmless each Selling Holder and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Selling Holder from and against any and all losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable and documented fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act or any state securities law in connection with such offering; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or any Representative of such Selling Holder expressly for use therein; provided, further, that that the foregoing indemnity agreement, with respect to any Prospectus or Free Writing Prospectus, shall not inure to the benefit of any such indemnified party if the Person asserting any Claims against such indemnified party purchased Shareholder Shares and (x) prior to the time of sale of the Shareholder Shares to such Person (the “Time of Sale”), the Company shall have notified such Selling Holder that the Prospectus or Free Writing Prospectus (as it existed prior to the Time of Sale) contains an untrue statement of material fact

20

or omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) such untrue statement or omission of a material fact was corrected in a Prospectus or Free Writing Prospectus, and such corrected Prospectus or Free Writing Prospectus was provided to such Selling Holder in advance of the Time of Sale, and (z) such corrected preliminary Prospectus or Free Writing Prospectus was not conveyed to such Person at or prior to the Time of Sale. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter to substantially the same extent as provided above with respect to the indemnification of each Selling Holder by the Company.

(b)                                 In the case of each offering of Registrable Shares made pursuant to this Article III, each Selling Holder shall, to the extent permitted by applicable law, indemnify and hold harmless the Company and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or any Representative of such Selling Holder expressly for use therein. The liability of any Selling Holder under the foregoing provisions of this Section 3.8(b) shall be limited to an amount equal to the dollar amount of the net proceeds received by such Selling Holder from Shareholder Shares sold by such Selling Holder pursuant to such Registration Statement or Prospectus. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter and any other selling securityholder in such offering (and, in the case of each such other selling securityholder, such selling securityholder’s officers and directors and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such selling securityholder), to substantially the same extent as provided above with respect to the indemnification of the Company by each Selling Holder.

(c)                                  If, for any reason, the indemnification provisions contemplated by Section 3.8(a) or Section 3.8(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein other than by the terms of this Section 3.8, then each Indemnifying Party shall contribute to the amount paid or payable by such

21

indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such Indemnifying Party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 3.8(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.8(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 3.8(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 3.9) any reasonable and documented legal or other fees or out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Shareholder shall not be liable to contribute any amount in excess of the dollar amount of the net proceeds received by the Shareholder from Shareholder Shares sold by the Shareholder pursuant to such Registration Statement or Prospectus.

SECTION 3.9                                                          Indemnification Procedures.

(a)                                 If an indemnified party shall desire to assert any claim for indemnification provided for under Section 3.8 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the applicable Selling Holder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)                                 If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the

22

defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the reasonable and documented fees and out-of-pocket expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 3.10                                                   Rule 144; Regulation S. The Company will use its reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Shareholders may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC.

SECTION 3.11                                                   Holdback. The Company and each Shareholder agree, in connection with any underwritten offering of equity securities of the Company, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Shareholder Shares or other equity securities of the Company, including any sale or distribution pursuant to Rule 144 or Rule 144A under the Securities Act, or make any short sale of, loan, grant any option for the purchase of, or otherwise transfer, any Registrable Shares or other equity securities of the Company, in each case during the Holdback Period (and, if (A) during the last seventeen (17) days of the Holdback Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Holdback Period, until the expiration of the eighteen (18) day period beginning on

23

the issuance of the earnings release or the announcement of the material news or the occurrence of the material event), without the prior written consent of the managing underwriter(s).

SECTION 3.12                                                   Existing Registration Statements. Notwithstanding anything to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file or use reasonable efforts to file a Registration Statement or to have a Registration Statement become effective by designating, by notice to the applicable Initiating Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Shares, and, to the extent necessary, to identify selling securityholders thereunder. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1                                                          Shareholder Actions. Any determination, consent or approval of, or notice or request delivered by, or any other action of, any Shareholder shall be made by, and shall be valid and binding upon, all Shareholders, if made by one or more Shareholders Beneficially Owning a majority of the Shareholder Shares. The Company shall be entitled to demand from time to time and at any time, from the Shareholders, evidence reasonably satisfactory to the Company of such majority approval before proceeding with the Company’s obligations under this Agreement.

SECTION 4.2                                                          Joint and Several Liability. The Shareholders hereby agree that all representations, warranties, covenants, agreements, liability and obligations under this Agreement are joint and several to the Shareholders, and each Shareholder will be liable to the fullest extent provided for in this Agreement for any breach, default, liability or other obligation of each of the other Shareholders.

SECTION 4.3                                                          Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other parties shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent

24

permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

SECTION 4.4                                                          Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may directly or indirectly assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties, other than a transfer by a Shareholder to a Permitted Transferee (as defined in the Shareholders’ Agreement), which shall not require the prior written consent of the other parties. Any purported direct or indirect assignment in violation of this Section 4.4 shall be null and void ab initio.

SECTION 4.5                                                          Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; or (ii) each Shareholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholders. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Shareholders of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 4.6                                                          Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service; (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) sent by electronic mail (with return receipt received), in each case, to the following addresses, electronic mail addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

To the Company:

CF Industries Holdings, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Telephone: (847) 405-2400

Facsimile: (847) 405-2711

Email: Dbarnard@cfindustries.com

Attention: Douglas C. Barnard

25

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 407-0700

Facsimile: (312) 407-0411

Email: brian.duwe@skadden.com

richard.witzel@skadden.com

Attention: Brian W. Duwe

Richard C. Witzel, Jr.

To any of the Shareholders:

Intertrust Netherlands BV

Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands

Telephone: + 31 20 521 4777

Email: jurjen.hardeveld@intertrustgroup.com

Attention: Jurjen Hardeveld

With copies (which shall not constitute notice) to:

Withers LLP

16 Old Bailey,

London EC4M 7EG,

United Kingdom

Telephone: +44 (0)20 7597 6116

Email: Samantha.Morgan@withersworldwide.com

Attention: Samantha Morgan

and

Cleary Gottlieb Steen and Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Robert P. Davis

Attn: Paul M. Tiger

Facsimile: (212) 225-3999

Email: rdavis@cgsh.com

Email: ptiger@cgsh.com

SECTION 4.7                                                          Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH IT OR ITS SUBJECT MATTER OR FORMATION INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto irrevocably agrees that the state and federal courts located in the state of New

26

York are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (“Proceedings”) shall therefore be brought exclusively in any state federal court located in the state of New York. Solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, each party irrevocably (i) waives any objection to Proceedings in such courts on the grounds of venue or on the grounds of forum non conveniens and (ii) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 4.6. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.8                                                          Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the articles of association of the Company, the terms of this Agreement shall prevail.

SECTION 4.9                                                          Entire Agreement; No Other Representations. This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between or among the parties with respect to the subject matter hereof.

SECTION 4.10                                                   No Third-Party Beneficiaries. Except as explicitly provided for in Section 3.8 and Section 3.9, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 4.11                                                   Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 4.12                                                   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

27

SECTION 4.13                                                   Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Effective Date, the parties hereto shall each use reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any governmental or regulatory authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

[The reminder of this page is intentionally left blank.]

28

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

[DARWIN HOLDINGS LIMITED]

By:
Name:
Title:

CAPRICORN CAPITAL B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

CAPRICORN CAPITAL B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

LEO CAPITAL B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

LEO CAPITAL B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

AQUARIUS INVESTMENTS B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

AQUARIUS INVESTMENTS B.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]